    As filed with the Securities and Exchange Commission on March 15, 2000

                          Registration No. 333-83933

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                           ________________________

                       POST-EFFECTIVE AMENDMENT NO. 1 TO
                                   FORM S-11
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933

                           ________________________

                   WELLS REAL ESTATE INVESTMENT TRUST, INC.
       (Exact name of registrant as specified in governing instruments)

                      6200 The Corners Parkway, Suite 250
                           Norcross, Georgia 30092
                                (770) 449-7800
   (Address, Including Zip Code, and Telephone Number, Including Area Code,
                 of Registrant's Principal Executive Offices)

                 Douglas P. Williams, Executive Vice President
                           6200 The Corners Parkway
                            Norcross, Georgia 30092
                                 770-449-7800
           (Name, Address, Including Zip Code, and Telephone Number,
                  Including Area Code, of Agent for Service)

                                  Copies to:
                            Donald Kennicott, Esq.
                            Michael K. Rafter, Esq.
                             Holland & Knight LLP
                 1201 West Peachtree Street, N.W., Suite 2000
                         Atlanta, Georgia 30309-3400
                                (404) 817-8500

                           ________________________

          Maryland                                        58-2328421
      (State or other                                  (I.R.S. Employer
Jurisdiction of Incorporation)                      Identification Number)

                           ________________________

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. __________

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. __________

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. __________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ___________

     Approximate date of commencement of proposed sale to the public: As soon as practicable following effectiveness of this Registration Statement.

                           ________________________

[The following is text to a sticker to be attached to the front cover page of the Prospectus in a manner that will not obscure the Risk Factors:]

     SUPPLEMENTAL INFORMATION - The prospectus of Wells Real Estate Investment Trust, Inc. consists of this sticker, the prospectus dated December 22, 1999 and Supplement No. 2 dated March 15, 2000 (which supercedes Supplement No. 1 dated January 5, 2000) (Supplement No. 2 is contained inside the back cover page of the prospectus). Supplement No. 2 includes descriptions of acquisitions of certain real properties and revisions to the prospectus relating to the share redemption program.

                   WELLS REAL ESTATE INVESTMENT TRUST, INC.

                 Up to 20,000,000 shares offered to the public

                   _________________________________________


     Wells Real Estate Investment Trust, Inc. (Wells REIT) is a real estate investment trust. We invest in commercial real estate properties such as office buildings. We currently own interests in 16 office buildings located in 11 states.

     We are offering and selling to the public up to 20,000,000 shares for $10 per share and up to 2,200,000 shares to be issued pursuant to our dividend reinvestment plan at a purchase price of $10 per share. An additional 800,000 shares are being registered which are reserved for issuance at $12 per share to participating broker-dealers upon their exercise of warrants.

     You must purchase at least 100 shares for $1,000. Your money will be placed initially in an escrow account with Bank of America, N.A.

--------------------------------------------------------------------------------

The most significant risks relating to your investment include the following:

 .    lack of a public trading market for the shares

 .    reliance on Wells Capital, Inc., our advisor, to select properties and conduct our operations

 .    authorization of substantial fees to the advisor and its affiliates

 .    borrowing - which increases the risk of loss of our investments

 .    conflicts of interest facing the advisor and its affiliates

You should see the complete discussion of the risk factors beginning on page 16.

--------------------------------------------------------------------------------

                                 The Offering:

 .    The shares will be offered on a best efforts basis to investors at $10 per share.
 .    We will pay selling commissions to broker-dealers of 7% and a dealer manager fee for reimbursement of marketing expenses of 2.5% out of the offering proceeds raised.
 .    We will invest approximately 84% of the offering proceeds raised in real estate properties, and the balance will be used to pay fees and expenses.
 .    The offering will terminate on or before December 19, 2001.


     Neither the Securities and Exchange Commission, the Attorney General of the State of New York nor any other state securities regulator has approved or disapproved of these securities or determined if this prospectus is truthful or complete. It is a criminal offense if someone tells you otherwise.

     The use of projections or forecasts in this offering is prohibited. No one is permitted to make any oral or written predictions about the cash benefits or tax consequences you will receive from your investment.

                       WELLS INVESTMENT SECURITIES, INC.
                               December 20, 1999

                                TABLE OF CONTENTS


Questions and Answers About This Offering.....................................................................    1
Prospectus Summary............................................................................................    9
Risk Factors..................................................................................................   16
       Investment Risks.......................................................................................   16
       Real Estate Risks......................................................................................   20
       Federal Income Tax Risks...............................................................................   24
       Retirement Plan Risks..................................................................................   25
Suitability Standards.........................................................................................   25
Estimated Use of Proceeds.....................................................................................   27
Management....................................................................................................   28
       General................................................................................................   28
       Executive Officers and Directors.......................................................................   30
       Compensation of Directors..............................................................................   33
       Independent Director Stock Option Plan.................................................................   34
       Limited Liability and Indemnification of Directors, Officers, Employees and other Agents...............   35
       The Advisor............................................................................................   37
       The Advisory Agreement.................................................................................   38
       Shareholdings..........................................................................................   40
       Affiliated Companies...................................................................................   41
       Management Decisions...................................................................................   42
Management Compensation.......................................................................................   43
Conflicts of Interest.........................................................................................   46
       Interests in Real Estate Programs......................................................................   46
       Other Activities of the Advisor and its Affiliates.....................................................   47
       Competition............................................................................................   48
       Affiliated Dealer Manager..............................................................................   48
       Affiliated Property Manager............................................................................   48
       Lack of Separate Representation........................................................................   48
       Joint Ventures with Affiliates of the Advisor..........................................................   48
       Receipt of Fees and Other Compensation by the Advisor and its Affiliates...............................   49
       Certain Conflict Resolution Procedures.................................................................   49
Investment Objectives and Criteria............................................................................   50
       General................................................................................................   50
       Acquisition and Investment Policies....................................................................   51
       Development and Construction of Properties.............................................................   53
       Acquisition of Properties from Wells Development Corporation...........................................   53
       Terms of Leases and Tenant Creditworthiness............................................................   55
       Joint Venture Investments..............................................................................   56
       Borrowing Policies.....................................................................................   57
       Disposition Policies...................................................................................   57
       Investment Limitations.................................................................................   58
       Change in Investment Objectives and Limitations........................................................   60
Description of Properties.....................................................................................   60
       Joint Ventures with Affiliates.........................................................................   61
       The Lucent Building....................................................................................   63
       The ABB Knoxville Building.............................................................................   64
       The Ohmeda Building....................................................................................   66

       The Interlocken Building...............................................................................   67
       The Iomega Building....................................................................................   68
       The Fairchild Building.................................................................................   69
       The Cort Furniture Building............................................................................   70
       The PWC Building.......................................................................................   71
       The Vanguard Cellular Building.........................................................................   73
       The Matsushita Property................................................................................   76
       The EYBL CarTex Building...............................................................................   81
       The Sprint Building....................................................................................   82
       The ABB Richmond Property..............................................................................   83
       The Johnson Matthey Building...........................................................................   88
       The Videojet Building..................................................................................   89
       The Gartner Building...................................................................................   90
       Property Management Fees...............................................................................   91
Management's Discussion and Analysis of Financial Condition and Results of Operations.........................   92
       Liquidity and Capital Resources........................................................................   92
       Cash Flows from Operating Activities...................................................................   94
       Cash Flow From Investing Activities....................................................................   94
       Cash Flows from Financing Activities...................................................................   94
       Results of Operations..................................................................................   94
       Recent Accounting Pronouncements.......................................................................   94
       Inflation..............................................................................................   95
       Year 2000 Compliance...................................................................................   95
Prior Performance Summary.....................................................................................   96
       Publicly Offered Unspecified Real Estate Programs......................................................   97
Federal Income Tax Considerations.............................................................................  105
       General................................................................................................  105
       Requirements for Qualification as a REIT...............................................................  106
       Failure to Qualify as a REIT...........................................................................  112
       Sale-Leaseback Transactions............................................................................  112
       Taxation of U.S. Shareholders..........................................................................  112
       Treatment of Tax-Exempt Shareholders...................................................................  114
       Special Tax Considerations for Non-U.S. Shareholders...................................................  115
       Statement of Stock Ownership...........................................................................  117
       State and Local Taxation...............................................................................  117
       Tax Aspects of the Operating Partnership...............................................................  117
ERISA Considerations..........................................................................................  121
       Plan Asset Considerations..............................................................................  122
       Other Prohibited Transactions..........................................................................  123
       Annual Valuation.......................................................................................  124
Description of Shares.........................................................................................  125
       Common Stock...........................................................................................  125
       Preferred Stock........................................................................................  125
       Soliciting Dealer Warrants.............................................................................  126
       Meetings and Special Voting Requirements...............................................................  126
       Restriction on Ownership of Shares.....................................................................  127
       Dividends..............................................................................................  128
       Dividend Reinvestment Plan.............................................................................  129
       Share Redemption Program...............................................................................  129
       Restrictions on Roll-Up Transactions...................................................................  130

       Business Combinations...........................................................................         131
       Control Share Acquisitions......................................................................         132
The Operating Partnership Agreement....................................................................         133
       General.........................................................................................         133
       Capital Contributions...........................................................................         134
       Operations......................................................................................         134
       Exchange Rights.................................................................................         135
       Transferability of Interests....................................................................         135
Plan of Distribution...................................................................................         136
Supplemental Sales Material............................................................................         141
Legal Opinions.........................................................................................         141
Experts................................................................................................         142
       Audited Financial Statements....................................................................         142
       Unaudited Financial Statements..................................................................         142
Additional Information.................................................................................         142
Glossary...............................................................................................         143
Financial Statements ..................................................................................         151
Prior Performance Tables ..............................................................................         242
Subscription Agreement ................................................................................   Exhibit A
Amended and Restated Dividend Reinvestment Plan .......................................................   Exhibit B

                   Questions and Answers About This Offering

     Below we have provided some of the more frequently asked questions and answers relating to an offering of this type. Please see the "Prospectus Summary" and the remainder of this prospectus for more detailed information about this offering.

--------------------------------------------------------------------------------

Q:   What is a REIT?

A:   In general, a REIT is a company that:

     .  pays dividends to investors of at least 95% of its taxable income;

     . avoids the "double taxation" treatment of income that generally results from investments in a corporation because a REIT is not generally subject to federal corporate income taxes on its net income, provided certain income tax requirements are satisfied;

     . combines the capital of many investors to acquire or provide financing for real estate properties; and

     . offers the benefit of a diversified real estate portfolio under professional management.

--------------------------------------------------------------------------------

Q:   What is Wells Real Estate Investment Trust, Inc.?

A: Our REIT is structured as a Maryland corporation formed in 1997 to acquire commercial real estate properties such as high grade office buildings and lease them on a triple-net basis to companies that typically have a net worth in excess of $100,000,000.

--------------------------------------------------------------------------------

Q:   Who will choose which real estate properties to invest in?

A: Wells Capital, Inc. (Wells Capital) is our advisor and makes all of our investment decisions. In addition, our board of directors must approve all of our acquisitions.

--------------------------------------------------------------------------------

Q:   Who is Wells Capital?

A: Wells Capital is a Georgia corporation formed in 1984. As of October 1, 1999, Wells Capital has sponsored public real estate programs which have raised in excess of $400,784,000 from approximately 30,000 investors and own and operate a total of 43 commercial real estate properties.

--------------------------------------------------------------------------------

Q: Does Wells Capital use any specific criteria when selecting a potential property acquisition?

A: Yes. Wells Capital generally seeks to acquire office buildings located in densely populated suburban markets leased to large corporations on a triple-net basis. Typically, our corporate tenants have net worths in excess of $100,000,000. Current tenants of public real estate programs sponsored by Wells Capital include Fairchild Technologies, Cort Furniture Rental, IBM, Lucent Technologies and PriceWaterhouseCoopers.

--------------------------------------------------------------------------------

Q.   Do you currently own any real estate properties?

A. Yes. As of the date of this prospectus, our REIT has acquired and owns interests in 16 real estate properties. We own interests in the following real estate properties through joint ventures with affiliates:

---------------------------------------------------------------------------------------------------------
Tenant                             Building Type                       Location
---------------------------------------------------------------------------------------------------------
Gartner Group, Inc.                Office Building                     Ft. Myers, Florida
---------------------------------------------------------------------------------------------------------
Johnson Matthey, Inc.              Research and Development,           Tredyffrin Township, Pennsylvania
                                   Office and Warehouse
                                   Building
---------------------------------------------------------------------------------------------------------
Sprint Communications              Office Building                     Leawood, Kansas
   Company L.P.
---------------------------------------------------------------------------------------------------------
EYBL CarTex, Inc.                  Manufacturing and Office            Fountain Inn, South Carolina
                                   Building
---------------------------------------------------------------------------------------------------------
Cort Furniture Rental              Office and Warehouse Building       Fountain Valley, California
   Corporation
---------------------------------------------------------------------------------------------------------
Fairchild Technologies             Manufacturing and Office            Fremont, California
   U.S.A., Inc.                    Building
---------------------------------------------------------------------------------------------------------
Iomega Corporation                 Office Building                     Ogden City, Utah
---------------------------------------------------------------------------------------------------------
ODS Technologies, L.P.             Office Building                     Broomfield, Colorado
---------------------------------------------------------------------------------------------------------
Ohmeda, Inc.                       Office Building                     Louisville, Colorado
---------------------------------------------------------------------------------------------------------
ABB Flakt, Inc.                    Office Building                     Knoxville, Tennessee
---------------------------------------------------------------------------------------------------------
Lucent Technologies, Inc.          Office Building                     Oklahoma City, Oklahoma
---------------------------------------------------------------------------------------------------------

     We own the following properties directly:

---------------------------------------------------------------------------------------------------------
Tenant                             Building Type                       Location
---------------------------------------------------------------------------------------------------------
Videojet Systems International,    Office, Assembly and                Wood Dale, Illinois
   Inc.                            Manufacturing Building
---------------------------------------------------------------------------------------------------------
ABB Power Generation, Inc.         Office Building                     Richmond, Virginia
---------------------------------------------------------------------------------------------------------
Matsushita Avionics                Office Building                     Lake Forest, California
   Systems Corporation
---------------------------------------------------------------------------------------------------------
Pennsylvania Cellular              Office Building                     Harrisburg, Pennsylvania
   Telephone Corp.
---------------------------------------------------------------------------------------------------------
PriceWaterhouseCoopers             Office Building                     Tampa, Florida
---------------------------------------------------------------------------------------------------------

     If you want to read more detailed information about each of these properties, see the "Description of Properties" section of this prospectus.

--------------------------------------------------------------------------------

Q:   What are the terms of your leases?

A: Our leases are "triple-net" leases, generally having terms of seven to ten years, many of which have renewal options for an additional five to ten years. "Triple-net" means that the tenant, not the Wells REIT, is responsible for repairs, maintenance, property taxes, utilities and insurance. We often enter into leases where we have responsibility for replacement of specific structural components of a property such as the roof of the building or the parking lot.

--------------------------------------------------------------------------------

Q:   If I buy shares, will I receive dividends and how often?

A: We have been making and intend to continue to make dividend distributions on a quarterly basis to our shareholders. The amount of each dividend distribution is determined by the board of directors and typically depends on the amount of distributable funds, current and projected cash requirements, tax considerations and other factors. However, in order to remain qualified as a REIT, we must make distributions of at least 95% of our REIT taxable income each year.

--------------------------------------------------------------------------------

Q:   How do you calculate the payment of dividends to shareholders?

A: We calculate our quarterly dividends using daily record and declaration dates so your dividend benefits will begin to accrue immediately upon becoming a shareholder.

--------------------------------------------------------------------------------

Q: What have your dividend payments been since you began operations on June 5, 1998?

A:   We have paid the following dividends since we began operations:

                                                           Annualized
                                                           Percentage Return
                                                           on an Investment
     Quarter                   Amount                      of $10 per Share
     -------                   ------                      -----------------
     3/rd/ Qtr. 1998           $.15 per share              6.0%
     4/th/ Qtr. 1998           $.16 per share              6.5%
     1/st/ Qtr. 1999           $.17 per share              7.0%
     2/nd/ Qtr. 1999           $.17 per share              7.0%
     3/rd/ Qtr. 1999           $.17 per share              7.0%

--------------------------------------------------------------------------------

Q: May I reinvest the dividends I am supposed to receive in shares of the Wells REIT?

A: Yes. You may participate in our dividend reinvestment plan by checking the appropriate box on the Subscription Agreement or by filling out an enrollment form we will provide at your request. The purchase price for shares purchased under the dividend reinvestment plan is currently $10 per share.

--------------------------------------------------------------------------------

Q:   Will the dividends I receive be taxable?

A: Yes. Generally, dividends that you receive, including dividends that are reinvested pursuant to our dividend reinvestment plan, will be taxed as ordinary income to the extent they are from current or accumulated earnings and profits. We expect that some portion of your dividends will not be subject to tax in the year received due to the fact that depreciation expenses reduce taxable income but do not reduce cash available for distribution. Amounts not subject to tax immediately will reduce the tax basis of your investment. This, in effect, defers a portion of your tax until your investment is sold or the Wells REIT is liquidated, at which time you will be taxed at capital gains rates. However, because each investor's tax considerations are different, we suggest that you consult with your tax advisor. You should also review the section of the prospectus entitled "Federal Income Tax Considerations."

--------------------------------------------------------------------------------

Q:   What will you do with the money raised in this offering?

A: We will use your investment proceeds to purchase commercial real estate such as high grade office buildings. We intend to invest a minimum of 84% of the proceeds from this offering to acquire real estate properties, and approximately 16% of the proceeds will be used to pay fees and expenses of this offering and acquisition-related expenses. The payment of these fees and expenses will not reduce your invested capital. Your initial invested capital amount will remain $10 per share, and your dividend yield will be based on your $10 per share investment.

     Until we invest the proceeds of this offering in real estate, we will invest in short-term, highly liquid investments. These short-term investments will not earn as high of a return as we expect to earn on our real estate investments, and we cannot guarantee how long it will take to fully invest the proceeds in real estate.

     We commenced our initial public offering of common stock in an offering very similar to this one on January 30, 1998. Our initial public offering was terminated on December 20, 1999. As of December 15, 1999, we had received approximately $131,500,000 in gross offering proceeds from our initial public offering, of which at least $110,460,000 was or is expected to be invested in properties.

--------------------------------------------------------------------------------

Q:   What kind of offering is this?

A: We are offering the public up to 20,000,000 shares of common stock on a best efforts basis.

--------------------------------------------------------------------------------
Q:   How does a best efforts offering work?

A: When shares are offered to the public on a best efforts basis, the brokers participating in the offering are only required to use their best efforts to sell the shares and have no firm commitment or obligation to purchase any of the shares.

--------------------------------------------------------------------------------

Q:   How long will this offering last?

A:   The offering will not last beyond December 19, 2001.

--------------------------------------------------------------------------------

Q:   Who can buy shares?

A: Anyone who receives this prospectus can buy shares provided that they have either (1) a net worth of at least $45,000 and an annual gross income of at least $45,000, or (2) a net worth of at least $150,000. For this purpose, net worth does not include your home, home furnishings and personal automobiles. These minimum levels may be higher in certain states, so you should carefully read the more detailed description in the "Suitability Standards" section of this prospectus.

--------------------------------------------------------------------------------

Q:   Is there any minimum investment required?

A: Yes. Generally, you must invest at least $1,000. Except in Maine, Minnesota and Washington, investors who already own our shares or who have purchased units from an affiliated Wells public real estate program can make purchases for less than the minimum investment. These minimum investment levels may be higher in certain states, so you should carefully read the more detailed description of the minimum investment requirements appearing later in the "Suitability Standards" section of this prospectus.

--------------------------------------------------------------------------------

Q:   How do I subscribe for shares?

A: If you choose to purchase shares in this offering, you will need to fill out a Subscription Agreement, like the one contained in this prospectus as Exhibit A, for a specific number of shares and pay for the shares at the time you subscribe. The purchase price will be placed into an escrow account with Bank of America, N.A., which will hold your funds, along with those of other subscribers, until we withdraw funds for the acquisition of real estate properties or the payment of fees and expenses.

--------------------------------------------------------------------------------

Q:   If I buy shares in this offering, how may I later sell them?

A: At the time you purchase the shares, they will not be listed for trading on any national securities exchange or over-the-counter market. In fact, we expect that there will not be any public market for the shares when you purchase them, and we cannot be sure if one will ever develop. As a result, you may find it difficult to find a buyer for your shares and realize a return on your investment. You may sell your shares to any buyer unless such sale would cause the buyer to own more than 9.8% of the outstanding stock. See "Description of Shares Restriction on Ownership of Shares."

     If we have not listed the shares on a national securities exchange or over-the-counter market by January 30, 2008, our articles of incorporation require us to sell our properties and other assets and return the proceeds from these sales to our shareholders through distributions.

--------------------------------------------------------------------------------

Q:   What is the experience of your officers and directors?

A: Our management team has extensive previous experience investing in and managing commercial real estate. Our directors are listed below.

     . Leo F. Wells, III - President of the Wells REIT and founder of Wells Real Estate Funds in 1985 and has been involved in real estate sales, management and brokerage services for over 27 years;

     . John L. Bell - Former owner and Chairman of Bell-Mann, Inc., the largest flooring contractor in the Southeast;

     . Richard W. Carpenter - President and a director of Realmark Holdings Corp., a residential and commercial real estate developer;

     . Bud Carter - Former broadcast news director and anchorman and current Senior Vice President for the Executive Committee, an organization established to aid corporate presidents and CEOs;

     . William H. Keogler, Jr. - Founder and former executive officer and director of Keogler, Morgan & Company, Inc., a full service brokerage firm;

     .    Donald S. Moss - Former executive officer of Avon Products, Inc.;

     . Walter W. Sessoms - Former executive officer of BellSouth Telecommunications, Inc.; and

     . Neil H. Strickland - Founder of Strickland General Agency, Inc., a property and casualty general insurance agency concentrating on commercial customers.

--------------------------------------------------------------------------------

Q: What steps do you take to make sure you purchase environmentally compliant property?

A: We always obtain a Phase I environmental assessment of each property purchased. In addition, we generally obtain a representation from the seller that, to its knowledge, the property is not contaminated with hazardous materials.

--------------------------------------------------------------------------------

Q:   Why do you acquire properties in joint ventures?

A: We acquire some of our properties in joint ventures in order to diversify our portfolio of properties in terms of geographic region, property type and industry group of our tenants.

--------------------------------------------------------------------------------

Q:   How does our REIT own its real estate properties?

A: We own all of our real estate properties through an "UPREIT" called Wells Operating Partnership, L.P. (Wells OP). Wells OP was organized to own, operate and manage real properties on our behalf. We are the sole general partner of Wells OP.

--------------------------------------------------------------------------------

Q:   What is an "UPREIT"?

A: UPREIT stands for "Umbrella Partnership Real Estate Investment Trust." We use this structure because a sale of property directly to the REIT would generally be fully taxable to the property owner. In an UPREIT structure, the seller of a property who desires to defer taxable gain on the sale of his property may transfer the property to the UPREIT in exchange for limited partnership units in the UPREIT and defer taxation of gain until the seller later exchanges his UPREIT units on a one-for-one basis for REIT shares. If the REIT shares are publicly traded, the former property owner will achieve liquidity for his investment. Using an UPREIT structure gives us an advantage in acquiring desired properties from persons who would not otherwise be able to sell such properties because of unfavorable tax results.

--------------------------------------------------------------------------------

Q:   Will I be notified of how my investment is doing?

A: You will receive periodic updates on the performance of your investment with us, including:

     .  Four detailed quarterly dividend reports;

     .  Three quarterly financial reports;

     .  An annual report; and

     .  An annual IRS Form 1099.

--------------------------------------------------------------------------------

Q:   When will I get my detailed tax information?

A: Your Form 1099 tax information will be mailed to you by January 31 of each year.

--------------------------------------------------------------------------------

Q:   Are you prepared for the year 2000 problem?

A: Yes, we have concluded our assessment of year 2000 compliance issues on our information systems and business operations. We have made renovations and replacements to our equipment and software packages as warranted. We have also confirmed the year 2000 readiness of our third-party service providers. Although we do not anticipate any material risk relating to the year 2000 problem, we have developed contingency plans to address potential risks. See the "Management's Discussion and Analysis of Financial Condition and Results of Operations--

     Year 2000 Compliance" section of this prospectus for a detailed description of our year 2000 readiness.

--------------------------------------------------------------------------------

Q:   Who can help answer my questions?

A: If you have more questions about the offering or if you would like additional copies of this prospectus, you should contact your registered representative or contact:

                         Investor Services Department
                              Wells Capital, Inc.
                                   Suite 250
                           6200 The Corners Parkway
                            Norcross, Georgia 30092
                       (800) 448-1010 or (770) 449-7800
                               www.wellsref.com

================================================================================

                              Prospectus Summary

     This summary highlights selected information contained elsewhere in this prospectus. It is not complete and does not contain all of the information that is important to your decision whether to invest in the Wells REIT. To understand this offering fully, you should read the entire prospectus carefully, including the "Risk Factors" section and the financial statements.

 Wells Real Estate Investment Trust, Inc.

     Wells Real Estate Investment Trust, Inc. is a REIT that owns net leased commercial real estate properties. We currently own interests in 16 commercial real estate properties located in 11 states. Our office is located at 6200 The Corners Parkway, Suite 250, Norcross, Georgia 30092. Our telephone number outside the State of Georgia is 800-448-1010 (770-449-7800 in Georgia). We refer to Wells Real Estate Investment Trust, Inc. as the Wells REIT in this prospectus.

Our Advisor

     Our advisor is Wells Capital, Inc., which is responsible for managing our affairs on a day-to-day basis and for identifying and making acquisitions on our behalf. We refer to Wells Capital, Inc. as Wells Capital in this prospectus.

Our Management

     The board of directors must approve each real property acquisition proposed by Wells Capital, as well as certain other matters set forth in our articles of incorporation. We have eight members on our board of directors. Seven of the directors are independent of Wells Capital and have responsibility for reviewing its performance. The directors are elected annually by the shareholders.

Our REIT Status

     As a REIT, we generally are not subject to federal income tax on income that we distribute to our shareholders. Under the Internal Revenue Code, REITs are subject to numerous organizational and operational requirements, including a requirement that they distribute at least 95% of their taxable income, as calculated on an annual basis. If we fail to qualify for taxation as a REIT in any year, our income will be taxed at regular corporate rates, and we may be precluded from qualifying for treatment as a REIT for the four year period following our failure to qualify. Even if we qualify as a REIT for federal income tax purposes, we may still be subject to state and local taxes on our income and property and to federal income and excise taxes on our undistributed income.

Summary Risk Factors

     Following are the most significant risks relating to your investment:

 .    There is no public trading market for the shares, and we cannot assure you that one will ever develop. Until the shares are publicly traded, you will have a difficult time trying to sell your shares.

 .    You must rely on Wells Capital, our advisor, for the day-to-day management of our business and the selection of our real estate properties.

================================================================================

================================================================================

 .    To ensure that we continue to qualify as a REIT, our articles of incorporation prohibit any shareholder from owning more than 9.8% of our outstanding shares.

 .    We may not remain qualified as a REIT for federal income tax purposes, which would subject us to the payment of tax on our income at corporate rates and reduce the amount of funds available for payment of dividends to our shareholders.

 .    The number of additional properties that we acquire from the proceeds of this offering will be reduced to the extent that we sell less than all of the 20,000,000 shares offered to the public.

 .    You will not have preemptive rights as a shareholder so any shares we issue in the future may dilute your interest in the Wells REIT.

 .    We will pay significant fees to Wells Capital and its affiliates.

 .    Real estate investments are subject to cyclical trends which are out of our control.

 .    You will not have an opportunity to evaluate all of the properties that will be in our portfolio prior to investing.

 .    Loans we obtain will generally be secured by our properties, which will put us at risk of losing a property if we are unable to pay our debts.

 .    Our investment in vacant land to be developed may create risks relating to the builder's ability to control construction costs, failure to perform or failure to build in conformity with plan specifications and timetables.

 .    The vote of shareholders owning at least a majority of the shares will bind all of the shareholders as to matters such as the election of directors and amendment of our articles of incorporation.

 .    If we do not obtain listing of the shares on a national exchange by January
     30, 2008, our articles of incorporation provide that we must sell all of our properties and distribute the net proceeds to our shareholders.

 .    Our advisor will face various conflicts of interest resulting from its activities with affiliated entities.

   Before you invest in the Wells REIT, you should see the complete discussion of the "Risk Factors" beginning on page 16 of this prospectus.

Description of Properties

   Please refer to the "Description of Properties" section of this prospectus for a description of the real estate properties we have purchased to date. Wells Capital is currently evaluating additional potential property acquisitions. When we believe that there is a reasonable probability that we will purchase a particular property, we will provide a supplement to this prospectus to describe the property. You should not assume that we will actually acquire any property described in a supplement because one or more contingencies to the purchase may prevent the acquisition.

================================================================================

================================================================================

Estimated Use of Proceeds of Offering

     We anticipate that we will invest approximately 84% of the proceeds of this offering in real estate properties. We will use the remainder of offering proceeds to pay selling commissions, fees and expenses relating to the selection and acquisition of properties and the costs of the offering.

Investment Objectives

Our investment objectives are:

     .    to maximize cash dividends paid to you;

     .    to preserve, protect and return your capital contribution;

     . to realize growth in the value of our properties upon our ultimate sale of such properties; and

     . to provide you with liquidity of your investment by listing the shares on a national exchange or, if we do not obtain listing of the shares by January 30, 2008, by selling our properties and distributing the cash to you.

We may only change these investment objectives upon a majority vote of the shareholders. See the "Investment Objectives and Criteria" section of this prospectus for a more complete description of our business and objectives.

Conflicts of Interest

The advisor will experience conflicts of interest in connection with the management of our business affairs, including the following:

     . the advisor will have to allocate its time between the Wells REIT and other real estate programs and activities it is involved in;

     . the advisor must determine which Wells program or other entity should enter into a joint venture with the Wells REIT for the acquisition and operation of specific properties;

     . the advisor may compete with other Wells programs for the same tenants in negotiating leases or in selling similar properties at the same time; and

     . we will pay fees to the advisor and its affiliates in connection with transactions involving the purchase, management and sale of our properties regardless of the quality of the property acquired or the services provided to us.

See the "Conflicts of Interest" section of this prospectus on page 48 for a detailed discussion of the various conflicts of interest relating to your investment, as well as the procedures that we have established to resolve a number of these potential conflicts.

================================================================================

================================================================================

     The following chart shows the ownership structure of the various Wells entities that are affiliated with the advisor.

                                                 -----------------------
                                                    LEO F. WELLS, III
                                                        President
                                                 -----------------------
                                                              100%
-------------------------------------------------------------------------------------------------------------------
                                             Wells Real Estate Funds, Inc.
-------------------------------------------------------------------------------------------------------------------
                      100%                               100%                                       100%
-------------------------         -----------------------------------------------        --------------------------
         Wells
       Management                                      Wells                                    Wells Capital,
        Company,                                     Investment                                     Inc.
          Inc.                                     Securities, Inc.                               (Advisor)
       (Property                                   (Dealer Manager)
        Manager)
-------------------------         -----------------------------------------------        --------------------------
                      100%                                                                               Advisory
                                                                                                         Agreement
-------------------------                                                                --------------------------
         Wells
      Development                                                                                   Wells REIT
      Corporation
-------------------------                                                                --------------------------


Prior Offering Summary

     The advisor and its affiliates have previously sponsored 13 publicly offered real estate limited partnerships and the Wells REIT on an unspecified property or "blind pool" basis. As of October 1, 1999, they have raised approximately $400,784,000 from approximately 30,000 investors in these 14 real estate programs. The "Prior Performance Summary" on page 100 of this prospectus contains a discussion of the Wells programs sponsored to date. Certain statistical data relating to the Wells programs with investment objectives similar to ours is also provided in the "Prior Performance Tables" included at the end of this prospectus.

The Offering

     We are offering up to 20,000,000 shares to the public at $10 per share. We are also offering up to 2,200,000 shares pursuant to our dividend reinvestment plan at $10 per share, and up to 800,000 shares to broker-dealers pursuant to warrants whereby participating broker-dealers will have the right to purchase one share for every 25 shares they sell in this offering. The exercise price for shares purchased pursuant to the warrants is $12 per share.

================================================================================

================================================================================

Terms of the Offering

     We will begin selling shares in this offering upon the effective date of this prospectus and the offering will terminate on or before December 19, 2001. However, we may terminate this offering at any time prior to such termination date. We will hold your proceeds in escrow until we withdraw funds for the acquisition of real estate properties or the payment of fees and expenses. We generally admit shareholders to the Wells REIT on a daily basis.

Compensation to the Advisor and its Affiliates

     The advisor and its affiliates will receive compensation and fees for services relating to this offering and the investment and management of our assets. The most significant items of compensation are included in the following table:

------------------------------------------------------------------------------------------------------
                                                                                   $$ Amount for
Type of Compensation                     Form of Compensation                      Maximum Offering
                                                                                   (22,200,000 shares)
------------------------------------------------------------------------------------------------------
Offering Stage
------------------------------------------------------------------------------------------------------
     Sales Commission                    7% of gross offering proceeds             $15,540,000
------------------------------------------------------------------------------------------------------
     Dealer Manager Fee                  2.5% of gross offering proceeds           $ 5,550,000
------------------------------------------------------------------------------------------------------
     Offering Expenses                   3% of gross offering proceeds             $ 6,660,000
------------------------------------------------------------------------------------------------------
Acquisition and Development Stage
------------------------------------------------------------------------------------------------------
     Acquisition and                     3% of gross offering proceeds             $ 6,660,000
     Advisory Fees
------------------------------------------------------------------------------------------------------
     Acquisition Expenses                .5% of gross offering proceeds            $ 1,110,000
------------------------------------------------------------------------------------------------------
Operational Stage
------------------------------------------------------------------------------------------------------
     Property Management Fees            2.5% of gross revenues                    N/A
------------------------------------------------------------------------------------------------------
     Leasing Fees                        2% of gross revenues                      N/A
------------------------------------------------------------------------------------------------------
     Initial Lease-Up Fee for            Competitive fee for geographic            N/A
     Newly Constructed Property          location of property based on a
                                         survey of brokers and agents
                                         (customarily equal to the first
                                         month's rent)
------------------------------------------------------------------------------------------------------
     Real Estate Commission              3% of sale price after investors          N/A
                                         receive a return of capital plus a 6%
                                         return on capital
------------------------------------------------------------------------------------------------------
     Subordinated Participation in       10% of remaining amounts of net sale      N/A
     Net Sale Proceeds (Payable          proceeds after return of capital plus
     only if the Wells REIT is not       payment to investors of an 8%
     listed on an exchange)              cumulative non-compounded return on
                                         the capital contributed by investors
------------------------------------------------------------------------------------------------------
     Subordinated Incentive Listing      10% of the amount by which the            N/A
     Fee (Payable only if the Wells      adjusted market value of the Wells
     REIT is listed on an exchange)      REIT exceeds the aggregate capital
                                         contributions contributed by investors
------------------------------------------------------------------------------------------------------

================================================================================

===============================================================================


     There are many additional conditions and restrictions on the amount of compensation Wells Capital may receive. There are also some smaller items of compensation and expense reimbursements that Wells Capital may receive. For a more detailed explanation of these fees and expenses payable to Wells Capital and its affiliates, please see the "Management Compensation" section of this prospectus on page 44.

Dividend Policy

     We are required to distribute 95% of our annual taxable income to our shareholders in order to remain qualified as a REIT. We have paid dividends to our shareholders at least quarterly since the first quarter after we commenced operations on June 5, 1998. We calculate our quarterly dividends based upon daily record and dividend declaration dates so investors will be entitled to dividends immediately upon purchasing shares. We expect to pay dividends to you on a quarterly basis.

Listing

     We anticipate listing our shares on a national securities exchange on or before January 30, 2008. In the event we do not obtain listing prior to that date, our articles of incorporation require us to begin the sale of our properties and liquidate our assets.

Dividend Reinvestment Plan

     You may participate in our dividend reinvestment plan pursuant to which you may have the dividends you receive reinvested in the Wells REIT. If you participate, you will be taxed on your share of our taxable income even though you will not receive any cash dividends. As a result, you may have a tax liability with no cash dividends to pay such liability. We may terminate the dividend reinvestment plan in our discretion at any time upon 10 days notice to you. (See "Description of Shares -- Dividend Reinvestment Plan.")

Share Redemption Program

     We may use proceeds received from the sale of shares pursuant to our dividend reinvestment plan to redeem your shares. After you have held your shares for a minimum of one year, our share redemption program provides an opportunity to you to redeem your shares, subject to certain restrictions and limitations, for $10 per share. The board of directors reserves the right to reject any request for redemption of shares or to amend or terminate the share redemption program at any time. You will have no right to request redemption of your shares after the shares are listed on a national exchange. (See "Description of Shares - Share Redemption Program.")

===============================================================================

================================================================================

Wells Operating Partnership, L.P.

     We own all of our real estate properties through Wells Operating Partnership, L.P., our operating partnership. We are the sole general partner of the operating partnership. Wells Capital is currently the only limited partner based on its initial contribution of $200,000. Our ownership of properties in the operating partnership is referred to as an "UPREIT." The UPREIT structure allows us to acquire real estate properties in exchange for limited partnership units in the operating partnership. This structure will also allow sellers of properties to transfer their properties to the UPREIT in exchange for units of the UPREIT and defer gain recognition for tax purposes with respect to such transfers of properties. At present, we have no plans to acquire any specific properties in exchange for operating partnership units. The holders of units in the operating partnership may have their units redeemed for cash under certain circumstances. (See "The Operating Partnership Agreement.")

ERISA Considerations

     The section of this prospectus entitled "ERISA Considerations" describes the effect the purchase of shares will have on individual retirement accounts
(IRAs) and retirement plans subject to the Employee Retirement Income Security Act of 1974, as amended (ERISA), and/or the Internal Revenue Code. ERISA is a federal law that regulates the operation of certain tax-advantaged retirement plans. Any retirement plan trustee or individual considering purchasing shares for a retirement plan or an IRA should read this section of the prospectus very carefully.

Description of Shares

General
-------

     Your investment will be recorded on our books only. We will not issue stock certificates. If you wish to transfer your shares, you will be required to send an executed transfer form to us. We will provide the required form to you upon request.

Shareholder Voting Rights and Limitations
-----------------------------------------

     We will hold an annual meeting of shareholders for the election of directors. Other business matters may be presented at the annual meeting or at a special meeting of shareholders. You are entitled to one vote for each share you own.

Limitation on Share Ownership
-----------------------------

     Our articles of incorporation contain a restriction on ownership of the shares that prevents one person from owning more than 9.8% of the outstanding shares. (See "Description of Shares -- Restriction on Ownership of Shares.") These restrictions are designed to enable us to comply with share accumulation restrictions imposed on REITs by the Internal Revenue Code.

     For a more complete description of the shares, including limitations on the ownership of shares, please see the "Description of Shares" section of this prospectus on page 131.

================================================================================

                                  Risk Factors

     Your purchase of shares involves a number of risks. In addition to other risks discussed in this prospectus, you should specifically consider the following:

Investment Risks

     Marketability Risk

     There is no public trading market for your units.

     There is no current public market for the shares and, therefore, it will be difficult for you to sell your shares promptly. In addition, the price received for any shares sold is likely to be less than the proportionate value of the real estate we own. Therefore, the shares should be purchased as a long-term investment only. See "Description of Shares - Share Redemption Program" for a description of our share redemption program.

     Management Risks

     You must rely on the advisor for selection of properties.

     Our ability to achieve our investment objectives and to pay dividends is dependent upon the performance of Wells Capital in the acquisition of investments, the selection of tenants and the determination of any financing arrangements. Except for the investments described in this prospectus, you will have no opportunity to evaluate the terms of transactions or other economic or financial data concerning our investments. You must rely entirely on the management ability of Wells Capital and the oversight of the board of directors.

     We depend on key personnel.

     Our success depends to a significant degree upon the continued contributions of certain key personnel, including Leo F. Wells, III and Michael
C. Berndt, each of whom would be difficult to replace. If any of our key employees were to cease employment, our operating results could suffer. We also believe that our future success depends, in large part, upon our ability to hire and retain highly skilled managerial, operational and marketing personnel. Competition for such personnel is intense, and we cannot assure you that we will be successful in attracting and retaining such skilled personnel.

     Conflicts of Interest Risks

     The advisor will face conflicts of interest relating to time management.

     The advisor and its affiliates are general partners and sponsors of other real estate programs having investment objectives and legal and financial obligations similar to the Wells REIT. Because the advisor and its affiliates have interests in other real estate programs and also engage in other business activities, they may have conflicts of interest in allocating their time between our business and these other activities. During times of intense activity in other programs and ventures, they may devote less time and resources to our business than is necessary or appropriate. (See "Conflicts of Interest.")

     The advisor will face conflicts of interest relating to the purchase and leasing of properties.

     We may be buying properties at the same time as one or more of the other Wells programs are buying properties. There is a risk that the advisor will choose a property that provides lower returns to us than a property purchased by another Wells program. We may acquire properties in geographic areas where other Wells programs own properties. If one of the Wells programs attracts a tenant that we are competing for, we could suffer a loss of revenue due to delays in locating another suitable tenant. (See "Conflicts of Interest.")

     The advisor will face conflicts of interest relating to joint ventures with affiliates.

     We are likely to enter into one or more joint ventures with other Wells programs for the acquisition, development or improvement of properties, including Wells Fund XI or Wells Fund XII. We may also purchase and develop properties in joint ventures or in partnerships, co-tenancies or other co-ownership arrangements with the sellers of the properties, affiliates of the sellers, developers or other persons. Such investments may involve risks not otherwise present, including, for example:

     . the possibility that our co-venturer, co-tenant or partner in an investment might become bankrupt;

     . that such co-venturer, co-tenant or partner may at any time have economic or business interests or goals which are or which become inconsistent with our business interests or goals; or

     . that such co-venturer, co-tenant or partner may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives.

Actions by such a co-venturer, co-tenant or partner might have the result of subjecting the property to liabilities in excess of those contemplated and may have the effect of reducing your returns.

     Affiliates of the advisor are currently sponsoring a public offering on behalf of Wells Fund XII, an unspecified property real estate program. (See "Prior Performance Summary.") In the event that we enter into a joint venture with Wells Fund XII or any other Wells program or joint venture, we may face certain additional risks and potential conflicts of interest. For example, Wells Fund XII and the other Wells public limited partnerships will never have an active trading market. Therefore, if we become listed on a national exchange, we may no longer have similar goals and objectives with respect to the resale of properties in the future. In addition, in the event that the Wells REIT is not listed on a securities exchange by January 30, 2008, our organizational documents provide for an orderly liquidation of our assets. In the event of such liquidation, any joint venture between the Wells REIT and another Wells program may be required to sell its properties at such time. The Wells program we have co-ventured with may not desire to sell the properties at that time. Although the terms of any joint venture agreement between the Wells REIT and another Wells program would grant the other Wells program a right of first refusal to buy such properties, it is unlikely that they would have sufficient funds to exercise the right of first refusal under these circumstances.

     Under certain joint venture arrangements, neither co-venturer may have the power to control the venture, and an impasse could be reached regarding matters pertaining to the joint venture, which might have a negative influence on the joint venture and decrease potential returns to you. In the event that a co-venturer has a right of first refusal to buy out the other co-venturer, it may be unable to finance such buy-out at that time. It may also be difficult for us to sell our interest in any such joint venture or partnership or as a co-tenant in property. In addition, to the extent that our co-venturer, partner or co-tenant is an affiliate of the advisor, certain conflicts of interest will exist. (See "Conflicts of Interest -- Joint Ventures with Affiliates of the Advisor.")

     General Investment Risks

     Maryland Corporation Law may prevent a business combination involving the Wells REIT.

     Provisions of Maryland Corporation Law applicable to us prohibit business combinations with:

     . any person who beneficially owns 10% or more of the voting power of outstanding shares;

     . any of our affiliates who, at any time within the two year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of our outstanding shares (interested shareholder); or

     .    an affiliate of an interested shareholder.

     These prohibitions last for five years after the most recent date on which the interested shareholder became an interested shareholder. Thereafter, any business combination must be recommended by our board of directors and approved by the affirmative vote of at least 80% of the votes entitled to be cast by holders of our outstanding shares and two-thirds of the votes entitled to be cast by holders of our shares other than shares held by the interested shareholder. These requirements could have the effect of inhibiting a change in control even if a change in control were in your best interest. These provisions of Maryland law do not apply, however, to business combinations that are approved or exempted by our board of directors prior to the time that someone becomes an interested shareholder.

     A limit on the number of shares a person may own may discourage a takeover.

     Our articles of incorporation restrict ownership by one person to no more than 9.8% of the outstanding shares. This restriction may discourage a change of control of the Wells REIT and may deter individuals or entities from making tender offers for shares, which offers might be financially attractive to shareholders or which may cause a change in the management of the Wells REIT. (See "Description of Shares -- Restriction on Ownership of Shares.")

     You are bound by the majority vote on matters on which you are entitled to vote.

     You may vote on certain matters at any annual or special meeting of shareholders, including the election of directors. However, you will be bound by the majority vote on matters requiring approval of a majority of the shareholders even if you do not vote with the majority on any such matter.

     You are limited in your ability to sell your shares pursuant to the share redemption program.

     Even though our share redemption program provides you with the opportunity to redeem your shares for $10 per share after you have held them for a period of one year, you should be fully aware that our share redemption program contains certain restrictions and limitations. Shares will be redeemed on a first-come, first-served basis and will be limited to the lesser of (1) during any calendar year, one-half of one percent (0.5%) of the weighted average number of shares outstanding during the prior calendar year, or (2) the proceeds we receive from the sale of shares under our dividend reinvestment plan such that in no event shall the aggregate amount of redemptions under our share redemption program exceed aggregate proceeds received from the sale of shares pursuant to our dividend reinvestment plan. In addition, the board of directors reserves the right to reject any request for redemption or to amend or terminate the share redemption program at any time. Therefore, in making a decision to purchase shares of the Wells REIT, you should not assume that you will be able to sell any of your shares back to us pursuant to our share redemption program. (See "Description of Shares - Share Redemption Program.")

     We established the offering price on an arbitrary basis.

     The board of directors has arbitrarily determined the selling price of the shares and such price bears no relationship to any established criteria for valuing issued or outstanding shares.

     Your interest in the Wells REIT may be diluted if we issue additional shares.

     Existing shareholders and potential investors in this offering do not have preemptive rights to any shares issued by the Wells REIT in the future. Therefore, in the event that we (1) sell shares in this offering or sell additional shares in the future, including those issued pursuant to the dividend reinvestment plan, (2) sell securities that are convertible into shares, (3) issue shares in a private offering of securities to institutional investors, (4) issue shares of common stock upon the exercise of the options granted to independent directors or the warrants issued and to be issued to participating broker-dealers, or (5) issue shares to sellers of properties acquired by us in connection with an exchange of limited partnership units from the operating partnership, existing shareholders and investors purchasing shares in this offering may experience dilution of their equity investment in the Wells REIT.

     Payment of fees to the advisor and its affiliates will reduce cash available for investment and distribution.

     The advisor and its affiliates will perform services for us in connection with the offer and sale of the shares, the selection and acquisition of our properties, and the management and leasing of our properties. They will be paid substantial fees for these services, which will reduce the amount of cash available for investment in properties or distribution to shareholders. (See "Management Compensation.")

     The availability and timing of cash dividends is uncertain.

     We bear all expenses incurred in our operations, which are deducted from cash funds generated by operations prior to computing the amount of cash dividends to be distributed to the shareholders. In addition, the board of directors, in its discretion, may retain any portion of such funds for working capital. We cannot assure you that sufficient cash will be available to pay dividends to you.

     We are uncertain of our sources for funding of future capital needs.

     Substantially all of the gross proceeds of the offering will be used for investment in properties and for payment of various fees and expenses. (See "Estimated Use of Proceeds.") In addition, we do not anticipate that we will maintain any permanent working capital reserves. Accordingly, in the event that we develop a need for additional capital in the future for the improvement of our properties or for any other reason, we have not identified any sources for such funding, and we cannot assure you that such sources of funding will be available to us for potential capital needs in the future.

     Your investment may suffer adverse consequences if we are not prepared for the year 2000 issue.

     Many existing computer programs were designed to use only two numeric digits to identify a year without considering the impact of the year 2000. If not corrected, many computer applications could fail or create erroneous data. We are currently addressing the year 2000 issue with respect to our operations. Our failure or the failure of our tenants to properly or timely resolve the year 2000 issue could have a material adverse effect on our business and the return on your investment. (See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Year 2000 Issues.")

Real Estate Risks

     General Real Estate Risks

     Your investment will be affected by adverse economic and regulatory changes.

     We will be subject to risks generally incident to the ownership of real estate, including:

     .    changes in general economic or local conditions;

     . changes in supply of or demand for similar or competing properties in an area;

     . changes in interest rates and availability of permanent mortgage funds which may render the sale of a property difficult or unattractive;

     .    changes in tax, real estate, environmental and zoning laws; and

     .    periods of high interest rates and tight money supply.

For these and other reasons, we cannot assure you that we will be profitable or that we will realize growth in the value of our properties.

     A property that incurs a vacancy could be difficult to sell or re-lease.

     A property may incur a vacancy either by the continued default of a tenant under its lease or the expiration of one of our leases. Many of our properties are specifically suited to the particular needs of our tenants. Therefore, we may have difficulty obtaining a new tenant for any vacant space we have in our properties. If the vacancy continues for a long period of time, we may suffer reduced revenues resulting in less cash dividends to be distributed to shareholders. In addition, the resale value of the property could be diminished because the market value of a particular property will depend principally upon the value of the leases of such property.

     We are dependent on tenants for our revenue.

     Most of our properties are occupied by a single tenant and, therefore, the success of our investments are materially dependant on the financial stability of our tenants. Lease payment defaults by tenants could cause us to reduce the amount of distributions to shareholders. A default of a tenant on its lease payments to us would cause us to lose the revenue from the property and cause us to have to find an alternative source of revenue to meet the mortgage payment and prevent a foreclosure if the property is subject to a mortgage. In the event of a default, we may experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment and reletting our property. If a lease is terminated, there is no assurance that we will be able to lease the property for the rent previously received or sell the property without incurring a loss.

     We may not have funding for future tenant improvements.

     When a tenant at one of our properties does not renew its lease or otherwise vacates its space in one of our buildings, it is likely that, in order to attract one or more new tenants, we will be required to expend substantial funds for tenant improvements and tenant refurbishments to the vacated space. Substantially all of our net offering proceeds will be invested in real estate properties, and we do not anticipate that we will maintain permanent working capital reserves. We also have no identified funding source to provide funds which may be required in the future for tenant improvements and tenant refurbishments in order to attract new tenants. We cannot assure you that we will have any sources of funding available to us for such purposes in the future.

     Uninsured losses relating to real property may adversely affect your returns.

     The advisor will attempt to ensure that all of our properties are insured to cover casualty losses. However, in the event that any of our properties incurs a casualty loss which is not fully covered by insurance, the value of our assets will be reduced by any such uninsured loss. In addition, we have no source of funding to repair or reconstruct the damaged property, and we cannot assure you that any such sources of funding will be available to us for such purposes in the future.

     Development and construction of properties may result in delays and increased costs and risks.

     We may invest some or all of the proceeds available for investment in the acquisition and development of properties upon which we will develop and construct improvements at a fixed contract price. We will be subject to risks relating to the builder's ability to control construction costs or to build in conformity with plans, specifications and timetables. The builder's failure to perform may necessitate legal action by us to rescind the purchase or the construction contract or to compel performance. Performance may also be affected or delayed by conditions beyond the builder's control. Delays in completion of construction could also give tenants the right to terminate preconstruction leases for space at a newly developed project. We may incur additional risks when we make periodic progress payments or other advances to such builders prior to completion of construction. Factors such as those discussed above can result in increased costs of a project or loss of our investment. In addition, we will be subject to normal lease-up risks relating to newly constructed projects. Furthermore, we must rely upon projections of rental income and expenses and estimates of the fair market value of property upon completion of construction when agreeing upon a price to be paid for the property at the time of acquisition of the property. If our projections are inaccurate, we may pay too much for a property.

     If we contract with Wells Development Corporation for newly developed property, we cannot guarantee that our earnest money deposit made to Wells Development Corporation will be fully refunded.

     We may enter into one or more contracts, either directly or indirectly through joint ventures with affiliates, to acquire real property from Wells Development Corporation (Wells Development), an affiliate of the advisor. Properties acquired from Wells Development may be either existing income-producing properties or properties to be developed or under development. We anticipate that we will be obligated to pay a substantial earnest money deposit at the time of contracting to acquire such properties. In the case of properties to be developed by Wells Development, we anticipate we will be required to close the purchase of the property upon completion of the development of the property by Wells Development and the tenant taking possession of the property. At the time of contracting and the payment of the earnest money deposit by us, Wells Development typically will not have acquired title to any real property. Wells Development will only have a contract to acquire land, a development agreement to develop a building on the land and an agreement with a tenant to lease the property upon its completion. We may enter into such a contract with Wells Development even if at the time of contracting we have not yet raised sufficient proceeds in our offering to enable us to close the purchase of such property. However, we will not be required to close a purchase from Wells Development, and will be entitled to a refund of our earnest money, in the following circumstances:

     .    Wells Development fails to develop the property;

     .    the tenant fails to take possession under its lease for any reason; or

     . we are unable to raise sufficient proceeds from our offering to pay the purchase price at closing.

     The obligation of Wells Development to refund our earnest money is unsecured, and it is unlikely that we would be able to obtain a refund of such earnest money deposit from it under these circumstances since Wells Development is an entity without substantial assets or operations. Although Wells Development's obligation to refund the earnest money deposit to us under these circumstances will be guaranteed by Wells Management Company, Inc., an affiliated entity (Wells Management), Wells Management has no substantial assets other than contracts for property management and leasing services pursuant to which it receives substantial monthly fees. Therefore, we cannot assure you that Wells Management would be able to refund all of our earnest money deposit in a lump sum. If we were forced to collect our earnest money deposit by enforcing the guaranty of Wells Management, we will likely be required to accept installment payments over time payable out of the revenues of Wells Management's property management and leasing operations. We cannot assure you that we would be able to collect the entire amount of our earnest money deposit under such circumstances. (See "Investment Objectives and Criteria -- Acquisition of Properties from Wells Development Corporation.")

     Competition for investments may increase costs and reduce returns.

     We will experience competition for real property investments from individuals, corporations and bank and insurance company investment accounts, as well as other real estate investment trusts, real estate limited partnerships, and other entities engaged in real estate investment activities. Competition for investments may have the effect of increasing costs and reducing your returns.

     Delays in acquisitions of properties may have adverse effects on your investment.

     Delays we encounter in the selection, acquisition and development of properties could adversely affect your returns. Where properties are acquired prior to the start of construction or during the early stages of construction, it will typically take several months to complete construction and rent available space. Therefore, you could suffer delays in the distribution of cash dividends attributable to that particular property.

     Uncertain market conditions and the broad discretion of the advisor relating to the future disposition of properties could adversely affect the return on your investment.

     We generally will hold the various real properties in which we invest until such time as the advisor determines that a sale or other disposition appears to be advantageous to achieve our investment objectives or until it appears that such objectives will not be met. Otherwise, the advisor, subject to approval of the board, may exercise its discretion as to whether and when to sell a property, and we will have no obligation to sell properties at any particular time, except upon a liquidation of the Wells REIT if we do not list the shares by January 30, 2008. We cannot predict with any certainty the various market conditions affecting real estate investments which will exist at any particular time in the future. Due to the uncertainty of market conditions which may affect the future disposition of our properties, we cannot assure you that we will be able to sell our properties at a profit in the future. Accordingly, the extent to which you will receive cash distributions and realize potential appreciation on our real estate investments will be dependent upon fluctuating market conditions.

     Discovery of previously undetected environmentally hazardous conditions may adversely affect our operating results.

     Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the cost of removal or remediation of hazardous or toxic substances on such property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Environmental laws also may impose restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require expenditures. Environmental laws provide for sanctions in the event of noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. In connection with the acquisition and ownership of our properties, we may be potentially liable for such costs. The cost of defending against claims of liability, of compliance with environmental regulatory requirements or of remediating any contaminated property could materially adversely affect the business, assets or results of operations of the Wells REIT and, consequently, amounts available for distribution to you.

     Financing Risks

     If we fail to make our debt payments, we could lose our investment in a property.

     Loans obtained to fund property acquisitions will generally be secured by mortgages on our properties. If we are unable to make our debt payments as required, a lender could foreclose on the property or properties securing its debt. This could cause us to lose part or all of our investment which in turn could cause the value of the shares and the dividends payable to shareholders to be reduced.

     Lenders may require us to enter into restrictive covenants relating to our operations.

     In connection with obtaining certain financing, a lender could impose restrictions on us which affect our ability to incur additional debt and our distribution and operating policies. Loan documents we enter into may contain customary negative covenants which may limit our ability to further mortgage the property, to discontinue insurance coverage, replace Wells Capital as our advisor or impose other limitations.

     If we enter into financing arrangements involving balloon payment obligations, it may adversely affect our ability to pay dividends.

     Some of our financing arrangements may require us to make a lump-sum or "balloon" payment at maturity. We may finance more properties in this manner. Our ability to make a balloon payment at maturity is uncertain and may depend upon our ability to obtain additional financing or our ability to sell the property. At the time the balloon payment is due, we may or may not be able to refinance the balloon payment on terms as favorable as the original loan or sell the property at a price sufficient to make the balloon payment. The effect of a refinancing or sale could affect the rate of return to shareholders and the projected time of disposition of our assets. In addition, payments of principal and interest made to service our debts may leave us with insufficient cash to pay the distributions that we are required to pay to maintain our qualification as a REIT.

Federal Income Tax Risks

     Failure to qualify as a REIT could adversely affect our operations and our ability to make distributions.

     If we fail to qualify as a REIT for any taxable year, we will be subject to federal income tax on our taxable income at corporate rates. In addition, we would generally be disqualified from treatment as a REIT for the four taxable years following the year of losing our REIT status. Losing our REIT status would reduce our net earnings available for investment or distribution to shareholders because of the additional tax liability. In addition, distributions to shareholders would no longer qualify for the distributions paid deduction and we would no longer be required to make distributions. We might be required to borrow funds or liquidate some investments in order to pay the applicable tax.

     Qualification as a REIT is subject to the satisfaction of tax requirements and various factual matters and circumstances which are not entirely within our control. New legislation, regulations, administrative interpretations or court decisions could change the tax laws with respect to qualification as a REIT or the federal income tax consequences of being a REIT.

     Legislative or regulatory action could adversely affect investors.

     In recent years, numerous legislative, judicial and administrative changes have been made in the provisions of the federal income tax laws applicable to investments similar to an investment in shares. The Taxpayer Relief Act of 1997 and the Internal Revenue Service Restructuring and Reform Act enacted in 1998 contain numerous provisions affecting the real estate industry, generally, and the taxation of REITs, specifically. Changes are likely to continue to occur in the future, and we cannot assure you that any such changes will not adversely affect the taxation of a shareholder. Any such changes could have an adverse effect on an investment in shares or on the market value or the resale potential of our properties. You are urged to consult with your own tax advisor with respect to the impact of recent legislation on your investment in shares and the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in shares.

Retirement Plan Risks

     There are special considerations that apply to pension or profit sharing trusts or IRAs investing in shares.

     If you are investing the assets of a pension, profit sharing, 401(k), Keogh or other qualified retirement plan or the assets of an IRA in the Wells REIT, you should satisfy yourself that:

     . your investment is consistent with your fiduciary obligations under ERISA and the Internal Revenue Code;

     . your investment is made in accordance with the documents and instruments governing your plan or IRA, including your plan's investment policy;

     . your investment satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA;

     .    your investment will not impair the liquidity of the plan;

     . your investment will not produce "unrelated business taxable income" for the plan or IRA;

     . you will be able to value the assets of the plan annually in accordance with ERISA requirements; and

     .    your investment will not constitute a prohibited transaction under
          Section 406 of ERISA or Section 4975 of the Internal Revenue Code.

For a more complete discussion of the foregoing issues and other risks associated with an investment in shares by retirement plans, please see the "ERISA Considerations" section of this prospectus on page 127.

                             Suitability Standards

     The shares we are offering are suitable only as a long-term investment for persons of adequate financial means. Initially, there is not expected to be any public market for the shares, which means that it may be difficult for you to sell your shares. You should not buy these shares if you need to sell them immediately or will need to sell them quickly in the future.

     In consideration of these factors, we have established suitability standards for initial shareholders and subsequent transferees. These suitability standards require that a purchaser of shares have either:

     .    a net worth of at least $150,000; or

     . a gross annual income of at least $45,000 and a net worth, excluding the value of a purchaser's home, furnishings and automobiles of at least $45,000.

     The minimum purchase is 100 shares ($1,000), except in certain states as described below. You may not transfer less shares than the minimum purchase requirement. In addition, you may not transfer, fractionalize or subdivide your shares so as to retain less than the number of shares required for the minimum purchase. In order to satisfy the minimum purchase requirements for retirement plans, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs, provided that each such contribution is made in increments of $100. You should note that an investment in the Wells REIT will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code.

     The minimum purchase for Maine, New York and North Carolina residents is 250 shares ($2,500), except for IRAs which must purchase a minimum of 100 shares ($1,000). The minimum purchase for Minnesota residents is 250 shares ($2,500), except for IRAs and other qualified retirement plans which must purchase a minimum of 200 shares ($2,000).

     Except in the states of Maine, Minnesota, Nebraska and Washington, if you have satisfied the minimum purchase requirements and have purchased units in other Wells programs or units or shares in other public real estate programs, you may purchase less than the minimum number of shares set forth above, but in no event less than 2.5 shares ($25). After you have purchased the minimum investment, any additional purchase must be in increments of at least 2.5 shares ($25), except for (1) purchases made by residents of Maine and Minnesota, who must still meet the minimum investment requirements set forth above, and (2) purchases of shares pursuant to the dividend reinvestment plan of the Wells REIT or reinvestment plans of other public real estate programs, which may be in lesser amounts.

     Several states have established suitability standards different from those we have established. Shares will be sold only to investors in these states who meet the special suitability standards set forth below.

     Arizona, Iowa, Massachusetts, Missouri, North Carolina and Tennessee - Investors must have either (1) a net worth of at least $225,000 or (2) gross annual income of $60,000 and a net worth of at least $60,000.

     Maine - Investors must have either (1) a net worth of at least $200,000, or
(2) gross annual income of $50,000 and a net worth of at least $50,000.

     Michigan, Ohio, Oregon and Pennsylvania - In addition to our suitability requirements, investors must have a net worth of at least ten times their investment in the Wells REIT.

     Missouri - Investors must have either (1) a net worth of at least $250,000 or (2) gross annual income of $75,000 and a net worth of at least $75,000.

     New Hampshire - Investors must have either (1) a net worth of at least $250,000, or (2) taxable income of $50,000 and a net worth of at least $125,000.

     In the case of sales to fiduciary accounts, these suitability standards must be met by the fiduciary account, by the person who directly or indirectly supplied the funds for the purchase of the shares or by the beneficiary of the account. These suitability standards are intended to help ensure that, given the long-term nature of an investment in the Wells REIT, our investment objectives and the relative illiquidity of the shares, the shares are an appropriate investment for certain investors. Each selected dealer must make every reasonable effort to determine that the purchase of shares is a suitable and appropriate investment for each shareholder based on information provided by the shareholder in the Subscription Agreement. Each selected dealer is required to maintain for six years records of the information used to determine that an investment in the shares is suitable and appropriate for a shareholder.

                         Estimated Use of Proceeds

     The following table sets forth information about how the proceeds raised in this offering will be used. Many of the figures set forth below represent the best estimate since they cannot be precisely calculated at this time. We expect that approximately 84% of the money you invest will be used to buy real estate, while the remaining 16% will be used for working capital and to pay expenses and fees including the payment of fees to Wells Investment Securities.

                                                         Maximum Offering(1)
                                                         ----------------
                                                    Amount             Percent
                                                    ------             -------
Gross Offering Proceeds                              222,000,000           100%
Less Public Offering Expenses:
  Selling Commissions and Dealer Manager Fee (2)      21,090,000           9.5%
  Organization and Offering Expenses (3)               6,660,000             3%
                                                    ------------           ----
Amount Available for Investment (4)                 $194,250,000          87.5%
Acquisition and Development:
  Acquisition and Advisory Fees (5)                 $  6,660,000             3%
  Acquisition Expenses (6)                             1,110,000            .5%
  Initial Working Capital Reserve (7)                        (7)            --
                                                    ------------           ----
Amount Invested in Properties (4)(8)                $186,480,000            84%
                                                    ============           ====

-------------------------
(Footnotes to "Estimated Use of Proceeds")

1. Includes 20,000,000 shares offered to the public at $10 per share and 2,200,000 shares offered pursuant to our dividend reinvestment plan at $10 per share. Excludes 800,000 shares to be issued upon exercise of the soliciting dealer warrants.

2. Includes selling commissions equal to 7% of aggregate gross offering proceeds which commissions may be reduced under certain circumstances and a dealer manager fee equal to 2.5% of aggregate gross offering proceeds, both of which are payable to the Dealer Manager, an affiliate of the advisor.
    The Dealer Manager, in its sole discretion, may reallow selling commissions of up to 7% of gross offering proceeds to other broker-dealers participating in this offering attributable to the units sold by them and may reallow out of its dealer manager fee up to 1.5% of gross offering proceeds in marketing fees and due diligence expenses to broker-dealers participating in this offering based on such factors as the volume of units sold by such participating broker-dealers, marketing support provided by such participating broker-dealers and bona fide conference fees incurred. The amount of selling commissions may often be reduced under certain circumstances for volume discounts. See the "Plan of Distribution" section of this prospectus for a description of such provisions.

3. Organization and offering expenses consist of estimated legal, accounting, printing and other accountable offering expenses other than selling commissions and the dealer manager fee. The advisor and its affiliates will be responsible for the payment of organization and offering expenses other than selling commissions and the dealer manager fee to the extent they exceed 3% of gross offering proceeds without recourse against or reimbursement by the Wells REIT.

4. Until required in connection with the acquisition and development of properties, substantially all of the net proceeds of the offering and, thereafter, the working capital reserves of the Wells REIT, may be invested in short-term, highly-liquid investments including government obligations, bank certificates of deposit, short-term debt obligations and interest-bearing accounts.

5. Acquisition and advisory fees are defined generally as fees and commissions paid by any party to any person in connection with the purchase, development or construction of properties. We will pay Wells Capital, our advisor, acquisition and advisory fees up to a maximum amount of 3% of gross offering proceeds in connection with the acquisition of the real estate properties. Acquisition and advisory fees do not include acquisition expenses.

6. Acquisition expenses include legal fees and expenses, travel expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, title insurance premiums and other closing costs and miscellaneous expenses relating to the selection, acquisition and development of real estate properties.

7. Because the vast majority of leases for the properties acquired by the Wells REIT will provide for tenant reimbursement of operating expenses, we do not anticipate that a permanent reserve for maintenance and repairs of real estate properties will be established. However, to the extent that the we have insufficient funds for such purposes, we may apply an amount of up to 1% of gross offering proceeds for maintenance and repairs of real estate properties. We also may, but are not required to, establish reserves from gross offering proceeds, out of cash flow generated by operating properties or out of nonliquidating net sale proceeds, defined generally to mean the net cash proceeds received by the Wells REIT from any sale or exchange of properties.

8. Includes amounts anticipated to be invested in properties net of fees and expenses. We estimate that approximately 84% of the proceeds received from the sale of shares will be used to acquire properties.

                                   Management

General

    We operate under the direction of the board, the members of which are accountable to us and our shareholders as fiduciaries. The board is responsible for the management and control of our affairs. The board has retained Wells Capital to manage our day-to-day affairs and the acquisition and disposition of our investments, subject to the board's supervision.

    Our articles of incorporation and bylaws provide that the number of directors of the Wells REIT may be established by a majority of the entire board of directors but may not be fewer than three nor more than fifteen. We currently have a total of eight directors. The articles of incorporation also provide that a majority of the directors must be independent directors. An "independent director" is a person who is not an officer or employee of the Wells REIT, Wells Capital or their affiliates and has not otherwise been affiliated with such entities for the previous two years. Of the eight current directors, seven directors are considered independent directors.

    Proposed transactions are often discussed before being brought to a final board vote. During these discussions, independent directors often offer ideas for ways in which deals can be changed to make them acceptable and these suggestions are taken into consideration when structuring transactions. Each director will serve until the next annual meeting of shareholders or until his successor has been duly elected and qualified. Although the number of directors may be increased or decreased, a decrease shall not have the effect of shortening the term of any incumbent director.

    Any director may resign at any time and may be removed with or without cause by the shareholders upon the affirmative vote of at least a majority of all the votes entitled to be cast at a meeting called for the purpose of the proposed removal. The notice of the meeting shall indicate that the purpose, or one of the purposes, of the meeting is to determine if the director shall be removed. The term "cause" as used in this context is a term used in the Maryland Corporation Law. Since the Maryland Corporation Law does not define the term "cause," shareholders may not know exactly what actions by a director may be grounds for removal.

    Unless filled by a vote of the shareholders as permitted by Maryland Corporation Law, a vacancy created by an increase in the number of directors or the death, resignation, removal, adjudicated incompetence or other incapacity of a director shall be filled by a vote of a majority of the remaining directors and,

    . in the case of a director who is not an independent director (affiliated director), by a vote of a majority of the remaining affiliated directors, or

    . in the case of an independent director, by a vote of a majority of the remaining independent directors,

unless there are no remaining affiliated directors or independent directors, as the case may be. In such case a majority vote of the remaining directors shall be sufficient. If at any time there are no independent or affiliated directors in office, successor directors shall be elected by the shareholders. Each director will be bound by the articles of incorporation and the bylaws.

    The directors are not required to devote all of their time to our business and are only required to devote the time to our affairs as their duties require. The directors will meet quarterly or more frequently if necessary. We do not expect that the directors will be required to devote a substantial portion of their time to discharge their duties as our directors. Consequently, in the exercise of their fiduciary responsibilities, the directors will be relying heavily on Wells Capital. The board is empowered to fix the compensation of all officers that it selects and may pay compensation to directors for services rendered to us in any other capacity.

    Our general investment and borrowing policies are set forth in this prospectus. The directors may establish further written policies on investments and borrowings and shall monitor our administrative procedures, investment operations and performance to ensure that the policies are fulfilled and are in the best interest of the shareholders. We will follow the policies on investments and borrowings set forth in this prospectus unless and until they are modified by the directors.

    The board is also responsible for reviewing our fees and expenses on at least an annual basis and with sufficient frequency to determine that the expenses incurred are in the best interest of the shareholders. In addition, a majority of the independent directors and a majority of directors not otherwise interested in the transaction must approve all transactions with Wells Capital or its affiliates. The independent directors will also be responsible for reviewing the performance of Wells Capital and determining that the compensation to be paid to Wells Capital is reasonable in relation to the nature and quality of services to be performed and that the provisions of the advisory agreement are being carried out. Specifically, the independent directors will consider factors such as:

    . the amount of the fee paid to Wells Capital in relation to the size, composition and performance of our investments;

    . the success of Wells Capital in generating appropriate investment opportunities;

    . rates charged to other REITs and other investors by advisors performing similar services;

    . additional revenues realized by Wells Capital and its affiliates through their relationship with us, whether we pay them or they are paid by others with whom we do business;

    . the quality and extent of service and advice furnished by Wells Capital and the performance of our investment portfolio; and

    . the quality of our portfolio relative to the investments generated by Wells Capital for its other clients.

    Neither the directors nor their affiliates will vote or consent to the voting of shares they now own or hereafter acquire on matters submitted to the shareholders regarding either (1) the removal of Wells Capital, any director or any affiliate; or (2) any transaction between us and Wells Capital, any director or any affiliate.

Executive Officers and Directors

    We have provided below certain information about our executive officers and directors.

Name                             Position(s)                                            Age
----                             ----------                                             ---
Leo F. Wells, III                President and Director                                 55
Douglas P. Williams              Executive Vice President, Secretary and Treasurer      49
John L. Bell(1)                  Director                                               59
Richard W. Carpenter(1)          Director                                               62
Bud Carter(1)                    Director                                               61
William H. Keogler, Jr.(1)       Director                                               54
Donald S. Moss(1)                Director                                               63
Walter W. Sessoms(1)             Director                                               65
Neil H. Strickland(1)            Director                                               63

--------
(1) Messrs. Bell, Carpenter, Carter, Keogler, Moss, Sessoms and Strickland serve on our Audit Committee.

    Leo F. Wells, III is the President and a director of the Wells REIT and the President and sole director of Wells Capital. He is also the sole shareholder and sole director of Wells Real Estate Funds, Inc., the parent corporation of Wells Capital. Mr. Wells is President of Wells & Associates, Inc., a real estate brokerage and investment company formed in 1976 and incorporated in 1978, for which he serves as principal broker. He is also the sole director and President of:

    .  Wells Management Company, Inc., our property manager;
    .  Wells Investment Securities, Inc., the dealer manager;
    . Wells Advisors, Inc., a company he organized in 1991 to act as a non-bank custodian for IRAs; and
    . Wells Development Corporation, a company he organized in 1997 to temporarily own, operate, manage and develop real properties.

    Mr. Wells was a real estate salesman and property manager from 1970 to 1973 for Roy D. Warren & Company, an Atlanta real estate company, and he was associated from 1973 to 1976 with Sax Gaskin Real Estate Company, during which time he became a Life Member of the Atlanta Board of Realtors

Million Dollar Club. From 1980 to February 1985 he served as Vice President of Hill-Johnson, Inc., a Georgia corporation engaged in the construction business. Mr. Wells holds a Bachelor of Business Administration degree in economics from the University of Georgia. Mr. Wells is a member of the International Association for Financial Planning (IAFP) and a registered NASD principal.

     Mr. Wells has over 25 years of experience in real estate sales, management and brokerage services. In addition to being the President and a director of the Wells REIT, he is currently a co-general partner in a total of 26 real estate limited partnerships formed for the purpose of acquiring, developing and operating office buildings and other commercial properties. As of October 1, 1999, these 26 real estate limited partnerships represented investments totaling approximately $300,000,000 from approximately 27,000 investors.

     Douglas P. Williams, who was elected as Executive Vice President, Secretary and Treasurer of the Wells REIT on July 30, 1999, previously served as Vice President, Controller of OneSource, Inc., a leading supplier of janitorial and landscape services, from 1996 to 1999 where he was responsible for corporate-wide accounting activities and financial analysis. Mr. Williams was employed by ECC International Inc. ("ECC"), a supplier to the paper industry and to the paint, rubber and plastic industries, from 1982 to 1995. While at ECC, Mr. Williams served in a number of key accounting positions, including Corporate Accounting Manager, U.S. Operations, Division Controller, Americas Region and Corporate Controller, America/Pacific Division. Prior to joining ECC and for one year after leaving ECC, Mr. Williams was employed by Lithonia Lighting, a manufacturer of lighting fixtures, as a Cost and General Accounting Manager and Director of Planning and Control. Mr. Williams started his professional career as an auditor for KPMG Peat Marwick LLP.

     Mr. Williams is a member of the American Institute of Certified Public Accountants and the Georgia Society of Certified Public Accountants. Mr. Williams received a bachelor of arts degree from Dartmouth College and a Masters of Business Administration degree from the Amos Tuck School of Graduate Business Administration at Dartmouth College.

     John L. Bell was the owner and Chairman of Bell-Mann, Inc., the largest commercial flooring contractor in the Southeast from February 1971 to February 1996. Mr. Bell also served on the Board of Directors of Realty South Investors, a REIT traded on the American Stock Exchange, and was the founder and served as a director of both the Chattahoochee Bank and the Buckhead Bank. In 1997, Mr. Bell initiated and implemented a "Dealer Acquisition Plan" for Shaw Industries, Inc., a floor covering manufacturer and distributor, which plan included the acquisition of Bell-Mann.

     Mr. Bell currently serves on the advisory boards of Windsor Capital, Mountain Top Boys Home and the Eagle Ranch Boys Home. Mr. Bell is also extensively involved in buying and selling real estate both individually and in partnership with others. Mr. Bell graduated from Florida State University majoring in accounting and marketing.

     Richard W. Carpenter served as General Vice President of Real Estate Finance of The Citizens and Southern National Bank from 1975 to 1979, during which time his duties included the establishment and supervision of the United Kingdom Pension Fund, U.K.-American Properties, Inc. which was established primarily for investment in commercial real estate within the United States.

     Mr. Carpenter is currently President and director of Realmark Holdings Corp., a residential and commercial real estate developer, and has served in that position since October 1983. He is also President and director of Leisure Technology, Inc., a retirement community developer, a position which he has held since March 1993, Managing Partner of Carpenter Properties, L.P., a real estate limited partnership, and

President and director of the oil storage companies Wyatt Energy, Inc. and Commonwealth Oil Refining Company, Inc., positions which he has held since 1995 and 1984, respectively.

    Mr. Carpenter also serves as Vice Chairman of the Board of Directors of both First Liberty Financial Corp. and Liberty Savings Bank, F.S.B. and Chairman of the Audit Committee of First Liberty Financial Corp. He has been a member of The National Association of Real Estate Investment Trusts and served as President and Chairman of the Board of Southmark Properties, an Atlanta-based REIT investing in commercial properties. Mr. Carpenter is a past Chairman of the American Bankers Association Housing and Real Estate Finance Division Executive Committee. Mr. Carpenter holds a Bachelor of Science degree from Florida State University, where he was named the outstanding alumnus of the School of Business in 1973.

    Bud Carter was an award-winning broadcast news director and anchorman for several radio and television stations in the Midwest for over 20 years. From 1975 to 1980, Mr. Carter served as General Manager of WTAZ-FM, a radio station in Peoria, Illinois and served as editor and publisher of The Peoria Press, a weekly business and political journal in Peoria, Illinois. From 1981 until 1989, Mr. Carter was also an owner and General Manager of Transitions, Inc., a corporate outplacement company in Atlanta, Georgia.

    Mr. Carter currently serves as Senior Vice President for The Executive Committee, a 42-year old international organization established to aid presidents and CEOs share ideas on ways to improve the management and profitability of their respective companies. The Executive Committee operates in numerous large cities throughout the United States, Canada, Australia, France, Italy, Malaysia, Brazil, the United Kingdom and Japan. The Executive Committee has more than 6,000 presidents and CEOs who are members. In addition, Mr. Carter was the first Chairman of the organization recruited in Atlanta and still serves as Chairman of the first two groups formed in Atlanta, each comprised of 14 noncompeting CEOs and presidents. Mr. Carter is a graduate of the University of Missouri where he earned degrees in journalism and social psychology.

    William H. Keogler, Jr. was employed by Brooke Bond Foods, Inc. as a Sales Manager from June 1965 to September 1968. From July 1968 to December 1974, Mr. Keogler was employed by Kidder Peabody & Company, Inc. and Dupont, Glore, Forgan as a corporate bond salesman responsible for managing the industrial corporate bond desk and the utility bond area. From December 1974 to July 1982, Mr. Keogler was employed by Robinson-Humphrey, Inc. as the Director of Fixed Income Trading Departments responsible for all municipal bond trading and municipal research, corporate and government bond trading, unit trusts and SBA/FHA loans, as well as the oversight of the publishing of the Robinson-Humphrey Southeast Unit Trust, a quarterly newsletter. Mr. Keogler was elected to the Board of Directors of Robinson-Humphrey, Inc. in 1982. From July 1982 to October 1984, Mr. Keogler was Executive Vice President, Chief Operating Officer, Chairman of the Executive Investment Committee and member of the Board of Directors and Chairman of the MFA Advisory Board for the Financial Service Corporation. He was responsible for the creation of a full service trading department specializing in general securities with emphasis on municipal bonds and municipal trusts. Under his leadership, Financial Service Corporation grew to over 1,000 registered representatives and over 650 branch offices. In March 1985, Mr. Keogler founded Keogler, Morgan & Company, Inc., a full service brokerage firm, and Keogler Investment Advisory, Inc., in which he served as Chairman of the Board of Directors, President and Chief Executive Officer. In January 1997, both companies were sold to SunAmerica, Inc., a publicly traded New York Stock Exchange company. Mr. Keogler continued to serve as President and Chief Executive Officer of these companies until his retirement in January 1998.

    Mr. Keogler serves on the Board of Trustees of Senior Citizens Services of Atlanta. He graduated from Adelphi University in New York where he earned a degree in psychology.

     Donald S. Moss was employed by Avon Products, Inc. from 1957 until his retirement in 1986. While at Avon, Mr. Moss served in a number of key positions, including Vice President and Controller from 1973 to 1976, Group Vice President of Operations-Worldwide from 1976 to 1979, Group Vice President of Sales-Worldwide from 1979 to 1980, Senior Vice President-International from 1980 to 1983 and Group Vice President-Human Resources and Administration from 1983 until his retirement in 1986. Mr. Moss was also a member of the board of directors of Avon Canada, Avon Japan, Avon Thailand, and Avon Malaysia from 1980-1983.

     Mr. Moss is currently a director of The Atlanta Athletic Club. He formerly was the National Treasurer and a director of the Girls Clubs of America from 1973 to 1976. Mr. Moss graduated from the University of Illinois where he received a degree in business.

     Walter W. Sessoms was employed by BellSouth Telecommunications, Inc. from 1971 until his retirement in June 1997. While at BellSouth, Mr. Sessoms served in a number of key positions, including Vice President-Residence for the State of Georgia from June 1979 to July 1981, Vice President-Transitional Planning Officer from July 1981 to February 1982, Vice President-Georgia from February 1982 to June 1989, Senior Vice President-Regulatory and External Affairs from June 1989 to November 1991, and Group President-Services from December 1991 until his retirement on June 30, 1997.

     Mr. Sessoms currently serves as a director of the Georgia Chamber of Commerce for which he is a past Chairman of the Board, the Atlanta Civic Enterprises and the Salvation Army's Board of Visitors of the Southeast Region. Mr. Sessoms is also a past executive advisory council member for the University of Georgia College of Business Administration and past member of the executive committee of the Atlanta Chamber of Commerce. Mr. Sessoms is a graduate of Wofford College where he earned a degree in economics and business administration and is currently a lecturer at the University of Georgia.

     Neil H. Strickland was employed by Loyalty Group Insurance (which subsequently merged with America Fore Loyalty Group and is now known as The Continental Group) as an automobile insurance underwriter. From 1957 to 1961, Mr. Strickland served as Assistant Supervisor of the Casualty Large Lines Retrospective Rating Department. From 1961 to 1964, Mr. Strickland served as Branch Manager of Wolverine Insurance Company, a full service property and casualty service company, where he had full responsibility for underwriting of insurance and office administration in the State of Georgia. In 1964, Mr. Strickland and a non-active partner started Superior Insurance Service, Inc., a property and casualty wholesale general insurance agency. Mr. Strickland served as President and was responsible for the underwriting and all other operations of the agency. In 1967, Mr. Strickland sold his interest in Superior Insurance Service, Inc. and started Strickland General Agency, Inc., a property and casualty general insurance agency concentrating on commercial customers. Mr. Strickland is currently the Senior Operation Executive of Strickland General Agency, Inc. and devotes most of his time to long-term planning, policy development and senior administration.

     Mr. Strickland is a past President of the Norcross Kiwanis Club and served as both Vice President and President of the Georgia Surplus Lines Association. He also served as President and a director of the National Association of Professional Surplus Lines Offices. Mr. Strickland currently serves as a director of First Capital Bank, a community bank located in the State of Georgia. Mr. Strickland attended Georgia State University where he majored in business administration. He received his L.L.B. degree from Atlanta Law School.

Compensation of Directors

     We pay our independent directors $250 for each board meeting they attend. In addition, we have reserved 100,000 shares of common stock for future issuance upon the exercise of stock options granted to the independent directors pursuant to our Independent Director Stock Option Plan. All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the board of directors. If a director also is an officer of the Wells REIT, we do not pay separate compensation for services rendered as a director.

Independent Director Stock Option Plan

     The independent directors were each issued non-qualified stock options to purchase 2,500 shares (Initial Options) pursuant to the Independent Director Stock Option Plan (Plan). The Plan further provides for subsequent grants of options to purchase 1,000 shares (Subsequent Options) to each independent director then in office on the date of each annual stockholder's meeting beginning with the annual meeting to be held in the year 2000. The Initial Options and the Subsequent Options are collectively referred to as the "Options." However, Options may not be granted at any time when the grant, along with grants to other independent directors, would exceed 10% of our issued and outstanding shares. The option price for the Initial Options will be $12.00 per share. The option price for the Subsequent Options shall be the greater of
(1) $12.00 per share or (2) the fair market value of the shares on the date they are granted. Fair market value is defined generally to mean:

     . the average closing price for the five consecutive trading days ending on such date if the shares are traded on a national exchange;

     . the average of the high bid and low asked prices if the shares are quoted on NASDAQ;

     . the average of the last 10 sales made pursuant to a public offering if there is a current public offering and no market maker for the shares;

     . the average of the last 10 purchases (or fewer if less than 10 purchases) under our share redemption program if there is no current public offering; or

     . the price per share under the dividend reinvestment plan if there are no purchases under the share redemption program.

     One-fifth of the Initial Options are exercisable beginning on the date we granted them and an additional one-fifth of the Initial Options will become exercisable on each anniversary of the date we grant them for a period of four years until 100% of the shares become exercisable. The Subsequent Options granted under the Plan will become exercisable on the second anniversary of the date we grant them.

     A total of 100,000 shares have been authorized and reserved for issuance under the Plan. If the number of outstanding shares is changed into a different number or kind of shares or securities through a reorganization or merger in which the Company is the surviving entity, or through a combination, recapitalization or otherwise, an appropriate adjustment will be made in the number and kind of shares that may be issued pursuant to exercise of the Options. A corresponding adjustment to the exercise price of the Options granted prior to any change will also be made. Any such adjustment, however, will not change the total payment, if any, applicable to the portion of the Options not exercised, but will change only the exercise price for each share.

     Options granted under the Plan shall lapse on the first to occur of (1) the tenth anniversary of the date we grant them, (2) the removal for cause of the independent director as a member of the board of directors, or (3) three months following the date the independent director ceases to be a director for any reason other than death or disability, and may be exercised by payment of cash or through the delivery of common stock. Options granted under the Plan are generally exercisable in the case of death or disability for a period of one year after death or the disabling event. No Option issued may be exercised if such exercise would jeopardize our status as a REIT under the Internal Revenue Code.

    The independent directors may not sell pledge, assign or transfer their options other than by will or the laws of descent or distribution.

    Upon the dissolution or liquidation of the Wells REIT, upon our reorganization, merger or consolidation with one or more corporations as a result of which we are not the surviving corporation or upon sale of all or substantially all of our properties, the Plan will terminate, and any outstanding Options will terminate and be forfeited. The board of directors may provide in writing in connection with any such transaction for any or all of the following alternatives:

    . for the assumption by the successor corporation of the Options granted or the replacement of the Options with options covering the stock of the successor corporation, or a parent or subsidiary of such corporation, with appropriate adjustments as to the number and kind of shares and exercise prices;

    . for the continuance of the Plan and the Options by such successor corporation under the original terms; or

    . for the payment in cash or shares of common stock in lieu of and in complete satisfaction of such Options.

Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents

    Our organizational documents limit the personal liability of our directors and officers for monetary damages to the fullest extent permitted under current Maryland Corporation Law. We also maintain a directors and officers liability insurance policy. Maryland Corporation Law allows directors and officers to be indemnified against judgments, penalties, fines, settlements and expenses actually incurred in a proceeding unless the following can be established:

    . an act or omission of the director or officer was material to the cause of action adjudicated in the proceeding, and was committed in bad faith or was the result of active and deliberate dishonesty;

    . the director or officer actually received an improper personal benefit in money, property or services; or

    . with respect to any criminal proceeding, the director or officer had reasonable cause to believe his act or omission was unlawful.

Any indemnification or any agreement to hold harmless is recoverable only out of our assets and not from the shareholders. Indemnification could reduce the legal remedies available to us and the shareholders against the indemnified individuals, however.

    This provision does not reduce the exposure of directors and officers to liability under federal or state securities laws, nor does it limit the shareholder's ability to obtain injunctive relief or other equitable remedies for a violation of a director's or an officer's duties to us or our shareholders, although the equitable remedies may not be an effective remedy in some circumstances.

     In spite of the above provisions of Maryland Corporation Law, our articles of incorporation provide that the directors, Wells Capital and its affiliates will be indemnified by us for losses arising from our operation only if all of the following conditions are met:

     . the directors, Wells Capital or its affiliates have determined, in good faith, that the course of conduct which caused the loss or liability was in our best interests;

     .     the directors, Wells Capital or its affiliates were acting on our behalf or performing services for us;

     . in the case of affiliated directors, Wells Capital or its affiliates, the liability or loss was not the result of negligence or misconduct by the party seeking indemnification;

     . in the case of independent directors, the liability or loss was not the result of gross negligence or willful misconduct by the party seeking indemnification; and

     . the indemnification or agreement to hold harmless is recoverable only out of our net assets and not from the shareholders.

     We have agreed to indemnify and hold harmless Wells Capital and its affiliates performing services for us from specific claims and liabilities arising out of the performance of its obligations under the advisory agreement. As a result, we and our shareholders may be entitled to a more limited right of action than they would otherwise have if these indemnification rights were not included in the advisory agreement.

     The general effect to investors of any arrangement under which any of our controlling persons, directors or officers are insured or indemnified against liability is a potential reduction in distributions resulting from our payment of premiums associated with insurance. In addition, indemnification could reduce the legal remedies available to the Wells REIT and our shareholders against the officers and directors.

     The Securities and Exchange Commission takes the position that indemnification against liabilities arising under the Securities Act of 1933 is against public policy and unenforceable. Indemnification of the directors, officers, Wells Capital or its affiliates will not be allowed for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

    . there has been a successful adjudication on the merits of each count involving alleged securities law violations;

    . such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

    . a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which the securities were offered as to indemnification for violations of securities laws.

     Indemnification will be allowed for settlements and related expenses of lawsuits alleging securities laws violations and for expenses incurred in successfully defending any lawsuits, provided that a court either:

     . approves the settlement and finds that indemnification of the settlement and related costs should be made; or

     . dismisses with prejudice or there is a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and a court approves the indemnification.

The Advisor

     The advisor of the Wells REIT is Wells Capital. Some of our officers and directors are also officers and directors of Wells Capital. Wells Capital has responsibility as a fiduciary to the Wells REIT and its stockholders pursuant to the advisory agreement.

     The directors and executive officers of Wells Capital are as follows:

     Name                      Age                Position
     ----                      ---                ---------
     Leo F. Wells, III          55  President and sole director
     Douglas P. Williams        49  Senior Vice President
     Stephen G. Franklin        52  Senior Vice President
     Kim R. Comer               44  Vice President and Assistant Director
                                    of Investor Services
     Edna B. King               61  Vice President of Investor Services
     Linda L. Carson            55  Vice President of Accounting

     The backgrounds of Messrs. Wells and Williams are described in the "Management -- Executive Officers and Directors" section of this prospectus. Below is a brief description of the other executive officers of Wells Capital.

     Stephen G. Franklin, Ph.D. most recently served as President of Global Access Learning, an international executive education and management development firm. From 1997 to 1999, Dr. Franklin served as President, Chief Academic Officer and Director of EduTrek International, a publicly traded provider of international post-secondary education that owns the American InterContinental University, with campuses in Atlanta, Ft. Lauderdale, Los Angeles, Washington, D.C., London and Dubai. While at EduTrek, he was instrumental in developing the Masters and Bachelors of Information Technology, International MBA and Adult Evening BBA programs. Prior to joining EduTrek, Dr. Franklin was Associate Dean of the Goizueta Business School at Emory University and a former tenured Associate Professor of Business Administration. He served on the founding Executive MBA faculty, and has taught graduate, undergraduate and executive courses in Management and Organizational Behavior, Human Resources Management and Entrepreneurship. He is also co-founder and Director of the Center for Healthcare Leadership in the Emory University School of Medicine. Dr. Franklin was a frequent guest lecturer at universities throughout North America, Europe and South Africa.

     In 1984, Dr. Franklin took a sabbatical from Emory University and became Executive Vice President and a principal shareholder of Financial Service Corporation ("FSC"), an independent financial planning broker-dealer. Dr. Franklin and the other shareholders of FSC later sold their interests in FSC to Mutual of New York Life Insurance Company.

    Kim R. Comer rejoined Wells Capital as National Vice President of Marketing in April 1997 after working for Wells Capital in similar capacities from January 1992 through September 1995. Mr. Comer currently serves as Vice President and Assistant Director of Investor Services. In prior positions with Wells Capital, he served as Vice President of Marketing for the southeast and northeast regions. Mr. Comer has over ten years experience in the securities industry and is a registered representative and financial principal with the NASD. Additionally, he has strong financial experience including experience as controller and chief financial officer of two regional broker-dealers. In 1976, Mr. Comer graduated with honors from Georgia State University with a BBA degree in accounting.

    Edna B. King is the Vice President of Investor Services for Wells Capital. She is responsible for processing new investments, sales reporting and investor communications. Prior to joining Wells Capital in 1985, Ms. King served as the Southeast Service Coordinator for Beckman Instruments and as office manager for a regional office of Commerce Clearing House. Ms. King holds an Associates Degree in Business Administration from DeKalb Community College in Atlanta, Georgia, and has completed courses at the University of North Carolina at Wilmington.

    Linda L. Carson is Vice President of Accounting for Wells Capital. She is responsible for fund, property and corporate accounting, SEC reporting and coordination of all audits by the independent public accountants. Ms. Carson joined Wells Capital in 1989 as Staff Accountant, became Controller in 1991 and assumed her current position in 1996. Prior to joining Wells Capital, Ms. Carson was an accountant with an electrical distributor. She is a graduate of City College of New York and has completed additional accounting courses at Kennesaw State. She is also a member of the National Society of Accountants.

    Wells Capital employs personnel, in addition to the directors and executive officers listed above, who have extensive experience in selecting and managing commercial properties similar to the properties sought to be acquired by the Wells REIT.

    Wells Capital currently owns 20,000 limited partnership units in Wells OP, our operating partnership, for which it contributed $200,000. Wells Capital may not sell these units while the advisory agreement is in effect, although it has the right to transfer such units to an affiliate. (See "The Operating Partnership Agreement.")

The Advisory Agreement

    Many of the services to be performed by Wells Capital in managing our day-to-day activities are summarized below. This summary is provided to illustrate the material functions which Wells Capital will perform for us as our advisor and it is not intended to include all of the services which may be provided to us by third parties. Under the terms of the advisory agreement, Wells Capital undertakes to use its best efforts to present to us investment opportunities consistent with our investment policies and objectives as adopted by the board of directors. In its performance of this undertaking, Wells Capital, either directly or indirectly by engaging an affiliate, shall, subject to the authority of the board:

    . find, present and recommend to us real estate investment opportunities consistent with our investment policies and objectives;

    . structure the terms and conditions of transactions pursuant to which acquisitions of properties will be made;

    . acquire properties on our behalf in compliance with our investment objectives and policies;

    .     arrange for financing and refinancing of properties; and

    .     enter into leases and service contracts for the properties acquired.

    The term of the advisory agreement ends on January 30, 2000 and may be renewed for an unlimited number of successive one year periods. Additionally, the advisory agreement may be terminated:

    . immediately by us for "cause" or upon the bankruptcy of Wells Capital or a material breach of the advisory agreement by Wells Capital;

    . without cause by a majority of the independent directors of the Wells REIT or a majority of the directors of Wells Capital upon 60 days' written notice; or

    .     immediately with "good reason" by Wells Capital.

    "Good reason" is defined in the advisory agreement to mean either:

    . any failure by us to obtain a satisfactory agreement from our successor to assume and agree to perform our obligations under the advisory agreement; or

    . any material breach of the advisory agreement of any nature whatsoever by us.

    "Cause" is defined in the advisory agreement to mean fraud, criminal conduct, willful misconduct or willful or negligent breach of fiduciary duty by Wells Capital or a breach of the advisory agreement by Wells Capital.

    Wells Capital and its affiliates expect to engage in other business ventures and, as a result, their resources will not be dedicated exclusively to our business. However, pursuant to the advisory agreement, Wells Capital must devote sufficient resources to the administration of the Wells REIT to discharge its obligations. Wells Capital may assign the advisory agreement to an affiliate upon approval of a majority of the independent directors. We may assign or transfer the advisory agreement to a successor entity.

    Wells Capital may not make any acquisition of property or financing of such acquisition on our behalf without the prior approval of a majority of our independent directors. The actual terms and conditions of transactions involving investments in properties shall be determined in the sole discretion of Wells Capital, subject at all times to such board approval.

    We will reimburse Wells Capital for all of the costs it incurs in connection with the services it provides to us, including, but not limited to:

    . organization and offering expenses in an amount up to 3% of gross offering proceeds, which include expenses attributable to preparing the SEC registration statement, formation and organization of the Wells REIT, qualification of the shares for sale in the states, escrow arrangements, filing fees and expenses attributable to selling the shares including, but not limited to, selling commissions, advertising expenses, expense reimbursements, and counsel and accounting fees;

    . the annual cost of goods and materials used by us and obtained from entities not affiliated with Wells Capital, including brokerage fees paid in connection with the purchase and sale of securities;

    . administrative services including personnel costs, provided, however, that no reimbursement shall be made for costs of personnel to the extent that personnel are used in transactions for which Wells Capital receives a separate fee; and

    . acquisition expenses, which are defined to include expenses related to the selection and acquisition of properties, at the lesser of actual cost or 90% of competitive rates charged by unaffiliated persons providing similar services.

    Wells Capital must reimburse us at least annually for reimbursements paid to Wells Capital in any year to the extent that such reimbursements to Wells Capital cause our operating expenses to exceed the greater of (1) 2% of our average invested assets, which generally consists of the average book value of our real estate properties before reserves for depreciation or bad debts, or (2) 25% of our net income, which is defined as our total revenues less total expenses for any given period excluding reserves for depreciation and bad debt. Such operating expenses do not include amounts payable out of capital contributions which are capitalized for tax and accounting purposes such as the acquisition and advisory fees payable to Wells Capital. To the extent that operating expenses payable or reimbursable by us exceed this limit and the independent directors determine that the excess expenses were justified based on unusual and nonrecurring factors which they deem sufficient, Wells Capital may be reimbursed in future years for the full amount of the excess expenses, or any portion thereof, but only to the extent the reimbursement would not cause our operating expenses to exceed the limitation in any year. Within 60 days after the end of any of our fiscal quarters for which total operating expenses for the 12 months then ended exceed the limitation, there shall be sent to the shareholders a written disclosure, together with an explanation of the factors the independent directors considered in arriving at the conclusion that the excess expenses were justified.

    Wells Capital or its affiliates will be paid fees in connection with services provided to us. (See "Management Compensation.") In the event the advisory agreement is terminated, Wells Capital will be paid all accrued and unpaid fees and expense reimbursements, and any subordinated acquisition fees earned prior to the termination. We will not reimburse Wells Capital or its affiliates for services for which Wells Capital or its affiliates are entitled to compensation in the form of a separate fee.

Shareholdings

    Wells Capital currently owns 20,000 limited partnership units of Wells OP, which constitutes 100% of the limited partner units outstanding. Wells Capital may not sell any of these units during the period it serves as our advisor. Wells Capital also owns 100 shares of the Wells REIT, which it acquired upon the initial formation of the Wells REIT. Any resale of the shares that Wells Capital currently owns and the resale of any shares which may be acquired by our affiliates are subject to the provisions of Rule 144 promulgated under the Securities Act of 1933, which rule limits the number of shares that may be sold at any one time and the manner of such resale. Although Wells Capital and its affiliates are not prohibited from acquiring additional shares, Wells Capital has no options or warrants to acquire any additional shares and has no current plans to acquire additional shares. Wells Capital has agreed to abstain from voting any shares it now owns or hereafter acquires in any vote for the election of directors or any vote regarding the approval or termination of any contract with Wells Capital or any of its affiliates.

Affiliated Companies

    Property Manager

    Our properties will be managed and leased initially by Wells Management Company, Inc. (Wells Management). Wells Real Estate Funds, Inc. is the sole shareholder of Wells Management, and Mr. Wells is the President and sole director of Wells Management. (See "Conflicts of Interest.") The other principal officers of Wells Management are as follows:

    Name                      Positions
    ----                      ---------

    Michael C. Berndt         Vice President and Chief Investment Officer
    M. Scott Meadows          Vice President of Property Management
    Robert H. Stroud          Vice President of Leasing
    Michael L. Watson         Vice President of Development

    Wells Management is engaged in the business of real estate management. It was organized and commenced active operations in 1983 to lease and manage real estate projects which the advisor and its affiliates operate or in which they own an interest. As of October 1, 1999, Wells Management was managing in excess of 3,200,000 square feet of office buildings and shopping centers. We will pay Wells Management property management fees equal to 2.5% of the gross revenues of each building managed for management of our commercial properties. In addition, we will pay Wells Management leasing fees equal to 2.0% of the gross revenues of each building for which Wells Management provides leasing and tenant coordinating services. A special one-time initial rent-up or leasing fee typically equal to the first month's rent may be paid on the first leases for newly constructed properties. This fee must be competitive for the geographic area of the property, and the amount of this fee received by Wells Management will be reduced by any amount paid to an outside broker. The advisor believes these terms will be no less favorable to the Wells REIT than those customary for similar services in the relevant geographic area. Depending upon the location of certain of our properties and other circumstances, we may retain unaffiliated property management companies to render property management services for some of our properties.

    In the event that Wells Management assists a tenant with tenant improvements, a separate fee may be charged to the tenant and paid by the tenant. This fee will not exceed 5% of the cost of the tenant improvements.

    Wells Management derives all of its income from its property management and leasing operations. For the fiscal year ended December 31, 1998, Wells Management reported $1,581,235 in gross operating revenues and $352,963 in net income.

    The property manager will hire, direct and establish policies for the Wells REIT employees who will have direct responsibility for each property's operations, including resident managers and assistant managers, as well as building and maintenance personnel. Some or all of the other Wells REIT employees may be employed on a part-time basis and may also be employed by one or more of the following:

    .  the advisor;

    .  the property manager;

    .  partnerships organized by the advisor and its affiliates; and

    . other persons or entities owning properties managed by the property manager.

The property manager will also direct the purchase of equipment and supplies and will supervise all maintenance activity.

    The management fees to be paid to Wells Management will cover, without additional expense to the Wells REIT, the property manager's general overhead costs such as its expenses for rent and utilities.

    The principal office of Wells Management is located at 6200 The Corners Parkway, Suite 250, Norcross, Georgia 30092.

    Dealer Manager

    Wells Investment Securities, Inc., the Dealer Manager, a member firm of the National Association of Securities Dealers, Inc. (NASD), was organized in May 1984 for the purpose of participating in and facilitating the distribution of securities of Wells programs.

    The Dealer Manager will provide certain wholesaling, sales promotional and marketing assistance services to the Wells REIT in connection with the distribution of the shares offered pursuant to this prospectus. It may also sell a limited number of shares at the retail level. (See "Plan of Distribution.")

    Wells Real Estate Funds, Inc. is the sole shareholder of the Dealer Manager, and Mr. Wells is the President and sole director. (See "Conflicts of Interest.")

    IRA Custodian

     Wells Advisors, Inc. was organized in 1991 for the purpose of acting as a non-bank custodian for IRAs investing in the securities of Wells real estate programs. Wells Advisors currently charges no fees for such services. Wells Advisors was approved by the Internal Revenue Service to act as a qualified non-bank custodian for IRAs on March 20, 1992. In circumstances where Wells Advisors acts as an IRA custodian, the authority of Wells Advisors is limited to holding limited partnership units or REIT shares on behalf of the beneficiary of the IRA and making distributions or reinvestments in such units or shares solely at the direction of the beneficiary of the IRA. Well Advisors is not authorized to vote any of such units or shares held in any IRA except in accordance with the written instructions of the beneficiary of the IRA. Mr. Wells is the President and sole director and owns 50% of the common stock and all of the preferred stock of Wells Advisors. As of October 1, 1999, Wells Advisors was acting as the IRA custodian for in excess of $50,000,000 in Wells real estate program investments.

Management Decisions

    The primary responsibility for the selection of our investments and the negotiation for these investments will reside in Michael C. Berndt, an officer of Wells Management and the principal real estate acquisition employee of Wells Capital, and Leo F. Wells, III, an officer and director of Wells Capital. Messrs. Berndt and Wells seek to invest in commercial properties, typically office buildings in which the major tenant is a company with a net worth of in excess of $100,000,000. The board of directors must approve all acquisitions of real estate properties.

                            Management Compensation

    The following table summarizes and discloses all of the compensation and fees, including reimbursement of expenses, to be paid by the Wells REIT to the advisor and its affiliates.


Form of                                   Determination                              Estimated
Compensation                                of Amount                                Maximum
                                            ---------
and Entity                                                                           Dollar Amount(1)
----------                                                                           ----------------
Receiving
---------
                                 Organizational and Offering Stage

Selling              Up to 7% of gross offering proceeds before reallowance of       $15,540,000
Commissions - The    commissions earned by participating broker-dealers.  The
Dealer Manager       Dealer Manager intends to reallow 100% of commissions
                     earned to participating broker-dealers.

Dealer Manager       Up to 2.5% of gross offering proceeds before reallowance        $ 5,550,000
Fee - The Dealer     to participating broker-dealers.  The Dealer Manager, in
Manager              its sole discretion, may reallow a portion of its dealer
                     manager fee of up to 1.5% of the gross
                     offering proceeds to be paid to such participating
                     broker-dealers as a marketing fee and due diligence
                     expense reimbursement, based on such factors as the
                     volume of shares sold by such participating
                     broker-dealers, marketing support and bona fide
                     conference fees incurred.

Reimbursement of     Up to 3% of gross offering proceeds.  All                       $ 6,660,000
Organization         organization and offering expenses (excluding selling
and Offering         commissions and the dealer manager fee) will be
Expenses - The       advanced by the advisor or its affiliates and
Advisor or its       reimbursed by the Wells REIT.
Affiliates
                              Acquisition and Development Stage

Acquisition and      For the review and evaluation of potential real                 $ 6,660,000
Advisory             property acquisitions, a fee of up to 3% of gross
Fees - The           offering proceeds.
Advisor or its
Affiliates (2)

Reimbursement of     Up to .5% of gross offering proceeds for                        $ 1,110,000
Acquisition          reimbursement of expenses related to real property
Expenses - The       acquisitions, such as legal fees, travel expenses,
Advisor or its       property appraisals, title insurance premium expenses
Affiliates (2)       and other closing costs.

                              Operational Stage

Property             For the management of our properties, property management   Actual amounts are
Management and       fees equal to 2.5% of gross revenues.  For leasing and      dependent upon
Leasing Fees -       tenant coordinating services, leasing fees equal to 2% of   results of
Wells Management     gross revenues.  In addition, a separate fee for the        operations and
Company, Inc.        one-time initial rent-up or leasing-up of newly             therefore cannot be
                     constructed properties in an amount not to exceed the fee   determined at the
                     customarily charged in arm's-length transactions by         present time.
                     others rendering similar services in the same geographic
                     area for similar properties as determined by a survey of
                     brokers and agents in such area (customarily equal to the
                     first month's rent).

Real Estate          In connection with the sale of properties, an amount not    Actual amounts are
Commissions -        exceeding the lesser of:  (A) 50% of the reasonable,        dependent upon
The Advisor or       customary and competitive real estate brokerage             results of
its Affiliates       commissions customarily paid for the sale of a comparable   operations and
                     property in light of the size, type and location of the     therefore cannot be
                     property, or (B) 3% of the gross sales price of each        determined at the
                     property, subordinated to distributions to  investors       present time.
                     from sale proceeds of an amount which, together with
                     prior distributions to the investors, will equal (1) 100%
                     of their capital contributions plus (2) an 8% annual
                     cumulative, noncompounded return on their net capital
                     contributions.

Subordinated         After investors have received a return of their net         Actual amounts are
Participation in     capital contributions and an 8% per year cumulative,        dependent upon
Net Sale Proceeds    noncompounded return, then the advisor is entitled to       results of
- The Advisor (3)    receive 10% of remaining net sales proceeds.                operations and
                                                                                 therefore cannot be
                                                                                 determined at the
                                                                                 present time.

Subordinated         Upon listing, a fee equal to 10% of the amount by which     Actual amounts are
Incentive            (1) the market value of the outstanding stock of the        dependent upon
Listing Fee -        Wells REIT plus distributions paid by the Wells REIT        results of
The Advisor(4)(5)    prior to listing, exceeds (2) the sum of the total amount   operations and
                     of capital raised from investors and the amount cash flow   therefore cannot be
                     necessary to generate an 8% per year cumulative,            determined at the
                     noncompounded return to investors.                          present time.

                     The Wells REIT may not reimburse any entity for operating expenses in excess of the greater of 2% of our average invested assets or 25% of our net income for the year.

_________________________
(Footnotes to "Management Compensation")

1. The estimated maximum dollar amounts are based on the sale of a maximum of 20,000,000 shares to the public at $10 per share and the sale of 2,200,000 shares at $10 per share pursuant to our dividend reinvestment plan.

2. The total of all acquisition and advisory fees and the acquisition expenses shall not exceed, in the aggregate, an amount equal to 6% of the contract price of all of the properties which we will purchase.

3. The subordinated participation in net sale proceeds and the subordinated incentive listing fee to be received by the advisor are mutually exclusive of each other. In the event that the Wells REIT becomes listed and the advisor receives the subordinated incentive listing fee prior to its receipt of the subordinated participation in net sale proceeds, the advisor shall not be entitled to any such participation in net sale proceeds.

4. If at any time the shares become listed on a national securities exchange or included for quotation on Nasdaq, we will negotiate in good faith with Wells Capital a fee structure appropriate for an entity with a perpetual life. A majority of the independent directors must approve the new fee structure negotiated with Wells Capital. In negotiating a new fee structure, the independent directors shall consider all of the factors they deem relevant, including but not limited to:

     . the size of the advisory fee in relation to the size, composition and profitability of our portfolio;

     . the success of Wells Capital in generating opportunities that meet our investment objectives;

     . the rates charged to other REITs and to investors other than REITs by advisors performing similar services;

     . additional revenues realized by Wells Capital through their relationship with us;

     .    the quality and extent of service and advice furnished by Wells
          Capital;

     . the performance of our investment portfolio, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and

     . the quality of our portfolio in relationship to the investments generated by Wells Capital for the account of other clients.

     The board, including a majority of the independent directors, may not approve a new fee structure that is, in its judgment, more favorable to Wells Capital than the current fee structure.

5. The market value of the outstanding stock of the Wells REIT will be calculated based on the average market value of the shares issued and outstanding at listing over the 30 trading days beginning 180 days after the shares are first listed on a stock exchange.

     We have the option to pay the listing fee in the form of stock, cash, a promissory note or any combination thereof. In the event the subordinated incentive listing fee is paid to Wells Capital as a result of the listing of the shares, we will not be required to pay Wells Capital any further subordinated participation in net sales proceeds.

     In addition, the advisor and its affiliates will be reimbursed only for the actual cost of goods, services and materials used for or by the Wells REIT. The advisor may be reimbursed for the administrative services necessary to the prudent operation of the Wells REIT provided that the reimbursement shall be at the lower of the advisor's actual cost or the amount the Wells REIT would be required to pay to independent parties for comparable administrative services in the same geographic location. We will not reimburse the advisor or its affiliates for services for which they are entitled to compensation by way of a separate fee. Excluded from allowable reimbursement shall be: (1) rent or depreciation, utilities, capital equipment, other administrative items; and (2) salaries, fringe benefits, travel expenses and other administrative items incurred by or allocated to any controlling persons of the advisor or its affiliates.

     Since the advisor and its affiliates are entitled to differing levels of compensation for undertaking different transactions on behalf of the Wells REIT such as the property management fees for operating the properties and the subordinated participation in net sale proceeds, the advisor has the ability to affect the nature of the compensation it receives by undertaking different transactions. However, the advisor is obligated to exercise good faith and integrity in all its dealings with respect to our affairs pursuant to the advisory agreement. (See "Management -- The Advisory Agreement.") Because these fees or expenses are payable only with respect to certain transactions or services, they may not be recovered by the advisor or its affiliates by reclassifying them under a different category.

                             Conflicts of Interest

     We are subject to various conflicts of interest arising out of our relationship with the advisor and its affiliates, including conflicts related to the arrangements pursuant to which the advisor and its affiliates will be compensated by the Wells REIT. (See "Management Compensation.")

     The independent directors have an obligation to function on our behalf in all situations in which a conflict of interest may arise and will have a fiduciary obligation to act on behalf of the shareholders. These conflicts include, but are not limited to, the following:

Interests in Real Estate Programs

     The advisor and its affiliates are general partners of other Wells programs, including partnerships which have investment objectives similar to those of the Wells REIT, and we expect that they will organize other such partnerships in the future. The advisor and such affiliates have legal and financial obligations with respect to these partnerships which are similar to their obligations to the Wells REIT. As general partners, they may have contingent liability for the obligations of such partnerships as well as those of the Wells REIT which, if such obligations were enforced against them, could result in substantial reduction of their net worth.

     The advisor and its affiliates are currently sponsoring a real estate program known as Wells Real Estate Fund XII, L.P. The registration statement of Wells Real Estate Fund XII, L.P. was declared effective by the Securities and Exchange Commission on March 22, 1999 for the offer and sale to the public of up to 7,000,000 units of limited partnership interest at a price of $10.00 per unit.

     As described in the "Prior Performance Summary," the advisor and its affiliates have sponsored the following 13 other public real estate programs with substantially identical investment objectives as those of the Wells REIT:

     1.  Wells Real Estate Fund I (Wells Fund I),

     2.   Wells Real Estate Fund II (Wells Fund II),
     3.   Wells Real Estate Fund II-OW (Wells Fund II-OW),
     4.   Wells Real Estate Fund III, L.P. (Wells Fund III),
     5.   Wells Real Estate Fund IV, L.P. (Wells Fund IV),
     6.   Wells Real Estate Fund V, L.P. (Wells Fund V),
     7.   Wells Real Estate Fund VI, L.P. (Wells Fund VI),
     8.   Wells Real Estate Fund VII, L.P. (Wells Fund VII),
     9.   Wells Real Estate Fund VIII, L.P. (Wells Fund VIII),
     10.  Wells Real Estate Fund IX, L.P. (Wells Fund IX),
     11.  Wells Real Estate Fund X, L.P. (Wells Fund X),
     12.  Wells Real Estate Fund XI, L.P. (Wells Fund XI), and
     13.  Wells Real Estate Fund XII, L.P. (Wells Fund XII)

     In the event that the Wells REIT, or any other Wells program or other entity formed or managed by the advisor or its affiliates is in the market for similar properties, the advisor will review the investment portfolio of each such affiliated entity prior to making a decision as to which Wells program will purchase such properties. (See "Certain Conflict Resolution Procedures.")

     The advisor may acquire, for its own account or for private placement, properties which it deems not suitable for purchase by the Wells REIT, whether because of the greater degree of risk, the complexity of structuring inherent in such transactions, financing considerations or for other reasons, including properties with potential for attractive investment returns.

Other Activities of the Advisor and its Affiliates

     We rely on the advisor for the day-to-day operation of our business. As a result of its interests in other Wells programs and the fact that it has also engaged and will continue to engage in other business activities, the advisor and its affiliates will have conflicts of interest in allocating their time between the Wells REIT and other Wells programs and activities in which they are involved. (See "Risk Factors -- Investment Risks.") However, the advisor believes that it and its affiliates have sufficient personnel to discharge fully their responsibilities to all of the Wells programs and ventures in which they are involved.

     The advisor or any of its affiliates may temporarily enter into contracts relating to investment in properties to be assigned to the Wells REIT prior to closing or may purchase property in their own name and temporarily hold title for the Wells REIT provided that such property is purchased by the Wells REIT at a price no greater than the cost of such property, including acquisition and carrying costs, to the advisor or the affiliate. Further, the advisor or such affiliate may not have held title to any such property on our behalf for more than 12 months prior to the commencement of this offering; the advisor or its affiliates shall not sell property to the Wells REIT if the cost of the property exceeds the funds reasonably anticipated to be available for the Wells REIT to purchase any such property; and all profits and losses during the period any such property is held by the Wells REIT or its affiliates will accrue to the Wells REIT. In no event may the Wells REIT:

     .    loan funds to the advisor or any of its affiliates; or

     . enter into agreements with the advisor or its affiliates for the provision of insurance covering the Wells REIT or any of our properties.

Competition

     Conflicts of interest will exist to the extent that we may acquire properties in the same geographic areas where properties owned by other Wells programs are located. In such a case, a conflict could arise in the leasing of properties in the event that the Wells REIT and another Wells program were to compete for the same tenants in negotiating leases, or a conflict could arise in connection with the resale of properties in the event that the Wells REIT and another Wells program were to attempt to sell similar properties at the same time. Conflicts of interest may also exist at such time as the Wells REIT or our affiliates managing property on our behalf seek to employ developers, contractors or building managers as well as under other circumstances. The advisor will seek to reduce conflicts relating to the employment of developers, contractors or building managers by making prospective employees aware of all such properties seeking to employ such persons. In addition, the advisor will seek to reduce conflicts which may arise with respect to properties available for sale or rent by making prospective purchasers or tenants aware of all such properties. However, these conflicts cannot be fully avoided in that the advisor may establish differing compensation arrangements for employees at different properties or differing terms for resales or leasing of the various properties.

Affiliated Dealer Manager

     Since Wells Investment Securities, Inc., the Dealer Manager, is an affiliate of the advisor, we will not have the benefit of an independent due diligence review and investigation of the type normally performed by an unaffiliated, independent underwriter in connection with the offering of securities. (See "Plan of Distribution.")

Affiliated Property Manager

     Since we anticipate that properties we acquire will be managed and leased by Wells Management Company, Inc., we will not have the benefit of independent property management. (See "Management -- Affiliated Companies.")

Lack of Separate Representation

     Holland & Knight LLP is counsel to the Wells REIT, the advisor, the Dealer Manager and their affiliates in connection with this offering and may in the future act as counsel to the Wells REIT, the advisor, the Dealer Manager and their affiliates. There is a possibility that in the future the interests of the various parties may become adverse. In the event that a dispute were to arise between the Wells REIT and the advisor, the Dealer Manager or any of their affiliates, separate counsel for such matters will be retained as and when appropriate.

Joint Ventures with Affiliates of the Advisor

     We are likely to enter into one or more joint venture agreements with other Wells programs for the acquisition, development or improvement of properties. (See "Investment Objectives and Criteria -- Joint Venture Investments.") The advisor and its affiliates may have conflicts of interest in determining which Wells program should enter into any particular joint venture agreement. The co-venturer may have economic or business interests or goals which are or which may become inconsistent with our business interests or goals. In addition, should any such joint venture be consummated, the advisor may face a conflict in structuring the terms of the relationship between our interests and the interest of the affiliated co-venturer and in managing the joint venture. Since the advisor and its affiliates will control both the Wells REIT and the affiliated co-venturer, agreements and transactions between the co-venturers with respect to any such joint venture will not have the benefit of arm's-length negotiation of the type normally conducted between unrelated co-venturers. (See "Risk Factors -- Investment Risks.")

Receipt of Fees and Other Compensation by the Advisor and its Affiliates

     A transaction involving the purchase and sale of properties may result in the receipt of commissions, fees and other compensation by the advisor and its affiliates, including acquisition and advisory fees, the dealer manager fee, property management and leasing fees, real estate brokerage commissions, and participation in nonliquidating net sale proceeds. However, the fees and compensation payable to the advisor and its affiliates relating to the sale of properties are subordinated to the return to the shareholders of their capital contributions plus cumulative returns on such capital. Subject to oversight by the board of directors, the advisor has considerable discretion with respect to all decisions relating to the terms and timing of all transactions. Therefore, the advisor may have conflicts of interest concerning certain actions taken on our behalf, particularly due to the fact that such fees will generally be payable to the advisor and its affiliates regardless of the quality of the properties acquired or the services provided to the Wells REIT. (See "Management Compensation.")

     Every transaction we enter into with Wells Capital or its affiliates is subject to an inherent conflict of interest. The board may encounter conflicts of interest in enforcing our rights against any affiliate in the event of a default by or disagreement with an affiliate or in invoking powers, rights or options pursuant to any agreement between us and any affiliates. A majority of the independent directors who are otherwise disinterested in the transaction must approve each transaction between us and Wells Capital or any of its affiliates as being fair and reasonable to us and on terms and conditions no less favorable to us than those available from unaffiliated third parties.

Certain Conflict Resolution Procedures

     In order to reduce or eliminate certain potential conflicts of interest, our articles of incorporation contain a number of restrictions relating to (1) transactions we enter into with the advisor and its affiliates, (2) certain future offerings, and (3) allocation of properties among affiliated entities. These restrictions include, among others, the following:

     . We will not accept goods or services from Wells Capital or its affiliates unless a majority of the directors, including a majority of the independent directors, not otherwise interested in the transactions approve such transactions as fair and reasonable to the Wells REIT and on terms and conditions not less favorable to the Wells REIT than those available from unaffiliated third parties.

     . We will not purchase or lease properties in which Wells Capital or its affiliates has an interest without a determination by a majority of the directors, including a majority of the independent directors, not otherwise interested in such transaction, that such transaction is competitive and commercially reasonable to the Wells REIT and at a price to the Wells REIT no greater than the cost of the property to Wells Capital or its affiliates unless there is substantial justification for any amount that exceeds such cost and such excess amount is determined to be reasonable. In no event will we acquire any such property at an amount in excess of its appraised value. We will not sell or lease properties to Wells Capital or its affiliates or to our directors unless a majority of the directors, including a majority of the independent directors, not otherwise interested in the transaction determine the transaction is fair and reasonable to the Wells REIT.

     . We will not make any loans to Wells Capital or its affiliates or to our directors. In addition, Wells Capital and its affiliates will not make loans to us or to joint ventures in which we are a joint venture partner for the purpose of acquiring properties. Any loans made to us by Wells Capital or its affiliates or to our directors for other purposes must be approved by a majority of the directors, including a majority of the independent directors, not otherwise interested in the transaction as fair, competitive and commercially reasonable, and no less favorable to the Wells REIT than comparable loans between unaffiliated parties. Wells Capital and its affiliates shall be entitled to reimbursement, at cost, for actual expenses incurred by them on behalf of the Wells REIT or joint ventures in which we are a joint venture partner, subject to the limitation on reimbursement of operating expenses to the extent that they exceed the greater of 2% of our average invested assets or 25% of our net income, as described in the "Management -- The Advisory Agreement" section of this prospectus.

     . In the event that an investment opportunity becomes available which is suitable, under all of the factors considered by the advisor, for the Wells REIT and one or more other public or private entities affiliated with Wells Capital and its affiliates, then the entity which has had the longest period of time elapse since it was offered an investment opportunity will first be offered such investment opportunity. In determining whether or not an investment opportunity is suitable for more than one program, Wells Capital, subject to approval by the board of directors, shall examine, among others, the following factors:

          .    the cash requirements of each program;

          . the effect of the acquisition both on diversification of each program's investments by type of commercial property and geographic area, and on diversification of the tenants of its properties;

          .    the policy of each program relating to leverage of properties;

          .    the anticipated cash flow of each program;

          .    the income tax effects of the purchase of each program;

          .    the size of the investment; and

          . the amount of funds available to each program and the length of time such funds have been available for investment.

     If a subsequent development, such as a delay in the closing of a property or a delay in the construction of a property, causes any such investment, in the opinion of our board of directors and the advisor, to be more appropriate for a program other than the program that committed to make the investment, Wells Capital may determine that another program affiliated with the advisor or its affiliates will make the investment. Our board of directors has a duty to ensure that the method used by Wells Capital for the allocation of the acquisition of properties by two or more affiliated programs seeking to acquire similar types of properties shall be reasonable.

                      Investment Objectives and Criteria

General

     We invest in commercial real properties, including properties which are under development or construction, are newly constructed or have been constructed and have operating histories. Our investment objectives are:

     .    to maximize cash dividends paid to you;

     .    to preserve, protect and return your capital contributions; and

     . to realize growth in the value of our properties upon our ultimate sale of such properties; and

     . to provide you with liquidity of your investment by listing the shares on a national exchange or, if we do not obtain listing of the shares by January 30, 2008, by selling our properties and distributing the net proceeds from such sales to you.

We cannot assure you that we will attain these objectives or that our capital will not decrease. We may not change our investment objectives, except upon approval of shareholders holding a majority of the shares.

     Decisions relating to the purchase or sale of properties will be made by Wells Capital subject to approval by the board of directors. See "Management" for a description of the background and experience of the directors and executive officers.

Acquisition and Investment Policies

     We will seek to invest substantially all of the offering proceeds available for investment in the acquisition of high grade commercial office buildings, which are newly constructed, under construction, or which have been previously constructed and have operating histories. We are not limited to such investments, however. We may invest in other commercial properties such as shopping centers, business and industrial parks, manufacturing facilities and warehouse and distribution facilities. We will attempt to acquire commercial properties which are less than five years old, the space in which has been leased or preleased to one or more large corporate tenants who satisfy our standards of creditworthiness. (See "Terms of Leases and Tenant Creditworthiness.") The trend of the advisor and its affiliates in the most recently sponsored Wells programs has been to invest primarily in office buildings located in densely populated suburban markets. (See "Prior Performance Summary.")

     We will seek to invest in properties that will satisfy the primary objective of providing dividend distributions to shareholders. However, because a significant factor in the valuation of income-producing real properties is their potential for future income, we anticipate that the majority of properties we acquire will have both the potential for growth in value and providing dividend distributions to shareholders. To the extent feasible, we will strive to invest in a diversified portfolio of properties, in terms of geography, type of property and industry group of our tenants, that will satisfy our investment objectives of maximizing cash available for distribution as dividends, preserving our capital and realizing growth in value upon the ultimate sale of our properties.

     We anticipate that approximately 84% of the proceeds from the sale of shares will be used to acquire real estate properties and the balance will be used to pay various fees and expenses. (See "Estimated Use of Proceeds.")

     We will not invest more than 10% of the net offering proceeds available for investment in properties in unimproved or non-income producing properties. A property which is expected to produce income within two years of its acquisition will not be considered a non-income producing property.

     Investment in real estate generally will take the form of fee title or of a long-term leasehold estate. We will acquire such interests either directly in Wells OP (see "The Operating Partnership

Agreement") or indirectly through limited liability companies or through investments in joint ventures, general partnerships, co-tenancies or other co-ownership arrangements with the developers of the properties, affiliates of the advisor or other persons. (See "Joint Venture Investments" below.) In addition, we may purchase properties and lease them back to the sellers of such properties. While we will use our best efforts to structure any such sale-leaseback transaction such that the lease will be characterized as a "true lease" so that we will be treated as the owner of the property for federal income tax purposes, we cannot assure you that the IRS will not challenge such characterization. In the event that any such sale-leaseback transaction is recharacterized as a financing transaction for federal income tax purposes, deductions for depreciation and cost recovery relating to such property would be disallowed. (See "Federal Income Tax Considerations -- Sale-Leaseback Transactions.")

     Although we are not limited as to the geographic area where we may conduct our operations, we intend to invest in properties located in the United States.

     We are not specifically limited in the number or size of properties we may acquire or on the percentage of net proceeds of this offering which we may invest in a single property. The number and mix of properties we acquire will depend upon real estate and market conditions and other circumstances existing at the time we are acquiring our properties and the amount of the proceeds we raise in this offering.

     In making investment decisions for us, Wells Capital will consider relevant real estate property and financial factors, including the location of the property, its suitability for any development contemplated or in progress, its income-producing capacity, the prospects for long-range appreciation, its liquidity and income tax considerations. In this regard, Wells Capital will have substantial discretion with respect to the selection of specific investments.

     Our obligation to close the purchase of any investment will generally be conditioned upon the delivery and verification of certain documents from the seller or developer, including, where appropriate:

     .    plans and specifications;

     .    environmental reports;

     .    surveys;

     . evidence of marketable title subject to such liens and encumbrances as are acceptable to the advisor;

     . audited financial statements covering recent operations of properties having operating histories unless such statements are not required to be filed with the Securities and Exchange Commission and delivered to shareholders; and

     .    title and liability insurance policies.

     We will not close the purchase of any property unless and until we obtain an environmental assessment, a minimum of a Phase I review, for each property purchased and are generally satisfied with the environmental status of the property.

     We may also enter into arrangements with the seller or developer of a property whereby the seller or developer agrees that if during a stated period the property does not generate a specified cash flow, the seller or developer will pay in cash to the Wells REIT a sum necessary to reach the specified cash flow level, subject in some cases to negotiated dollar limitations.

     In determining whether to purchase a particular property, we may, in accordance with customary practices, obtain an option on such property. The amount paid for an option, if any, is normally surrendered if the property is not purchased and is normally credited against the purchase price if the property is purchased.

     In purchasing, leasing and developing real estate properties, we will be subject to risks generally incident to the ownership of real estate, including:

     .    changes in general economic or local conditions;

     . changes in supply of or demand for similar or competing properties in an area;

     . changes in interest rates and availability of permanent mortgage funds which may render the sale of a property difficult or unattractive;

     .    changes in tax, real estate, environmental and zoning laws;

     . periods of high interest rates and tight money supply which may make the sale of properties more difficult;

     .    tenant turnover; and

     .    general overbuilding or excess supply in the market area.

Development and Construction of Properties

     We may invest substantially all of the proceeds available for investment in properties on which improvements are to be constructed or completed although we may not invest in excess of 10% of the offering proceeds available for investment in properties which are not expected to produce income within two years of their acquisition. To help ensure performance by the builders of properties which are under construction, completion of properties under construction shall be guaranteed at the price contracted either by an adequate completion bond or performance bond. Wells Capital may rely upon the substantial net worth of the contractor or developer or a personal guarantee accompanied by financial statements showing a substantial net worth provided by an affiliate of the person entering into the construction or development contract as an alternative to a completion bond or performance bond. Development of real estate properties is subject to risks relating to a builder's ability to control construction costs or to build in conformity with plans, specifications and timetables. (See "Risk Factors -- Real Estate Risks.")

     We may directly employ one or more project managers to plan, supervise and implement the development of any unimproved properties which we may acquire. Such persons would be compensated directly by the Wells REIT.

Acquisition of Properties from Wells Development Corporation

     We may acquire properties, directly or through joint ventures with affiliated entities, from Wells Development Corporation (Wells Development), a corporation formed by Wells Management Company, Inc. (Wells Management) as a wholly owned subsidiary for the purposes of (1) acquiring existing income-producing commercial real estate properties, and (2) acquiring land, developing commercial real properties, securing tenants for such properties, and selling such properties upon completion to the Wells REIT or other Wells programs. In the case of properties to be developed by Wells Development and sold to the Wells REIT, we anticipate that Wells Development will:

     .    acquire a parcel of land;

     . enter into contracts for the construction and development of a commercial building thereon;

     . enter into an agreement with one or more tenants to lease all or a majority of the property upon its completion; and

     . secure a financing commitment from a commercial bank or other institutional lender to finance the acquisition and development of the property.

     Contracts between Wells Development and the Wells REIT will generally provide for the Wells REIT to acquire the developed property upon its completion and upon the tenant taking possession under its lease.

     We will be required to pay a substantial sum to Wells Development at the time of entering into the contract as a refundable earnest money deposit to be credited against the purchase price at closing, which Wells Development will apply to the cost of acquiring the land and initial development costs. We expect that the earnest money deposit will represent approximately twenty to thirty percent (20-30%) of the purchase price of the developed property set forth in the purchase contract.

     In the case of properties we acquire from Wells Development that have already been developed, Wells Development will be required to obtain an appraisal for the property prior to our contracting with them, and the purchase price we will pay under the purchase contract will not exceed the fair market value of the property as determined by the appraisal. In the case of properties we acquire from Wells Development which have not yet been constructed at the time of contracting, Wells Development will be required to obtain an independent "as built" appraisal for the property prior to our contracting with them, and the purchase price we will pay under the purchase contract will not exceed the anticipated fair market value of the developed property as determined by the appraisal.

     We anticipate that Wells Development will use the earnest money deposit received from the Wells REIT upon execution of a purchase contract as partial payment for the cost of the acquisition of the land and construction expenditures. Wells Development will borrow the remaining funds necessary to complete the development of the property from an independent commercial bank or other institutional lender by pledging the real property, development contracts, leases and all other contract rights relating to the project as security for such borrowing. Our contract with Wells Development will require it to deliver to us at closing title to the property, as well as an assignment of leases. Wells Development will hold the title to the property on a temporary basis only for the purpose of facilitating the acquisition and development of the property prior to its resale to the Wells REIT and other affiliates of Wells Capital.

     We may enter into a contract to acquire property from Wells Development notwithstanding the fact that at the time of contracting, we have not yet raised sufficient proceeds to enable us to pay the full amount of the purchase price at closing. We anticipate that we will be able to raise sufficient additional proceeds from the offering during the period between execution of the contract and the date provided in the contract for closing. In the case of properties to be developed by Wells Development, the contract will likely provide that the closing will occur immediately following the completion of the development by Wells Development. However, the contract may also provide that we may elect to close the purchase of the property before the development has been completed, in which case we would obtain an assignment of the construction and development contracts from Wells Development and would complete the construction either directly or through a joint venture with an affiliate. Any contract between the Wells REIT, directly or indirectly through a joint venture with an affiliate, and Wells Development for the purchase of property to be developed by Wells Development will provide that we will be obligated to purchase the property only if:

     . Wells Development completes the development of the improvements in accordance with the specifications of the contract, and an approved tenant takes possession of the building under a lease satisfactory to the advisor; and

     . we have sufficient proceeds available for investment in properties at closing to pay the balance of the purchase price remaining after payment of the earnest money deposit.

     Wells Capital will not cause the Wells REIT to enter into a contract to acquire property from Wells Development if it does not reasonably anticipate that funds will be available to purchase the property at the time of closing.
If we enter into a contract to acquire property from Wells Development and, at the time for closing, are unable to purchase the property because we do not have sufficient proceeds available for investment, we will not be required to close the purchase of the property and will be entitled to a refund of our earnest money deposit from Wells Development. Because Wells Development is an entity without substantial assets or operations, however, Wells Development's obligation to refund our earnest money deposit will be guaranteed by Wells Management. See the "Management -- Affiliated Companies" section of this prospectus for a description of Wells Management.

     If Wells Management is required to make good on its guaranty, we may not be able to obtain the earnest money deposit from Wells Management in a lump sum since Wells Management's only significant assets are its contracts for property management and leasing services, in which case we would more than likely be required to accept installment payments over some period of time out of Wells Management's operating revenues. (See "Risk Factors -- Real Estate Risks.")

Terms of Leases and Tenant Creditworthiness

     The terms and conditions of any lease we enter into with our tenants may vary substantially from those we describe in this prospectus. However, we expect that a majority of our leases will be what is generally referred to as "triple net" leases. A "triple net" lease provides that the tenant will be required to pay or reimburse the Wells REIT for all real estate taxes, sales and use taxes, special assessments, utilities, insurance and building repairs, and other building operation and management costs, in addition to making its lease payments.

     Wells Capital has developed specific standards for determining the creditworthiness of potential tenants of our properties. While authorized to enter into leases with any type of tenant, we anticipate that a majority of our tenants will be U.S. corporations or other entities which have a net worth in excess of $100,000,000 or whose lease obligations are guaranteed by another corporation or entity with a net worth in excess of $100,000,000.

     In an attempt to limit or avoid speculative purchases, to the extent possible, the advisor will seek to secure, on our behalf, leases with tenants at or prior to the closing of acquisitions of our properties.

     We anticipate that tenant improvements required to be funded by the landlord in connection with newly acquired properties will be funded from our offering proceeds. However, at such time as a tenant at one of our properties does not renew its lease or otherwise vacates its space in one of our buildings, it is likely that, in order to attract new tenants, we will be required to expend substantial funds for tenant improvements and tenant refurbishments to the vacated space. Since we do not anticipate maintaining permanent working capital reserves, we may not have access to funds required in the future for tenant improvements and tenant refurbishments in order to attract new tenants to lease vacated space. (See "Risk Factors -- Real Estate Risks.")

Joint Venture Investments

     We are likely to enter into one or more joint ventures with affiliated entities for the acquisition, development or improvement of properties for the purpose of diversifying our portfolio of assets. In this connection, we will likely enter into joint ventures with Wells Fund XI or Wells Fund XII or other Wells programs. Our advisor also has the authority to cause us to enter into joint ventures, general partnerships, co-tenancies and other participations with real estate developers, owners and others for the purpose of developing, owning and operating real properties. (See "Conflicts of Interest.") In determining whether to invest in a particular joint venture, our advisor will evaluate the real property which such joint venture owns or is being formed to own under the same criteria described elsewhere in this prospectus for the selection of real estate property investments of the Wells REIT. (See generally "Investment Objectives and Criteria.")

     At such time as the advisor believes that a reasonable probability exists that we will enter into a joint venture with another Wells program for the acquisition or development of a specific property, this prospectus will be supplemented to disclose the terms of such proposed investment transaction. Based upon the advisor's experience, in connection with the development of a property which is currently owned by a Wells program, this would normally occur upon the signing of legally binding purchase agreement for the acquisition of a specific property or leases with one or more major tenants for occupancy at a particular property, but may occur before or after any such signing, depending upon the particular circumstances surrounding each potential investment. You should not rely upon such initial disclosure of any proposed transaction as an assurance that we will ultimately consummate the proposed transaction or that the information we provide in any supplement to this prospectus concerning any proposed transaction will not change after the date of the supplement.

     We intend to enter into joint ventures with other Wells programs for the acquisition of properties, but we may only do so provided that:

     . a majority of our directors, including a majority of the independent directors, approve the transaction as being fair and reasonable to the Wells REIT;

     . the investment by the Wells REIT and such affiliate are on substantially the same terms and conditions; and

     . we will have a right of first refusal to buy if such co-venturer elects to sell its interest in the property held by the joint venture.

In the event that the co-venturer were to elect to sell property held in any such joint venture, however, we may not have sufficient funds to exercise our right of first refusal to buy the other co-venturer's interest in the property held by the joint venture. In the event that any joint venture with an affiliated entity holds interests in more than one property, the interest in each such property may be specially allocated based upon the respective proportion of funds invested by each co-venturer in each such property. Entering into joint ventures with other Wells programs will result in certain conflicts of interest. (See "Conflicts of Interest -- Joint Ventures with Affiliates of the Advisor.")

Borrowing Policies

     While we strive for diversification, the number of different properties we can acquire will be affected by the amount of funds available to us.

     Our ability to increase our diversification through borrowing could be adversely impacted by banks and other lending institutions reducing the amount of funds available for loans secured by real estate. When interest rates on mortgage loans are high or financing is otherwise unavailable on a timely basis, we may purchase certain properties for cash with the intention of obtaining a mortgage loan for a portion of the purchase price at a later time.

     There is no limitation on the amount we may invest in any single improved property or on the amount we can borrow for the purchase of any property. The NASAA Guidelines only limit our borrowing to 75% of the value of all properties unless any excess borrowing is approved by a majority of the independent directors and is disclosed to shareholders in our next quarterly report. However, under our articles of incorporation, we have a self-imposed limitation on borrowing which precludes us from borrowing in the aggregate in excess of 50% of the value of all of our properties.

     By operating on a leveraged basis, we will have more funds available for investment in properties. This will allow us to make more investments than would otherwise be possible, resulting in a more diversified portfolio. Although our liability for the repayment of indebtedness is expected to be limited to the value of the property securing the liability and the rents or profits derived therefrom, our use of leveraging increases the risk of default on the mortgage payments and a resulting foreclosure of a particular property. (See "Risk Factors -- Real Estate Risks.") To the extent that we do not obtain mortgage loans on our properties, our ability to acquire additional properties will be restricted. Wells Capital will use its best efforts to obtain financing on the most favorable terms available to us. Lenders may have recourse to assets not securing the repayment of the indebtedness.

     Wells Capital will refinance properties during the term of a loan only in limited circumstances, such as when a decline in interest rates makes it beneficial to prepay an existing mortgage, when an existing mortgage matures or if an attractive investment becomes available and the proceeds from the refinancing can be used to purchase such investment. The benefits of the refinancing may include an increased cash flow resulting from reduced debt service requirements, an increase in dividend distributions from proceeds of the refinancing, if any, and/or an increase in property ownership if some refinancing proceeds are reinvested in real estate.

     We may not borrow money from any of our directors or from Wells Capital and its affiliates for the purpose of acquiring real properties. Any loans by such parties for other purposes must be approved by a majority of the directors, including a majority of the independent directors, not otherwise interested in the transaction as fair, competitive and commercially reasonable and no less favorable to the Wells REIT than comparable loans between unaffiliated parties.

Disposition Policies

     We intend to hold each property we acquire for an extended period. However, circumstances might arise which could result in the early sale of some properties. A property may be sold before the end of the expected holding period if:

     .    the tenant has involuntarily liquidated;

     . in the judgment of Wells Capital, the value of a property might decline substantially;

     .    an opportunity has arisen to improve other properties;

     .    we can increase cash flow through the disposition of the property;

     .    the tenant is in default under the lease; or

     .    in our judgment, the sale of the property is in our best interests.

     The determination of whether a particular property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing economic conditions, with a view to achieving maximum capital appreciation. We cannot assure you that this objective will be realized. The selling price of a property which is net leased will be determined in large part by the amount of rent payable under the lease. If a tenant has a repurchase option at a formula price, we may be limited in realizing any appreciation. In connection with our sales of properties we may lend the purchaser all or a portion of the purchase price. In these instances, our taxable income may exceed the cash received in the sale. (See "Federal Income Considerations -- Failure to Qualify as a REIT.") The terms of payment will be affected by custom in the area in which the property being sold is located and the then prevailing economic conditions.

     If the shares are not listed for trading on a national securities exchange or included for quotation on Nasdaq by January 30, 2008, our articles of incorporation require us to sell all of our properties and distribute the net sale proceeds to you in liquidation of the Wells REIT. In making the decision to apply for listing of the shares, the directors will try to determine whether listing the shares or liquidating our assets will result in greater value for the shareholders. It cannot be determined at this time the circumstances, if any, under which the directors will agree to list the shares. Even if the shares are not listed or included for quotation, we are under no obligation to actually sell our portfolio within this period since the precise timing will depend on real estate and financial markets, economic conditions of the areas in which the properties are located and federal income tax effects on shareholders which may prevail in the future. Furthermore, we cannot assure you that we will be able to liquidate our assets, and it should be noted that we will continue in existence until all properties are sold and our other assets are liquidated.

Investment Limitations

     Our articles of incorporation place numerous limitations on us with respect to the manner in which we may invest our funds. These limitations cannot be changed unless our articles of incorporation are amended, which requires the approval of the shareholders. Unless the articles are amended, we will not:

     . invest in commodities or commodity futures contracts, except for futures contracts when used solely for the purpose of hedging in connection with our ordinary business of investing in real estate assets and mortgages;

     . invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title;

     . make or invest in mortgage loans except in connection with a sale or other disposition of a property;

     . make or invest in mortgage loans unless an appraisal is obtained concerning the underlying property except for those mortgage loans insured or guaranteed by a government or government agency. Mortgage debt on any property shall not exceed such property's appraised value. In cases where the board of directors determines, and in all cases in which the transaction is with any of our directors or Wells Capital and its affiliates, such appraisal shall be obtained from an independent appraiser. We will maintain such appraisal in our records for at least five years and it will be available for your inspection and duplication. We will also obtain a mortgagee's or owner's title insurance policy as to the priority of the mortgage;

     . make or invest in mortgage loans that are subordinate to any mortgage or equity interest of any of our directors, Wells Capital or its affiliates;

     . make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans on such property would exceed an amount equal to 85% of the appraised value of such property as determined by appraisal unless substantial justification exists because of the presence of other underwriting criteria;

     . invest in junior debt secured by a mortgage on real property which is subordinate to the lien or other senior debt except where the amount of such junior debt plus any senior debt exceeds 90% of the appraised value of such property, if after giving effect thereto, the value of all such mortgage loans of the Wells REIT would not then exceed 25% of our net assets, which shall mean our total assets less our total liabilities;

     . borrow in excess of 50% of the aggregate value of all properties owned by us, provided that we may borrow in excess of 50% of the value of an individual property;

     . engage in any short sale or borrow on an unsecured basis, if the borrowing will result in asset coverage of less than 300%. "Asset coverage," for the purpose of this clause, means the ratio which the value of our total assets, less all liabilities and indebtedness for unsecured borrowings, bears to the aggregate amount of all of our unsecured borrowings;

     . make investments in unimproved property or indebtedness secured by a deed of trust or mortgage loans on unimproved property in excess of 10% of our total assets;

     . issue equity securities on a deferred payment basis or other similar arrangement;

     . issue debt securities in the absence of adequate cash flow to cover debt service;

     .    issue equity securities which are non-voting or assessable;

     . issue "redeemable securities" as defined in Section 2(a)(32) of the Investment Company Act of 1940;

     . grant warrants or options to purchase shares to officers or affiliated directors or to Wells Capital or its affiliates except on the same terms as the options or warrants are sold to the general public and the amount of the options or warrants does not exceed an amount equal to 10% of the outstanding shares on the date of grant of the warrants and options;

     . engage in trading, as compared with investment activities, or engage in the business of underwriting or the agency distribution of securities issued by other persons;

     . invest more than 5% of the value of our assets in the securities of any one issuer if the investment would cause us to fail to qualify as a REIT;

     . invest in securities representing more than 10% of the outstanding voting securities of any one issuer if the investment would cause us to fail to qualify as a REIT; or

     .    lend money to Wells Capital or its affiliates;

     Wells Capital will continually review our investment activity to attempt to ensure that we do not come within the application of the Investment Company Act of 1940. Among other things, Wells Capital will attempt to monitor the proportion of our portfolio that is placed in various investments so that we do not come within the definition of an "investment company" under the act. If at any time the character of our investments could cause us to be deemed an investment company for purposes of the Investment Company Act of 1940, we will take the necessary action to ensure that we are not deemed to be an "investment company."

Change in Investment Objectives and Limitations

     Our articles of incorporation require that the independent directors review our investment policies at least annually to determine that the policies we are following are in the best interest of the shareholders. Each determination and the basis therefor shall be set forth in our minutes. The methods of implementing our investment policies also may vary as new investment techniques are developed. The methods of implementing our investment objectives and policies, except as otherwise provided in the organizational documents, may be altered by a majority of the directors, including a majority of the independent directors, without the approval of the shareholders.

                           Description of Properties

     As of September 30, 1999, we had purchased interests in 16 real estate properties located in 11 states, all of which are leased to tenants on a triple-net basis. The cost of each of the properties will be depreciated for tax purposes over a 40 year period on a straight-line basis. We believe all of the properties are adequately covered by insurance and are suitable for their intended purposes. The following table provides certain additional information about these properties.

--------------------------------------------------------------------------------------------------------------
      Tenant            Property            %          Purchase        Square         Annual          Lease
                        Location          Owned          Price          Feet           Rent         Expiration
--------------------------------------------------------------------------------------------------------------
Gartner Group,       Ft. Myers, FL       56.8%      $ 8,320,000       62,400      $  642,798         01/2008
Inc.
--------------------------------------------------------------------------------------------------------------
Videojet Systems     Wood Dale,           100%      $32,630,940      250,354      $2,838,952         11/2008
International,       IL
Inc.
--------------------------------------------------------------------------------------------------------------
Johnson              Tredyffrin          56.8%      $ 8,000,000      130,000      $  789,750         06/2007
Matthey, Inc.        Township,
                     PA
--------------------------------------------------------------------------------------------------------------
ABB Power            Richmond,            100%      $11,559,347      100,000      $  956,000         05/2011
Generation Inc.      VA
--------------------------------------------------------------------------------------------------------------
Sprint Communi-      Leawood,            56.8%      $ 9,500,000       68,900      $  999,050         05/2007
cations Company      KS
L.P.
--------------------------------------------------------------------------------------------------------------
EYBL CarTex,         Fountain            56.8%      $ 5,121,828      169,510      $  508,530         02/2008
Inc.                 Inn, SC
--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------
Matsushita           Lake Forest,         100%      $18,400,000      150,000      $1,830,000         12/2009
Avionics             CA
Systems
Corporation
--------------------------------------------------------------------------------------------------------------
Pennsylvania         Harrisburg, PA       100%      $12,291,200       81,859      $  880,264         11/2008
Cellular
Telephone Corp.
--------------------------------------------------------------------------------------------------------------
Price-               Tampa, FL            100%      $21,127,854      130,091      $1,915,741         12/2008
Waterhouse-
Coopers, LLP
--------------------------------------------------------------------------------------------------------------
Cort Furniture       Fountain            43.7%      $ 6,400,000       52,000      $  758,964         10/2003
Rental               Valley, CA
Corporation
--------------------------------------------------------------------------------------------------------------
Fairchild            Fremont, CA         77.5%      $ 8,900,000       58,424      $  842,062         11/2004
Technologies
U.S.A., Inc.
--------------------------------------------------------------------------------------------------------------
Iomega               Ogden City,          3.7%      $ 5,025,000      108,000      $  480,000         07/2006
Corporation          UT
--------------------------------------------------------------------------------------------------------------
ODS                  Broomfield, CO       3.7%      $ 8,275,000       51,974      $  839,400         10/2001
Technologies,
L.P. and
Transecon, Inc.
--------------------------------------------------------------------------------------------------------------
Ohmeda, Inc.         Louisville, CO       3.7%      $10,325,000      106,750      $1,004,520         01/2005
--------------------------------------------------------------------------------------------------------------
ABB Flakt, Inc.      Knoxville, TN        3.7%      $ 7,900,000       87,000      $  881,150         12/2007
--------------------------------------------------------------------------------------------------------------
Lucent               Oklahoma             3.7%      $ 5,504,276       55,017      $  508,383         01/2008
Technologies,        City, OK
Inc.
--------------------------------------------------------------------------------------------------------------

Joint Ventures with Affiliates

     The Wells Fund XI-Fund XII-REIT Joint Venture

     Wells OP entered into an Amended and Restated Joint Venture Partnership Agreement with Wells Fund XI and Wells Fund XII for the purpose of the acquisition, ownership, development, leasing, operation, sale and management of real properties known as The XI-XII-REIT Joint Venture (XI-XII-REIT Joint Venture). The XI-XII-REIT Joint Venture was originally formed on May 1, 1999 between Wells OP and Wells Fund XI. On June 21, 1999, Wells Fund XII was admitted to the XI-XII-REIT Joint Venture as a joint venture partner. The investment objectives of Wells Fund XI and Wells Fund XII are substantially identical to our investment objectives.

     The XI-XII-REIT Joint Venture Agreement provides that all income, profit, loss, cash flow, resale gain, resale loss and sale proceeds of the XI-XII-REIT Joint Venture will be allocated and distributed among Wells OP, Wells Fund XI and Wells Fund XII based on their respective capital contributions to the joint venture. As of September 30, 1999, the joint venture partners of the XI-XII-REIT Joint Venture had made the following contributions and held the following equity percentage interests:

          Joint Venture Partner  Capital Contribution  Equity Interest
          ---------------------  --------------------  ---------------
          Wells OP                $17,641,211            56.77
          Wells Fund XI           $ 8,131,351            26.17%
          Wells Fund XII          $ 5,300,000            17.06%

     The XI-XII-REIT Joint Venture owns the EYBL CarTex Building, the Sprint Building, the Johnson Matthey Building and the Gartner Building.

     The Fund IX, Fund X, Fund XI and REIT Joint Venture

     Wells OP entered into an Amended and Restated Joint Venture Agreement with Wells Fund IX, Wells Fund X and Wells Fund XI, known as The Fund IX, Fund X, Fund XI and REIT Joint Venture (IX-X-XI-REIT Joint Venture) for the purpose of the acquisition, ownership, development, leasing, operation, sale and management of real properties. The IX-X-XI-REIT Joint Venture, formerly known as Fund IX and X Associates, was originally formed on March 20, 1997 between Wells Fund IX and Wells Fund X. On June 11, 1998, Wells OP and Wells Fund XI were admitted as joint venture partners to the IX-X-XI-REIT Joint Venture. The investment objectives of Wells Fund IX, Wells Fund X and Wells Fund XI are substantially identical to our investment objectives.

     The IX-X-XI-REIT Joint Venture Agreement provides that all income, profit, loss, cash flow, resale gain, resale loss and sale proceeds of the IX-X-XI-REIT Joint Venture will be allocated and distributed among Wells OP, Wells Fund IX, Wells Fund X and Wells Fund XI based on their respective capital contributions to the IX-X-XI-REIT Joint Venture. As of September 30, 1999, the joint venture partners of the IX-X-XI-REIT Joint Venture had made the following contributions and held the following equity percentage interests:

       Joint Venture Partner      Capital Contribution  Equity Interest
       ---------------------      --------------------  ----------------
        Wells OP                  $ 1,421,466             3.74%
        Wells Fund IX             $14,833,708            39.00%
        Wells Fund X              $18,420,162            48.43%
        Wells Fund XI             $ 3,357,436             8.83%

     The IX-X-XI-REIT Joint Venture owns the Lucent Building, the ABB Knoxville Building, the Ohmeda Building, the Interlocken Building and the Iomega Building.

     Wells OP is acting as the initial Administrative Venturer of both the XI-XII-REIT Joint Venture and the IX-X-XI-REIT Joint Venture and, as such, is responsible for establishing policies and operating procedures with respect to the business and affairs of these joint ventures. However, approval of the other joint venture partners will be required for any major decision or any action which materially affects such joint ventures or their real properties.

     The XI-XII-REIT Joint Venture Agreement and the IX-X-XI-REIT Joint Venture Agreement each allow any joint venture partner to make a buy/sell election upon receipt by any other joint venture partner of a bona fide third-party offer to purchase all or substantially all of the properties or the last remaining property of the respective joint venture. Upon receipt of notice of such third-party offer, each joint venture partner must elect within 30 days after receipt of the notice to either (1) purchase the entire interest of each venture partner that wishes to accept the offer on the same terms and conditions as the third-party offer to purchase, or (2) consent to the sale of the properties or last remaining property pursuant to such third-party offer.

The Lucent Building

     The Lucent Building is a one story office building containing approximately 57,186 rentable square feet which was developed and constructed on certain real property located in Oklahoma City, Oklahoma by Wells Development. The Lucent Building was purchased by the IX-X-XI-REIT Joint Venture on June 24, 1998 for a purchase price of $5,504,276, which was equal to the aggregate cost to Wells Development of the acquisition, construction and development of the Lucent Building, including interest and other carrying costs, and accordingly, Wells Development made no profit from the sale of the Lucent Building to the IX-X-XI-REIT Joint Venture. Construction of the Lucent Building was completed in January 1998.

     The Lucent Building is located at 14400 Hertz Quail Springs Parkway, Oklahoma City, Oklahoma. The site consists of approximately 5.3 acres located in the Quail Springs Office Park in the northwest sector of Oklahoma City.

     The Lucent Building is currently being leased to Lucent Technologies Inc. (Lucent Technologies). Lucent Technologies is a telecommunications company which was spun off by AT&T in April 1996. Lucent Technologies is in the business of designing, developing and marketing communications systems and technologies ranging from microchips to whole networks and is one of the world's leading designers, developers and manufacturers of telecommunications system software and products. Lucent Technologies is a public company traded on the New York Stock Exchange. For the fiscal year ended September 30, 1998, Lucent Technologies had total assets of in excess of $26 billion dollars and a net worth of in excess of $5 billion dollars.

     The initial term of the Lucent lease is ten years which commenced on January 5, 1998 and expires in January 2008. Lucent Technologies has the option to extend the initial term of the Lucent lease for two additional five year periods.

     The annual base rent payable under the Lucent lease will be $508,383 payable in equal monthly installments of $42,365 during the first five years of the initial lease term, and $594,152 payable in equal monthly installments of $49,513 during the second five years of the initial lease term. The annual base rent for each extended term under the lease will be based upon the fair market rent then being charged by landlords under new leases of office space in the metropolitan Oklahoma City market for similar space in a building of comparable quality with comparable amenities. The Lucent lease provides that if the parties cannot agree upon the appropriate fair market value rate, the rate will be established by real estate appraisers.

     Under the Lucent lease, Lucent Technologies also has a one-time option to terminate the Lucent lease on the seventh anniversary of the rental commencement date, which is exercisable by written notice to the landlord at least 12 months in advance of such seventh anniversary. If Lucent Technologies elects to exercise its option to terminate the Lucent lease, Lucent Technologies would be required to pay a termination payment intended to compensate the landlord for the present value of funds expended as a construction allowance and leasing commissions relating to the Lucent lease, amortized over and attributable to the remaining lease term, and a rental payment equal to approximately 18 months of monthly rental payments. We currently anticipate that the termination payment required to be paid by Lucent Technologies, in the event it exercises its option to terminate the Lucent lease on the seventh anniversary, would be approximately $1,339,000 upon certain assumptions.

The ABB Knoxville Building

     The ABB Knoxville Building is a three story multi-tenant steel-framed office building containing approximately 84,404 square feet located in Knoxville, Tennessee. Wells Fund IX purchased the land and constructed the ABB Knoxville Building. Wells Fund IX contributed the ABB Knoxville Building to the IX-X-XI-REIT Joint Venture on March 26, 1997 and was credited with making a $7,900,000 capital contribution. Construction of the ABB Knoxville Building was completed in December 1997.

     The site is approximately 5.6 acres located in an office park known as Center Point Business Park on Pellissippi Parkway just north of the intersection of Interstates 40 and 75, in Knox County, Tennessee approximately 10 miles west of the Knoxville central business district.

     The ABB Knoxville Building is currently leased as follows:

                                                              Rentable
     Floors                 Tenant                            Sq. Ft.
     ------                 -------                           -------
      1                      Center Partners, Inc.             23,992
      2, 3                   ABB Flakt, Inc.                   57,831
      2                      Green Tree Financial
                              Servicing Corporation             2,581

     The entire third floor and most of the second floor of the ABB Knoxville Building containing approximately 57,831 square feet (69% of the total square feet) is currently under lease to ABB Flakt, Inc. (ABB). The initial term of the ABB lease is nine years and 11 months which commenced on January 1, 1998 and expires in December 2007.

     ABB is principally engaged in the business of pollution control engineering and consulting. ABB will use the leased area as office space for approximately 220 employees. ABB Asea Brown Boveri, Ltd., a Swiss corporation based in Zurich, is the holding company of the ABB Asea Brown Boveri Group which is comprised of approximately 1,000 companies around the world, including ABB. The ABB Group revenue is predominately provided by contracts with utilities and independent power producers for the design and engineering, construction, manufacture and marketing of products, services and systems in connection with the generation, transmission and distribution of electricity. In addition, the ABB Group generates a significant portion of its revenues from the sale of industrial automation products, systems and services to pulp and paper, automotive and other manufacturers.

     As security for ABB's obligations under its lease, ABB has provided to the IX-X-XI-REIT Joint Venture an irrevocable standby letter of credit in accordance with the terms and conditions set forth in the ABB lease. The letter of credit maintained by ABB is required to be in the amount of $4,000,000 until the seventh anniversary of the rental commencement date, at which time it will be reduced by $1,000,000 each year until the end of the lease term.

     The annual base rent payable under the ABB lease is $646,250 payable in equal monthly installments of $53,854 during the first five years of the initial lease term, and $728,750 payable in equal monthly installments of $60,729 during the last four years and 11 months of the initial lease term.

     The IX-X-XI-REIT Joint Venture has agreed to provide ABB on the fifth anniversary of the rental commencement date a redecoration allowance of an amount equal to (1) $5.00 per square foot of useable area of the premises leased which has been leased and occupied by ABB for at least three consecutive years ending with such fifth anniversary reduced by (2) $177,000.

     The terms of the ABB lease provide that ABB has the right of first refusal for the lease of the space in the ABB Knoxville Building that was not initially leased by ABB. Therefore, at the expiration of the lease terms of Center Partners, Inc. and Green Tree Financial Services which are described below, ABB will again have a right of first refusal for this space.

     ABB has a one-time option to terminate the ABB lease as of the seventh anniversary of the rental commencement date which is exercisable by written notice to the IX-X-XI-REIT Joint Venture at least 12 months in advance of such seventh anniversary. If ABB elects to exercise this termination option, ABB is required to pay to the IX-X-XI-REIT Joint Venture, on or before 90 days prior to the seventh anniversary of the rental commencement date, a termination payment intended to compensate the IX-X-XI-REIT Joint Venture for the present value of certain sums which the joint venture has expended in connection with the ABB lease amortized over and attributable to the remaining lease term and a rent payment equal to approximately 15 months of monthly base rental payments. We currently anticipate that the termination payment required to be paid by ABB in the event it exercises its option to terminate the ABB lease on the seventh anniversary would be approximately $1,800,000 based upon certain assumptions.

     The entire first floor of the ABB Knoxville Building containing approximately 23,992 square feet (28% of the total square feet) is currently under lease to Center Partners, Inc. (CPI). The initial term of the CPI lease is five years which commences in January 2000 and expires in December 2004. CPI has the right to extend the lease for two additional five year periods of time.

     CPI is engaged in the business of providing comprehensive solutions to corporations in technical support, customer service and order processing.

     The base rent payable under the CPI lease is as follows:

            Year           Annual Rent        Monthly Rent
            ----           -----------        ------------
            1              $299,900           $24,991.67
            2              $307,338           $25,611.46
            3              $315,015           $26,251.25
            4              $322,932           $26,911.03
            5              $331,090           $27,590.80

     The base rent payable during the extension term shall be the market rental rate then being charged by landlords under new leases in the Knoxville rental market for a building, parking area and other improvements similar to the ABB Knoxville Building. If the parties cannot agree on the market rental rate within six months of the commencement of the extension term, such rental rate shall be determined by appraisal.

     A portion of the second floor of the ABB Knoxville Building containing approximately 2,581 square feet (3% of the total square feet) is currently under lease to Green Tree Financial Servicing Corporation (Green Tree). The term of the Green Tree lease is five years which commenced on January 1, 1999 and will expire in December 2003.

     The base rent payable under the Green Tree lease is as follows:

            Year           Annual Rent         Monthly Rent
            ----           -----------         ------------
             1             $50,330            $4,194.13
             2             $51,672            $4,305.97
             3             $53,091            $4,424.26
             4             $41,632            $3,469.29

     5             $43,103        $3,591.89

The Ohmeda Building

     The Ohmeda Building is a two story office building with approximately 106,750 rentable square feet located in Louisville, Colorado. The IX-X-XI-REIT Joint Venture purchased the Ohmeda Building on February 13, 1998 for a purchase price of $10,325,000. Construction of the Ohmeda Building was completed in January 1988.

     The site is a 15 acre tract of land in the Centennial Valley Business Park located approximately five miles southeast of Boulder and approximately 17 miles northwest of Denver, situated near Highway 36, which is the main thoroughfare between Boulder and Denver.

     The entire 106,750 rentable square feet of the Ohmeda Building is currently under lease with Ohmeda, Inc. (Ohmeda). The Ohmeda lease currently expires in January 2005, subject to (1) Ohmeda's right to effectuate an early termination of the Ohmeda lease under the terms and conditions described below, and (2) Ohmeda's right to extend the Ohmeda Lease for two additional five year periods of time.

     Ohmeda is a medical supply firm based in Boulder, Colorado and is a worldwide leader in vascular access and hemodynamic monitoring for hospital patients. Ohmeda also has a special products division, which produces neonatal and other oxygen care products. Ohmeda recently extended an agreement with Hewlett-Packard to include co-marketing and promotion of combined Ohmeda/H-P neonatal products.

     On April 13, 1998, Instrumentarium Corporation, a Finnish company, acquired the division of Ohmeda that occupies the Ohmeda Building. Instrumentarium is an international health care company concentrating on selected fields of medical technology manufacturing, marketing and distribution.

     The base rent payable under the Ohmeda lease is as follows:

            Year              Annual Rent        Monthly Rent
            ----              -----------        ------------
            1999-2002         $1,004,520         $83,710
            2003              $1,054,692         $87,891
            2004              $1,107,000         $92,250

     The Ohmeda lease contains an early termination clause that allows Ohmeda the right to terminate the Ohmeda lease, subject to certain conditions, on either January 31, 2001 or January 31, 2002. In order to exercise this early termination clause, Ohmeda must give the IX-X-XI-REIT Joint Venture notice on or before 5:00 p.m. MST, January 31, 2000, and said notice must identify which early termination date Ohmeda is exercising. If Ohmeda exercises its right to terminate on January 31, 2001, then Ohmeda must tender $753,388 plus an amount equal to the amount of real property taxes estimated to be payable to the landlord in 2002 for the tax year 2001 based on the most recent assessment information available on the early termination date. If Ohmeda exercises its right to terminate on January 31, 2002, then Ohmeda must tender $502,259 plus an amount equal to the amount of real property taxes estimated to be payable to the landlord in 2003 for the tax year 2002 based on the most recent assessment information available on the early termination date. At the present time, real property taxes relating to this property are approximately $135,500 per year. The payment of these amounts by Ohmeda for early termination must be made on or before the 180th day prior to the appropriate early termination date. If the amount of the real property taxes actually assessed is greater or lesser than the amount paid by Ohmeda on the early termination date, then the difference shall be adjusted accordingly within 30 days of notice of such difference.

     In addition, the Ohmeda Lease contains an option to expand the premises by an amount of square feet up to a total of 200,000 square feet which, if exercised by Ohmeda, will require the IX-X-XI-REIT Joint Venture to expend funds necessary to acquire additional land, if necessary, and to construct the expansion space. Ohmeda's option to expand the premises is subject to deliverance of at least four months' prior written notice to the IX-X-XI-REIT Joint Venture. During the four months subsequent to the notice of Ohmeda's intention to expand the premises, Ohmeda and the IX-X-XI-REIT Joint Venture shall negotiate in good faith and enter into an amendment to the Ohmeda lease for the construction and rental of the expansion space. If Ohmeda exercises its option to expand the premises, the right to terminate clause described above will automatically be canceled, and the primary lease term shall be extended for a period of ten years from the date on which a certificate of occupancy is issued by the City of Louisville with respect to the expansion space.

     The base rental for the expansion space payable under the Ohmeda lease shall be calculated to generate a rate of return to the IX-X-XI-REIT Joint Venture on its project costs and any retrofit expenses with respect to the existing premises incurred by landlord over the new, ten year extended primary lease term, equal to the prime lending rate published by Norwest Bank, N.A. on the first day of such extended primary lease term, plus 3.0%, plus full amortization of the tenant finish costs with respect to the expansion space and the existing premises. This base rental shall be payable through January 31, 2005. The base rental payable under the Ohmeda lease from February 1, 2005 through the remaining balance of the new, extended ten year primary lease term, shall be based on a combined rental rate equal to the sum of (1) the base rental payable by Ohmeda during lease year number seven for the existing premises, plus
(2) the base rent payable by Ohmeda during lease year number seven for the expansion space, plus an amount equal to 2% of the combined rental rate. Thereafter, the base rent payable for the entire premises shall be the base rent payable during the previous lease year plus an amount equal to 2% of the base rent payable during such previous lease year.

The Interlocken Building

     The Interlocken Building is a three story multi-tenant office building with 51,974 rentable square feet located in Broomfield, Colorado. The IX-X-XI-REIT Joint Venture purchased the Interlocken Building on March 20, 1998 for a purchase price of $8,275,000. Construction of the Interlocken Building was completed in December 1996.

     The site is a 5.1 acre tract of land in the Interlocken Business Park located on Highway 36, the Boulder-Denver Turnpike, which is the main thoroughfare between Boulder and Denver, and is located approximately eight miles southeast of Boulder and approximately 15 miles northwest of Denver. The Interlocken Building is currently leased as follows:

                                                             Rentable
           Floor              Tenant                         Sq. Ft.
           -----              ------                         -------
           1                  Multiple                       15,599
           2                  ODS Technologies, L.P.         17,146
           3                  Transecon, Inc.                19,229

       The entire third floor of the Interlocken Building containing 19,229 rentable square feet (37% of the total rentable square feet) is currently under lease to Transecon, Inc. The Transecon lease currently expires in October 2001, subject to Transecon's right to extend for one additional term of five years upon 180 days' notice.

       Transecon is a consumer distributor of environmental friendly products, including on-site video and audio production of environmental and alternative health videos using state-of-the-art electronics and sound stage. Transecon was founded in 1989 and currently employs approximately 60 people.

       The monthly base rent payable under the Transecon Lease is approximately $24,000 for the initial term of the lease, and is calculated under the Transecon lease based upon 18,011 rentable square feet. In addition, Transecon has a right of first refusal under the lease for any second floor space proposed to be leased by the landlord. If Transecon elects to extend the lease, the monthly base rent shall be a market rate, but no less than $24,000 and no more than $27,700. In accordance with the Transecon lease, Golden Rule, Inc., an affiliate of Transecon, occupies 6,621 rentable square feet of the third floor. Transecon guarantees the entire payment due under the Transecon Lease.
Transecon also leases 1,510 rentable square feet on the first floor. The base rent payable for this space is as follows:

           Year           Annual Rent           Monthly Rent
           ----           -----------           ------------
           1999           $25,200               $2,100
           2000           $25,800               $2,150
           2001           $26,400               $2,200

       The entire second floor of the Interlocken Building containing 17,146 rentable square feet (33% of total rentable square feet) is currently under lease to ODS Technologies, L.P. (ODS). The ODS lease expires in September 2003, subject to ODS's right to extend for one additional term of three years upon 180 days' notice.

       ODS provides in-home financial transaction services via telephone and television, and it has developed interactive computer-based applications for such in-home purchasing. Originally based in Tulsa, Oklahoma, ODS has relocated its business to the Interlocken Building.

       The base rent payable under the ODS lease is as follows:

           Year           Annual Rent           Monthly Rent
           ----           -----------           ------------
           1999          $271,200               $22,600
           2000          $277,200               $23,100
           2001          $282,600               $23,550
           2002          $288,600               $24,050
           2003          $294,600               $24,550

     The rental payments to be made by the tenant under the ODS lease are also secured by the assignment of a $275,000 letter of credit which may be drawn upon by the landlord in the event of a tenant default under the lease.

     The first floor of the Interlocken Building containing 15,599 rentable square feet is occupied by several tenants whose leases expire in late 2001 or 2002. The aggregate monthly base rent payable under these leases for 1999 is approximately $22,055.

The Iomega Building

     The Iomega Building is a warehouse and office building with 108,000 rentable square feet located in Ogden City, Utah. Wells Fund X originally purchased the Iomega Building on April 1, 1998 for a purchase price of $5,025,000 and contributed the Iomega Building to the IX-X-XI-REIT Joint Venture on July 1, 1998.

     The site is an approximately 8 acre tract of land located at 2976 South Commerce Way in the Ogden Commercial and Industrial Park, which is one mile north of Roy City, one mile northwest of Riverdale City and three miles southwest of the Ogden central business district.

     The entire Iomega Building is currently under lease to Iomega Corporation (Iomega). The Iomega lease had a ten year lease term which commenced on August 1, 1996. In March 1999, the IX-X-XI-REIT Joint Venture acquired an adjacent parcel of land and began constructing additional parking at the site. As a result, Iomega increased its monthly base rent and extended the term of its lease until April 30, 2009. The Iomega lease contains no further extension provisions. Iomega's world headquarters are located within one mile of the Iomega Building.

     Iomega, a New York Stock Exchange company, is a manufacturer of computer storage devices used by individuals, businesses, government and educational institutions, including "Zip" drives and disks, "Jaz" one gigabyte drives and disks, and tape backup drives and cartridges. Iomega reported total sales of in excess of $1.6 billion and a net worth of in excess of $400 million for its fiscal year ended December 31, 1998.

     The monthly base rent payable under the Iomega lease is $54,989.41. On March 1, 2003 and July 1, 2006, the monthly base rent payable under the Iomega lease will be increased to reflect an amount equal to 100% of the increase in the Consumer Price Index during the preceding 40 months; provided however, that in no event shall the base rent be increased with respect to any one year by more than 6% or by less than 3% per year, compounded annually, on a cumulative basis from the beginning of the lease term.

The Fairchild Building

     Wells OP entered into a Joint Venture Agreement known as Wells/Fremont Associates (Fremont Joint Venture) with Fund X and Fund XI Associates (Fund X-XI Joint Venture), a joint venture between Wells Fund X and Wells Fund XI. The purpose of the Fremont Joint Venture is the acquisition, ownership, leasing, operation, sale and management of real properties, including, but not limited to, the Fairchild Building.

     As of October 15, 1999, Wells OP had made total capital contributions to the Fremont Joint Venture of $6,983,110 and held an equity percentage interest in the Fremont Joint Venture of 77.5%, and the Fund X-XI Joint Venture had made total capital contributions to the Fremont Joint Venture of $2,000,000 and held an equity percentage interest in the Fremont Joint Venture of 22.5%.

     The Fairchild Building is a two story manufacturing and office building with 58,424 rentable square feet located in Fremont, Alameda County, California. The Fremont Joint Venture purchased the Fairchild Building on July 21, 1998 for a purchase price of $8,900,000. Construction of the Fairchild Building was completed in 1985.

     The site is approximately 3 acres and is located at 47320 Kato Road on the corner of Kato Road and Auburn Road in the City of Fremont, California.

     The entire 58,424 rentable square feet of the Fairchild Building is currently under lease to Fairchild Technologies U.S.A., Inc. (Fairchild). The Fairchild lease commenced on December 1, 1997 and expires in November 2004, subject to Fairchild's right to extend the Fairchild lease for an additional five year period.

     Fairchild is a global leader in the design and manufacture of production equipment for semiconductor and compact disk manufacturing. The semiconductor equipment group recently unveiled a new line of semiconductor wafer processing equipment which will provide alternatives to the traditional semiconductor chip production methods.

     Fairchild is a wholly-owned subsidiary of the Fairchild Corporation (Fairchild Corp). Fairchild Corp is the largest aerospace fastener and fastening system manufacturer and is one of the largest independent aerospace parts distributors in the world. Fairchild Corp is a leading supplier to aircraft manufacturers such as Boeing, Airbus, Lockheed Martin, British Aerospace and Bombardier and to airlines such as Delta Airlines and U.S. Airways. The obligations of Fairchild under the Fairchild lease are guaranteed by Fairchild Corp, which reported total consolidated sales of in excess of $741 million and a net worth of in excess of $470 million for its fiscal year ended June 30, 1998.

     The base rent payable under the Fairchild lease is as follows:

          Year        Annual Rent       Monthly Rent
          ----        ------------      ------------
          1999        $817,536          $68,128
          2000        $842,064          $70,172
          2001        $867,324          $72,277
          2002        $893,340          $74,445
          2003        $920,136          $76,678
          2004        $947,736          $78,978

The base rent during the first year of the extended term of the Fairchild lease, if exercised by Fairchild, shall be 95% of the then fair market rental value of the Fairchild Building subject to the annual 3% increase adjustments. If Fairchild and the Fremont Joint Venture are unable to agree upon the fair rental value for the extended lease term, each party shall select an appraiser and the two appraisers shall establish the rent by agreement.

The Cort Furniture Building

     Wells OP entered into another Joint Venture Agreement with the Fund X-XI Joint Venture known as Wells/Orange County Associates (Cort Joint Venture) for the purpose of the acquisition, ownership, leasing, operation, sale and management of real properties, including, but not limited to, the Cort Furniture Building.

     As of October 15, 1999, Wells OP had made total capital contributions to the Cort Joint Venture of $2,870,982 and held an equity percentage interest in the Cort Joint Venture of 43.7%, and the Fund X-XI Joint Venture made total capital contributions to the Cort Joint Venture of $3,695,000 and held an equity percentage interest in the Cort Joint Venture of 56.3%.

     Wells OP is acting as the initial Administrative Venturer of both the Fremont Joint Venture and the Cort Joint Venture and, as such, is responsible for establishing policies and operating procedures with respect to the business and affairs of each of these joint ventures. However, approval of each of Wells Fund X and Wells Fund XI will be required for any major decision or any action which materially affects the Fremont Joint Venture or the Cort Joint Venture or its real property investments.

     The Cort Furniture Building is a one story office and warehouse building with 52,000 rentable square feet comprised of an 18,000 square foot office and open showroom area and a 34,000 square foot warehouse area. The Cort Joint Venture purchased the Cort Furniture Building on July 31, 1998 for a purchase price of $6,400,000. Construction of the Cort Furniture Building was completed in 1975.

     The site consists of two parcels of land totaling approximately 3.6 acres and is located at 10700 Spencer Street on the southeast corner of Spencer Avenue and Mt. Langley Street adjacent on the south side to Interstate 405 in the City of Fountain Valley, California.

     The entire 52,000 rentable square feet of the Cort Furniture Building is currently under lease to Cort Furniture Rental Corporation (Cort). Cort uses the Cort Furniture Building as its regional corporate headquarters with an attached clearance showroom and warehouse storage areas.

     The Cort lease contains a lease term of 15 years which commenced on November 1, 1988, and expires in October 2003. Cort has an option to extend the Cort lease for an additional five year period of time.

     Cort is a wholly-owned subsidiary of Cort Business Services Corporation, a New York Stock Exchange Company trading under the symbol CBZ (Cort Business Services). Cort Business Services is the largest and only national provider of high-quality office and residential rental furniture and related accessories. Cort Business Services has operations that cover 32 states and the District of Columbia and includes 119 rental showrooms. The obligations of Cort under the Cort Furniture lease are guaranteed by Cort Business Services, which reported net income of in excess of $23 million on total consolidated revenue of in excess of $319 million, and reported a net worth of in excess of $175 million for its fiscal year ended December 31, 1998.

     The monthly base rent payable under the Cort lease is $63,247 through April 30, 2001 at which time the monthly base rent will be increased 10% to $69,574 for the remainder of the lease term. The monthly base rent during the first year of the extended term shall be 90% of the then fair market rental value of the Cort Furniture Building, but will be no less than the rent in the 15th year of the Cort lease. If Cort and the Cort Joint Venture are unable to agree upon a fair rental value for the extended lease term, each party shall select an appraiser and the two appraisers shall provide appraisals on the Cort Furniture Building. If the appraisal values established are within 10% of each other, the average of such appraised value shall be the fair market rental value. If said appraisals are varied by more than 10%, the two appraisers shall appoint a third appraiser and the middle appraisal of the three shall be the fair rental value.

The PWC Building

     The PWC Building is a four story office building containing approximately 130,090 rentable square feet located in Tampa, Florida. Wells OP purchased the PWC Building on December 31, 1998 for a purchase price of $21,127,854. Construction of the PWC Building was completed in 1998.

          Wells OP purchased the PWC Building subject to a loan from SouthTrust Bank, N.A. (SouthTrust) in the outstanding principal amount of $14,132,537.87 (SouthTrust Loan). The SouthTrust Loan consists of a revolving credit facility whereby SouthTrust agreed to loan up to $15.2 million to Wells OP in connection with its purchase of real properties. The principal balance of the SouthTrust Loan relating to the acquisition of the PWC Building has since been paid off by Wells OP leaving in place the revolving credit facility. The SouthTrust Loan requires monthly payments of interest only and matures on December 31, 2000. The interest rate on the SouthTrust Loan is a variable rate per annum equal to the London InterBank Offered Rate for a thirty day period plus 200 basis points.
The current interest rate under the SouthTrust Loan is 7.44%. The SouthTrust Loan is secured by a first mortgage against the PWC Building.

     The site consists of approximately 9 acres of land located in Sunforest Business Park between Eisenhower Boulevard and George Road approximately 1,250 feet south of West Hillsborough Avenue. The Sunforest Business Park is located in the Westshore Business District, which is a suburban business center surrounding Tampa International Airport.

     The entire PWC Building is under lease to PriceWaterhouseCoopers (PWC). The PWC lease currently expires in December 2008, subject to PWC's right to extend the lease for two additional five year periods of time.

     PWC provides a full range of business advisory services to leading global, national and local companies and to public institutions. These services include audit, accounting and tax advice; management, information technology and human resource consulting; financial advisory services including mergers and acquisitions, business recovery, project finance and litigation support; business process outsourcing services; and legal advice through a global network of affiliated law firms. PWC employs more than 140,000 people in 152 countries.

     The annual base rent payable under the PWC lease is $1,915,741 ($14.73 per square foot) payable in equal monthly installments of $159,645.09 during the first year of the initial lease term. The base rent escalates at the rate of 3% per year throughout the ten year lease term. In addition, PWC is required to pay a "reserve" of $13,009 ($.10 per square foot) as additional rent.

     The annual base rent for each renewal term under the lease will be equal to the greater of (a) ninety percent (90%) of the "market rent rate" for such space multiplied by the rentable area of the leased premises, or (b) one hundred percent (100%) of the base rent paid during the last lease year of the initial term, or the then current renewal term, as the case may be. If the base rent for the first lease year under the renewal term is determined pursuant to clause (a) above, then the base rent for each lease year of such renewal term after the first lease year shall be one hundred three percent (103%) of the base rent for the immediately preceding lease year. If the base rent for the first lease year of a renewal term is determined pursuant to clause (b) above, then there shall be no escalation of the base rent until such time that the total base rent paid during the renewal term is equal to the total base rent that would have been paid during such renewal term if the base rent had been determined pursuant to clause (a) above; and thereafter, the base rent for each subsequent lease year of such renewal term shall be one hundred three percent (103%) of the base rent for the immediately preceding lease year.

     The "market rent rate" under the PWC lease shall be determined by agreement of the parties within 30 days after the date on which PWC delivers its notice of renewal. If Wells OP and PWC are unable to reach agreement on the market rent rate within said 30 day period, then each party shall simultaneously submit to the other in a sealed envelope its good faith estimate of the market rent rate within seven days of expiration of the 30 day period. If the higher of such estimates is not more than one hundred five percent (105%) of the lower of such estimates then the market rent rate shall be the average of the two estimates. Otherwise, within five days either party may request in writing to resolve the dispute by arbitration. The "market rate rent" shall be based upon the fair market rent then being charged by landlords under new leases of office space in the Westshore Business District for similar space in a building of comparable quality with comparable amenities.

     In addition, the PWC lease contains an option to expand the premises to include a second three or four story building with an amount of square feet up to a total of 132,000 square feet which, if exercised by PWC, will require Wells OP to expend funds necessary to construct the expansion building. PWC may exercise its expansion option by delivering written notice to Wells OP at any time between the 60th day after the rental commencement date and the expiration of the initial term of the lease. If PWC for any reason fails to deliver the expansion notice on or prior to the last day of the initial term, the expansion option shall automatically expire. Upon PWC's delivery of the expansion notice and commencement of construction of the improvements by Wells OP, the term of the lease shall automatically be extended for an additional period of ten years from the date of substantial completion of the expansion building, without further action by either PWC or Wells OP. During the first five lease years of the initial term, Wells OP shall be obligated to construct the expansion building if PWC delivers the expansion notice. Wells OP and PWC have agreed that Wells OP shall not be required to construct the expansion building, however, if PWC delivers the expansion notice after the end of the fifth lease year and, following delivery of such expansion notice, Wells OP determines not to construct the expansion building based upon the base rent it would receive for the expansion building. If Wells OP notifies PWC in writing of such determination within 30 days after Wells OP's receipt of the expansion notice, PWC shall have the right to exercise its option to purchase the PWC building.

     If PWC elects to exercise its expansion option, in addition to the construction of a second building which is of a quality equal to or better than the PWC building, Wells OP will be required to expand the parking garage such that a sufficient number of parking spaces, at least equal to four parking spaces per 1,000 square feet of rentable area, is maintained. Wells OP agrees to fund the cost of the design, development and construction of the expansion building up to a maximum of $150.00 per square foot of rentable area, as increased by increases in the Consumer Price Index between the rental commencement date and the date of expansion notice. PWC shall be responsible for the payment of any costs of the expansion building in excess of the maximum expansion cost.

     The base rent per square foot of rentable area payable for the expansion building in the first lease year of such building shall be an amount equal to the product of (a) the expansion building cost per square foot of rentable area multiplied by (b) the sum of 300 basis points plus the weekly average yield on United States Treasury Obligations, amortized on an annual basis over a period of 20 years. The base rent for each subsequent lease year shall be one hundred three percent (103%) of the base rent for the immediately preceding lease year.

     In the event that PWC elects to exercise its expansion option and Wells OP determines not to proceed with the construction of the expansion building as described above, or if Wells OP is otherwise required to construct the expansion building and fails to do so in a timely basis pursuant to the PWC lease, PWC may exercise its purchase option by giving Wells OP written notice of such exercise within 30 days after either such event. If PWC properly exercises its purchase option, PWC must simultaneously deliver a deposit in the amount of $50,000. The purchase price for the PWC Building pursuant to the purchase option shall be equal to (a) the average of the monthly base rent for each month remaining in the initial term as of the closing date on the Purchase Option multiplied by 12, and (b) such average annual base rent shall be multiplied by 11.

The Vanguard Cellular Building

     The Vanguard Cellular Building is a four story office building containing approximately 81,859 rentable square feet located in Harrisburg, Pennsylvania. Construction of the Vanguard Cellular Building was completed in November 1998.

     Wells OP purchased the Vanguard Cellular Building on February 4, 1999 for a purchase price of $12,291,200. Wells OP expended cash proceeds in the amount of $6,332,100 and obtained a loan in the amount of $6,425,000 from Bank of America, N.A., (BOA Loan), the net proceeds of which were used to fund the remainder of the purchase price of the Vanguard Cellular Building.

     The BOA loan matures on January 4, 2002. The interest rate on the BOA Loan is a fixed rate equal to the rate appearing on Telerate Page 3750 as the London Inter Bank Offered Rate plus 200 basis points over a six month period. Wells OP made a required principal installment in the amount of $6,150,000 on July 22, 1999. As of September 30, 1999, the outstanding principal balance of the BOA Loan was $203,504. On September 13, 1999, Bank of America agreed to make a new revolving credit loan of up to $9,825,000 to Wells OP for the acquisition of real properties. Wells OP is required to make monthly installments of accrued interest under the BOA Loan. The BOA Loan is secured by a first mortgage against the Vanguard Cellular Building. Leo F. Wells, III and the Wells REIT are co-guarantors of the BOA Loan.

     The site consists of approximately 10.5 acres of land in Commerce Park, located in the Lower Paxton Township, a planned business park, at the intersection of Progress Avenue and Interstate Drive just off of the Progress Avenue exit of Interstate 81.

     The Vanguard Cellular Building is leased to Pennsylvania Cellular Telephone Corp., a subsidiary of Vanguard Cellular, and the obligations of Pennsylvania Telephone under the Vanguard Cellular Lease are guaranteed by Vanguard Cellular.

     Vanguard Cellular is an independent operator of cellular telephone systems in the United States with over 664,000 subscribers located in 26 markets in the Mid-Atlantic, Ohio Valley and New England regions of the United States. Vanguard Cellular markets its wireless products and services under the name CellularOne, a nationally recognized brand name partially owned by Vanguard Cellular. Vanguard Cellular operates primarily in suburban and rural areas that are close in proximity to major urban areas, which it believes affords several advantages over its traditional urban competitors, including (1) greater network capacity,
(2) greater roaming revenue opportunities, (3) lower distribution costs, and (4) higher barriers to entry by competitors. Vanguard Cellular reported net income in excess of $74 million on revenues in excess of $420 million and a net worth in excess of $100 million for the year ended December 31, 1998.

     On May 3, 1999, Vanguard Cellular was merged with and became a wholly-owned subsidiary of AT&T Corp.

     The initial term of the Vanguard Cellular lease is ten years which commenced on November 16, 1998. Vanguard has the option to extend the initial term of the Vanguard Cellular lease for three additional five year periods and one additional four year and 11 month period. Each extension option must be exercised by giving written notice to the landlord at least 12 months prior to the expiration date of the then current lease term. The following table summarizes the annual base rent payable during the remainder of the initial term of the Vanguard Cellular lease:

          Year    Annual Rent    $ Per Sq. Ft.    Monthly Rent
          ----    -----------    -------------    ------------
           2      $1,390,833     $16.99           $115,902.76
           3      $1,416,221     $17.30           $118,018.38
           4      $1,442,116     $17.62           $120,176.32
           5      $1,468,529     $17.94           $122,377.41
           6      $1,374,011     $16.79           $114,500.91
           7      $1,401,491     $17.12           $116,790.93
           8      $1,429,521     $17.46           $119,126.74
           9      $1,458,111     $17.81           $121,509.28
          10      $1,487,274     $18.17           $123,939.47

     The annual base rent for each extended term under the lease will be equal to 93% of the "fair market rent" determined either (1) as agreed upon by the parties, or (2) as determined by appraisal pursuant to the terms and conditions of the Vanguard Cellular lease. The fair market rent shall be multiplied by the "fair market escalator" (which represents the yearly rate of increases in the fair market rent for the entire renewal term), if any. If the fair market rent is to be determined by appraisal, both the landlord and the tenant shall designate an independent appraiser, and both appraisers shall mutually designate a third appraiser. After their appointment, the appraisers shall determine the fair market rent and the fair market escalator by submitting independent appraisals. The fair market rent and fair market escalator shall be deemed to be the middle appraisal of the three submitted.

     In addition, the Vanguard Cellular lease contains an option to expand the premises to create additional office space of not less than 40,000 gross square feet and not more than 90,000 gross square feet, as well as additional parking to accommodate such office space. If Pennsylvania Telephone exercises its option for the expansion improvements, Wells OP will be obligated to expend the funds necessary to construct the expansion improvements. Pennsylvania Telephone may exercise its expansion option by delivering written notice to Wells OP at any time before the last business day of the 96th month of the initial term of the Vanguard Cellular lease.

     Within 60 days after Wells OP's receipt of the expansion notice, Wells OP shall consult with Pennsylvania Telephone concerning Pennsylvania Telephone's specific requirements with regard to the expansion improvements and, within such 60 day period, Wells OP shall notify Pennsylvania Telephone in writing of the total estimated expansion costs to be incurred in planning and constructing the expansion improvements. Within 60 days after Pennsylvania Telephone receives Wells OP's written notification of the costs for the expansion improvements, Pennsylvania Telephone shall notify Wells OP in writing either (1) that Pennsylvania Telephone authorizes Wells OP to proceed with the construction of the expansion improvements, (2) that Pennsylvania Telephone intends to submit revised specifications within 60 days to reduce the estimated costs of the expansion improvements to an amount satisfactory to Pennsylvania Telephone, or
(3) that Pennsylvania Telephone elects not to expand the premises. If Pennsylvania Telephone fails to deliver its notice to proceed within the above mentioned 60 day period, then Pennsylvania Telephone shall be deemed to have elected not to expand.

     If Pennsylvania Telephone delivers its notice to proceed with the expansion improvements, Pennsylvania Telephone shall be deemed to have exercised its option for such full or partial renewal terms such that, as of the date of substantial completion of the expansion improvements, the remaining lease term shall be ten years from such date of substantial completion. Pennsylvania Telephone shall continue to have the right to exercise its option for any of the renewal terms discussed above which remain beyond the ten year additional term; provided that, if the remaining portion of a renewal term after the ten year extension shall be less than one year, then the ten year term shall be further extended to include the remaining portion of the renewal term which is less than one year.

     The annual base rent for the expansion improvements for the first twelve months shall be equal to the product of (a) the expansion costs, multiplied by
(b) a factor of 1.07, multiplied by (c) the greater of (X) 10.50%, or (Y) an annual interest rate equal to 375 basis points in excess of the ten year United States Treasury Note Rate then most recently announced by the United States Treasury as of the commencement date of the expansion improvements. Thereafter, the annual base rent for the expansion improvements shall be increased annually by the lesser of (1) 5%, or (2) 75% of the percentage by which the United States, Bureau of Labor Statistics, Consumer Price Index for All Items - All Urban Wage Earners and Clerical Workers for the Philadelphia Area published nearest to the expiration date of each 12 month period subsequent to the expansion commencement date is greater than the CPI Index most recently published prior to the Vanguard commencement date.

The Matsushita Property

     Purchase of the Matsushita Property.  On March 15, 1999, Wells OP purchased
     -----------------------------------
an 8.8 acre tract of land located in Lake Forest, Orange County, California for a purchase price of $4,450,230.

     Wells OP entered into a development agreement for the construction of a two story office building containing approximately 150,000 rentable square feet to be erected on the Matsushita Property. Wells OP entered into an Office Lease with Matsushita Avionics Systems Corporation (Matsushita Avionics), pursuant to which Matsushita Avionics agreed to lease all of the Matsushita Project upon its completion.

     Termination of Existing Lease.  Matsushita Avionics is currently a tenant
     -----------------------------
of a building located at 15253 Bake Parkway, Irvine, California owned by Fund VIII and Fund IX Associates (Fund VIII-IX Joint Venture), a Georgia joint venture between Wells Fund VIII and Wells Fund IX. Matsushita Avionics and the Fund VIII-IX Joint Venture have entered into a Lease and Guaranty Termination Agreement dated February 18, 1999 pursuant to which Matsushita Avionics will be vacating the existing building in December 1999 and relieved of any of its obligations under the existing lease upon the Matsushita commencement date of the Matsushita lease. The existing lease terminates in September 2003.

     Rental Income Guaranty by Wells OP.  In consideration for the Fund VIII-IX
     ----------------------------------
Joint Venture releasing Matsushita Avionics from its obligations under the existing lease and thereby allowing Wells OP to enter into the Matsushita lease with Matsushita Avionics, Wells OP entered into a Rental Income Guaranty Agreement dated February 18, 1999, whereby Wells OP guaranteed the Fund VIII-IX Joint Venture that it will receive rental income on the existing building at least equal to the rental and building expenses that the Fund VIII-IX Joint Venture would have received over the remaining term of the existing lease. Current rental and building expenses are approximately $90,000 per month. The Wells REIT's maximum exposure to liability to the Fund VIII-IX Joint Venture under this Rental Income Guaranty was taken into account in the economic analysis performed in making the determination to go forward with the development of the Matsushita project. Management of the Wells REIT anticipates that the ultimate liability will be less than the maximum exposure to liability; however, management cannot, at this time, determine the ultimate liability under the Rental Income Guaranty Agreement. (See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources.")

     Description of the Matsushita Project and the Site.  The Matsushita project
     --------------------------------------------------
involves the construction of a two story office building containing 150,000 rentable square feet. The building will contain parking for approximately 600 vehicles.

     The site consists of an 8.8 acre tract of land located in the Pacific Commercentre, which is a 33 acre master-planned business park positioned near the Irvine Spectrum in the heart of Southern California's Technology Coast. Pacific Commercentre is a nine building complex featuring office, technology, and light manufacturing uses, and is located in the city of Lake Forest in Southern Orange County with easy access to the Foothill Transportation Corridor and the San Diego Freeway.

     An independent appraisal of the Matsushita project dated March 16, 1999 was prepared by CB Richard Ellis, Inc., real estate appraisers, pursuant to which the market value of the land and the leased fee interest in the Matsushita project subject to the Matsushita lease was estimated to be $18.9 million, in cash or terms equivalent to cash, as of December 21, 1999, the anticipated completion date. This value estimate was based upon a number of assumptions, including that the Matsushita project will be finished in accordance with plans and specifications, that total development costs would not exceed $17.8 million and that the building will be operated following completion at a stabilized level with Matsushita Avionics occupying 100% of the building at a rental rate calculated based upon the $17.8 million development budget. Prior to closing of the Matsushita loan (described below), Bank of America will obtain a revised independent appraisal of the Matsushita Property reflecting a value estimate based upon a development budget of $18.4 million. Wells OP obtained an environmental report prior to closing of the Matsushita Property evidencing that the environmental condition of the Matsushita Property is satisfactory.

     The Matsushita Project Loans.  Wells OP obtained $7,000,000 in financing
     ----------------------------
for the Matsushita project from SouthTrust Bank, N.A. pursuant to the revolving credit facility extended to Wells OP in connection with the acquisition of the PWC Building.

     In addition, Wells OP obtained a construction loan from Bank of America, N.A. in the maximum principal amount of $15,375,000, the proceeds of which are being used to fund the development and construction of the Matsushita project. The Matsushita loan shall mature on May 9, 2001. The interest rate on the Matsushita loan is a variable rate equal to either (1) the Bank of America "prime rate," or (2) at the option of Wells OP, the rate per annum appearing on Telerate Page 3750 as the London Inter Bank Offered Rate for a 30 day period, plus 200 basis points. Wells OP is making monthly installments of interest, and it is anticipated that, commencing in January 2000, Wells OP will make monthly installments of principal in the amount of $10,703 until maturity. On the maturity date, the entire outstanding principal balance plus any accrued but unpaid interest shall be due and payable. The Matsushita loan is secured by a first priority mortgage against the Matsushita project. Leo F. Wells, III and the Wells REIT are co-guarantors of the Matsushita loan.

     Development Agreement.  On March 23, 1999, Wells OP entered into a
     ---------------------
development agreement with ADEVCO Corporation as the exclusive development manager to supervise, manage and coordinate the planning, design, construction and completion of the Matsushita project.

     The developer is an Atlanta-based real estate development and management company formed in 1990 which specializes in the development of office buildings. The developer has previously developed or is developing a total of six office buildings for affiliates of our advisor. In this regard, the developer entered into:

     . a development agreement with Wells Real Estate Fund III, L.P. (Wells Fund III) for the development of a two-story office building containing approximately 34,300 rentable square feet located in Greenville, North Carolina;

     . a development agreement with Fund IV and Fund V Associates, a joint venture between Wells Real Estate Fund IV, L.P., (Wells Fund IV) and Wells Real Estate Fund V, L.P. (Wells Fund V), for the development of a four-story office building located in Jacksonville, Florida containing approximately 87,600 rentable square feet;

     . a development agreement with the Fund VII-VIII Joint Venture, a joint venture between Wells Real Estate Fund VII, L.P.(Wells Fund VII), and Wells Real Estate Fund VIII, L.P. (Wells Fund VIII), for the development of a two-story office building containing approximately 62,000 rentable square feet located in Alachua County, near Gainesville, Florida;

     . a development agreement with Fund VI, Fund VII and Fund VIII Associates, a joint venture among Wells Real Estate Fund VI, L.P. (Wells Fund VI), Wells Fund VII and Wells Fund VIII, for the development of a four-story office building containing approximately 92,964 rentable square feet located in Jacksonville, Florida;

     . a development agreement with Fund VIII and Fund IX Associates, a joint venture between Wells Fund VIII and Wells Real Estate Fund IX, L.P. (Wells Fund IX), for the development of a four-story office building containing approximately 96,750 rentable square feet located in Madison, Wisconsin; and

     . a development agreement with Wells Fund IX for the development of a three-story office building containing approximately 83,885 rentable square feet located in Knoxville, Tennessee.

     The President of the Developer is David M. Kraxberger. Mr. Kraxberger has been in the real estate business for over 17 years. From 1984 to 1990, Mr. Kraxberger served as Senior Vice President of Office Development for The Oxford Group, Inc., an Atlanta-based real estate company with operations in seven southeastern states. Mr. Kraxberger holds a Masters Degree in Business Administration from Pepperdine University in Los Angeles, California, and is a member of the Urban Land Institute and the National Association of Industrial Office Parks. Mr. Kraxberger also holds a Georgia real estate license. Pursuant to the terms of a guaranty agreement, Mr. Kraxberger has personally guaranteed the performance of the developer under the development agreement. Mr. Kraxberger has also personally guaranteed the performance of the contractor, Integra Construction, Inc., under the construction contract pursuant to the terms of a separate guaranty agreement. Neither the developer nor Mr. Kraxberger are affiliated with the advisor or its affiliates.

     As compensation for the services to be rendered by the developer under the development agreement, Wells OP will pay a development fee of $250,000. The fee will be due and payable ratably (on the basis of the percentage of construction completed) as the construction and development of the Matsushita project is completed.

     We anticipate that the aggregate of all costs and expenses to be incurred by Wells OP with respect to the acquisition of the Matsushita property, the planning, design, development, construction and completion of the Matsushita project, the build-out of tenant improvements under the Matsushita lease and the contingency reserve will total approximately $18,400,000. The development budget may be adjusted upward or downward based upon changes agreed to by Wells OP and Matsushita Avionics. The development budget is as follows:

            Construction Contract     $6,492,431
            Tenant Improvements        3,675,957
            Land                       4,450,230
            Property Taxes                65,000
            Architectural Fees           622,472
            Architect's Expenses          60,000
            Development Fee              250,000
            Government Fees            1,072,019
            Survey and Engineering        30,300
            Appraisal                      7,500
            Miscellaneous                 32,000
            Lease Commissions            608,292
            Contingency                  300,000
            Construction Interest        535,757
            Loan Fees                     91,844
            Legal Fees                    75,000

     Under the terms of the development agreement, the developer has agreed that, in the event that the total of all such costs and expenses exceeds $18,400,000 (except for changes agreed to by Wells OP and Matsushita Avionics), the amount of fees payable to the developer shall be reduced by the amount of any such excess. Unless the fees otherwise payable to the developer are reduced as set forth above, it is estimated that the total sums due and payable to the developer under the development agreement will be approximately $250,000.

     Construction Contract.  Wells OP entered into a construction contract with
     ---------------------
the general contracting firm of GWGC, Inc. doing business as Gordon & Williams General Contractors, Inc. for the construction of the Matsushita project. The contractor is a California corporation based in Laguna Hills, California specializing in commercial, industrial, amusement park and office buildings. The contractor is presently engaged in the construction of ten projects with a total construction value of in excess of $72 million, and since 1993, has completed 45 projects with a total construction value in excess of $1.9 billion. Construction of the Matsushita project began in May 1999.

     The construction contract provides that Wells OP shall pay the contractor a fee equal to 3% of the cost of the work performed by the contractor, as adjusted by approved change orders, for the construction of the Matsushita project, excluding tenant improvements. The contractor will be responsible for all costs of labor, materials, construction equipment and machinery necessary for completion of the Matsushita project. In addition, the contractor will be required to secure and pay for any additional business licenses, tap fees and building permits which may be necessary for construction of the Matsushita project. Under the construction contract, the cost of the work and the contractor's fees will be guaranteed not to exceed $6,500,000, subject to additions and deductions by approved change orders. To the extent that costs incurred by the contractor exceed such guaranteed maximum price, the contractor will be required to pay all such costs without reimbursement by Wells OP.

     Any amounts saved by the contractor as a result of bids awarded or subcontracted at amounts below the approved costs for such items shall be set aside as a contingency reserve. The contractor may only be reimbursed from the contingency reserve for reasonable costs incurred in connection with certain unknown and unforeseeable risks enumerated in the construction contract, and only to the extent that such costs will not cause the contractor to exceed the guaranteed maximum price. In the event that, at the time of final completion, the total aggregate sum of the actual cost of the work, the contractor's fees and any amounts incurred to remedy defects in the work is less than the guaranteed maximum price, the difference shall be divided evenly by the contractor and Wells OP.

     Wells OP will make monthly progress payments to the contractor in an amount of 90% of the portion of the contract price properly allocable to labor, materials and equipment, less the aggregate of any previous payments made by Wells OP. Wells OP will pay the entire unpaid balance when the Matsushita project has been fully completed in accordance with the terms and conditions of the construction contract.

     As of September 30, 1999, Wells OP had spent in excess of $8,800,000 on the Matsushita project, and it was approximately 51% complete. We anticipate that the Matsushita project will be completed in December 1999.

     The contractor will be responsible to Wells OP for the acts or omissions of its subcontractors and suppliers of materials and of persons either directly or indirectly employed by them. The contractor will agree to indemnify Wells OP from and against all liability, claims, damages, losses, expenses and costs of any kind or description arising out of or in connection with the performance of the construction contract, provided that such liability, claim, damage, loss or expense is caused in whole or in part by any action or omission of the contractor, any subcontractor or materialmen, anyone directly or indirectly employed by any of them or anyone for whose acts any of them may be liable. The construction contract will also require the contractor to obtain and maintain, until completion of the Matsushita project, adequate insurance coverage relating to the Matsushita project, including insurance for workers' compensation, personal injury and property damage.

     Architect's Agreement.  Ware & Malcomb Architects, Inc. is the architect
     ---------------------
for the Matsushita project pursuant to the architect's agreement dated January 11, 1999 entered into with Wells OP. The architect, which was founded in 1972, is based in Irvine, California, has a professional staff of over 75 persons, and specializes in the design of office buildings, corporate facilities, industrial and research and development buildings, healthcare and high-tech facilities, as well as commercial/retail centers.

     The architect's basic services under the architect's agreement include the schematic design phase, the design development phase, the construction documents phase, the bidding or negotiation phase and the construction phase.

     The total amount of fees payable to the architect under the architect's agreement is $622,472. Payments are being paid to the architect on a monthly basis in proportion to the services performed within each phase of service. In addition, the architect and its employees and consultants are reimbursed for expenses including, but not limited to, transportation in connection with the Matsushita project, living expenses in connection with out-of-town travel, long distance communications and fees paid for securing approval of authorities having jurisdiction over the Matsushita project. It is estimated that the total reimbursable expenses in connection with the development of the Matsushita project will be approximately $60,000.

     Matsushita Lease.  On February 18, 1999, Wells OP entered into an office
     ----------------
lease pursuant to which Matsushita Avionics agreed to lease 100% of the 150,000 rentable square feet of the Matsushita project.

     Matsushita Avionics is a wholly-owned subsidiary of Matsushita Electric Corporation of America (Matsushita Electric). Matsushita Avionics manufactures and sells audio-visual products to the airline industry for passenger use in airplanes. Matsushita Electric is a wholly-owned subsidiary of Matsushita Electric Industrial Co., Ltd. (Matsushita Industrial), a Japanese company which is the world's largest consumer electronics manufacturer. Matsushita Electric oversees the North American operations of Matsushita Industrial. In North America, Matsushita Electric makes consumer, commercial and industrial electronics, including products ranging from juke boxes to flat digital television sets, primarily under the Panasonic brand name. Matsushita Electric has more than 20 plants in the United States, Mexico and Canada and employs over 23,000 people. Matsushita Electric has guaranteed the obligations of Matsushita Avionics under the Matsushita lease. Matsushita Electric reported net income for the fiscal year ended March 31, 1998 of over $700 million on gross revenues of over $8.0 billion.

     The initial term of the Matsushita lease will be seven years to commence on the earlier of (1) the date Matsushita Avionics commences business in the premises, or (2) the date upon which a series of conditions are met, including but not limited to, Wells OP's completion of the improvements and a certificate of occupancy is issued. Matsushita Avionics has the option to extend the initial term of the Matsushita Lease for two successive five year periods. Each extension option must be exercised not more than 19 months and not less than 15 months prior to the expiration of the then current lease term.

     The base rent payable under the Matsushita lease shall be as follows:

                          Yearly           Monthly
          Lease Year      Base Rent        Base Rent
          ----------      ---------        ---------
             1-2          $1,830,000       $152,500
             3-4          $1,947,120       $162,260
             5-6          $2,064,240       $172,020
             7            $2,181,360       $181,780

     The monthly base rent is based upon a projected total cost for the Matsushita project of $17,847,769. If the total project cost, as provided in the work letter attached as an exhibit to the Matsushita lease, is more or less than $17,847,769, then the monthly base rent shall be adjusted upward or downward, as the case may be, by ten percent (10%) of the difference.

     The monthly base rent payable during the option term shall be ninety-five percent (95%) of the stated rental rate at which, as of the commencement of the option term, tenants are leasing non-expansion, non-affiliated, non-sublease, non-encumbered, non-equity space comparable in size, location and quality to the Matsushita project for a term of five years in the Lake Forest and Irvine area of Southern California. The monthly base rent during the option term shall be adjusted upward during the option term at the beginning of the 24th and 48th month of each option term by an amount equal to six percent (6%) of the monthly base rent payable immediately preceding such period. Within 30 days of tenant providing written notice of its intent to exercise a renewal option, Wells OP shall deliver to Matsushita Avionics notice containing the proposed rent for the option term. If, after reasonable good faith efforts, landlord and tenant are unable to agree upon the option rent before the 13th month prior to the expiration of the appropriate lease term, option rent shall be determined by arbitration.

The EYBL CarTex Building

     The EYBL CarTex Building is a manufacturing and office building consisting of a total of 169,510 square feet comprised of approximately 140,580 square feet of manufacturing space, 25,300 square feet of two story office space and 3,360 square feet of cafeteria/training space. The XI-XII-REIT Joint Venture purchased the EYBL CarTex Building on May 18, 1999 for a purchase price of $5,085,000.

     The site is an 11.9 acre tract of land located at 111 SouthChase Boulevard in the SouthChase Industrial Park, which is located adjacent to I-385 in southwest Greenville, South Carolina.

     The entire 169,510 rentable square feet of the EYBL CarTex Building is currently under lease to EYBL CarTex, Inc. (EYBL CarTex). The EYBL CarTex lease commenced on March 1, 1998 and expires in February 2008, subject to EYBL CarTex's right to extend the lease for two additional five year periods of time.

     EYBL CarTex produces automotive textiles for BMW, Mercedes, GM Bali, VW Mexico and Golf A4. EYBL CarTex is a wholly-owned subsidiary of EYBL International, AG, Krems/Austria. EYBL International is the world's largest producer of circular knit textile products and loop pile plushes for the automotive industry. It has plants in Austria, Germany, Hungary, Slovakia, Brazil and the United States. EYBL International reported total consolidated sales of in excess of $260 million and a net worth of approximately $50 million during 1998.

     The base rent payable under the EYBL CarTex lease for the remainder of the lease term shall be as follows:

          Lease Year      Annual Rent      Monthly Rent
          ----------      -----------      ------------
             2            $508,530.00      $42,377.50
             3            $508,530.00      $42,377.50
             4            $508,530.00      $42,377.50
             5            $550,907.50      $45,908.95
             6            $550,907.50      $45,908.95
             7            $593,285.00      $49,440.42
             8            $593,285.00      $49,440.42
             9            $610,236.00      $50,853.00
             10           $610,236.00      $50,853.00


     The monthly base rent payable for each extended term of the lease will be equal to the fair market rent as submitted by the landlord. If the tenant does not agree to the proposed rent by the landlord for the extension term, tenant may require the fair market rent be determined by three appraisers, one of which will be selected by the tenant, one by the landlord and the final appraiser shall be selected by the first two appraisers.

     Under the lease, EYBL CarTex has an option to purchase the EYBL CarTex Building at the expiration of the initial lease term by giving notice to the landlord by March 1, 2007. Within 30 days after landlord receives notice of tenant's intent to exercise its purchase option, landlord shall submit a proposed purchase price for the EYBL CarTex Building based upon its good faith estimate of the fair market value of the building. If tenant does not agree to the purchase price, tenant may require that the purchase price be established by three appraisers, one of which will be selected by the tenant, one of which will be selected by the landlord and the final appraiser shall be selected by the first two appraisers. In no event, however, will the purchase price under the purchase option be less than $5,500,000.

The Sprint Building

     The Sprint Building is a three story office building with approximately 68,900 rentable square feet. The XI-XII-REIT Joint Venture purchased the Sprint Building on July 2, 1999 for a purchase price of $9,500,000. Construction of the Sprint Building was completed in 1992.

     The site is a 7.1 acre tract of land located adjacent to the Leawood Country Club in Leawood, Kansas near the affluent Overland Park suburb of Kansas City. The site is within walking distance of Ward Parkway Mall and is convenient to downtown Kansas City and I-435, the interstate loop around Kansas City.

     The entire 68,900 rentable square feet of the Sprint Building is currently under lease to Sprint Communications Company L.P. (Sprint). The Sprint lease commenced on May 19, 1997 and expires in May 2007, subject to Sprint's right to extend the lease for two additional five year periods of time.

     Sprint is the nation's third largest long distance phone company, which operates on an all-digital long distance telecommunications network using state-of-the-art fiber optic and electronic technology. Sprint provides domestic and international voice, video and data communications services as well as integration management and support services for computer networks. Sprint reported net income of in excess of $1.3 billion on net revenues of in excess of $9.9 billion for its fiscal year ended December 31, 1998.

     The monthly base rent payable under the Sprint lease is $83,254 through May 18, 2002 and $91,867 for the remainder of the lease term. The monthly base rent payable for each extended term of the

Sprint lease will be equal to 95% of the then current market rate for comparable office buildings in the suburban south Kansas City, Missouri and south Johnson County, Kansas areas. If the parties are unable to agree upon the current market rate within 30 days of the date negotiations begin, the current market rate shall be determined by three licensed real estate brokers, one of which will be selected by Sprint, one of which will be selected by the XI-XII-REIT Joint Venture and the final appraiser will be selected by the two appraisers previously selected.

     The Sprint lease contains a termination option which may be exercised by Sprint effective as of May 18, 2004 provided that Sprint has not exercised either expansion option, as described below. Sprint must provide notice to the XI-XII-REIT Joint Venture of its intent to exercise its termination option on or before August 21, 2003. If Sprint exercises its termination option, it will be required to pay the joint venture a termination payment equal to $6.53 per square foot, or $450,199.

     Sprint also has an expansion option for an additional 20,000 square feet of office space which may be exercised in two expansion phases. Sprint's expansion rights involve building on unfinished ground level space that is currently used as covered parking within the existing building footprint and shell. At each exercise of an expansion option, the remaining lease term will be extended to be a minimum of an additional five years from the date of the completion of such expansion space.

     Sprint must give written notice to the XI-XII-REIT Joint Venture of its election to exercise each expansion option at least 270 days prior to the date Sprint will require delivery of the expansion space.

     If Sprint exercises either expansion option, the XI-XII-REIT Joint Venture will be required to construct the expansion improvements in accordance with the specific drawings and plans attached as an exhibit to the Sprint lease. The joint venture will be required to fund the expansion improvements and to fund to Sprint a tenant finish allowance of $10 per square foot for the expansion space.

     The base rental per square foot for the expansion space shall be determined by the XI-XII-REIT Joint Venture taking into consideration the value of the joint venture's work related to such expansion space and the base rental rate increase per square foot applicable at the end of year five of the lease term. The expansion space base rental rate shall be presented to Sprint no later than 45 days after delivery to the XI-XII-REIT Joint Venture of each expansion notice. In no event shall such rental rate be greater than the base rental rate for the Sprint Building as of the date of the expansion space commencement date.

The ABB Richmond Property

     Purchase of the ABB Richmond Property.  On July 22, 1999, Wells REIT, LLC -
     -------------------------------------
VA I (Wells LLC VA), a limited liability company wholly owned by Wells OP, purchased a 7.49 acre tract of land located in Midlothian, Chesterfield County, Virginia for a purchase price of $936,250.

     Wells LLC VA entered into a development agreement for the construction of a four-story brick office building containing approximately 100,000 rentable square feet to be erected on the ABB Richmond Property. Wells LLC VA entered into an office lease with ABB Power Generation Inc. (ABB Power) pursuant to which ABB Power agreed to lease the ABB Richmond project upon its completion.

     Description of the ABB Richmond Project and the Site.  The ABB Richmond
     ----------------------------------------------------
project involves the construction of a four-story brick office building containing 102,000 gross square feet with on-grade parking for approximately 500 cars.

     The site consists of a 7.49 acre tract of land located in the Waterford Business Park in Southwest Richmond, Virginia. Waterford is a 250-acre office park in the Clover Hill District of Chesterfield

County, one of the fastest growing counties in Virginia. The office park is located at the interchange of I-288 and the Powhite Parkway with excellent access to I-95 and I-64.

     Midlothian is located approximately nine miles southwest of the Richmond central business district. The moderate cost of living, low taxes and strong economic base, as well as the transportation networks and waterways, make Richmond an attractive location for businesses.

     An independent appraisal of the ABB Richmond project was prepared by CB Richard Ellis, Inc., real estate appraisers, as of June 21, 1999, pursuant to which the market value of the land and the leased fee interest in the ABB Richmond project subject to the ABB Richmond lease was estimated to be $11.6 million, in cash or terms equivalent to cash. This value estimate was based upon a number of assumptions, including that the ABB Richmond project will be finished in accordance with plans and specifications, that total development costs would not exceed $11.5 million and that the building will be operated following completion at a stabilized level with ABB Power occupying 80% of the building at a rental rate calculated based upon the $11.5 million development budget. Wells OP obtained an environmental report prior to closing of the ABB Richmond Property evidencing that the environmental condition of the ABB Richmond Property is satisfactory.

     The ABB Richmond Loan.  In addition, Wells LLC VA has received a commitment
     ---------------------
to obtain a construction loan from SouthTrust Bank, N.A. in the maximum principal amount of $9,280,000, the proceeds of which will be used to fund the development and construction of the ABB Richmond project. The ABB Richmond loan matures 30 months from the date of the loan closing. The interest rate on the ABB Richmond loan is 225 basis points over the London Inter Bank Offered Rate with a 1/2 point origination fee. The loan will be secured by a pledge of the real estate, the ABB Richmond lease and a $4,000,000 letter of credit issued by Unibank. Leo F. Wells, III will be a guarantor of the ABB Richmond loan.

     Although management of Wells LLC VA currently anticipates obtaining the ABB Richmond loan from SouthTrust Bank, N.A., pursuant to the terms described above, Wells LLC VA has not yet entered into a formal loan agreement. Therefore, there is no guarantee that Wells LLC VA will obtain the ABB Richmond loan under the terms described above or that the loan obtained to fund the construction and development of the ABB Richmond project will materially differ from the terms described above.

     Development Agreement.  On June 28, 1999, Wells LLC VA entered into a
     ---------------------
development agreement with ADEVCO Corporation as the exclusive development manager to supervise, manage and coordinate the planning, design, construction and completion of the ABB Richmond project.

     As compensation for the services to be rendered by the developer under the development agreement, Wells LLC VA will pay a development fee of $150,000. The development fee will be due and payable ratably (on the basis of the percentage of construction completed) as the construction and development of the ABB Richmond project is completed. Wells LLC VA will also pay the developer an "ABB Work Fee" of $150,000 which will be payable in a lump sum at the completion of the ABB Richmond project. The ABB Work Fee is for services rendered by the developer with respect to the supervision and management of tenant build-out of the premises leased by ABB Power pursuant to the ABB Power lease.

     We anticipate that the aggregate of all costs and expenses to be incurred by Wells LLC VA with respect to the acquisition of the ABB Richmond Property, the planning, design, development, construction and completion of the ABB Richmond project, the build-out of tenant improvements under the ABB Richmond lease and the contingency reserve will total approximately $11,559,347 comprised of the following expenditures:

               Construction Contract                     $5,549,527
               Tenant Improvements - ABB Premises         2,047,112
               Tenant Improvements - Additional Space       483,050
               Land                                         937,500
               Contractor's Bond                             45,000
               Work Fee                                      60,000
               Architectural Fees & Expenses                235,134
               Space Planning                                80,000
               Development Fee                              150,000
               ABB Work Fee                                 150,000
               Survey and Engineering                        78,500
               Landscape Construction                       150,000
               Holdover Contingency                          75,000
               Construction Interest                        350,000
               Loan Commitment Fee                          100,000
               Commissions                                  600,639
               Legal Fees                                    75,000
               Contingency                                  298,233
               Miscellaneous                                 94,652

     Under the terms of the development agreement, the developer has agreed that, in the event that the total of all such costs and expenses (excluding costs for closing costs, loan fees, construction interest, tenant improvements and leasing commissions) exceeds $9,454,658 (except for changes agreed to by Wells LLC VA and ABB Power), the amount of fees payable to the developer shall be reduced by the amount of any such excess.

     Construction Contract.  Wells LLC VA entered into a construction contract
     ---------------------
dated June 14, 1999 with the general contracting firm of Bovis Construction Corp. for the construction of the ABB Richmond project. The contractor, which was founded in London in 1885, now ranks among the world's top 10 construction companies with projects in 36 countries. At any one time, the contractor is engaged in approximately 500 projects.

     The construction contract provides that Wells LLC VA shall pay the contractor $5,549,527 for the full and proper work detailed in the contract. The contractor commenced work on the ABB Richmond project in June 1999.

     Wells LLC VA will make monthly progress payments to the contractor in an amount of 90% of the portion of the contract price properly allocable to labor, materials and equipment, less the aggregate of any previous payments made by Wells LLC VA; provided, however, that when a total of $277,500 has been withheld as retainage, no further retainage will be withheld from the monthly progress payments. Wells LLC VA will pay the entire unpaid balance when the ABB Richmond project has been fully completed in accordance with the terms and conditions of the construction contract. As a condition of final payment, the contractor will be required to execute and deliver a release of all claims and liens against Wells LLC VA.

     As of September 30, 1999, Wells OP had spent approximately $1,800,000 on the ABB Richmond project and it was approximately 15% complete. We anticipate that the ABB Richmond project will be completed in May 2000.

     The contractor is responsible to Wells LLC VA for the acts or omissions of its subcontractors and suppliers of materials and of persons either directly or indirectly employed by them. The contractor agreed to indemnify Wells LLC VA from and against all liability, claims, damages, losses, expenses and costs of any kind or description arising out of or in connection with the performance of the construction contract, provided that such liability, claim, damage, loss or expense is caused in whole or in part by any action or omission of the contractor, any subcontractor or materialmen, anyone directly or indirectly employed by any of them or anyone for whose acts any of them may be liable. The construction contract also requires the contractor to obtain and maintain, until completion of the ABB Richmond project, adequate insurance coverage relating to the ABB Richmond project, including insurance for workers' compensation, personal injury and property damage.

     The contractor is required to work expeditiously and diligently to maintain progress in accordance with the construction schedule and to achieve substantial completion of the ABB Richmond project within the contract time. The contractor is required to employ all such additional labor, services and supervision, including such extra shifts and overtime, as may be necessary to maintain progress in accordance with the construction schedule. The performance of the contractor is secured by a $1,000,000 letter of credit. In addition, performance by the contractor of the construction contract has been personally guaranteed by David Kraxberger, a principal of the developer.

     Architect's Agreement.  Smallwood, Reynolds, Stewart, Stewart & Associates,
     ---------------------
Inc. is the architect for the ABB Richmond project pursuant to the architect's agreement dated May 18, 1999 entered into with Wells LLC VA. The architect, which was founded in 1979, is based in Atlanta, Georgia, has a staff of over 200 persons, and specializes in programming, planning, architecture, interior design, landscape architecture and construction administration. The architect has its principal office in Atlanta, Georgia and additional offices in Tampa, Florida and Singapore, Malaysia. The architect has designed a wide variety of projects, with a total construction cost in excess of $2 billion, including facilities for corporate office space, educational and athletic facilities, retail space, manufacturing, warehouse and distribution facilities, hotels and resorts, correctional institutions, and luxury residential units. The architect has performed architectural services with respect to various projects for affiliates of the Wells REIT and is currently performing such services for the Matsushita project. The architect is not affiliated with the Wells REIT or our advisor.

     The architect's basic services under the architect's agreement include the schematic design phase, the design development phase, the construction documents phase, the bidding or negotiation phase and the construction phase. During the schematic design phase, the architect will prepare schematic design documents consisting of drawings and other documents illustrating the scale and relationship of the ABB Richmond project components. The architect will be paid $35,190 for these services.

     The total amount of fees payable to the architect under the architect's agreement is $234,600. Payments are being paid to the architect on a monthly basis in proportion to the services performed within each phase of service. In addition, the architect and its employees and consultants are reimbursed for expenses including, but not limited to, transportation in connection with the ABB Richmond project, living expenses in connection with out-of-town travel, long distance communications and fees paid for securing approval of authorities having jurisdiction over the ABB Richmond project. It is estimated that the total reimbursable expenses in connection with the development of the ABB Richmond project will be approximately $25,000.

     ABB Richmond Lease.  Wells  LLC VA entered into an office lease pursuant to
     ------------------
which ABB Power agreed to lease 100% of the 99,057 rentable square feet of the ABB Richmond project.

     ABB Power is a subsidiary of Asea Brown Boveri, Inc., a large multi-national engineering and construction company headquartered in Switzerland. ABB Power reported net income for the fiscal year ended December 31, 1998 of over $1.3 billion on gross revenues of over $30.9 billion and a net worth of over $6.0 billion.

     The initial term of the ABB Richmond lease will be seven years to commence on the later of April 1, 2000 or the earlier of (1) the date which is ten days after "Substantial Completion" (as defined in Exhibit D of the lease) or the date ABB Power commences business in the premises. ABB Power has the right to extend the lease for two additional five year periods of time. Each extension option must be exercised by giving notice to the landlord at least 12 months prior to the expiration date of the then-current lease term.

     The ABB Richmond lease is credit enhanced by a letter of credit in the amount of $4 million issued by Unibank, a large Danish bank with offices in New York, for the account of Asea Brown Boveri, Inc., the parent company.

     The base rent payable under the ABB Richmond lease will be as follows:

          Lease Year      Yearly Base Rent        Monthly Base Rent
          ----------      ----------------        -----------------
             1               $1,183,731              $ 98,644.26
             2               $1,213,324              $101,110.37
             3               $1,243,657              $103,638.08
             4               $1,274,748              $106,229.04
             5               $1,306,618              $108,884.80
             6               $1,339,283              $111,606.90
             7               $1,372,765              $114,397.11

     The monthly base rent is based upon a projected total cost for the ABB Richmond project of $11,036,139. If the total project cost, as provided in the work letter attached as an exhibit to the ABB Richmond lease, is more or less than $11,036,139, then the monthly base rent shall be adjusted upward or downward, as the case may be, by 10.54% of the difference.

     The monthly base rent payable for each extended term of the ABB Richmond lease will be equal to the "Market Rate" for new leases of office space in that portion of the Richmond, Virginia market that is located south of the James River and west of I-95 for space similar to the premises. In the event the parties are unable to agree upon the Market Rate, then each party shall appoint a real estate appraiser. If the appraisers are unable to agree upon the Market Rate, they shall appoint a third appraiser and each shall make a determination of the Market Rate. The appraisal that is farthest from the middle appraisal shall be disregarded and the remaining two appraisals shall be averaged to establish the Market Rate.

     ABB Power has a one-time option to terminate the ABB Richmond lease as to a portion of the premises containing between 12,500 and 13,000 rentable square feet as of the third anniversary of the rental commencement date. If ABB Power elects to exercise this termination option, ABB Power is required to pay a termination fee equal to eight times the sum of the next due installments of rent plus the unamortized portions of the base improvement allowance, additional allowance and broker commission, each being amortized in equal monthly installments of principal and interest over the initial term of the lease at a rate of ten percent (10%) per annum. ABB Power must give notice of its intent to exercise such option to terminate at least seven months in advance of the third anniversary; provided, however, that ABB Power may pay a penalty, as stipulated in the lease, to provide less than seven months notice.

     In the event that ABB Power exercises its termination option as of the third anniversary of the rental commencement date, ABB Power has a one-time option to terminate the ABB Richmond lease as to a portion of the premises containing between 12,500 and 13,000 rentable square feet as of the fifth anniversary of the rental commencement date. If ABB Power elects to exercise this termination option, ABB Power is required to pay a termination fee equal to six times the sum of the next due installments of rent plus the unamortized portions of the base improvement allowance, additional allowance and broker commission, each being amortized in equal monthly installments of principal and interest over the initial term of the lease at a rate of ten percent (10%) per annum. ABB Power must give notice of its intent to exercise such option to terminate at least seven months in advance of the fifth anniversary; provided, however, that ABB Power may pay a penalty, as stipulated in the lease, to provide less than seven months notice.

     In the event that ABB Power does not exercise its termination option as of the third anniversary of the rental commencement date, ABB Power has a one-time option to terminate the ABB Richmond lease as to a portion of the premises containing between 24,500 and 25,500 rentable square feet as of the fifth anniversary of the rental commencement date. If ABB Power elects to exercise this termination option, ABB Power is required to pay a termination fee equal to six times the sum of the next due installments of rent plus the unamortized portions of the base improvement allowance, additional allowance and broker commission, each being amortized in equal monthly installments of principal and interest over the initial term of the lease at a rate of ten percent (10%) per annum. ABB Power must give notice of its intent to exercise such option to terminate at least nine months in advance of the fifth anniversary; provided, however, that ABB Power may pay a penalty, as stipulated in the lease, to provide less than seven months notice.

The Johnson Matthey Building

     The Johnson Matthey Building is a 130,000 square foot research and development, office and warehouse building. The XI-XII-REIT Joint Venture purchased the Johnson Matthey Building on August 17, 1999 for a purchase price of $8,000,000. The Johnson Matthey Building was first constructed in 1973 as a multi-tenant facility and it was subsequently converted into a single-tenant facility in 1998.

     The site consists of a 10.0 acre tract of land located at 434-436 Devon Park Drive in Tredyffrin Township, Chester County, Pennsylvania. The site is located along the Route 202 "high tech" corridor close to King of Prussia and is considered a suburb of Philadelphia. The site is within five minutes of Route 422, the Pennsylvania Turnpike and Interstate 76.

     The XI-XII-REIT Joint Venture obtained an environmental report prepared by Dames & Moore evidencing that the environmental condition of the land and the Johnson Matthey Building was satisfactory. Although the soil does contain some traces of environmental groundwater contaminants approximately 60 feet below the surface, Dames & Moore, in a letter addressed to Wells Capital, Inc. dated August 13, 1999, did not recommend any further environmental investigation for the site. At the closing, the seller assigned its rights to a $2,000,000 insurance policy to the XI-XII-REIT Joint Venture relating to potential losses from environmental contamination. Management of the Wells REIT is satisfied that the environmental condition of the site is satisfactory and believes that the rights assigned under this insurance policy protect us from potential liability exposure resulting from environmental contamination.

     The entire 130,000 rentable square feet of the Johnson Matthey Building is currently leased to Johnson Matthey, Inc. (Johnson Matthey). The current lease term expires in June 2007. Johnson Matthey has the right to extend the lease for two additional three year periods of time.

     Johnson Matthey is a wholly owned subsidiary of Johnson Matthey, PLC of the United Kingdom, a world leader in advanced materials technology. Johnson Matthey, PLC applies the latest technology to add value to precious metals and other specialized materials. Johnson Matthey, PLC is a publicly traded company that is over 175 years old, has operations in 38 countries and employs 12,000 people.

     Johnson Matthey is one of the parent company's primary operating companies in the U.S. and includes the Catalytic Systems Division (CSD). The CSD is the world's leading supplier of catalytic converters for automotive exhaust emission and air pollution control. In addition, Johnson Matthey is the largest U.S. supplier of diesel catalytic converters, which enable customers to meet constantly tightening regulatory requirements.

     The base rent payable under the Johnson Matthey lease for the remainder of the lease term is as follows:

          Lease Year      Yearly Rent      Monthly Rent
          ----------      -----------      ------------
               3          $789,750         $65,812.50
               4          $809,250         $67,437.50
               5          $828,750         $69,062.50
               6          $854,750         $71,229.17
               7          $874,250         $72,854.17
               8          $897,000         $74,750.00
               9          $916,500         $76,375.00
              10          $939,250         $78,270.84


     The monthly base rent payable for each extension term will be equal to the fair market rent taking into consideration rental rates for comparable industrial and research and development properties in the local market area. If the parties cannot agree upon the fair market rent, the matter shall be submitted to arbitration.

     Johnson Matthey has a right of first refusal to purchase the Johnson Matthey Building in the event that the XI-XII-REIT Joint Venture desires to sell the building to an unrelated third-party. The XI-XII-REIT Joint Venture must give Johnson Matthey written notice of its intent to sell the Johnson Matthey Building, and Johnson Matthey will have ten days from the date of such notice to provide written notice of its intent to purchase the building. If Johnson Matthey exercises its right of first refusal, it must purchase the Johnson Matthey Building on the same terms contained in the offer.

The Videojet Building

     The Videojet Building is a two story office, assembly and manufacturing building containing approximately 250,354 rentable square located in the Chancellory Business Park in Wood Dale, Illinois. Wells OP purchased the Videojet Building on September 10, 1999 for a purchase price of $32,630,940. Construction of the Videojet Building was completed in 1991.

     The $33,158,865 required to close the Videojet acquisition consisted of $26,158,865 in cash funded from a capital contribution by the Wells REIT and $7,000,000 in loan proceeds obtained from SouthTrust Bank, N.A. pursuant to the revolving credit facility originally extended to Wells OP in connection with the acquisition of the PWC Building.

     The site is a 15.3 acre tract of land that is adjacent to the western entrance to O'Hare International Airport. The site is also situated very convenient to most of Chicago's major interstates, including the Elgin/O'Hare Expressway which, when finished, will extend along Thorndale Road adjacent to the main entrance to the Chancellory Business Park. The Chancellory Business Park consists of good quality office, manufacturing and warehouse buildings mostly occupied by national tenants such as Sony, Mitsubishi, NEC Minolta and United Airlines.

     Wood Dale is a small suburb with a population of greater than 12,000 located northwest of the City of Chicago and directly west of O'Hare International Airport. Since the City of Chicago is bordered on the East by Lake Michigan, some have described Wood Dale as the true center of Chicago. Wood Dale has a long-term positive outlook due to its superior location.

     The entire 250,354 rentable square feet of the Videojet Building is currently under a net lease agreement with Videojet Systems International, Inc. (Videojet). The initial term of the Videojet lease is twenty years which commenced in November 1991 and expires in November 2011. Videojet has the right to extend the Videojet lease for one additional five year period of time.

     Videojet is the world's leading producer of state-of-the-art industrial ink jet marking and coding products. Videojet manufactures and distributes industrial ink jet printers, digital imaging systems, laser coding systems, inks and fluids to customers worldwide. The Videojet lease is guaranteed by GEC Incorporated, a Delaware corporation which is a wholly-owned subsidiary of General Electric Company, p.l.c., a publicly traded United Kingdom corporation that ranks among the largest electronic system and equipment manufacturers in the world.

     The base rent payable for the remainder of the lease term is as follows:

     Lease Year                   Yearly Base Rent             Monthly Base Rent
     ----------                   ----------------             -----------------
     2000-2001                    $2,838,952                   $236,579.33
     2002-2011                    $3,376,746                   $281,395.50
     Extension Term               $4,667,439                   $388,953.25

The Gartner Building


     The Gartner Building is a two story office building containing approximately 62,400 rentable square feet located in Fort Myers, Lee County, Florida. The XI-XII-REIT Joint Venture purchased the Gartner Building on September 20, 1999 for a purchase price of $8,320,000. Construction of the Gartner Building was completed in 1998.

     The site is a 4.9 acre tract of land within the Gateway development at 12600 Gateway Boulevard in Fort Myers, Florida. Gateway is a mixed use development with over 3,000 acres planned for residential purposes and over 800 acres planned for commercial purposes. Sony Electronics and Ford Motor Credit Company are two of the commercial tenants in this development.

     The recent growth of the Fort Myers area is primarily due to the opening of Interstate 75 in the eastern portion of the metro area and the relatively new Southwest Florida Regional Airport, which is located just south of Gateway and is easily accessible by a two lane road. Another major expansion to the local economy is the new Florida Gulf Coast University, which is part of the State of Florida University system. The enrollment at this university is expected to increase to between 10,000 and 15,000 in the next few years.

     The entire 62,400 rentable square feet of the Gartner Building is currently leased to Gartner. The initial term of the Gartner lease is ten years which commenced on February 1, 1998 and expires on January 31, 2008. Gartner has the right to extend the lease for two additional five year periods of time.

     The Gartner Building will be occupied by Gartner's Financial Services Division. Gartner, which was founded in 1979, is the world's leading independent provider of research and analysis related to information and technology solutions. Gartner serves as a consultant to business clients for their information technology purchasing decisions. Gartner has over 80 locations worldwide and over 12,000 clients. Gartner, which is headquartered in Stamford, Connecticut, had net income of over $98 million and a net worth of over $530 million for its fiscal year ended September 30, 1998.

     The base rent payable for the remainder of the lease term is as follows:

           Lease Year            Yearly Base Rent          Monthly Base Rent
           ----------            ----------------          -----------------
           2/1999-1/2000            $642,798                  $53,566.50
           2/2000-1/2001            $790,642                  $65,886.83
           2/2001-1/2002            $810,408                  $67,534.00
           2/2002-1/2003            $830,668                  $69,222.35
           2/2003-1/2004            $851,435                  $70,952.89
           2/2004-1/2005            $872,721                  $72,726.74
           2/2005-1/2006            $894,539                  $74,544.92
           2/2006-1/2007            $916,902                  $76,408.54
           2/2007-1/2008            $939,825                  $78,318.71

     The monthly base rent payable for each extended term of the lease will be equal to the lesser of (i) the prior rate increased by 2.5%, or (ii) 95% of the then current market rate which is calculated as a full-service rental rate less anticipated annual operating expenses on a rentable square foot basis charged for space of comparable location, size and conditions in comparable office buildings in the Fort Myers area.

     Gartner also has two expansion options for additional buildings under the Gartner lease. The two option plans are described in the lease as the "Small Option Building" and the "Large Option Building".

     The "Small Option Building" expansion option allows Gartner the ability to expand into a separate, free standing facility on the property containing between 30,000 and 32,000 rentable square feet to be constructed by the XI-XII-REIT Joint Venture. Gartner may exercise its expansion right for the Small Option Building by providing notice in writing to the joint venture on or before February 15, 2002. In the event that Gartner exercises its expansion option, the parties shall enter into a separate lease within 30 days of such notice by Gartner with a guaranteed ten year lease term and yearly base rent to be determined by mutual agreement of the parties.

     The "Large Option Building" expansion option allows Gartner the ability to expand into a separate, free standing facility on the property containing between 60,000 and 75,000 rentable square feet to be constructed by the XI-XII-REIT Joint Venture. Gartner may exercise its expansion right for the Small Option Building by providing notice in writing to the joint venture on or before February 15, 2002. In the event that Gartner exercises its expansion option, the parties shall enter into a separate lease within 30 days of such notice by Gartner with a guaranteed ten year lease term and yearly base rent to be determined by mutual agreement of the parties.

Property Management Fees

     Wells Management has been retained to manage and lease the Fairchild Building, the Cort Furniture Building, the Associates Building, the PWC Building, the Vanguard Cellular Building, the EYBL CarTex Building, the Sprint Building, the Johnson Matthey Building, the Videojet Building and the Gartner Building. Wells Management will also be retained to manage and lease the Matsushita project and the ABB Richmond project upon completion of such projects. Wells Management shall receive 4.5% of gross revenues of each of these buildings for property management and leasing services.

     Wells Management has also been retained to manage and lease all of the properties currently owned by the IX-X-XI-REIT Joint Venture. While Wells Fund XI and the Wells REIT are authorized to pay aggregate management and leasing fees to Wells Management in the amount of 4.5% of gross revenues, Wells Fund IX and Wells Fund X are authorized to pay aggregate management and leasing fees to Wells Management in the amount of 6% of gross revenues. Since Wells Fund IX and Wells Fund X hold an aggregate 87.4% ownership percentage interest in the IX-X-XI-REIT Joint Venture, while Wells Fund XI and the Wells REIT hold an aggregate 12.6% ownership percentage interest in the IX-X-XI-REIT Joint Venture, 87.4% of the gross revenues of the IX-X-XI-REIT Joint Venture are subject to a 6% property management and leasing fee, while 12.6% of the gross revenues of the IX-X-XI-REIT Joint Venture are subject to a 4.5% property management and leasing fee.

     Wells Management received a one-time initial lease-up fee equal to the first month's rent for the leasing of the ABB Knoxville Building and the Lucent Building. In addition, Wells Management will receive a one-time initial lease-up fee equal to the first month's rent for the leasing of the Matsushita project and the ABB Richmond project.

        Management's Discussion and Analysis of Financial Condition and
                             Results of Operations

     The following discussion and analysis should be read in conjunction with our accompanying financial statements and the notes thereto.

     This section and other sections of the prospectus contain forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and 21E of the Securities Exchange Act of 1934, including discussion and analysis of the financial condition of the Wells REIT, anticipated capital expenditures required to complete certain projects, amounts of cash distributions anticipated to be distributed to shareholders in the future and certain other matters. Readers of this prospectus should be aware that there are various factors that could cause actual results to differ materially from any forward-looking statement made in this prospectus, which include changes in general economic conditions, changes in real estate conditions, construction costs which may exceed estimates, construction delays, increases in interest rates, lease-up risks, inability to obtain new tenants upon the expiration of existing leases, lack of availability of financing and the potential need to fund tenant improvements or other capital expenditures out of operating cash flow.

Liquidity and Capital Resources

     We began active operations on June 5, 1998, when we received and accepted subscriptions for 125,000 shares. As of December 31, 1998, we had raised $31,541,360 in offering proceeds through the sale of 3,154,136 shares, which includes the 5,122 shares we issued pursuant to our dividend reinvestment plan. After we paid $5,046,458 in acquisition and advisory fees and acquisition expenses, selling commissions and organizational and offering expenses, and $18,442,540 in capital contributions to Wells OP for investment in joint ventures and acquisitions of real properties, as of December 31, 1998, we were holding net offering proceeds of approximately $8,052,362 available for investment in additional properties.

     Between December 31, 1998 and September 30, 1999, we raised an additional $76,927,944 in offering proceeds through the sale of 7,692,795 shares and invested an additional $71,477,174 in real properties. Accordingly, as of September 30, 1999, we had raised a total of $108,469,304 in offering proceeds through the sale of 10,846,930 shares. After we paid a total of $17,354,929 in acquisition and advisory fees and acquisition expenses, selling commissions and organizational and offering expenses, and a total of $89,919,734 in capital contributions to Wells OP for investment in joint ventures and acquisitions of real properties, as of September 30, 1999, we were holding net offering proceeds of approximately $1,194,641 available for investment in additional properties.

     Cash and cash equivalents at September 30, 1999 and 1998 were $2,850,263 and $591,122, respectively. The increase in cash and cash equivalents resulted primarily from raising additional capital in our initial public offering. We intend to use cash and cash equivalents to purchase additional properties, to pay dividends and to pay offering costs.

     Our capital needs and resources are expected to undergo changes as a result of the completion of our initial public offering of shares, the commencement of the follow-on offering and the future acquisition of properties. Operating cash flow is expected to increase as additional properties are added to our portfolio. Dividends to be distributed to our shareholders are determined by our board of directors and are dependent on a number of factors, including our funds available for payment of dividends, our financial condition, our capital expenditure requirements and our annual distribution requirements in order to maintain our REIT status under the Internal Revenue Code.

     As of September 30, 1999, we had acquired interests in 16 real estate properties. These properties are generating sufficient cash flow to cover our operating expenses and pay quarterly dividends. Dividends declared for the third quarter of 1999 totaled $0.175 per share, which were calculated using daily declaration and record dates in the amount of $0.001902 per share to the shareholders of record at the close of business on each day during the third quarter of 1999, commencing on July 1, 1999, and continuing on each day thereafter through and including September 30, 1999. Similarly, our board of directors has declared dividends for the fourth quarter of 1999, also totalling $0.175 per share, to be calculated using daily declaration and record dates in the amount of $0.001902 per share to shareholders of record at the close of business on each day during the fourth quarter of 1999, commencing on October 1, 1999, and continuing on each day thereafter through and including December 31, 1999.

     On February 18, 1999, Wells OP entered into a Rental Income Guaranty Agreement with the Fund VIII-IX Joint Venture, whereby Wells OP guaranteed the Fund VIII-IX Joint Venture that the joint venture would receive rental income on its existing building previously leased to Matsushita Avionics at least equal to the rental and building expenses that the Fund VIII-IX Joint Venture would have received over the remaining term of its lease with Matsushita Avionics. Matsushita Avionics will vacate the existing building in December 1999, with the existing term ending in September 2003. Currently rental and building expenses are approximately $90,000 per month. (See "Description of Properties -- The Matsushita Property.")

     Our maximum exposure to liability to the Fund VIII-IX Joint Venture for rental income and building expenses potentially payable under this Rental Income Guaranty Agreement was taken into account in the economic analysis performed in making the determination to go forward with the development of the Matsushita project. Management of the Wells REIT anticipates that our actual liability will be less than our maximum exposure; however, management cannot, at this time, determine the amount of our actual liability under the Rental Income Guaranty Agreement. Any payment made to the Fund VIII-IX Joint Venture for rental and building expenses will be made from the operating cash flow of the Wells REIT and will reduce the amount of cash available for payment of dividends.

Cash Flows From Operating Activities

     Net cash provided by operating activities was $2,273,102 for the nine months ended September 30, 1999, as compared to $20,007 for the four-month period ended September 30, 1998. The increase in net cash provided by operating activities was due primarily to the purchase of additional properties in 1999 and a full nine months of operations for the properties acquired during 1998.

Cash Flows From Investing Activities

     The increase in net cash used in investing activities from $9,959,917 for the four months ended September 30, 1998 to $75,420,671 for the nine months ended September 30, 1999 was due primarily to the raising of additional capital through the sale of our shares and investing such capital in acquisitions of real property.

Cash Flows From Financing Activities

     The increase in net cash provided by financing activities from $10,330,032 for the four months ended September 30, 1998 to $68,018,429 for the nine months ended September 30, 1999 was also due primarily to the raising of additional capital. We raised $76,927,944 in offering proceeds for the nine months ended September 30, 1999, as compared to $11,691,923 for the four months ended September 30, 1998. In addition, during the nine months ended September 30, 1999, we received loan proceeds from various financing transactions of $25,598,666 and repaid a total of $22,732,539 of our company debt.

Results of Operations

     As of September 30, 1999, the properties owned by the Wells REIT were 99.99% occupied. Gross revenues for the four months ended September 30, 1998 and for the nine months ended September 30, 1999 were $84,209 and $3,996,290, respectively. This increase was due to the purchase of interests in additional properties during 1998 and 1999 and a full nine months of operations of the properties acquired during 1998. The purchase of interests in additional properties also resulted in an increase in rental income, operating expenses and depreciation expenses.

     During the offering period, interest income is likely to be higher since we will invest funds in short-term investments while we are evaluating potential real estate acquisitions. Interest income will eventually decrease and will not be a significant component of revenues after the net offering proceeds are fully invested in real properties.

     We have invested significant funds in the Matsushita project and the ABB Richmond project which are under construction. During the construction period, we will not receive any rental income from these properties, nor will we receive interest income on the amounts we must pay to the developer as construction progresses. Therefore, if the number of construction projects represents a significant percentage of our investments during our initial acquisitions stages, net income will be adversely affected on a short-term basis. However, we believe that the return on investment on our construction projects will produce long-term returns that are in excess of returns on existing buildings.

Recent Accounting Pronouncements

     Effective April 3, 1998, the American Institute of Certified Public Accountants issued Statement of Position (SOP) 98-5, "Reporting on the Costs of Start-Up Activities." SOP 98-5 is effective for fiscal years beginning after December 15, 1998, and initial application is required to be reported as a cumulative effect of change in accounting principle. This SOP provides guidance on the financial reporting of start-up costs and organization costs. It requires costs of start-up activities and organization costs to be expensed as incurred. Adoption of this Statement by the Wells REIT in the first quarter of 1999 may result in the write-off of certain capitalized organization costs. Adoption of this Statement is not expected to have a material impact on our results of operations and financial condition.

Inflation

     The real estate market has not been affected significantly by inflation in the past three years due to the relatively low inflation rate. There are provisions in a majority of our tenant leases to protect us from the impact of inflation. These leases contain common area maintenance charges, real estate tax and insurance reimbursements on a per square foot basis, or in some cases, annual reimbursement of operating expenses above a certain per square foot allowance. These provisions should reduce our exposure to increases in costs and operating expenses resulting from inflation.

Year 2000 Compliance

     We began a full assessment of year 2000 compliance issues on our information systems and business operations in late 1997, and we completed the assessment during the first quarter of 1999. Renovations and replacements of equipment have been and are being made as warranted. We have not incurred any material costs so far for such renovations and replacements. Testing of our systems has been completed.

     As to the status of our information technology systems, we presently believe that all major systems and software packages are year 2000 compliant.
We have purchased the upgrade for the accounting and property management package system and it was installed at the end of the first quarter of 1999. At the present time, we believe that all major non-information technology systems are year 2000 compliant. We have not incurred any material costs to upgrade our non-compliant systems.

     We confirmed the year 2000 readiness of our vendors, including third-party service providers such as banks. Based on the information we received, the primary third-party service providers with which we have relationships are year 2000 compliant.

     We rely on computers and operating systems provided by equipment manufacturers, and also on application software designed for use with our accounting, property management and investment portfolio tracking. We have preliminarily determined that any costs, problems or uncertainties associated with the potential consequences of year 2000 issues are not expected to have a material impact on our future operations or financial condition. We will perform due diligence as to the year 2000 readiness of each property we own and each property we contemplate for purchase.

     Our reliance on embedded computed systems (i.e., microcontrollers) is limited to facilities related matters, such as office security systems and environmental control systems.

     Contingency plans have been developed to operate the business in the unlikely circumstance that the computer and phone systems are rendered inoperable. Offsite facilities and alternative procedures to communicate with key third party vendors have been identified for use should existing facilities not function properly. A written contingency plan has been disseminated to each staff member of our advisor.

     We believe that our risk of year 2000 problems is minimal. In the unlikely event there is a problem, the worst case scenarios would include the risks that the elevator or security systems within our properties would fail or the key third-party vendors upon which we rely would be unable to provide accurate investor information. In the event that the elevator shuts down, we have devised a plan for each building whereby the tenants will use the stairs until the elevators are fixed. In the event that the security system shuts down, we have devised a plan for each building to hire temporary on-site security guards. In the event that a third-party vendor has year 2000 problems relating to investor information, we intend to perform a full system back-up of all investor information as of December 31, 1999 so that we will have accurate hard-copy investor information.

                           Prior Performance Summary

     The information presented in this section represents the historical experience of real estate programs managed by the advisor and its affiliates. Investors in the Wells REIT should not assume that they will experience returns, if any, comparable to those experienced by investors in such prior real estate programs.

     Leo F. Wells, III has served as a general partner of a total of 13 publicly offered real estate limited partnerships, 12 of such limited partnerships have completed their respective offerings. These 12 limited partnerships and the year in which each of their offerings was completed are:

     1.    Wells Real Estate Fund I (1986)
     2.    Wells Real Estate Fund II (1988)
     3.    Wells Real Estate Fund II-OW (1988)
     4.    Wells Real Estate Fund III, L.P. (1990)
     5.    Wells Real Estate Fund IV, L.P. (1992)
     6.    Wells Real Estate Fund V, L.P. (1993)
     7.    Wells Real Estate Fund VI, L.P. (1994)
     8.    Wells Real Estate Fund VII, L.P. (1995)
     9.    Wells Real Estate Fund VIII, L.P. (1996)
    10.    Wells Real Estate Fund IX, L.P. (1996)
    11.    Wells Real Estate Fund X, L.P. (1997)
    12.    Wells Real Estate Fund XI, L.P. (1998).

     In addition to the foregoing real estate limited partnerships, the advisor and its affiliates sponsored the initial public offering of 14,400,000 shares of Common Stock of the Wells REIT. The initial public offering began on January 30, 1998 and was terminated on December 20, 1999. As of December 15, 1999, we had received gross proceeds of approximately $131,500,000 from the sale of approximately 13,150,000 shares from our initial public offering.

     The advisor and its affiliates are currently also sponsoring a public offering of 7,000,000 units on behalf of Wells Real Estate Fund XII, L.P., a public limited partnership. Wells Fund XII began its offering on March 22, 1999, and as of October 1, 1999, Wells Fund XII had raised $7,044,956 from 710 investors.

     The Prior Performance Tables included in the back of this prospectus set forth information as of the dates indicated regarding certain of these Wells programs as to (1) experience in raising and investing funds (Table I); (2) compensation to sponsor (Table II); and (3) annual operating results of prior programs (Table III). No information is given as to results of completed programs or sales or disposals of property because, to date, none of the Wells programs have sold any of their properties.

     In addition to the real estate programs sponsored by the advisor and its affiliates discussed above, they are also sponsoring an index mutual fund which invests in various REIT stocks known as the Wells S&P REIT Index Fund (REIT
Fund). The REIT Fund is a mutual fund which seeks to provide investment results corresponding to the performance of the S&P REIT Index by investing in the REIT stocks included in the S&P REIT Index. The REIT Fund began its offering on January 12, 1998, and as of October 1, 1999, the REIT Fund had raised $26,465,998 from 1,232 investors.

Publicly Offered Unspecified Real Estate Programs

     The advisor and its affiliates have previously sponsored the above listed 12 publicly offered real estate limited partnerships and are currently sponsoring Wells Fund XII offered on an unspecified property or "blind pool" basis. The total amount of funds raised from investors in the offerings of these 13 publicly offered limited partnerships, as of October 1, 1999, was approximately $292,000,000, and the total number of investors in such programs was approximately 27,100.

     The investment objectives of each of the other Wells programs are substantially identical to the investment objectives of the Wells REIT. All of the proceeds of the offerings of Wells Fund I, Wells Fund II, Wells Fund II-OW, Wells Fund III, Wells Fund IV, Wells Fund V, Wells Fund VI, Wells Fund VII, Wells Fund VIII, Wells Fund IX, Wells Fund X and Wells Fund XI available for investment in real properties have been invested in properties. For the fiscal year ended December 31, 1998, approximately 75% of the aggregate gross rental income of the 12 publicly offered programs listed above was derived from tenants which are U.S. corporations, each of which has net worth of at least $100,000,000 or whose lease obligations are guaranteed by another corporation with a net worth of at least $100,000,000.

     Because of the cyclical nature of the real estate market, decreases in net income of the public partnerships could occur at any time in the future when economic conditions decline. None of the Wells programs has liquidated or sold any of its real properties to date and, accordingly, no assurance can be made that Wells programs will ultimately be successful in meeting their investment objectives. (See "Risk Factors.")

     The aggregate dollar amount of the acquisition and development costs of the properties purchased by the previously sponsored Wells programs, as of December 31, 1998, was $252,097,627 of which $170,000 (or approximately .07%) had not yet been expended on the development of certain of the projects which are still under construction. Of the aggregate amount, approximately 73% was or will be spent on acquiring or developing office buildings, and approximately 27% was or will be spent on acquiring or developing shopping centers. Of the aggregate amount, approximately 6% was or will be spent on new properties, 49% on existing or used properties and 45% on construction properties. Following is a table showing a breakdown of the aggregate amount of the acquisition and development costs of the properties purchased by the Wells REIT and the 12 Wells programs listed above as of December 31, 1998:

          Type of Property         New   Used   Construction
          ----------------         ---   ----   ------------
          Office Buildings         6%    41%    26%
          Shopping Centers         0%     9%    18%

     Wells Fund I terminated its offering on September 5, 1986, and received gross proceeds of $35,321,000 representing subscriptions from 4,895 limited partners. $24,679,000 of the gross proceeds were attributable to sales of Class A Units, and $10,642,000 of the gross proceeds were attributable to sales of Class B Units. Limited partners in Wells Fund I have no right to change the status of their units from Class A to Class B or vice versa. Wells Fund I owns interests in the following properties:

     .  a three story medical office building in Atlanta, Georgia;

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     .  two commercial office buildings in Atlanta, Georgia;

     . a shopping center in DeKalb County, Georgia having Kroger as the anchor tenant;

     .  a shopping center in Knoxville, Tennessee;

     . a shopping center in Cherokee County, Georgia having Kroger as the anchor tenant; and

     . a project consisting of seven office buildings and a shopping center in Tucker, Georgia.

     The prospectus of Wells Fund I provided that the properties purchased by Wells Fund I would typically be held for a period of eight to 12 years, but that the general partners may exercise their discretion as to whether and when to sell the properties owned by Wells Fund I and that the general partners were under no obligation to sell the properties at any particular time. Wells Fund I acquired its properties between 1985 and 1987, and has not yet liquidated or sold any of its properties.

     Wells Fund II and Wells Fund II-OW terminated their offerings on September 7, 1988, and received aggregate gross proceeds of $36,870,250 representing subscriptions from 4,659 limited partners. $28,829,000 of the gross proceeds were attributable to sales of Class A Units, and $8,041,250 of the gross proceeds were attributable to sales of Class B Units. Limited partners in Wells Fund II and Wells Fund II-OW have no right to change the status of their units from Class A to Class B or vice versa. Wells Fund II and Wells Fund II-OW own all of their properties through a joint venture, which owns interests in the following properties:

     . a shopping center in Cherokee County, Georgia having Kroger as the anchor tenant;

     . a project consisting of seven office buildings and a shopping center in Tucker, Georgia;

     . a two story office building in Charlotte, North Carolina leased to First Union Bank;

     . a four story office building in Houston, Texas leased to The Boeing Company;

     . a restaurant property in Roswell, Georgia leased to Brookwood Grill of Roswell, Inc.; and

     .  a combined retail and office development in Roswell, Georgia.

     The prospectus of Wells Fund II and Wells Fund II-OW provided that the properties purchased by Wells Fund II and Wells Fund II-OW would typically be held for a period of eight to 12 years, but that the general partners may exercise their discretion as to whether and when to sell the properties owned by Wells Fund II and Wells Fund II-OW and that the partnerships were under no obligation to sell their properties at any particular time. Wells Fund II and Wells Fund II-OW acquired their properties between 1987 and 1989, and have not yet liquidated or sold any of their properties.

     Wells Fund III terminated its offering on October 23, 1990, and received gross proceeds of $22,206,310 representing subscriptions from 2,700 limited partners. $19,661,770 of the gross proceeds were attributable to sales of Class A Units, and $2,544,540 of the gross proceeds were attributable to sales of Class B Units. Limited partners in Wells Fund III have no right to change the status of their units from Class A to Class B or vice versa. Wells Fund III owns interests in the following properties:

     . a four story office building in Houston, Texas leased to The Boeing Company;

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     .  a restaurant property in Roswell, Georgia leased to Brookwood Grill of
        Roswell, Inc.;

     .  a combined retail and office development in Roswell, Georgia;

     . a two story office building in Greenville, North Carolina leased to International Business Machines Corporation (IBM);

     . a shopping center in Stockbridge, Georgia having Kroger as the anchor tenant; and

     . a two story office building in Richmond, Virginia leased to General Electric.

     Wells Fund IV terminated its offering on February 29, 1992, and received gross proceeds of $13,614,655 representing subscriptions from 1,286 limited partners. $13,229,150 of the gross proceeds were attributable to sales of Class A Units, and $385,505 of the gross proceeds were attributable to sales of Class B Units. Limited partners in Wells Fund IV have no right to change the status of their units from Class A to Class B or vice versa. Wells Fund IV owns interests in the following properties:

     . a shopping center in Stockbridge, Georgia having Kroger as the anchor tenant;

     . a four story office building in Jacksonville, Florida leased to IBM and Customized Transportation Inc. (CTI);

     . a two story office building in Richmond, Virginia leased to General Electric; and

     . two two story office buildings in Stockbridge, Georgia, a substantial portion of which is leased to Georgia Baptist Hospital.

     Wells Fund V terminated its offering on March 3, 1993, and received gross proceeds of $17,006,020 representing subscriptions from 1,667 limited partners. $15,209,666 of the gross proceeds were attributable to sales of Class A Units, and $1,796,354 of the gross proceeds were attributable to sales of Class B Units. Limited partners in Wells Fund V who purchased Class B Units are entitled to change the status of their units to Class A, but limited partners who purchased Class A Units are not entitled to change the status of their units to Class B. After taking into effect conversion elections made by limited partners subsequent to their subscription for units, as of December 31, 1998, $15,590,210 of units of Wells Fund V were treated as Class A Units, and $1,415,810 of units were treated as Class B Units. Wells Fund V owns interests in the following properties:

     . a four story office building in Jacksonville, Florida leased to IBM and CTI;

     . two two story office buildings in Stockbridge, Georgia, a substantial portion of which is leased to Georgia Baptist Hospital;

     . a four story office building in Hartford, Connecticut leased to Hartford Fire Insurance Company;

     . two restaurant properties in Stockbridge, Georgia leased to Apple Restaurants, Inc. and Glenn's Open Pit Bar-B-Que; and

     . a three story office building in Appleton, Wisconsin leased to Jaako Poyry Fluor Daniel.

     Wells Fund V experienced an operating loss of $18,089 in 1992 (at which time it only owned interests in the Jacksonville, Florida property which was under construction and the first office building in

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


Stockbridge, Georgia which was under construction), recognized net income of $354,999 in 1993 (at which time it had also acquired an interest in the Hartford, Connecticut property and the second office building in Stockbridge, Georgia was under construction), recognized net income of $561,721 in 1994 (at which time it owned interests in all of the properties listed above for which it currently holds an ownership interest, with the exception that only one of the two restaurants had been developed on the tract of land in Stockbridge, Georgia), recognized net income of $689,639 in 1995, recognized net income of $505,650 in 1996 and recognized net income of $559,801 in 1997.

     Wells Fund VI terminated its offering on April 4, 1994, and received gross proceeds of $25,000,000 representing subscriptions from 1,793 limited partners. $19,332,176 of the gross proceeds were attributable to sales of Class A Units, and $5,667,824 of the gross proceeds were attributable to sales of Class B Units. Limited partners in Wells Fund VI are entitled to change the status of their units from Class A to Class B and vice versa. After taking into effect conversion elections made by limited partners subsequent to their subscription for units, as of December 31, 1998, $21,877,575 of units of Wells Fund VI were treated as Class A Units, and $3,122,425 of units were treated as Class B Units. Wells Fund VI owns interests in the following properties:

     . a four story office building in Hartford, Connecticut leased to Hartford Fire Insurance Company;

     . two restaurant properties in Stockbridge, Georgia leased to Apple Restaurants, Inc. and Glenn's Open Pit Bar-B-Que;

     .  a restaurant and retail building in Stockbridge, Georgia;

     .  a shopping center in Stockbridge, Georgia;

     . a three story office building in Appleton, Wisconsin leased to Jaako Poyry Fluor Daniel;

     . a shopping center in Cherokee County, Georgia having Kroger as the anchor tenant;

     .  a combined retail and office development in Roswell, Georgia;

     . a four story office building in Jacksonville, Florida leased to Bellsouth Advertising and Publishing Corporation and American Express Travel Related Services Company, Inc.; and

     . a shopping center in Clemmons, North Carolina having Harris Teeter, Inc. as the anchor tenant.

     Wells Fund VI recognized net income of $31,428 in 1993 (at which time it only owned an interest in the Hartford, Connecticut property), recognized net income of $700,896 in 1994 (at which time it owned only interests in (1) the four story office building in Hartford, Connecticut; (2) the retail building and an undeveloped tract of land in Stockbridge, Georgia; and (3) the three story office building in Appleton, Wisconsin), recognized net income of $901,828 in 1995 (at which time each of the following properties was under construction: (1) one of the retail buildings in Stockbridge, Georgia, (2) the combined retail and office development in Roswell, Georgia, (3) the office building in Jacksonville, Florida, and (4) the shopping center in Clemmons, North Carolina), recognized net income of $589,053 in 1996, recognized net income of $795,654 in 1997 and recognized net income of $855,788 in 1998.

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     Wells Fund VII terminated its offering on January 5, 1995, and received gross proceeds of $24,180,174 representing subscriptions from 1,910 limited partners. $16,788,095 of the gross proceeds were attributable to sales of Class A Units, and $7,392,079 of the gross proceeds were attributable to sales of Class B Units. Limited partners in Wells Fund VII are entitled to change the status of their units from Class A to Class B and vice versa. After taking into effect conversion elections made by limited partners subsequent to their subscriptions for units, as of December 31, 1998, $20,095,174 of units in Wells Fund VII were treated as Class A Units, and $4,085,000 of units were treated as Class B Units. Wells Fund VII owns interests in the following properties:

     . a three story office building in Appleton, Wisconsin leased to Jaako Poyry Fluor Daniel;

     .  a restaurant and retail building in Stockbridge, Georgia;

     .  a shopping center in Stockbridge, Georgia;

     . a shopping center in Cherokee County, Georgia having Kroger as the anchor tenant;

     .  a combined retail and office development in Roswell, Georgia;

     . a two story office building in Alachua County, Florida near Gainesville leased to CH2M Hill, Engineers, Planners, Economists, Scientists;

     . a four story office building in Jacksonville, Florida leased to Bellsouth Advertising and Publishing Corporation and American Express Travel Related Services Company, Inc.;

     . a shopping center in Clemmons, North Carolina having Harris Teeter, Inc. as the anchor tenant; and

     .  a retail development in Clayton County, Georgia.

     Wells Fund VII recognized net income of $203,263 in 1994 (at which time it only owned an interest in the three story office building in Appleton, Wisconsin and an undeveloped tract of land in Stockbridge, Georgia), recognized net income of $804,043 in 1995 (at which time it only owned interests in the office building in Appleton, Wisconsin, the developments in Stockbridge, Georgia, the office building in Alachua County, Florida, the office building in Jacksonville, Florida, the tract of land in Clemmons, North Carolina, which was under construction, and the retail building in Stockbridge, Georgia, which was under construction), recognized net income of $452,776 in 1996, recognized net income of $733,149 in 1997 and recognized net income of $754,334 in 1998.

     Wells Fund VIII terminated its offering on January 4, 1996, and received gross proceeds of $32,042,689 representing subscriptions from 2,241 limited partners. $26,135,339 of the gross proceeds were attributable to sales of Class A Units, and $5,907,350 were attributable to sales of Class B Units. Limited partners in Wells Fund VIII are entitled to change the status of their units from Class A to Class B and vice versa. After taking into effect conversion elections made by limited partners subsequent to their subscriptions for units and certain repurchases made by Wells Fund VIII, as of December 31, 1998, $26,745,845 of units in Wells Fund VIII were treated as Class A Units, and $5,286,844 of units were treated as Class B Units. Wells Fund VIII owns interests in the following properties:

     . a two story office building in Alachua County, Florida near Gainsville leased to CH2M Hill, Engineers, Planners, Economists, Scientists;

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


     . a four story office building in Jacksonville, Florida leased to Bellsouth Advertising and Publishing Corporation and American Express Travel Related Services Company, Inc.;

     . a shopping center in Clemmons, North Carolina having Harris Teeter, Inc. as the anchor tenant;

     .  a retail development in Clayton County, Georgia;

     . a four story office building in Madison, Wisconsin leased to US Cellular, a subsidiary of Bellsouth Corporation;

     . a one story office building in Farmers Branch, Texas leased to TCI Valwood Limited Partnership I;

     .  a two story office building in Orange County, California; and

     . a two story office building in Boulder County, Colorado leased to Cirrus Logic, Inc.

     Wells Fund VIII recognized net income of $273,914 in 1995 (at which time it only owned interests in the office building in Alachua County, Florida, the office building in Jacksonville, Florida, which was under construction, and the tract of land in Clemmons, North Carolina, which was under construction), recognized net income of $936,590 in 1996, recognized net income of $1,102,567 in 1997 and recognized net income of $1,269,171 in 1998.

     Wells Fund IX terminated its offering on December 30, 1996, and received gross proceeds of $35,000,000 representing subscriptions from 2,098 limited partners. $29,359,310 of the gross proceeds were attributable to sales of Class A Units, and $5,640,690 were attributable to sales of Class B Units. After taking into effect conversion elections made by limited partners subsequent to their subscriptions for units, as of December 31, 1998, $29,898,750 of units in Wells Fund IX were treated as Class A Units, and $5,101,250 of units were treated as Class B Units. Wells Fund IX owns interests in the following properties:

     . a one story office building in Farmers Branch, Texas leased to TCI Valwood Limited Partnership I;

     . a four story office building in Madison, Wisconsin leased to US Cellular, a subsidiary of Bellsouth Corporation;

     .  a two story office building in Orange County, California;

     . a two story office building in Boulder County, Colorado leased to Cirrus Logic, Inc.;

     . a two story office building in Boulder County, Colorado leased to Ohmeda, Inc.;

     . a three story office building in Knox County, Tennessee leased to ABB Environmental Systems;

     . a one story office and warehouse building in Weber County, Utah leased to Iomega Corporation;

     .  a three story office building in Boulder County, Colorado; and

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


     . a one story office building in Oklahoma City, Oklahoma leased to Lucent Technologies, Inc.

     Wells Fund IX recognized net income of $298,756 in 1996, recognized net income of $1,091,766 in 1997 and recognized net income of $1,449,955 in 1998.

     Wells Fund X terminated its offering on December 30, 1997, and received gross proceeds of $27,128,912 representing subscriptions from 1,806 limited partners. $21,160,992 of the gross proceeds were contributable to sales of Class A Units, and $5,967,920 were attributable to sales of Class B Units.
After taking into effect conversion elections made by limited partners subsequent to their subscriptions for units as of December 31, 1998, $21,258,042 of units in Wells Fund X were treated as Class A Units and $5,870,870 of units were treated as Class B Units. Wells Fund X owns interests in the following properties:

     . a three story office building in Knox County, Tennessee leased to ABB Environmental Systems;

     . a two story office building in Boulder County, Colorado leased to Ohmeda, Inc.;

     . a one story office and warehouse building in Weber County, Utah leased to Iomega Corporation;

     .  a three story office building in Boulder County, Colorado;

     . a one story office building in Oklahoma City, Oklahoma leased to Lucent Technologies, Inc.;

     . a one story office and warehouse building in Orange County, California leased to Cort Furniture Rental Corporation; and

     . a two story office and manufacturing building in Alameda County, California leased to Fairchild Technologies U.S.A., Inc.

     Wells Fund X recognized net income of $278,025 in 1997 and recognized net income of $1,050,329 in 1998.

     Wells Fund XI terminated its offering on December 30, 1998, and received gross proceeds of $16,532,802 representing subscriptions from 1,345 limited partners. $13,029,424 of the gross proceeds were attributable to sales of Class A Units and $3,503,378 were attributable to sales of Class B Units. Wells Fund XI owns interests in the following properties:

     . a three story office building in Knox County, Tennessee leased to ABB Environmental Systems;

     . a one story office building in Oklahoma City, Oklahoma leased to Lucent Technologies, Inc.;

     . a two story office building in Boulder County, Colorado leased to Ohmeda, Inc.;

     .  a three story office building in Boulder County, Colorado;

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


     . a one story office and warehouse building in Weber County, Utah leased to Iomega Corporation;

     . a one story office and warehouse building in Orange County, California leased to Cort Furniture Rental Corporation;

     . a two story office and manufacturing building in Alameda County, California leased to Fairchild Technologies U.S.A., Inc.;

     . a two story manufacturing and office building in Greenville County, South Carolina leased to EYBL CarTex, Inc.;

     . a three story office building in Johnson County, Kansas leased to Sprint Communications Company L.P.;

     . a two story research and development office and warehouse building in Chester County, Pennsylvania leased to Johnson Matthey, Inc.; and

     . a two story office building in Fort Myers, Florida leased to Gartner Group, Inc.

     Wells Fund XI recognized net income of $143,295 in 1998.

     Wells Fund XII began its offering on March 22, 1999. As of October 1, 1999, Wells Fund XII had received gross proceeds of $7,044,956 representing subscriptions from 710 limited partners. $5,515,572 of the gross proceeds were attributable to sales of cash preferred units and $1,529,384 were attributable to sales of tax preferred units. Wells Fund XII owns interests in the following properties:

     . a two story manufacturing and office building in Greenville County, South Carolina leased to EYBL CarTex, Inc.;

     . a three story office building In Johnson County, Kansas leased to Sprint Communications Company L.P.;

     . a two story research and development office and warehouse building in Chester County, Pennsylvania leased to Johnson Matthey, Inc.; and

     . a two story office building in Fort Myers, Florida leased to Gartner Group, Inc.

     The information set forth above should not be considered indicative of results to be expected from the partnership.

     The foregoing properties in which the above 13 limited partnerships have invested have all been acquired on an all cash basis.

     Leo F. Wells, III and Wells Partners, L.P. are the general partners of Wells Fund IV, Wells Fund V, Wells Fund VI, Wells Fund VII, Wells Fund VIII, Wells Fund IX, Wells Fund X, Wells Fund XI and Wells Fund XII. Wells Capital, which is the general partner of Wells Partners, L.P., and Leo F. Wells, III are the general partners of Wells Fund I, Wells Fund II, Wells Fund II-OW and Wells Fund III.

     Potential investors are encouraged to examine the Prior Performance Tables included in the back of the prospectus for more detailed information regarding the prior experience of the sponsors. In addition, upon request, prospective investors may obtain from us without charge copies of offering

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


materials and any reports prepared in connection with any of the Wells programs, including a copy of the most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission. For a reasonable fee, we will also furnish upon request copies of the exhibits to any such Form 10-K. Any such request should be directed to our secretary. Additionally, Table VI contained in Part II of the registration statement, which is not part of this prospectus, gives certain additional information relating to properties acquired by the Wells programs. We will furnish, without charge, copies of such table upon request.

                       Federal Income Tax Considerations

General

     The following is a summary of material federal income tax considerations associated with an investment in the shares. This summary does not address all possible tax considerations that may be material to an investor and does not constitute tax advice. Moreover, this summary does not deal with all tax aspects that might be relevant to you, as a prospective shareholder, in light of your personal circumstances; nor does it deal with particular types of shareholders that are subject to special treatment under the Code, such as insurance companies, tax-exempt organizations, financial institutions or broker-dealers, or foreign corporations or persons who are not citizens or residents of the United States ("Non-US Shareholders"). The Internal Revenue Code provisions governing the federal income tax treatment of REITs are highly technical and complex, and this summary is qualified in its entirety by the express language of applicable Internal Revenue Code provisions, Treasury Regulations promulgated thereunder and administrative and judicial interpretations thereof.

     We urge you, as a prospective investor, to consult your own tax adviser regarding the specific tax consequences to you of a purchase of shares, ownership and sale of the shares and of our election to be taxed as a REIT, including the federal, state, local, foreign and other tax consequences of such purchase, ownership, sale and election.

     Opinion of Counsel

     Holland & Knight LLP has acted as our counsel, has reviewed this summary and is of the opinion that it fairly summarizes the federal income tax considerations addressed that are material to shareholders. It is also the opinion of our counsel that, commencing with our taxable year ended December 31, 1998, it is more likely than not that we qualified to be taxed as a REIT under the Internal Revenue Code, provided that we have operated and will continue to operate in accordance with various assumptions and the factual representations we made to counsel concerning our business, properties and operations. It must be emphasized that Holland & Knight LLP's opinion is based on various assumptions and is conditioned upon the assumptions and representations we made concerning our business and properties. Moreover, our qualification for taxation as a REIT depends on our ability to meet the various qualification tests imposed under the Internal Revenue Code discussed below, the results of which will not be reviewed by Holland & Knight LLP. Accordingly, we cannot assure you that the actual results of our operations for any one taxable year will satisfy these requirements. See "Risk Factors -- Failure to Qualify as a REIT."

     The statements made in this section of the prospectus and in the opinion of Holland & Knight LLP are based upon existing law and Treasury Regulations, as currently applicable, currently published administrative positions of the Internal Revenue Service and judicial decisions, all of which are subject to change, either prospectively or retroactively. We cannot assure you that any changes will not modify the conclusions expressed in counsel's opinion. Moreover, an opinion of counsel is not binding on the Internal Revenue Service and we cannot assure you that the Internal Revenue Service will not successfully challenge our status as a REIT.

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     Taxation of the Company

     If we qualify for taxation as a REIT, we generally will not be subject to federal corporate income taxes on that portion of our ordinary income or capital gain that we distribute currently to our shareholders, because the REIT provisions of the Internal Revenue Code generally allow a REIT to deduct distributions paid to its shareholders. This substantially eliminates the federal "double taxation" on earnings (taxation at both the corporate level and shareholder level) that usually results from an investment in a corporation.

     Even if we qualify for taxation as a REIT, however, we will be subject to federal income taxation as follows:

     . we will be taxed at regular corporate rates on our undistributed REIT taxable income, including undistributed net capital gains;

     . under some circumstances, we will be subject to "alternative minimum tax";

     . if we have net income from the sale or other disposition of "foreclosure property" that is held primarily for sale to customers in the ordinary course of business or other non-qualifying income from foreclosure property, we will be subject to tax at the highest corporate rate on that income;

     . if we have net income from prohibited transactions (which are, in general, sales or other dispositions of property other than foreclosure property held primarily for sale to customers in the ordinary course of business), the income will be subject to a 100% tax;

     . if we fail to satisfy either of the 75% or 95% gross income tests (discussed below) but have nonetheless maintained our qualification as a REIT because certain conditions have been met, we will be subject to a 100% tax on an amount equal to the greater of the amount by which we fail the 75% or 95% test multiplied by a fraction calculated to reflect our profitability;

     . if we fail to distribute during each year at least the sum of (i) 85% of our REIT ordinary income for the year, (ii) 95% of our REIT capital gain net income for such year and (iii) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of the required distribution over the amounts actually distributed; and

     . if we acquire any asset from a C corporation (i.e., a corporation generally subject to corporate-level tax) in a carryover-basis transaction and we subsequently recognize gain on the disposition of the asset during the ten year period beginning on the date on which we acquired the asset, then a portion of the gains may be subject to tax at the highest regular corporate rate, pursuant to guidelines issued by the Internal Revenue Service (the "Built-In-Gain Rules").

Requirements for Qualification as a REIT

     We elected to be taxable as a REIT for our taxable year ended December 31, 1998. In order for us to qualify as a REIT, however, we had to meet and we must continue to meet the requirements discussed below relating to our organization, sources of income, nature of assets and distributions of income to our shareholders.

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     Organizational Requirements

     In order to qualify for taxation as a REIT under the Internal Revenue Code, we must:

     .  be a domestic corporation;

     . elect to be taxed as a REIT and satisfy relevant filing and other administrative requirements;

     .  be managed by one or more trustees or directors;

     .  have transferable shares;

     .  not be a financial institution or an insurance company;

     .  use a calendar year for federal income tax purposes;

     . have at least 100 shareholders for at least 335 days of each taxable year of 12 months; and

     .  not be closely held.

     As a Maryland corporation, we satisfy the first requirement, and we have filed an election to be taxed as a REIT with the IRS. In addition, we are managed by a board of directors, we have transferable shares and we do not intend to operate as a financial institution or insurance company. We utilize the calendar year for federal income tax purposes, and we have more than 100 shareholders. We would be treated as closely held only if five or fewer individuals or certain tax-exempt entities own, directly or indirectly, more than 50% (by value) of our shares at any time during the last half of our taxable year. For purposes of the closely-held test, the Internal Revenue Code generally permits a look-through for pension funds and certain other tax-exempt entities to the beneficiaries of the entity to determine if the REIT is closely held. Five or fewer individuals or tax-exempt entities have never owned more than 50% of our outstanding shares during the last half of any taxable year.

     We are authorized to refuse to transfer our shares to any person if the sale or transfer would jeopardize our ability to satisfy the REIT ownership requirements. There can be no assurance that a refusal to transfer will be effective. However, based on the foregoing, we should currently satisfy the organizational requirements, including the share ownership requirements. Notwithstanding compliance with the share ownership requirements outlined above, tax-exempt shareholders may be required to treat all or a portion of their distributions from us as "unrelated business taxable income" if tax-exempt shareholders, in the aggregate, exceed certain ownership thresholds set forth in the Internal Revenue Code. (See "Taxation of Tax Exempt Shareholders.")




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     Ownership of Interests in Partnerships and Qualified REIT Subsidiaries

     In the case of a REIT that is a partner in a partnership, Treasury Regulations provide that the REIT is deemed to own its proportionate share, based on its interest in partnership capital, of the assets of the partnership and is deemed to have earned its allocable share of partnership income. Also, if a REIT owns a qualified REIT subsidiary, which is defined as a corporation wholly-owned by a REIT, the REIT will be deemed to own all of the subsidiary's assets and liabilities and it will be deemed to be entitled to treat the income of that subsidiary as its own. In addition, the character of the assets and gross income of the partnership or qualified REIT subsidiary shall retain the same character in the hands of the REIT for purposes of satisfying the gross income tests and asset tests set forth in the Internal Revenue Code.

     Operational Requirements -- Gross Income Tests

     To maintain our qualification as a REIT, we must satisfy annually two gross income requirements.

     . At least 75% of our gross income, excluding gross income from prohibited transactions, for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property. Gross income includes "rents from real property" and, in some circumstances, interest, but excludes gross income from dispositions of property held primarily for sale to customers in the ordinary course of a trade or business. Such dispositions are referred to as "prohibited transactions." This is the 75% Income Test.

     . At least 95% of our gross income, excluding gross income from prohibited transactions, for each taxable year must be derived from the real property investments described above and from distributions, interest and gains from the sale or disposition of stock or securities or from any combination of the foregoing. This is the 95% Income Test.

     . The rents we receive or that we are deemed to receive qualify as "rents from real property" for purposes of satisfying the gross income requirements for a REIT only if the following conditions are met:

          . the amount of rent received from a tenant generally must not be based in whole or in part on the income or profits of any person, however, an amount received or accrued generally will not be excluded from the term "rents from real property" solely by reason of being based on a fixed percentage or percentages of gross receipts or sales;

          . rents received from a tenant will not qualify as "rents from real property" if an owner of 10% or more of the REIT directly or constructively owns 10% or more of the tenant (a "Related Party Tenant") or a subtenant of the tenant (in which case only rent attributable to the subtenant is disqualified);

          . if rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as "rents from real property"; and

          . the REIT must not operate or manage the property or furnish or render services to tenants, other than through an "independent contractor" who is adequately

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              compensated and from whom the REIT does not derive any income.
              However, a REIT may provide services with respect to its properties, and the income derived therefrom will qualify as "rents from real property," if the services are "usually or customarily rendered" in connection with the rental of space only and are not otherwise considered "rendered to the occupant." Even if the services with respect to a property are impermissible tenant services, the income derived therefrom will qualify as "rents from real property" if such income does not exceed one percent of all amounts received or accrued with respect to that property.

     If we acquire ownership of property by reason of the default of a borrower on a loan or possession of property by reason of a tenant default, if the property qualifies and we elect to treat it as foreclosure property, the income from the property will qualify under the 75% Income Test and the 95% Income Test notwithstanding its failure to satisfy these requirements for three years, or if extended for good cause, up to a total of six years. In that event, we must satisfy a number of complex rules, one of which is a requirement that we operate the property through an independent contractor. We will be subject to tax on that portion of our net income from foreclosure property that does not otherwise qualify under the 75% Income Test.

     Prior to the making of investments in properties, we may satisfy the 75% Income Test and the 95% Income Test by investing in liquid assets such as government securities or certificates of deposit, but earnings from those types of assets are qualifying income under the 75% Income Test only for one year from the receipt of proceeds. Accordingly, to the extent that offering proceeds have not been invested in properties prior to the expiration of this one year period, in order to satisfy the 75% Income Test, we may invest the offering proceeds in less liquid investments such as mortgage-backed securities, maturing mortgage loans purchased from mortgage lenders or shares in other REITs. We expect to receive proceeds from the offering in a series of closings and to trace those proceeds for purposes of determining the one year period for "new capital investments." No rulings or regulations have been issued under the provisions of the Internal Revenue Code governing "new capital investments," however, so that there can be no assurance that the Internal Revenue Service will agree with this method of calculation.

     Except for amounts received with respect to certain investments of cash reserves, we anticipate that substantially all of our gross income will be from sources that will allow us to satisfy the income tests described above; however, there can be no assurance given in this regard. Notwithstanding our failure to satisfy one or both of the 75% Income and the 95% Income Tests for any taxable year, we may still qualify as a REIT for that year if we are eligible for relief under specific provisions of the Internal Revenue Code. These relief provisions generally will be available if:

     . our failure to meet these tests was due to reasonable cause and not due to willful neglect;

     . we attach a schedule of our income sources to our federal income tax return; and

     . any incorrect information on the schedule is not due to fraud with intent to evade tax.

It is not possible, however, to state whether, in all circumstances, we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally earn exceeds the limits on this income, the Internal Revenue Service could conclude that our failure to satisfy the tests was not due to reasonable cause. As discussed above in "Taxation of the Company," even if these relief provisions apply, a tax would be imposed with respect to the excess net income.

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     Operational Requirements -- Asset Tests

     At the close of each quarter of our taxable year, we also must satisfy three tests relating to the nature and diversification of our assets.

     . First, at least 75% of the value of our total assets must be represented by real estate assets, cash, cash items and government securities. The term "real estate assets" includes real property, mortgages on real property, shares in other qualified REITs and a proportionate share of any real estate assets owned by a partnership in which we are a partner or of any qualified REIT subsidiary of ours.

     . Second, no more than 25% of our total assets may be represented by securities other than those in the 75% asset class.

     . Third, of the investments included in the 25% asset class, the value of any one issuer's securities that we own may not exceed 5% of the value of our total assets. Additionally, we may not own more than 10% of any one issuer's outstanding voting securities.

     The 5% test must generally be met for any quarter in which we acquire securities. Further, if we meet the asset tests at the close of any quarter, we will not lose our REIT status for a failure to satisfy the asset tests at the end of a later quarter if such failure occurs solely because of changes in asset values. If our failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter, we can cure the failure by disposing of a sufficient amount of nonqualifying assets within 30 days after the close of that quarter. We maintain, and will continue to maintain, adequate records of the value of our assets to ensure compliance with the asset tests and will take other action within 30 days after the close of any quarter as may be required to cure any noncompliance.

     Operational Requirements -- Annual Distribution Requirement

     In order to be taxed as a REIT, we are required to make distributions, other than capital gain distributions, to our shareholders. The amount of these distributions must be equal to at least 95% of our REIT taxable income (computed without regard to the distributions-paid deduction and our capital gain and subject to certain other potential adjustments).

     We must generally pay distributions in the taxable year to which they relate. Alternatively, however, distributions may be made in the following taxable year if (1) they are declared before we timely file our federal income tax return for the taxable year in question and if (2) they are paid on or before the first regular distribution payment after the declaration.

     Even if we satisfy the foregoing distribution requirement and, accordingly, continue to qualify as a REIT for tax purposes, we will still be subject to tax on the excess of our net capital gain and our REIT taxable income, as adjusted, over amounts distributed to shareholders.

     In addition, if we fail to distribute during each calendar year at least the sum of:

     .    85% of our ordinary income for that year;

     . 95% of our capital gain net income other than the capital gain net income which we elect to retain and pay tax on for that year; and

     .    any undistributed taxable income from prior periods,

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


we will be subject to a 4% excise tax on the excess of the amount of such required distributions over amounts actually distributed during such year.

     We intend to make timely distributions sufficient to satisfy this requirement; however, it is possible that we may experience timing differences between (1) the actual receipt of income and payment of deductible expenses, and
(2) the inclusion of that income. It is also possible that we may be allocated a share of net capital gain attributable to the sale of depreciated property that exceeds our allocable share of cash attributable to that sale.

     In such circumstances, we may have less cash than is necessary to meet our annual distribution requirement or to avoid income or excise taxation on certain undistributed income. We may find it necessary in such circumstances to arrange for financing or raise funds through the issuance of additional shares in order to meet our distribution requirements, or we may pay taxable stock distributions to meet the distribution requirement.

     If we fail to satisfy the distribution requirement for any taxable year by reason of a later adjustment to our taxable income made by the Internal Revenue Service, we may be able to pay "deficiency dividends" in a later year and include such distributions in our deductions for dividends paid for the earlier year. In such event, we may be able to avoid being taxed on amounts distributed as deficiency dividends, but we would be required in such circumstances to pay interest to the Internal Revenue Service based upon the amount of any deduction taken for deficiency dividends for the earlier year.

     As noted above, we may also elect to retain, rather than distribute our net long-term capital gains. The effect of such an election would be as follows:

     .    we would be required to pay the tax on these gains;

     . shareholders, while required to include their proportionate share of the undistributed long-term capital gains in income, would receive a credit or refund for their share of the tax paid by the REIT; and

     . the basis of a shareholder's shares would be increased by the amount of our undistributed long-term capital gains (minus the amount of capital gains tax we pay) included in the shareholder's long-term capital gains.

     In computing our REIT taxable income, we will use the accrual method of accounting and depreciate depreciable property under the alternative depreciation system. We are required to file an annual federal income tax return, which, like other corporate returns, is subject to examination by the Internal Revenue Service. Because the tax law requires us to make many judgments regarding the proper treatment of a transaction or an item of income or deduction, it is possible that the Internal Revenue Service will challenge positions we take in computing our REIT taxable income and our distributions. Issues could arise, for example, with respect to the allocation of the purchase price of properties between depreciable or amortizable assets and nondepreciable or non-amortizable assets such as land and the current deductibility of fees paid to Wells Capital or its affiliates. Were the Internal Revenue Service to challenge successfully our characterization of a transaction or determination of our REIT taxable income, we could be found not to have satisfied a requirement for qualification as a REIT and mitigation provisions might not apply. (See "Sale-Leaseback Transactions.") If, as a result of a challenge, we are determined not to have satisfied the distribution requirements for a taxable year, we would be disqualified as a REIT, unless we were permitted to pay a deficiency distribution to our shareholders and pay interest thereon to the Internal Revenue Service, as provided by the Internal Revenue Code. A deficiency

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


distribution cannot be used to satisfy the distribution requirement, however, if the failure to meet the requirement is not due to a later adjustment to our income by the Internal Revenue Service.

     Operational Requirements -- Recordkeeping

     In order to continue to qualify as a REIT, we must maintain certain records as set forth in applicable Treasury Regulations. Further, we must request, on an annual basis, certain information designed to disclose the ownership of our outstanding shares. We intend to comply with such requirements.

Failure to Qualify as a REIT

     If we fail to qualify as a REIT for any reason in a taxable year and applicable relief provisions do not apply, we will be subject to tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates. We will not be able to deduct distributions to our shareholders in any year in which we fail to qualify as a REIT. We also will be disqualified for the four taxable years following the year during which qualification was lost unless we are entitled to relief under specific statutory provisions. (See "Risk Factors -- Federal Income Tax Risks")

Sale-Leaseback Transactions

     Some of our investments may be in the form of sale-leaseback transactions. In most instances, depending on the economic terms of the transaction, we will be treated for federal income tax purposes as either the owner of the property or the holder of a debt secured by the property. We do not expect to request an opinion of counsel concerning the status of any leases of properties as true leases for federal income tax purposes.

     The Internal Revenue Service may take the position that a specific sale-leaseback transaction which we treat as a true lease is not a true lease for federal income tax purposes but is, instead, a financing arrangement or loan. We may also structure some sale-leaseback transactions as loans. In this event, for purposes of the asset tests and the 75% Income Test, each such loan likely would be viewed as secured by real property to the extent of the fair market value of the underlying property. It is expected that, for this purpose, the fair market value of the underlying property would be determined without taking into account our lease. If a sale-leaseback transaction were so recharacterized, we might fail to satisfy the asset tests or the Income Tests and, consequently, lose our REIT status effective with the year of recharacterization. Alternatively, the amount of our REIT taxable income could be recalculated which might also cause us to fail to meet the distribution requirement for a taxable year.

Taxation of U.S. Shareholders

     Definition

     In this section, the phrase "U.S. shareholder" means a holder of shares that for federal income tax purposes:

     .    is a citizen or resident of the United States;

     . is a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof;

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     .    is an estate or trust, the income of which is subject to U.S. federal income taxation regardless of its source; or


     . a trust if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.

For any taxable year for which we qualify for taxation as a REIT, amounts distributed to taxable U.S. shareholders will be taxed as described below.

     Distributions Generally

     Distributions to U.S. shareholders, other than capital gain distributions discussed below, will constitute dividends up to the amount of our current or accumulated earnings and profits and will be taxable to the shareholders as ordinary income. These distributions are not eligible for the dividends received deduction generally available to corporations. To the extent that we make a distribution in excess of our current or accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital, reducing the tax basis in each U.S. shareholder's shares, and the amount of each distribution in excess of a U.S. shareholder's tax basis in its shares will be taxable as gain realized from the sale of its shares. Distributions that we declare in October, November or December of any year payable to a shareholder of record on a specified date in any of these months will be treated as both paid by us and received by the shareholder on December 31 of the year, provided that we actually pay the distribution during January of the following calendar year. U.S. shareholders may not include any of our losses on their own federal income tax returns.

     We will be treated as having sufficient earnings and profits to treat as a dividend any distribution by us up to the amount required to be distributed in order to avoid imposition of the 4% excise tax discussed above. Moreover, any "deficiency distribution" will be treated as an ordinary or capital gain distribution, as the case may be, regardless of our earnings and profits. As a result, shareholders may be required to treat some distributions that would otherwise result in a tax-free return of capital as taxable.

     Capital Gain Distributions

     Distributions to U.S. shareholders that we properly designate as capital gain distributions will be treated as long-term capital gains, to the extent they do not exceed our actual net capital gain, for the taxable year without regard to the period for which the U.S. shareholder has held his stock.

     Passive Activity Loss and Investment Interest Limitations

     Our distributions and any gain you realize from a disposition of shares will not be treated as passive activity income, and shareholders may not be able to utilize any of their "passive losses" to offset this income in their personal tax returns. Our distributions (to the extent they do not constitute a return of capital) will generally be treated as investment income for purposes of the limitations on the deduction of investment interest. Net capital gain from a disposition of shares and capital gain distributions generally will be included in investment income for purposes of the investment interest deduction limitations only if, and to the extent, you so elect, in which case any such capital gains will be taxed as ordinary income.

     Certain Dispositions of the Shares

     In general, any gain or loss realized upon a taxable disposition of shares by a U.S. shareholder who is not a dealer in securities will be treated as long-term capital gain or loss if the shares have been

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


held for more than 12 months and as short-term capital gain or loss if the shares have been held for 12 months or less. If, however, a U.S. shareholder has received any capital gains distributions with respect to his shares, any loss realized upon a taxable disposition of shares held for six months or less, to the extent of the capital gains distributions received with respect to his shares, will be treated as long-term capital loss. Also, the Internal Revenue Service is authorized to issue Treasury Regulations that would subject a portion of the capital gain a U.S. shareholder recognizes from selling his shares or from a capital gain distribution to a tax at a 25% rate, to the extent the capital gain is attributable to depreciation previously deducted.

     Information Reporting Requirements and Backup Withholding for U.S. Shareholders

     Under some circumstances, U.S. shareholders may be subject to backup withholding at a rate of 31% on payments made with respect to, or cash proceeds of a sale or exchange of, our shares. Backup withholding will apply only if the shareholder:

     . fails to furnish his or her taxpayer identification number (which, for an individual, would be his or her Social Security Number);

     .    furnishes an incorrect tax identification number;

     . is notified by the Internal Revenue Service that he or she has failed properly to report payments of interest and distributions or is otherwise subject to backup withholding; or

     . under some circumstances, fails to certify, under penalties of perjury, that he or she has furnished a correct tax identification number and that (a) he or she has not been notified by the Internal Revenue Service that he or she is subject to backup withholding for failure to report interest and distribution payments or (b) he or she has been notified by the Internal Revenue Service that he or she is no longer subject to backup withholding.

Backup withholding will not apply with respect to payments made to some shareholders, such as corporations and tax-exempt organizations. Backup withholding is not an additional tax. Rather, the amount of any backup withholding with respect to a payment to a U.S. shareholder will be allowed as a credit against the U.S. shareholder's U.S. federal income tax liability and may entitle the U.S. shareholder to a refund, provided that the required information is furnished to the Internal Revenue Service. U.S. shareholders should consult their own tax advisors regarding their qualifications for exemption from backup withholding and the procedure for obtaining an exemption.

Treatment of Tax-Exempt Shareholders

     Tax-exempt entities such as employee pension benefit trusts, individual retirement accounts, charitable remainder trusts, etc. generally are exempt from federal income taxation. Such entities are subject to taxation, however, on any "unrelated business taxable income," as defined in the Internal Revenue Code. The payment of dividends to a tax-exempt employee pension benefit trust or other domestic tax-exempt shareholder generally will not constitute unrelated business taxable income to such shareholder unless such shareholder has borrowed to acquire or carry its shares.

     If we are deemed to be "predominately held" by qualified employee pension benefit trusts that each hold more than 10% (by value) of our shares, such trusts would be required to treat a certain percentage of the dividend distributions paid to them as unrelated business taxable income. We would be deemed to be "predominately held" by such trusts if either (1) one such trust owns more than 25% in value of our shares, or (ii) any group of such trusts, each owning more than 10% in value of our shares,

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


holds in the aggregate more than 50% in value of our shares. If either of these ownership thresholds is exceeded, any such qualified employee pension benefit trust holding more than 10% in value of our shares will generally be subject to tax on that portion of our dividend distributions made to it which is equal to the percentage of our income which would be "unrelated business taxable income" if we were a qualified trust, rather than a REIT. We will attempt to monitor the concentration of ownership of such trusts in our shares, and we do not expect our shares to be deemed to be "predominately held" by qualified employee pension benefit trusts, as defined in the Internal Revenue Code, to the extent required to trigger the treatment of our income as unrelated business taxable income.

     For social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Internal Revenue Code, respectively, income from an investment in our shares will constitute unrelated business taxable income unless the shareholder in question is able to deduct amounts "set aside" or placed in reserve for certain purposes so as to offset the unrelated business taxable income generated. Any such organization which is a prospective shareholder should consult its own tax advisor concerning these "set aside" and reserve requirements.

Special Tax Considerations for Non-U.S. Shareholders

     The rules governing U.S. income taxation of non-resident alien individuals, foreign corporations, foreign partnerships and foreign trusts and estates (collectively, "Non-U.S. shareholders") are complex. The following discussion is intended only as a summary of these rules. Non-U.S. investors should consult with their own tax advisors to determine the impact of federal, state and local income tax laws on an investment in our shares, including any reporting requirements.

     Income Effectively Connected With a U.S. Trade or Business

     In general, Non-U.S. shareholders will be subject to regular U.S. federal income taxation with respect to their investment in our shares if the income derived therefrom is "effectively connected" with the Non-U.S. shareholder's conduct of a trade or business in the United States. A corporate Non-U.S. shareholder that receives income that is (or is treated as) effectively connected with a U.S. trade or business also may be subject to a branch profits tax under Section 884 of the Internal Revenue Code, which is payable in addition to the regular U.S. federal corporate income tax.

     The following discussion will apply to Non-U.S. shareholders whose income derived from ownership of our shares is deemed to be not effectively connected with a U.S. trade or business.

     Distributions Not Attributable to Gain From the Sale or Exchange of a United States Real Property Interest

     A distribution to a Non-U.S. shareholder that is not attributable to gain realized by us from the sale or exchange of a United States real property interest and that we do not designate as a capital gain distribution will be treated as an ordinary income distribution to the extent that it is made out of current or accumulated earnings and profits. Generally, any ordinary income distribution will be subject to a U.S. federal income tax equal to 30% of the gross amount of the distribution unless this tax is reduced by the provisions of an applicable tax treaty. Any such distribution in excess of our earnings and profits will be treated first as a return of capital that will reduce each Non-U.S. shareholder's basis in its shares (but not below zero) and then as gain from the disposition of those shares, the tax treatment of which is described under the rules discussed below with respect to dispositions of shares.

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     Distributions Attributable to Gain From the Sale or Exchange of a United
     States Real Property Interest

     Distributions to a Non-U.S. shareholder that are attributable to gain from the sale or exchange of a United States real property interest will be taxed to a Non-U.S. shareholder under Internal Revenue Code provisions enacted by the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"). Under FIRPTA, such distributions are taxed to a Non-U.S. shareholder as if the distributions were gains "effectively connected" with a U.S. trade or business. Accordingly, a Non-U.S. shareholder will be taxed at the normal capital gain rates applicable to a U.S. shareholder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals). Distributions subject to FIRPTA also may be subject to a 30% branch profits tax when made to a corporate Non-U.S. shareholder that is not entitled to a treaty exemption.

     Withholding Obligations With Respect to Distributions to Non-U.S. Shareholders

     Although tax treaties may reduce our withholding obligations, we generally will be required to withhold from distributions to Non-U.S. shareholders, and remit to the Internal Revenue Service:

     . 35% of designated capital gain distributions or, if greater, 35% of the amount of any distributions that could be designated as capital gain distributions; and

     .    30% of ordinary income distributions (i.e., distributions paid out of
                                                ---
          our earnings and profits).

In addition, if we designate prior distributions as capital gain distributions, subsequent distributions, up to the amount of the prior distributions, will be treated as capital gain distributions for purposes of withholding. A distribution in excess of our earnings and profits will be subject to 30% withholding if at the time of the distribution it cannot be determined whether the distribution will be in an amount in excess of our current or accumulated earnings and profits. If the amount of tax we withhold with respect to a distribution to a Non-U.S. shareholder exceeds the shareholder's U.S. tax liability with respect to that distribution, the Non-U.S. shareholder may file a claim with the Internal Revenue Service for a refund of the excess.

     Sale of Our Shares by a Non-U.S. Shareholder

     A sale of our shares by a Non-U.S. shareholder will generally not be subject to U.S. federal income taxation unless our shares constitute a "United States real property interest" within the meaning of FIRPTA. Our shares will not constitute a United States real property interest if we are a "domestically controlled REIT." A "domestically controlled REIT" is a REIT that at all times during a specified testing period has less than 50% in value of its shares held directly or indirectly by Non-U.S. shareholders. We currently anticipate that we will be a domestically controlled REIT. Therefore, sales of our shares should not be subject to taxation under FIRPTA. However, we cannot assure you that we will continue to be a domestically controlled REIT. If we were not a domestically controlled REIT, whether a Non-U.S. shareholder's sale of our shares would be subject to tax under FIRPTA as a sale of a United States real property interest would depend on whether our shares were "regularly traded" on an established securities market and on the size of the selling shareholder's interest in us. Our shares currently are not "regularly traded" on an established securities market.

     If the gain on the sale of shares were subject to taxation under FIRPTA, a Non-U.S. shareholder would be subject to the same treatment as a U.S. shareholder with respect to the gain, subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident

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alien individuals. In addition, distributions that are treated as gain from the disposition of shares and are subject to tax under FIRPTA also may be subject to a 30% branch profits tax when made to a corporate Non-U.S. shareholder that is not entitled to a treaty exemption. Under FIRPTA, the purchaser of our shares may be required to withhold 10% of the purchase price and remit this amount to the Internal Revenue Service.

     Even if not subject to FIRPTA, capital gains will be taxable to a Non-U.S. shareholder if the Non-U.S. shareholder is a non-resident alien individual who is present in the United States for 183 days or more during the taxable year and some other conditions apply, in which case the non-resident alien individual will be subject to a 30% tax on his or her U.S. source capital gains.

     Recently promulgated Treasury Regulations may alter the procedures for claiming the benefits of an income tax treaty. Our Non-U.S. shareholders should consult their tax advisors concerning the effect, if any, of these Treasury Regulations on an investment in our shares.

     Information Reporting Requirements and Backup Withholding for Non-U.S. Shareholders

     Additional issues may arise for information reporting and backup withholding for Non-U.S. shareholders. Non-U.S. shareholders should consult their tax advisors with regard to U.S. information reporting and backup withholding requirements under the Internal Revenue Code.

Statement of Stock Ownership

     We are required to demand annual written statements from the record holders of designated percentages of our shares disclosing the actual owners of the shares. Any record shareholder who, upon our request, does not provide us with required information concerning actual ownership of the shares is required to include specified information relating to his shares in his federal income tax return. We also must maintain, within the Internal Revenue District in which we are required to file our federal income tax return, permanent records showing the information we have received about the actual ownership of shares and a list of those persons failing or refusing to comply with our demand.

State and Local Taxation

     We and any operating subsidiaries of ours may be subject to state and local tax in states and localities in which we or they do business or own property. The tax treatment of the Wells REIT, our operating partnership, our operating subsidiaries and the holders of our shares in local jurisdictions may differ from the federal income tax treatment described above.

Tax Aspects of the Operating Partnership

     The following discussion summarizes certain federal income tax considerations applicable to our investment in Wells OP, our operating partnership. The discussion does not cover state or local tax laws or any federal tax laws other than income tax laws.

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     Classification as a Partnership

     We will be entitled to include in our income a distributive share of Wells OP's income and to deduct our distributive share of Wells OP's losses only if Wells OP is classified for federal income tax purposes as a partnership, rather than as an association taxable as a corporation. Under applicable Treasury Regulations (the "Check-the-Box-Regulations"), an unincorporated entity with at least two members may elect to be classified either as an association taxable as a corporation or as a partnership. If such an entity fails to make an election, it generally will be treated as a partnership for federal income tax purposes. Wells OP intends to be classified as a partnership for federal income tax purposes and will not elect to be treated as an association taxable as a corporation under the Check-the-Box-Regulations.

     Even though Wells OP will elect to be treated as a partnership for federal income tax purposes, it may be taxed as a corporation if it is deemed to be a "publicly traded partnership." A publicly traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market (or the substantial equivalent thereof); provided, that even if the foregoing requirements are met, a publicly traded partnership will not be treated as a corporation for federal income tax purposes if at least 90% of such partnership's gross income for a taxable year consists of "qualifying income" under Section 7704(d) of the Internal Revenue Code. Qualifying income generally includes any income that is qualifying income for purposes of the 95% gross income test applicable to REITs (90% Passive-Type Income Exception). (See "Requirements for Qualification as a REIT -- Operational Requirements -- Gross Income Tests").

     Under applicable Treasury Regulations (PTP Regulations), limited safe harbors from the definition of a publicly traded partnership are provided. Pursuant to one of those safe harbors (Private Placement Exclusion), interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (i) all interests in the partnership were issued in a transaction (or transactions) that was not required to be registered under the Securities Act of 1933, as amended, and (ii) the partnership does not have more than 100 partners at any time during the partnership's taxable year. In determining the number of partners in a partnership, a person owning an interest in a flow-through entity (i.e., a
                                                                   ---
partnership, grantor trust, or S corporation) that owns an interest in the partnership is treated as a partner in such partnership only if (a) substantially all of the value of the owner's interest in the flow-through is attributable to the flow-through entity's interest (direct or indirect) in the partnership and (b) a principal purpose of the use of the flow-through entity is to permit the partnership to satisfy the 100 partner limitation. Wells OP qualifies for the Private Placement Exclusion. Even if Wells OP is considered a publicly traded partnership under the PTP Regulations because it is deemed to have more than 100 partners, however, Wells OP should not be treated as a corporation because it should be eligible for the 90% Passive-Type Income Exception described above.

     We have not requested, and do not intend to request, a ruling from the Internal Revenue Service that Wells OP will be classified as a partnership for federal income tax purposes. Holland & Knight LLP is of the opinion, however, that based on certain factual assumptions and representations, Wells OP will more likely than not be treated for federal income tax purposes as a partnership and not as an association taxable as a corporation, or as a publicly traded partnership. Unlike a tax ruling, however, an opinion of counsel is not binding upon the Internal Revenue Service, and no assurance can be given that the Internal Revenue Service will not challenge the status of Wells OP as a partnership for federal income tax purposes. If such challenge were sustained by a court, Wells OP would be treated as a corporation for federal income tax purposes, as described below. In addition, the opinion of Holland & Knight LLP is based on existing law, which is to a great extent the result of administrative and judicial interpretation. No assurance can be given that administrative or judicial changes would not modify the conclusions expressed in the opinion.

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     If for any reason Wells OP were taxable as a corporation, rather than a partnership, for federal income tax purposes, we would not be able to qualify as a REIT. (See "Federal Income Tax Considerations -- Requirements for Qualification as a REIT -- Operational Requirements - Gross Income Tests" and "Requirements for Qualification as a REIT -- Operational Requirements - Asset Tests.") In addition, any change in Wells OP's status for tax purposes might be treated as a taxable event, in which case we might incur a tax liability without any related cash distribution. (See "Federal Income Tax Considerations -- Requirements for Qualification as a REIT -- Operational Requirements- Annual Distribution Requirement.") Further, items of income and deduction of Wells OP would not pass through to its partners, and its partners would be treated as shareholders for tax purposes. Consequently, Wells OP would be required to pay income tax at corporate tax rates on its net income, and distributions to its partners would constitute dividends that would not be deductible in computing Wells OP's taxable income.

     Income Taxation of the Operating Partnership and its Partners

     Partners, Not a Partnership, Subject to Tax. A partnership is not a taxable entity for federal income tax purposes. As a partner in Wells OP, we will be required to take into account our allocable share of Wells OP's income, gains, losses, deductions, and credits for any taxable year of Wells OP ending within or with our taxable year, without regard to whether we have received or will receive any distribution from Wells OP.

     Partnership Allocations. Although a partnership agreement generally determines the allocation of income and losses among partners, such allocations will be disregarded for tax purposes under Section 704(b) of the Internal Revenue Code if they do not comply with the provisions of Section 704(b) of the Internal Revenue Code and the Treasury Regulations promulgated thereunder. If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partner's interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Wells OP's allocations of taxable income and loss are intended to comply with the requirements of Section 704(b) of the Internal Revenue Code and the Treasury Regulations promulgated thereunder.

     Tax Allocations With Respect to Contributed Properties.  Pursuant to
Section 704(c) of the Internal Revenue Code, income, gain, loss, and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for federal income tax purposes in a manner such that the contributor is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of such unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution. Under applicable Treasury Regulations, partnerships are required to use a "reasonable method" for allocating items subject to Section 704(c) of the Internal Revenue Code and several reasonable allocation methods are described therein.

     Under the partnership agreement for Wells OP, depreciation or amortization deductions of Wells OP generally will be allocated among the partners in accordance with their respective interests in Wells OP, except to the extent that Wells OP is required under Section 704(c) to use a method for allocating depreciation deductions attributable to its properties that results in us receiving a disproportionately large share of such deductions. It is possible that we may (1) be allocated lower amounts of depreciation deductions for tax purposes with respect to contributed properties than would be allocated to us if each such property were to have a tax basis equal to its fair market value at the time of contribution, and (2) be allocated taxable gain in the event of a sale of such contributed properties in excess of the economic profit

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allocated to us as a result of such sale. These allocations may cause us to recognize taxable income in excess of cash proceeds received by us, which might adversely affect our ability to comply with the REIT distribution requirements, although we do not anticipate that this event will occur. The foregoing principles also will affect the calculation of our earnings and profits for purposes of determining which portion of our distributions is taxable as a dividend. The allocations described in this paragraph may result in a higher portion of our distributions being taxed as a dividend than would have occurred had we purchased such properties for cash.

     Basis in Operating Partnership Interest. The adjusted tax basis of our partnership interest in Wells OP generally is equal to (1) the amount of cash and the basis of any other property contributed to Wells OP by us, (2) increased by (A) our allocable share of Wells OP's income and (B) our allocable share of indebtedness of Wells OP, and (3) reduced, but not below zero, by (A) our allocable share of Wells OP's loss and (B) the amount of cash distributed to us, including constructive cash distributions resulting from a reduction in our share of indebtedness of Wells OP.

     If the allocation of our distributive share of Wells OP's loss would reduce the adjusted tax basis of our partnership interest in Wells OP below zero, the recognition of such loss will be deferred until such time as the recognition of such loss would not reduce our adjusted tax basis below zero. If a distribution from Wells OP or a reduction in our share of Wells OP's liabilities (which is treated as a constructive distribution for tax purposes) would reduce our adjusted tax basis below zero, any such distribution, including a constructive distribution, would constitute taxable income to us. The gain realized by us upon the receipt of any such distribution or constructive distribution would normally be characterized as capital gain, and if our partnership interest in Wells OP has been held for longer than the long-term capital gain holding period (currently one year), the distribution would constitute long-term capital gain.

     Depreciation Deductions Available to the Operating Partnership. Wells OP will use a portion of contributions made by the Wells REIT from offering proceeds to acquire interests in properties. To the extent that Wells OP acquires properties for cash, Wells OP's initial basis in such properties for federal income tax purposes generally will be equal to the purchase price paid by Wells OP. Wells OP plans to depreciate each such depreciable property for federal income tax purposes under the alternative depreciation system of depreciation ("ADS"). Under ADS, Wells OP generally will depreciate such buildings and improvements over a 40 year recovery period using a straight-line method and a mid-month convention and will depreciate furnishings and equipment over a 12 year recovery period. To the extent that Wells OP acquires properties in exchange for units of Wells OP, Wells OP's initial basis in each such property for federal income tax purposes should be the same as the transferor's basis in that property on the date of acquisition by Wells OP. Although the law is not entirely clear, Wells OP generally intends to depreciate such depreciable property for federal income tax purposes over the same remaining useful lives and under the same methods used by the transferors.

     Sale of the Operating Partnership's Property

     Generally, any gain realized by Wells OP on the sale of property held for more than one year will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture. Any gain recognized by Wells OP upon the disposition of a property acquired by Wells OP for cash will be allocated among the partners in accordance with their respective percentage interests in Wells OP.

     Our share of any gain realized by Wells OP on the sale of any property held by Wells OP as inventory or other property held primarily for sale to customers in the ordinary course of Wells OP's trade or business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Such prohibited transaction income also may have an adverse effect upon our ability to satisfy the income

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


tests for maintaining our REIT status. (See "Federal Income Tax Considerations-- Requirements for Qualification as a REIT -- Gross Income Tests" above.) We, however, do not presently intend to acquire or hold or allow Wells OP to acquire or hold any property that represents inventory or other property held primarily for sale to customers in the ordinary course of our or Wells OP's trade or business.


                              ERISA Considerations

     The following is a summary of some non-tax considerations associated with an investment in our shares by a qualified employee pension benefit plan or an IRA. This summary is based on provisions of ERISA and the Internal Revenue Code, as amended through the date of this prospectus, and relevant regulations and opinions issued by the Department of Labor and the Internal Revenue Service. We cannot assure you that legislative, regulatory or administrative changes or court decisions may not be forthcoming which would significantly modify the statements expressed herein. Any changes may or may not apply to transactions entered into prior to the date of their enactment.

     Each fiduciary of an employee pension benefit plan subject to ERISA, such as a profit sharing, section 401(k) or pension plan, or of any other retirement plan or account subject to Section 4975 of the Internal Revenue Code, such as an IRA (Benefit Plans), seeking to invest plan assets in our shares must, taking into account the facts and circumstances of such Benefit Plan, consider, among other matters:

     . whether the investment is consistent with the applicable provisions of ERISA and the Internal Revenue Code;

     . whether, under the facts and circumstances attendant to the Benefit Plan in question, the fiduciary's responsibility to the plan has been satisfied;

     . whether the investment will produce unrelated business taxable income to the Benefit Plan (see "Federal Income Tax Considerations -- Treatment of Tax-Exempt Shareholders"); and

     .    the need to value the assets of the Benefit Plan annually.

     Under ERISA, a plan fiduciary's responsibilities include the following duties:

     . to act solely in the interest of plan participants and beneficiaries and for the exclusive purpose of providing benefits to them, as well as defraying reasonable expenses of plan administration;

     .    to invest plan assets prudently;

     . to diversify the investments of the plan unless it is clearly prudent not to do so;

     .    to ensure sufficient liquidity for the plan; and

     . to consider whether an investment would constitute or give rise to a prohibited transaction under ERISA or the Internal Revenue Code.

ERISA also requires that the assets of an employee benefit plan be held in trust and that the trustee, or a duly authorized named fiduciary or investment manager, have exclusive authority and discretion to manage and control the assets of the plan.

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


     Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit specified transactions involving the assets of a Benefit Plan which are between the plan and any "party in interest" or "disqualified person" with respect to that Benefit Plan. These transactions are prohibited regardless of how beneficial they may be for the Benefit Plan. Prohibited transactions include the sale, exchange or leasing of property, the lending of money or the extension of credit between a Benefit Plan and a party in interest or disqualified person, and the transfer to, or use by, or for the benefit of, a party in interest, or disqualified person, of any assets of a Benefit Plan. A fiduciary of a Benefit Plan also is prohibited from engaging in self-dealing, acting for a person who has an interest adverse to the plan or receiving any consideration for its own account from a party dealing with the plan in a transaction involving plan assets. Furthermore, Section 408 of the Internal Revenue Code states that assets of an IRA trust may not be commingled with other property except in a common trust fund or common investment fund.

Plan Asset Considerations

     In order to determine whether an investment in our shares by Benefit Plans creates or gives rise to the potential for either prohibited transactions or the commingling of assets referred to above, a fiduciary must consider whether an investment in our shares will cause our assets to be treated as assets of the investing Benefit Plans. Neither ERISA nor the Internal Revenue Code define the term "plan assets," however, U.S. Department of Labor Regulations provide guidelines as to whether, and under what circumstances, the underlying assets of an entity will be deemed to constitute assets of a Benefit Plan when the plan invests in that entity (29 C.F.R. Section 2510.3-101, the Regulation). Under the Regulation, the assets of corporations, partnerships or other entities in which a Benefit Plan makes an equity investment will generally be deemed to be assets of the Benefit Plan unless the entity satisfies one of the exceptions to this general rule. As discussed below, we have received an opinion of counsel that, based on the Regulation, our underlying assets should not be deemed to be "plan assets" of Benefit Plans investing in shares, assuming the conditions set forth in the opinion are satisfied, based upon the fact that at least one of the specific exemptions set forth in the Regulation is satisfied, as determined below.

     Specifically, the Regulation provides that the underlying assets of REITs will not be treated as assets of a Benefit Plan investing therein if the interest the Benefit Plan acquires is a "publicly-offered security." A publicly-offered security must be:

     . sold as part of a public offering registered under the Securities Act of 1933 and be part of a class of securities registered under the Securities Exchange Act of 1934, as amended, within a specified time period;

     . part of a class of securities that is owned by 100 or more persons who are independent of the issuer and one another; and

     .    "freely transferable."

     Our shares are being sold as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act, and are part of a class registered under the Securities Exchange Act. Any shares purchased, therefore, should satisfy the first criterion of the publicly-offered security exemption.

     We have over 100 independent shareholders. Thus, the second criterion of the publicly-offered security exception will be satisfied.

     Whether a security is "freely transferable" depends upon the particular facts and circumstances. Our shares are subject to certain restrictions on transferability intended to ensure that we continue to

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


qualify for federal income tax treatment as a REIT. The Regulation provides, however, that where the minimum investment in a public offering of securities is $10,000 or less, the presence of a restriction on transferability intended to prohibit transfers which would result in a termination or reclassification of the entity for state or federal tax purposes will not ordinarily affect a determination that such securities are freely transferable. The minimum investment in our shares is less than $10,000; thus, the restrictions imposed in order to maintain our status as a REIT should not cause the shares to be deemed to be not freely transferable.

     In the event that our underlying assets were treated by the Department of Labor as the assets of investing Benefit Plans, our management would be treated as fiduciaries with respect to each Benefit Plan shareholder, and an investment in our shares might constitute an ineffective delegation of fiduciary responsibility to Wells Capital and expose the fiduciary of the Benefit Plan to co-fiduciary liability under ERISA for any breach by Wells Capital of the fiduciary duties mandated under ERISA. Further, if our assets are deemed to be "plan assets," an investment by an IRA in our shares might be deemed to result in an impermissible commingling of IRA assets with other property.

     If our management were treated as fiduciaries with respect to Benefit Plan shareholders, the prohibited transaction restrictions of ERISA and the Internal Revenue Code would apply to any transaction involving our assets. These restrictions could, for example, require that we avoid transactions with entities that are affiliated with us or our affiliates or restructure our activities in order to obtain an administrative exemption from the prohibited transaction restrictions. Alternatively, we might have to provide Benefit Plan shareholders with the opportunity to sell their shares to us or we might dissolve or terminate.

     If a prohibited transaction were to occur, the Internal Revenue Code imposes an excise tax equal to 15 percent of the amount involved and authorizes the IRS to impose an additional 100% excise tax if the prohibited transaction is not "corrected." These taxes would be imposed on any disqualified person who participates in the prohibited transaction. In addition, Wells Capital and possibly other fiduciaries of Benefit Plan shareholders subject to ERISA who permitted the prohibited transaction to occur or who otherwise breached their fiduciary responsibilities, or a non-fiduciary participating in a prohibited transaction, could be required to restore to the Benefit Plan any profits they realized as a result of the transaction or breach, and make good to the Benefit Plan any losses incurred by the Benefit Plan as a result of the transaction or breach. With respect to an IRA that invests in our shares, the occurrence of a prohibited transaction involving the individual who established the IRA, or his or her beneficiary, would cause the IRA to lose its tax-exempt status under
Section 408(e)(2) of the Internal Revenue Code.

     We have obtained an opinion from Holland & Knight LLP that our shares more likely than not constitute "publicly-offered securities" and, accordingly, it is more likely than not that our underlying assets should not be considered plan assets under the Regulation, assuming the offering takes place as described in this prospectus. If our underlying assets are not deemed to be "plan assets," the problems discussed in the immediately preceding three paragraphs are not expected to arise.

Other Prohibited Transactions

     Regardless of whether the shares qualify for the "publicly-offered security" exception of the Regulation, a prohibited transaction could occur if the Wells REIT, the advisor, any selected dealer, the escrow agent or any of their affiliates is a fiduciary (within the meaning of Section 3(21) of ERISA) with respect to any Benefit Plan purchasing the shares. Accordingly, unless an administrative or statutory exemption applies, shares should not be purchased by a Benefit Plan with respect to which any of the above persons is a fiduciary. A person is a fiduciary with respect to a Benefit Plan under Section 3(21) of ERISA if, among other things, the person has discretionary authority or control with respect to plan assets

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


or provides investment advice for a fee with respect to plan assets. Under a regulation issued by the Department of Labor, a person shall be deemed to be providing investment advice if that person renders advice as to the advisability of investing in our shares and that person regularly provides investment advice to the Benefit Plan pursuant to a mutual agreement or understanding (written or otherwise) (1) that the advice will serve as the primary basis for investment decisions, and (2) that the advice will be individualized for the Benefit Plan based on its particular needs.

Annual Valuation

     A fiduciary of an employee benefit plan subject to ERISA is required to determine annually the fair market value of each asset of the plan as of the end of the plan's fiscal year and to file a report reflecting that value with the Department of Labor. When the fair market value of any particular asset is not available, the fiduciary is required to make a good faith determination of that asset's "fair market value" assuming an orderly liquidation at the time the determination is made. In addition, a trustee or custodian of an IRA must provide an IRA participant with a statement of the value of the IRA each year. In discharging its obligation to value assets of a plan, a fiduciary subject to ERISA must act consistently with the relevant provisions of the plan and the general fiduciary standards of ERISA.

     Unless and until our shares are listed on a national securities exchange or are included for quotation on Nasdaq, it is not expected that a public market for the shares will develop. To date, neither the Internal Revenue Service nor the Department of Labor has promulgated regulations specifying how a plan fiduciary should determine the "fair market value" of the shares, namely when the fair market value of the shares is not determined in the marketplace. Therefore, to assist fiduciaries in fulfilling their valuation and annual reporting responsibilities with respect to ownership of shares, we intend to provide reports of our annual determinations of the current value of our net assets per outstanding share to those fiduciaries (including IRA trustees and custodians) who identify themselves to us and request the reports. Until December 31, 2002, we intend to use the offering price of shares as the per share net asset value. Beginning with the year 2003, the value of the properties and our other assets will be based on a valuation. Such valuation will be performed by a person independent of us and of Wells Capital.

     We anticipate that we will provide annual reports of our determination of value (1) to IRA trustees and custodians not later than January 15 of each year, and (2) to other Benefit Plan fiduciaries within 75 days after the end of each calendar year. Each determination may be based upon valuation information available as of October 31 of the preceding year, up-dated, however, for any material changes occurring between October 31 and December 31.

     We intend to revise these valuation procedures to conform with any relevant guidelines that the Internal Revenue Service or the Department of Labor may hereafter issue. Meanwhile, we cannot assure you:

     . that the value determined by us could or will actually be realized by us or by shareholders upon liquidation (in part because appraisals or estimated values do not necessarily indicate the price at which assets could be sold and because no attempt will be made to estimate the expenses of selling any of our assets);

     . that shareholders could realize this value if they were to attempt to sell their shares; or

     . that the value, or the method used to establish value, would comply with the ERISA or IRA requirements described above.



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                               Description of Shares

     The following description of the shares is not complete but is a summary of portions of our articles of incorporation and is qualified in its entirety by reference to the articles of incorporation.

     Under our articles of incorporation, we have authority to issue a total of 90,000,000 shares of capital stock. Of the total shares authorized, 40,000,000 shares are designated as common stock with a par value of $.01 per share, 5,000,000 shares are designated as preferred stock with a par value of $.01 per share and 45,000,000 shares are designated as shares-in-trust, which would be issued only in the event we have purchases in excess of the ownership limits described below.

     As of December 15, 1999, approximately 13,150,000 shares of our common stock were issued and outstanding.

Common Stock

     The holders of common stock are entitled to one vote per share on all matters voted on by shareholders, including election of our directors. Our articles of incorporation do not provide for cumulative voting in the election of directors. Therefore, the holders of a majority of the outstanding common shares can elect our entire board of directors. Subject to any preferential rights of any outstanding series of preferred stock, the holders of common stock are entitled to such dividends as may be declared from time to time by our board of directors out of legally available funds and, upon liquidation, are entitled to receive all assets available for distribution to shareholders. All shares issued in the offering will be fully paid and non-assessable shares of common stock. Holders of shares of common stock will not have preemptive rights, which means that you will not have an automatic option to purchase any new shares that we issue.

     We will not issue certificates for our shares. Shares will be held in "uncertificated" form which will eliminate the physical handling and safekeeping responsibilities inherent in owning transferable stock certificates and eliminate the need to return a duly executed stock certificate to effect a transfer. Wells Capital, our advisor, acts as our registrar and as the transfer agent for our shares. Transfers can be effected simply by mailing to Wells Capital a transfer and assignment form, which we will provide to you at no charge.

Preferred Stock

     Our articles of incorporation authorize our board of directors to designate and issue one or more classes or series of preferred stock without stockholder approval. The board of directors may determine the relative rights, preferences and privileges of each class or series of preferred stock so issued, which may be more beneficial than the rights, preferences and privileges attributable to the common stock. The issuance of preferred stock could have the effect of delaying or preventing a change in control of the Wells REIT. Our board of directors has no present plans to issue preferred stock, but may do so at any time in the future without shareholder approval.

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Soliciting Dealer Warrants

     We have agreed to issue and sell to the Dealer Manager warrants to purchase up to 800,000 shares of our common stock at a price of $0.0008 per warrant. The Dealer Manager may retain or reallow these warrants to broker-dealers participating in the offering, unless such issuance of soliciting dealer warrants is prohibited by either federal or state securities laws. The shares to be issued upon exercise of these warrants are being registered as part of this offering.

     Each participating broker-dealer will receive from the Dealer Manager one soliciting dealer warrant for every 25 shares sold by such participating broker-dealer during this offering. All shares sold by the Wells REIT other than through the dividend reinvestment plan will be included in the computation of the number of shares sold to determine the number of soliciting dealer warrants to be issued.

     The holder of a soliciting dealer warrant will be entitled to purchase one share of our common stock at a price of $12 per share (120% of the offering price) during the time period beginning one year from the effective date of this offering and ending five years after the effective date of this offering.

     A soliciting dealer warrant may not be exercised unless the shares to be issued upon exercise have been registered or are exempt from registration in the state of residence of the holder of the warrant and any prospectus required under the laws of such state has been delivered to the buyer on behalf of the Wells REIT. In addition, holders of soliciting dealer warrants may not exercise them to the extent such exercise would jeopardize our status as a REIT under the Internal Revenue Code.

     The terms of the soliciting dealer warrants, including exercise price and the number and type of securities issuable upon exercise of these warrants, may be adjusted in the event of stock dividends, stock splits or a merger, consolidation, reclassification, reorganization, recapitalization or sale of our assets. Soliciting dealer warrants are not transferable or assignable except by the Dealer Manager, the participating broker-dealers, or their successors in interest, or to individuals who are officers of such participating broker-dealers. Exercise of the soliciting dealer warrants is governed by the terms and conditions detailed in this prospectus and in the Warrant Purchase Agreement, which is an exhibit to the registration statement.

     Holders of soliciting dealer warrants do not have the rights of stockholders and, therefore, may not vote on matters and are not entitled to receive dividends until such time as the warrants are exercised.

Meetings and Special Voting Requirements

     An annual meeting of the shareholders will be held each year, at least 30 days after delivery of our annual report. Special meetings of shareholders may be called only upon the request of a majority of the directors, a majority of the independent directors, the chairman, the president or upon the written request of 10% of the shareholders. The presence of a majority of the outstanding shares either in person or by proxy shall constitute a quorum. Generally, the affirmative vote of a majority of all votes entitled to be voted is necessary to take shareholder action authorized by our articles of incorporation, except that a majority of the votes represented in person or by proxy at a meeting at which a quorum is present is sufficient to elect a director.

     Under Maryland Corporation Law and our articles of incorporation, shareholders are entitled to vote at a duly held meeting at which a quorum is present on (1) amendment of our articles of incorporation, (2) liquidation or dissolution of the Wells REIT, (3) reorganization of the Wells REIT, (4) merger, consolidation or sale or other disposition of substantially all of our assets, and (5) termination of our status as a REIT. Shareholders voting against any merger or sale of assets are permitted under

Maryland Corporation Law to petition a court for the appraisal and payment of the fair value of their shares. In an appraisal proceeding, the court appoints appraisers who attempt to determine the fair value of the stock as of the date of the shareholder vote on the merger or sale of assets. After considering the appraisers' report, the court makes the final determination of the fair value to be paid to the dissenting shareholder and decides whether to award interest from the date of the merger or sale of assets and costs of the proceeding to the dissenting shareholders.

     Our advisor is selected and approved annually by our directors. While the shareholders do not have the ability to vote to replace Wells Capital or to select a new advisor, shareholders do have the ability, by the affirmative vote of a majority of the shareholders entitled to vote on such matter, to elect to remove a director from our board.

     Shareholders are entitled to receive a copy of our shareholder list upon request. The list provided by us will include each shareholder's name, address and telephone number, if available, and number of shares owned by each shareholder and will be sent within ten days of the receipt by us of the request. A shareholder requesting a list will be required to pay reasonable costs of postage and duplication. We have the right to request that a requesting shareholder represent to us that the list will not be used to pursue commercial interests.

     In addition to the foregoing, shareholders have rights under Rule 14a-7 under the Securities Exchange Act, which provides that, upon the request of investors and the payment of the expenses of the distribution, we are required to distribute specific materials to shareholders in the context of the solicitation of proxies for voting on matters presented to shareholders or, at our option, provide requesting shareholders with a copy of the list of shareholders so that the requesting shareholders may make the distribution of proxies themselves.

Restriction on Ownership of Shares

     In order for us to qualify as a REIT, not more than 50% of our outstanding shares may be owned by any five or fewer individuals, including some tax-exempt entities. In addition, the outstanding shares must be owned by 100 or more persons independent of us and each other during at least 335 days of a 12-month taxable year or during a proportionate part of a shorter taxable year. We may prohibit certain acquisitions and transfers of shares so as to ensure our continued qualification as a REIT under the Internal Revenue Code. However, we cannot assure you that this prohibition will be effective.

     In order to assist us in preserving our status as a REIT, our articles of incorporation contain a limitation on ownership which prohibits any person or group of persons from acquiring, directly or indirectly, beneficial ownership of more than 9.8% of our outstanding shares. Our Articles of Incorporation provide that a transfer of shares that would violate our share ownership limitations is null and void and the intended transferee will acquire no rights in such shares, unless such transfer is approved by the board of directors based upon information that such transfer would not violate the provisions of the Internal Revenue Code thereby adversely affecting our status as a REIT.

     The shares in excess of the ownership limit which are attempted to be transferred will be designated as "shares-in-trust" and will be transferred automatically to a trust effective on the day before the reported transfer of such shares. The record holder of the shares that are designated as shares-in-trust will be required to submit such number of shares to the Wells REIT in the name of the trustee of the trust. We will designate a trustee of the share trust that will not be affiliated with us. We will also name one or more charitable organizations as a beneficiary of the share trust. Shares-in-trust will remain issued and outstanding shares and will be entitled to the same rights and privileges as all other shares of the same class or series. The trustee will receive all dividends and distributions on the shares-in-trust and will hold

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such dividends or distributions in trust for the benefit of the beneficiary. The trustee will vote all shares-in-trust during the period they are held in trust.

     At our direction, the trustee will transfer the shares-in-trust to a person whose ownership will not violate the ownership limits. The transfer shall be made within 20 days of our receipt of notice that shares have been transferred to the trust. During this 20 day period, we will have the option of redeeming such shares. Upon any such transfer or redemption, the purported transferee or holder shall receive a per share price equal to the lesser of (a) the price per share in the transaction that created such shares-in-trust, or (b) the market price per share on the date of the transfer or redemption.

     Any person who (1) acquires shares in violation of the foregoing restriction or who owns shares that were transferred to any such trust is required to give immediate written notice to the Wells REIT of such event or (2) transfers or receives shares subject to such limitations is required to give the Wells REIT 15 days written notice prior to such transaction. In both cases, such persons shall provide to the Wells REIT such other information as we may request in order to determine the effect, if any, of such transfer on our status as a REIT.

     The foregoing restrictions will continue to apply until (1) the board of directors determines it is no longer in the best interest of the Wells REIT to continue to qualify as a REIT and (2) there is an affirmative vote of the majority of shares entitled to vote on such matter at a regular or special meeting of the shareholders of the Wells REIT.

     The ownership limit does not apply to an offeror which, in accordance with applicable federal and state securities laws, makes a cash tender offer, where at least 85% of the outstanding shares are duly tendered and accepted pursuant to the cash tender offer. The ownership limit also does not apply to the underwriter in a public offering of shares. In addition, the ownership limit does not apply to a person or persons which the directors so exempt from the ownership limit upon appropriate assurances that our qualification as a REIT is not jeopardized.

     Any person who owns 5% or more of the outstanding shares during any taxable year will be asked to deliver a statement or affidavit setting forth the number of shares beneficially owned, directly or indirectly.

Dividends

     Dividends will be paid on a quarterly basis regardless of the frequency with which such distributions are declared. Dividends will be paid to investors who are shareholders as of the record dates selected by the directors. We calculate our quarterly dividends based upon daily record and dividend declaration dates so our investors will be entitled to be paid dividends immediately upon their purchase of shares.

     We are required to make distributions sufficient to satisfy the requirements for qualification as a REIT for tax purposes. Generally, income distributed as dividends will not be taxable to us under the Internal Revenue Code if we distribute at least 95% of our taxable income. (See "Federal Income Tax Considerations--Requirements for Qualification as a REIT.")

     Dividends will be declared at the discretion of the board of directors, in accordance with our earnings, cash flow and general financial condition. The board's discretion will be directed, in substantial part, by its obligation to cause us to comply with the REIT requirements. Because we may receive income from interest or rents at various times during our fiscal year, dividends may not reflect our income earned in that particular distribution period but may be made in anticipation of cash flow which we expect

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to receive during a later quarter and may be made in advance of actual receipt of funds in an attempt to make dividends relatively uniform. We may borrow money, issue new securities or sell assets in order to make dividend distributions.

     We are not prohibited from distributing our own securities in lieu of making cash dividends to shareholders, provided that the securities distributed to shareholders are readily marketable. Shareholders who receive marketable securities in lieu of cash dividends may incur transaction expenses in liquidating the securities.

Dividend Reinvestment Plan

     We currently have a dividend reinvestment plan available that allows you to have your dividends otherwise distributable to you invested in additional shares of the Wells REIT.

     You may purchase shares under the dividend reinvestment plan for $10 per share until all of the 2,200,000 shares registered as part of this offering have been sold. After this time, we may purchase shares either through purchases on the open market, if a market then exists, or through an additional issuance of shares. In any case, the price per share will be equal to the then-prevailing market price, which shall equal the price on the securities exchange or over-the-counter market on which such shares are listed at the date of purchase if such shares are then listed.

     You may elect to participate in the dividend reinvestment plan by completing the Subscription Agreement, the enrollment form or by other written notice to the plan administrator. Participation in the plan will begin with the next distribution made after receipt of your written notice. We may terminate the dividend reinvestment plan for any reason at any time upon 10 days' prior written notice to participants. Your participation in the plan will also be terminated to the extent that a reinvestment of your distributions in our shares would cause the percentage ownership limitation contained in our articles of incorporation to be exceeded.

     If you elect to participate in the dividend reinvestment plan and are subject to federal income taxation, you will incur a tax liability for dividends allocated to you even though you have elected not to receive the dividends in cash but rather to have the dividends held pursuant to the dividend reinvestment plan. Specifically, you will be treated as if you have received the dividend from us in cash and then applied such dividend to the purchase of additional shares. You will be taxed on the amount of such dividend as ordinary income to the extent such dividend is from current or accumulated earnings and profits, unless we have designated all or a portion of the dividend as a capital gain dividend.

Share Redemption Program

     Prior to the time that our shares are listed on a national securities exchange, shareholders of the Wells REIT who have held their shares for at least one year may receive the benefit of limited interim liquidity by presenting for redemption all or any portion of their shares to us at any time in accordance with the procedures outlined herein. At that time, we may, subject to the conditions and limitations described below, redeem the shares presented for redemption for cash to the extent that we have sufficient funds available to us to fund such redemption.

     If you have held your shares for the required one-year period, you may redeem your shares for a purchase price to the Wells REIT of $10 per share. The board of directors reserves the right to reject any request for redemption and to amend or change the purchase price in its sole discretion at any time and from time to time as it deems appropriate.

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     Redemption of shares, when requested, will be made quarterly on a first-
come, first-served basis. Subject to funds being available, we will limit the number of shares redeemed pursuant to our share redemption program as follows:
(1) during any calendar year, we will not redeem in excess of one-half of one percent (0.5%) of the weighted average number of shares outstanding during the prior calendar year; and (2) funding for the redemption of shares will come exclusively from the proceeds we receive from the sale of shares under our dividend reinvestment plan such that in no event shall the aggregate amount of redemptions under our share redemption program exceed aggregate proceeds received from the sale of shares pursuant to our dividend reinvestment plan.
The board of directors, at its sole discretion, may choose to terminate the share redemption program or reduce the number of shares purchased under the share redemption program if it determines the funds otherwise available to fund our share redemption program are needed for other purposes. (See "Risk Factors-- General Investment Risks.")

     We cannot guarantee that the funds set aside for the share redemption program will be sufficient to accommodate all requests made in any year. If we do not have such funds available, at the time when redemption is requested, you can (1) withdraw your request for redemption, or (2) ask that we honor your request at such time, if any, when sufficient funds become available. Such pending requests will be honored on a first-come, first-served basis.

     The share redemption program is only intended to provide interim liquidity for shareholders until a secondary market develops for the shares. No such market presently exists, and we cannot assure you that any market for your shares will ever develop.

     The shares we purchase under the share redemption program will be cancelled, and will have the status of authorized, but unissued shares. We will not reissue such shares unless they are first registered with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933 and under appropriate state securities laws or otherwise issued in compliance with such laws.

     If we terminate, reduce the scope of or otherwise change the share redemption program, we will send a letter to you informing you of the changes and disclose the changes in reports filed with the Commission.

Restrictions on Roll-Up Transactions

     In connection with any proposed transaction considered a "Roll-up Transaction" involving the Wells REIT and the issuance of securities of an entity (a Roll-up Entity) that would be created or would survive after the successful completion of the Roll-up Transaction, an appraisal of all properties shall be obtained from a competent independent appraiser. The properties shall be appraised on a consistent basis, and the appraisal shall be based on the evaluation of all relevant information and shall indicate the value of the properties as of a date immediately prior to the announcement of the proposed Roll-up Transaction. The appraisal shall assume an orderly liquidation of properties over a 12-month period. The terms of the engagement of the independent appraiser shall clearly state that the engagement is for our benefit and the shareholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to shareholders in connection with any proposed Roll-up Transaction.

     A "Roll-up Transaction" is a transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of the Wells REIT and the issuance of securities of a Roll-up Entity. This term does not include:

     . a transaction involving our securities that have been for at least 12 months listed on a national securities exchange or included for quotation on Nasdaq; or

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     .    a transaction involving the conversion to corporate, trust, or association form of only the Wells REIT if, as a consequence of the transaction, there will be no significant adverse change in any of the following: shareholder voting rights; the term of our existence; compensation to Wells Capital; or our investment objectives.

     In connection with a proposed Roll-up Transaction, the person sponsoring the Roll-up Transaction must offer to shareholders who vote "no" on the proposal the choice of:

     (1) accepting the securities of a Roll-up Entity offered in the proposed Roll-up Transaction; or

     (2)  one of the following:

          (A) remaining as shareholders of the Wells REIT and preserving their interests therein on the same terms and conditions as existed previously, or

          (B) receiving cash in an amount equal to the shareholder's pro rata share of the appraised value of our net assets.

     We are prohibited from participating in any proposed Roll-up Transaction:

     . which would result in the shareholders having democracy rights in a Roll-up Entity that are less than those provided in our bylaws and described elsewhere in this prospectus, including rights with respect to the election and removal of directors, annual reports, annual and special meetings, amendment of our articles of incorporation, and dissolution of the Wells REIT;

     . which includes provisions that would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-up Entity, except to the minimum extent necessary to preserve the tax status of the Roll-up Entity, or which would limit the ability of an investor to exercise the voting rights of its securities of the Roll-up Entity on the basis of the number of shares held by that investor;

     . in which investor's rights to access of records of the Roll-up Entity will be less than those provided in the section of this prospectus entitled "Description of Shares -- Meetings and Special Voting Requirements;" or

     . in which any of the costs of the Roll-up Transaction would be borne by us if the Roll-up Transaction is not approved by the shareholders.

Business Combinations

     Under Maryland Corporation Law, business combinations between a Maryland corporation and an interested shareholder or the interested shareholder's affiliate are prohibited for five years after the most recent date on which the shareholder becomes an interested shareholder. For this purpose, the term "business combinations" includes mergers, consolidations, share exchanges, asset transfers and issuances or reclassifications of equity securities. An "interested shareholder" is defined for this purpose as:

     (1) any person who beneficially owns ten percent or more of the voting power of the corporation's shares; or

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     (2)  an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of ten percent or more of the voting power of the then outstanding voting shares of the corporation.

     After the five-year prohibition, any business combination between the corporation and an interested shareholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

     (1) 80% of the votes entitled to be cast by holders of outstanding voting shares of the corporation; and

     (2) two-thirds of the votes entitled to be cast by holders of voting shares of the corporation other than shares held by the interested shareholder or its affiliate with whom the business combination is to be effected, or held by an affiliate or associate of the interested shareholder voting together as a single voting group.

     These super-majority vote requirements do not apply if the corporation's common shareholders receive a minimum price, as defined under Maryland Corporation Law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested shareholder for its shares. None of these provisions of the Maryland Corporation Law will apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time that the interested shareholder becomes an interested shareholder.

     The business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Control Share Acquisitions

     Maryland Corporation Law provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquiror, or by officers or directors who are employees of the corporation are not entitled to vote on the matter. As permitted by Maryland Corporation Law, we have provided in our bylaws that the control share provisions of Maryland Corporation Law will not apply to transactions involving the Wells REIT, but the board of directors retains the discretion to change this provision in the future.

     "Control shares" are voting shares which, if aggregated with all other shares owned by the acquiror or with respect to which the acquiror has the right to vote or to direct the voting of, other than solely by virtue of revocable proxy, would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting powers:

     .    one-fifth or more but less than one-third;

     .    one-third or more but less than a majority; or

     .    a majority or more of all voting power.

     Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained shareholder approval.

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     Except as otherwise specified in the statute, a "control share acquisition"
means the acquisition of control shares.

     Once a person who has made or proposes to make a control share acquisition has undertaken to pay expenses and has satisfied other required conditions, the person may compel the board of directors to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any shareholders meeting.

     If voting rights are not approved for the control shares at the meeting or if the acquiring person does not deliver an "acquiring person statement" for the control shares as required by the statute, the corporation may redeem any or all of the control shares for their fair value, except for control shares for which voting rights have previously been approved. Fair value is to be determined for this purpose without regard to the absence of voting rights for the control shares, and is to be determined as of the date of the last control share acquisition or of any meeting of shareholders at which the voting rights for control shares are considered and not approved.

     If voting rights for control shares are approved at a shareholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights. The fair value of the shares as determined for purposes of these appraisal rights may not be less than the highest price per share paid in the control share acquisition. Some of the limitations and restrictions otherwise applicable to the exercise of dissenters' rights do not apply in the context of a control share acquisition.

     The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or to acquisitions approved or exempted by the articles of incorporation or bylaws of the corporation.

                      The Operating Partnership Agreement

General

     Wells Operating Partnership, L.P. (Wells OP) was formed in January 1998 to acquire, own and operate properties on our behalf. It is considered to be an Umbrella Partnership Real Estate Investment Trust (UPREIT), which structure is utilized generally to provide for the acquisition of real property from owners who desire to defer taxable gain otherwise to be recognized by them upon the disposition of their property. Such owners may also desire to achieve diversity in their investment and other benefits afforded to owners of stock in a REIT. For purposes of satisfying the asset and income tests for qualification as a REIT for tax purposes, the REIT's proportionate share of the assets and income of an UPREIT, such as Wells OP, will be deemed to be assets and income of the REIT.

     The property owner's goals are accomplished because a property owner may contribute property to an UPREIT in exchange for limited partnership units on a tax-free basis. Further, Wells OP is structured to make distributions with respect to limited partnership units which are equivalent to the dividend distributions made to shareholders of the Wells REIT. Finally, a limited partner in Wells OP may later exchange his limited partnership units in Wells OP for shares in the Wells REIT (in a taxable transaction) and, if our shares are then listed, achieve liquidity for his investment.

     Substantially all of our assets are held by Wells OP, and we intend to make future acquisitions of real properties using the UPREIT structure. The Wells REIT is the sole general partner of Wells OP and,

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as of October 1, 1999, owned an approximately 99% equity percentage interest in
Wells OP. Wells Capital, our advisor, has contributed $200,000 to Wells OP and is currently the only limited partner owning the other approximately 1% equity percentage interest in Wells OP. As the sole general partner of Wells OP, we have the exclusive power to manage and conduct the business of Wells OP.

     The following is a summary of certain provisions of the partnership agreement of Wells OP. This summary is not complete and is qualified by the specific language in the partnership agreement. You should refer to the partnership agreement, itself, which we have filed as an exhibit to the registration statement, for more detail.

Capital Contributions

     As we accept subscriptions for shares, we will transfer substantially all of the net proceeds of the offering to Wells OP as a capital contribution; however, we will be deemed to have made capital contributions in the amount of the gross offering proceeds received from investors. Wells OP will be deemed to have simultaneously paid the selling commissions and other costs associated with the offering. If Wells OP requires additional funds at any time in excess of capital contributions made by us and Wells Capital or from borrowing, we may borrow funds from a financial institution or other lender and lend such funds to Wells OP on the same terms and conditions as are applicable to our borrowing of such funds. In addition, we are authorized to cause Wells OP to issue partnership interests for less than fair market value if we conclude in good faith that such issuance is in the best interest of Wells OP and the Wells REIT.

Operations

     The partnership agreement requires that Wells OP be operated in a manner that will enable the Wells REIT to (1) satisfy the requirements for being classified as a REIT for tax purposes, (2) avoid any federal income or excise tax liability, and (3) ensure that Wells OP will not be classified as a "publicly traded partnership" for purposes of Section 7704 of the Internal Revenue Code, which classification could result in Wells OP being taxed as a corporation, rather than as a partnership. (See "Federal Income Tax Considerations - Tax Aspects of the Operating Partnership -Classification as a Partnership.")

     The partnership agreement provides that Wells OP will distribute cash flow from operations to the limited partners of Wells OP in accordance with their relative percentage interests on at least a quarterly basis in amounts determined by the Wells REIT as general partner such that a holder of one unit of limited partnership interest in Wells OP will receive the same amount of annual cash flow distributions from Wells OP as the amount of annual dividends paid to the holder of one of our shares. Remaining cash from operations will be distributed to the Wells REIT as the general partner to enable us to make dividend distributions to our shareholders.

     Similarly, the partnership agreement of Wells OP provides that taxable income is allocated to the limited partners of Wells OP in accordance with their relative percentage interests such that a holder of one unit of limited partnership interest in Wells OP will be allocated taxable income for each taxable year in an amount equal to the amount of taxable income to be recognized by a holder of one of our shares, subject to compliance with the provisions of Sections 704(b) and 704(c) of the Internal Revenue Code and corresponding Treasury Regulations. Losses, if any, will generally be allocated among the partners in accordance with their respective percentage interests in Wells OP.

     Upon the liquidation of Wells OP, after payment of debts and obligations, any remaining assets of Wells OP will be distributed to partners with positive capital accounts in accordance with their respective positive capital account balances. If the Wells REIT were to have a negative balance in its capital

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account following a liquidation, it would be obligated to contribute cash to
Wells OP equal to such negative balance for distribution to other partners, if any, having positive balances in their capital accounts.

     In addition to the administrative and operating costs and expenses incurred by Wells OP in acquiring and operating real properties, Wells OP will pay all administrative costs and expenses of the Wells REIT and such expenses will be treated as expenses of Wells OP. Such expenses will include:

 .    all expenses relating to the formation and continuity of existence of the
     Wells REIT;

 .    all expenses relating to the public offering and registration of securities by the Wells REIT;

 .    all expenses associated with the preparation and filing of any periodic reports by the Wells REIT under federal, state or local laws or regulations;

 .    all expenses associated with compliance by the Wells REIT with applicable laws, rules and regulations; and

 .    all other operating or administrative costs of the Wells REIT incurred in the ordinary course of its business on behalf of Wells OP.

Exchange Rights

     The limited partners of Wells OP, including Wells Capital, have the right to cause Wells OP to redeem their limited partnership units for cash equal to the value of an equivalent number of our shares, or, at our option, we may purchase their limited partnership units by issuing one share of the Wells REIT for each limited partnership unit redeemed. These exchange rights may not be exercised, however, if and to the extent that the delivery of shares upon such exercise would (1) result in any person owning shares in excess of our ownership limits, (2) result in shares being owned by fewer than 100 persons, (3) result in the Wells REIT being "closely held" within the meaning of Section 856(h) of the Internal Revenue Code, (4) cause the Wells REIT to own 10% or more of the ownership interests in a tenant within the meaning of Section 856(d)(2)(B) of the Internal Revenue Code, or (5) cause the acquisition of shares by a redeemed limited partner to be "integrated" with any other distribution of our shares for purposes of complying with the Securities Act.

     Subject to the foregoing, limited partners may exercise their exchange rights at any time after one year following the date of issuance of their limited partnership units; provided, however, that a limited partner may not deliver more than two exchange notices each calendar year and may not exercise an exchange right for less than 1,000 limited partnership units, unless such limited partner holds less than 1,000 units, in which case, he must exercise his exchange right for all of his units.

Transferability of Interests

     The Wells REIT may not (1) voluntarily withdraw as the general partner of Wells OP, (2) engage in any merger, consolidation or other business combination, or (3) transfer its general partnership interest in Wells OP (except to a wholly-owned subsidiary), unless the transaction in which such withdrawal, business combination or transfer occurs results in the limited partners receiving or having the right to receive an amount of cash, securities or other property equal in value to the amount they would have received if they had exercised their exchange rights immediately prior to such transaction or unless, in the case of a merger or other business combination, the successor entity contributes substantially all of its assets to Wells OP in return for an interest in Wells OP and agrees to assume all obligations of the general

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partner of Wells OP. The Wells REIT may also enter into a business combination or we may transfer our general partnership interest upon the receipt of the consent of a majority-in-interest of the limited partners of Wells OP, other than Wells Capital. With certain exceptions, the limited partners may not transfer their interests in Wells OP, in whole or in part, without the written consent of the Wells REIT as general partner. In addition, Wells Capital may not transfer its interest in Wells OP as long as it is acting as the advisor to the Wells REIT, except pursuant to the exercise of its right to exchange limited partnership units for Wells REIT shares, in which case similar restrictions on transfer will apply to the REIT shares received by Wells Capital .

                              Plan of Distribution

     We are offering a maximum of 20,000,000 shares to the public through Wells Investment Securities, Inc., the Dealer Manager, a registered broker-dealer affiliated with the advisor. (See "Conflicts of Interest.") The shares are being offered at a price of $10.00 per share on a "best efforts" basis, which means generally that the Dealer Manager will be required to use only its best efforts to sell the shares and it has no firm commitment or obligation to purchase any of the shares. We are also offering 2,200,000 shares for sale pursuant to our dividend reinvestment plan at a price of $10 per share. An additional 800,000 shares are reserved for issuance upon exercise of soliciting dealer warrants, which are granted to participating broker-dealers based upon the number of shares they sell. Therefore, a total of 23,000,000 shares are being registered in this offering.

     Except as provided below, the Dealer Manager will receive selling commissions of 7% of the gross offering proceeds. The Dealer Manager will also receive 2.5% of the gross offering proceeds in the form of a dealer manager fee as compensation for acting as the Dealer Manager and for expenses incurred in connection with coordinating sales efforts, training of personnel and generally performing "wholesaling" functions. We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of the shares. Shareholders who elect to participate in the dividend reinvestment plan will be charged selling commissions and dealer manager fees on shares purchased pursuant to the dividend reinvestment plan on the same basis as shareholders purchasing shares other than pursuant to the dividend reinvestment plan.

     We will also award to participating broker-dealers one soliciting dealer warrant for every 25 shares they sell during the offering period. The holder of a soliciting dealer warrant will be entitled to purchase one share from the Wells REIT at a price of $12 per share during the period beginning on the first anniversary of the effective date of this offering and ending five years after the effective date of this offering. Subject to certain exceptions, a soliciting dealer warrant may not be transferred, assigned, pledged or hypothecated for a period of one year following the effective date of this offering. The shares issuable upon exercise of the soliciting dealer warrants are being registered as part of this offering. For the life of the soliciting dealer warrants, participating broker-dealers are given the opportunity to profit from a rise in the market price for the common stock without assuming the risk of ownership, with a resulting dilution in the interest of other shareholders upon exercise of such warrants. In addition, holders of the soliciting dealer warrants would be expected to exercise such warrants at a time when we could obtain needed capital by offering new securities on terms more favorable than those provided by the soliciting dealer warrants.

     The Dealer Manager may authorize certain other broker-dealers who are members of the NASD to sell shares. In the event of the sale of shares by such other broker-dealers, the Dealer Manager may reallow its commissions in the amount of up to 7% of the gross offering proceeds to such participating broker-dealers. In addition, the Dealer Manager, in its sole discretion, may reallow to broker-dealers participating in the offering a portion of its dealer manager fee in the aggregate amount of up to 1.5% of

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


gross offering proceeds to be paid to such participating broker-dealer as marketing fees and as reimbursement of due diligence expenses, based on such factors as the number of shares sold by such participating broker-dealer, the assistance of such participating broker-dealer in marketing the offering and bona fide conference fees incurred.

     We anticipate that the total underwriting compensation, including sales commissions, the dealer manager fee and underwriting expense reimbursements, will not exceed 9.5% of gross offering proceeds, except for the soliciting dealer warrants described above.

     We have agreed to indemnify the participating broker-dealers, including the Dealer Manager, against certain liabilities arising under the Securities Act of 1933, as amended.

     The broker-dealers participating in the offering of our shares are not obligated to obtain any subscriptions on our behalf, and we cannot assure you that any shares will be sold.

     Our executive officers and directors, as well as officers and employees of Wells Capital or other affiliates, may purchase shares offered in this offering at a discount. The purchase price for such shares shall be $8.90 per share reflecting the fact that the acquisition and advisory fees relating to such shares will be reduced by $0.15 per share and selling commissions in the amount of $0.70 per share and dealer manager fees in the amount of $0.25 per share will not be payable in connection with such sales. The net offering proceeds we receive will not be affected by such sales of shares at a discount. Wells Capital and its affiliates shall be expected to hold their shares purchased as shareholders for investment and not with a view towards distribution. In addition, shares purchased by Wells Capital or its affiliates shall not be entitled to vote on any matter presented to the shareholders for a vote.

     You should pay for your shares by check payable to "Bank of America, N.A., as Escrow Agent." Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part. We may not accept a subscription for shares until at least five business days after the date you receive this prospectus. You will receive a confirmation of your purchase. Except for purchases pursuant to our dividend reinvestment plan or reinvestment plans of other public real estate programs, all accepted subscriptions will be for whole shares and for not less than 100 shares ($1,000). (See "Suitability Standards.") Except in Maine, Minnesota, Nebraska and Washington, investors who have satisfied the minimum purchase requirement and have purchased units or shares in Wells programs or units or shares in other public real estate programs may purchase less than the minimum number of shares discussed above, provided that such investors purchase a minimum of 2.5 shares ($25). After investors have satisfied the minimum purchase requirement, minimum additional purchases must be in increments of at least 2.5 shares ($25), except for purchases made pursuant to our dividend reinvestment plan or reinvestment plans of other public real estate programs.

     We will place the subscription proceeds in an interest-bearing account with Bank of America, N.A., Atlanta, Georgia. Subscription proceeds held in the escrow account will be invested in securities backed by the United States government or bank money-market accounts or certificates of deposit of national or state banks that have deposits insured by the Federal Deposit Insurance Corporation, including certificates of deposit of any bank acting as depository or custodian for any such funds, as directed by our advisor. Subscribers may not withdraw funds from the escrow account. We will withdraw funds from the escrow account periodically for the acquisition of real estate properties or the payment of fees and expenses. We generally admit shareholders to the Wells REIT on a daily basis.

     Investors who desire to establish an IRA for purposes of investing in shares may do so by having Wells Advisors, Inc., a qualified non-bank IRA custodian affiliated with the advisor, act as their IRA custodian. In the event that an IRA is established having Wells Advisors, Inc. as the IRA custodian, the authority of Wells Advisors, Inc. will be limited to holding the shares on behalf of the beneficiary of the IRA and making distributions or reinvestments in shares solely at the discretion of the beneficiary of the IRA. Wells Advisors, Inc. will not have the authority to vote any of the shares held in an IRA except strictly in accordance with the written instructions of the beneficiary of the IRA.

     The offering of shares will terminate on or before December 19, 2001. However, we reserve the right to terminate this offering at any time prior to such termination date.

     The proceeds of this offering will be received and held in trust for the benefit of purchasers of shares to be used only for the purposes set forth in the "Estimated Use of Proceeds" section. Subscriptions will be accepted or rejected within 30 days of receipt by the Wells REIT, and if rejected, all funds shall be returned to the rejected subscribers within ten business days.

     We may sell shares to retirement plans of broker-dealers participating in the offering, to broker-dealers in their individual capacities, to IRAs and qualified plans of their registered representatives or to any one of their registered representatives in their individual capacities for 93% of the public offering price in consideration of the services rendered by such broker-dealers and registered representatives in the offering. The net proceeds to the Wells REIT from such sales will be identical to net proceeds we receive from other sales of shares.

     In connection with sales of 25,000 or more shares ($250,000) to a "purchaser" as defined below, investors may agree with their registered representatives to reduce the amount of selling commissions payable to participating broker-dealers. Such reduction will be credited to the purchaser by reducing the total purchase price payable by such purchaser. The following table illustrates the various discount levels:

Dollar                                        Net
Volume                    Sales Commissions   Purchase   Net
of Shares                 -----------------   Price      Proceeds
Purchased                Percent   Per Share  Per Share  Per Share
---------                --------  ---------  ---------  ---------
Under $250,000               7.0%    $0.7000    $10.000      $9.30
$250,000-$649,999            6.0%    $0.5936    $9.8936      $9.30
$650,000-$999,999            3.0%    $0.2876    $9.5876      $9.30
$1,000,000-$1,999,999        1.0%    $0.0939    $9.3939      $9.30
$2,000,000 and Over          0.5%    $0.0467    $9.3467      $9.30

     For example, if an investor purchases 100,000 shares, he could pay as little as $939,390 rather than $1,000,000 for the shares in which event the commission on the sale of such shares would be $9,390 ($0.0939 per share), and we would receive net proceeds of $930,000 ($9.30 per share). The net proceeds to the Wells REIT will not be affected by volume discounts.

     Because all investors will be deemed to have contributed the same amount per share to the Wells REIT for purposes of declaring and paying dividends, an investor qualifying for a volume discount will receive a higher return on his investment than investors who do not qualify for such discount.

     Subscriptions may be combined for the purpose of determining the volume discounts in the case of subscriptions made by any "purchaser," as that term is defined below, provided all such shares are purchased through the same broker-dealer. The volume discount shall be prorated among the separate subscribers considered to be a single "purchaser." Any request to combine more than one subscription must be made in writing, and must set forth the basis for such request. Any such request will be subject to verification by the advisor that all of such subscriptions were made by a single "purchaser."

     For the purposes of such volume discounts, the term "purchaser" includes:

     . an individual, his or her spouse and their children under the age of 21 who purchase the units for his, her or their own accounts;

     . a corporation, partnership, association, joint-stock company, trust fund or any organized group of persons, whether incorporated or not;

     . an employees' trust, pension, profit sharing or other employee benefit plan qualified under Section 401(a) of the Internal Revenue Code; and

     .    all commingled trust funds maintained by a given bank.

Notwithstanding the above, in connection with volume sales made to investors in the Wells REIT, the advisor may, in its sole discretion, waive the "purchaser" requirements and aggregate subscriptions, including subscriptions to public real estate programs previously sponsored by the advisor, or its affiliates, as part of a combined order for purposes of determining the number of shares purchased, provided that any aggregate group of subscriptions must be received from the same broker-dealer, including the Dealer Manager. Any such reduction in selling commission will be prorated among the separate subscribers except that, in the case of purchases through the Dealer Manager, the Dealer Manager may allocate such reduction among separate subscribers considered to be a single "purchaser" as it deems appropriate. An investor may reduce the amount of his purchase price to the net amount shown in the foregoing table, if applicable. If such investor does not reduce the purchase price, the excess amount submitted over the discounted purchase price shall be returned to the actual separate subscribers for shares. Except as provided in this paragraph, separate subscriptions will not be cumulated, combined or aggregated.

     In addition, in order to encourage purchases in amounts of 500,000 or more shares, a potential purchaser who proposes to purchase at least 500,000 shares may agree with the advisor and the Dealer Manager to have the acquisition and advisory fees payable to the advisor with respect to the sale of such shares reduced to 0.5%, to have the dealer manager fee payable to the Dealer Manager with respect to the sale of such shares reduced to 0.5%, and to have the selling commissions payable with respect to the sale of such shares reduced to 0.5%, in which event the aggregate fees payable with respect to the sale of such shares would be reduced by $1.10 per share, and the purchaser of such shares would be required to pay a total of $8.90 per share purchased, rather than $10.00 per share. The net proceeds to the Wells REIT would not be affected by such fee reductions. Of the $8.90 paid per share, we anticipate that approximately $8.40 per share or approximately 94.4% will be used to acquire properties and pay required acquisition expenses relating to the acquisition of properties. All such sales must be made through registered broker-dealers.

     California residents should be aware that volume discounts will not be available in connection with the sale of shares made to California residents to the extent such discounts do not comply with the provisions of Rule 260.140.51 adopted pursuant to the California Corporate Securities Law of 1968. Pursuant to this Rule, volume discounts can be made available to California residents only in accordance with the following conditions:

     . there can be no variance in the net proceeds to the Wells REIT from the sale of the shares to different purchasers of the same offering;

     . all purchasers of the shares must be informed of the availability of quantity discounts;

     . the same volume discounts must be allowed to all purchasers of shares which are part of the offering;

     . the minimum amount of shares as to which volume discounts are allowed cannot be less than $10,000;

     . the variance in the price of the shares must result solely from a different range of commissions, and all discounts allowed must be based on a uniform scale of commissions; and

     .    no discounts are allowed to any group of purchasers.

Accordingly, volume discounts for California residents will be available in accordance with the foregoing table of uniform discount levels based on dollar volume of shares purchased, but no discounts are allowed to any group of purchasers, and no subscriptions may be aggregated as part of a combined order for purposes of determining the number of shares purchased.

     Investors who, in connection with their purchase of shares, have engaged the services of a registered investment advisor with whom the investor has agreed to pay a fee for investment advisory services in lieu of normal commissions based on the volume of securities sold may agree with the participating broker-dealer selling such shares and the Dealer Manager to reduce the amount of selling commissions payable with respect to such sale to zero.
The net proceeds to the Wells REIT will not be affected by eliminating the commissions payable in connection with sales to investors purchasing through such investment advisors. All such sales must be made through registered broker-dealers.

     Neither the Dealer Manager nor its affiliates will directly or indirectly compensate any person engaged as an investment advisor by a potential investor as an inducement for such investment advisor to advise favorably for investment in the Wells REIT.

     In addition, subscribers for shares may agree with their participating broker-dealers and the Dealer Manager to have selling commissions due with respect to the purchase of their shares paid over a six year period pursuant to a deferred commission arrangement. Shareholders electing the deferred commission option will be required to pay a total of $9.40 per share purchased upon subscription, rather than $10.00 per share, with respect to which $0.10 per share will be payable as commissions due upon subscription. For the period of six years following subscription, $0.10 per share will be deducted on an annual basis from dividends or other cash distributions otherwise payable to the shareholders and used by the Wells REIT to pay deferred commission obligations. The net proceeds to the Wells REIT will not be affected by the election of the deferred commission option. Under this arrangement, a shareholder electing the deferred commission option will pay a 1% commission upon subscription, rather than a 7% commission, and an amount equal to a 1% commission per year thereafter for the next six years will be deducted from dividends or other cash distributions otherwise payable to such shareholder and used by the Wells REIT to satisfy commission obligations. The foregoing commission amounts may be adjusted with approval of the Dealer Manager by application of the volume discount provisions described previously.

     Shareholders electing the deferred commission option who are subject to federal income taxation will incur tax liability for dividends or other cash distributions otherwise payable to them with respect to their shares even though such dividends or other cash distributions will be withheld from such shareholders and will instead be paid to third parties to satisfy commission obligations.

     Investors who wish to elect the deferred commission option should make the election on their Subscription Agreement Signature Page. Election of the deferred commission option shall authorize the Wells REIT to withhold dividends or other cash distributions otherwise payable to such shareholder for the purpose of paying commissions due under the deferred commission option; provided, however, that in no event may the Wells REIT withhold in excess of $0.60 per share in the aggregate under the deferred commission option. Such dividends or cash distributions otherwise payable to shareholders may be pledged by the Wells REIT, the Dealer Manager, the advisor or their affiliates to secure one or more loans, the proceeds of which would be used to satisfy sales commission obligations.

     In the event that listing of the shares occurs or is reasonably anticipated to occur at any time prior to the satisfaction of our remaining commission obligations, the remaining commissions due under the deferred commission option may be accelerated by the Wells REIT. In such event, we shall provide notice of such acceleration to shareholders who have elected the deferred commission option. The amount of the remaining commissions due shall be deducted and paid by the Wells REIT out of dividends or other cash distributions otherwise payable to such shareholders during the time period prior to listing; provided that, in no event may the Wells REIT withhold in excess of $0.60 per share in the aggregate. To the extent that the distributions during such time period are insufficient to satisfy the remaining commissions due, the obligation of Wells REIT and our shareholders to make any further payments of deferred commissions under the deferred commission option shall terminate, and participating broker-dealers will not be entitled to receive any further portion of their deferred commissions following listing of our shares.

                          Supplemental Sales Material

     In addition to this prospectus, we may utilize certain sales material in connection with the offering of the shares, although only when accompanied by or preceded by the delivery of this prospectus. In certain jurisdictions, some or all of such sales material may not be available. This material may include information relating to this offering, the past performance of the advisor and its affiliates, property brochures and articles and publications concerning real estate. In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material.

     The offering of shares is made only by means of this prospectus. Although the information contained in such sales material will not conflict with any of the information contained in this prospectus, such material does not purport to be complete, and should not be considered a part of this prospectus or the registration statement of which this prospectus is a part, or as incorporated by reference in this prospectus or said registration statement or as forming the basis of the offering of the shares.

                                 Legal Opinions

     The legality of the shares being offered hereby has been passed upon for the Wells REIT by Holland & Knight LLP (Counsel). The statements under the caption "Federal Income Tax Consequences" as they relate to federal income tax matters have been reviewed by such counsel, and counsel has opined as to certain income tax matters relating to an investment in the Wells REIT. Counsel has represented the advisor, as well as affiliates of the advisor, in other matters and may continue to do so in the future. (See "Conflicts of Interest.")

                                    Experts

Audited Financial Statements

     The financial statements of the Wells REIT as of December 31, 1998 and 1997, and for each of the years in the two year period ended December 31, 1998, included in this prospectus and elsewhere in the registration statement, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included in this prospectus in reliance upon the authority of said firm as experts in giving said report.

     The financial statements of Fund IX and X Associates as of December 31, 1997 and for the period from inception (March 20, 1997) to December 31, 1997, included in this prospectus and elsewhere in the registration statement, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included in this prospectus in reliance upon the authority of said firm as experts in giving said report.

     The Statements of Revenues over Certain Operating Expenses of the Iomega Building for the year ended December 31, 1997; the Cort Furniture Building for the year ended December 31, 1997; the Fairchild Building for the year ended December 31, 1997; the Vanguard Cellular Building for the period from inception (November 16, 1998) to December 31, 1998; the EYBL CarTex Building for the year ended December 31, 1998; the Sprint Building for the year ended December 31, 1998; the Johnson Matthey Building for the year ended December 31, 1998; the Videojet Building for the year ended December 31, 1998; and the Gartner Building for the year ended December 31, 1998 , which are included in this prospectus and elsewhere in the registration statement, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included in this prospectus in reliance upon the authority of said firm as experts in giving said reports.

Unaudited Financial Statements

     The interim financial statements of the Wells REIT as of September 30, 1999 and for the nine month periods ended September 30, 1999 and 1998, which are included in this prospectus, have not been audited.

     The interim financial statements of Fund IX and X Associates as of March 31, 1998 and for the three months ended March 31, 1998, which are included in this prospectus, have not been audited.

     The Statements of Revenues over Certain Operating Expenses of the Lucent Building for the three months ended March 31, 1998; the Iomega Building for the six months ended June 30, 1998; the Cort Furniture Building for the six months ended June 30, 1998; the Fairchild Building for the six months ended June 30, 1998; the EYBL CarTex Building for the three months ended March 31, 1999; the Sprint Building for the three months ended March 31, 1999; the Johnson Matthey Building for the six months ended June 30, 1999; the Videojet Building for the six months ended June 30, 1999; and the Gartner Building for the six months ended June 30, 1999, which are included in this prospectus, have not been audited.

     The pro forma financial information for Wells Real Estate Investment Trust, Inc. for the year ended December 31, 1998 and for the nine months ended September 30, 1999, which are included in this prospectus, have not been audited.

                             Additional Information

     We have filed with the Securities and Exchange Commission (Commission), Washington, D.C., a registration statement under the Securities Act of 1933, as amended, with respect to the shares offered pursuant to this prospectus. This prospectus does not contain all the information set forth in the registration statement and the exhibits related thereto filed with the Commission, reference to which is hereby made. Copies of the registration statement and exhibits related thereto, as well as periodic reports and information filed by the Wells REIT, may be obtained upon payment of the fees prescribed by the Commission, or may be examined at the offices of the Commission without charge, at:

     . the public reference facilities in Washington, D.C. at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549;

     . the Northeast Regional Office in New York at 7 World Trade Center, Suite 1300, New York, New York 10048; and

     . the Midwest Regional Office in Chicago, Illinois at 500 West Madison Street, Suite 1400, Chicago, Illinois 66661-2511.

The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the Commission's website is http://www.sec.gov.

                                    Glossary

     The following are definitions of certain terms used in this prospectus and not otherwise defined in this prospectus:

     "Dealer Manager" means Wells Investment Securities, Inc.

     "IRA" means an individual retirement account established pursuant to
Section 408 or Section 408A of the Internal Revenue Code.

     "NASAA Guidelines" means the Statement of Policy Regarding Real Estate Investment Trusts of the North American Securities Administrators Association, Inc., as revised and adopted on September 29, 1993.

     "Property Manager" means Wells Management Company, Inc.

     "UBTI" means unrelated business taxable income, as that term is defined in Sections 511 through 514 of the Internal Revenue Code.

                         INDEX TO FINANCIAL STATEMENTS

                                                                                Page
                                                                                ----
Wells Real Estate Investment Trust, Inc. and Subsidiary

   Audited Financial Statements
   ----------------------------

   Report of Independent Public Accountants                                      154
   Consolidated Balance Sheets as of December 31, 1998 and
     December 31, 1997                                                           155
   Consolidated Statement of Income for the year ended
     December 31, 1998                                                           156
   Consolidated Statement of Shareholders' Equity for the
     year ended December 31, 1998                                                157
   Consolidated Statement of Cash Flows for the year ended
     December 31, 1998                                                           158
   Notes to Consolidated Financial Statements                                    159

   Interim (Unaudited) Financial Statements
   ----------------------------------------

   Balance Sheets as of September 30, 1999 and December 31, 1998                 176
   Statements of Income for the three months ended September 30, 1999 and 1998, the nine months ended September 30, 1999 and the four
     months ended September 30, 1998                                             177
   Statements of Shareholders' Equity for the nine months ended
     September 30, 1999 and the year ended December 31, 1998                     178
   Statements of Cash Flows for the nine months ended September 30, 1999
     and the four months ended September 30, 1998                                179
   Condensed Notes to Financial Statements                                       180

Fund IX and X Associates
   Report of Independent Public Accountants                                      190
   Balance Sheets as of March 31, 1998 (Unaudited) and
     December 31, 1997 (Audited)                                                 191
   Statements of Income (Loss) for the three months ended March 31,
     1998 (Unaudited) and the period from inception (March 20, 1997)
     to December 31, 1997 (Audited)                                              192
   Statements of Partners' Capital for the three months ended March 31,
     1998 (Unaudited) and the period from inception (March 20, 1997)
     to December 31, 1997 (Audited)                                              193
   Statements of Cash Flows for the three months ended March 31,
     1998 (Unaudited) and the period from inception (March 20, 1997)
     to December 31, 1997 (Audited)                                              194
   Notes to Financial Statements                                                 195

The Lucent Building
   Statement of Revenues Over Certain Operating Expenses for the
     three months ended March 31, 1998 (Unaudited)                               199
   Notes to Statement of Revenues Over Certain Operating Expenses for
     the three months ended March 31, 1998 (Unaudited)                           200

The Iomega Building
   Report of Independent Public Accountants                                      201
   Statement of Revenues Over Certain Operating Expenses for the
     year ended December 31, 1997 (Audited) and for the six months
     ended June 30, 1998 (Unaudited)                                             202
   Notes to Statement of Revenues Over Certain Operating Expenses for
     year ended December 31, 1997 (Audited) and for the six months ended
     June 30, 1998 (Unaudited)                                                   203

The Fairchild Building
   Report of Independent Public Accountants                                      205
   Statement of Revenues Over Certain Operating Expenses for the
     year ended December 31, 1997 (Audited) and for the six months
     ended June 30, 1998 (Unaudited)                                             206
   Notes to Statement of Revenues Over Certain Operating Expenses for
     year ended December 31, 1997 (Audited) and for the six months ended
     June 30, 1998 (Unaudited)                                                   207

The Cort Furniture Building
   Report of Independent Public Accountants                                      209
   Statement of Revenues Over Certain Operating Expenses for the
     year ended December 31, 1997 (Audited) and for the six months
     ended June 30, 1998 (Unaudited)                                             210
   Notes to Statement of Revenues Over Certain Operating Expenses for
     year ended December 31, 1997 (Audited) and for the six months ended
     June 30, 1998 (Unaudited)                                                   211

The Vanguard Cellular Building
   Report of Independent Public Accountants                                      213
   Statement of Revenues Over Certain Operating Expenses for the period
     from Inception (November 16, 1998) to December 31, 1998 (Audited)           214
   Notes to Statement of Revenues Over Certain Operating Expenses for the
     period from Inception (November 16, 1998) to December 31, 1998 (Audited)    215

The EYBL CarTex Building
   Report of Independent Public Accountants                                      217
   Statement of Revenues Over Certain Operating Expenses for the
     year ended December 31, 1998 (Audited) and for the three months
     ended March 31, 1999 (Unaudited)                                            218
   Notes to Statement of Revenues Over Certain Operating Expenses for
     the year ended December 31, 1998 (Audited) and for the three months
     ended March 31, 1999 (Unaudited)                                            219

The Sprint Building
   Report of Independent Public Accountants                                      221
   Statement of Revenues Over Certain Operating Expenses for the
     year ended December 31, 1998 (Audited) and for the three months
     ended March 31, 1999 (Unaudited)                                            222
   Notes to Statement of Revenues Over Certain Operating Expenses for
     the year ended December 31, 1998 (Audited) and for the three months
     ended March 31, 1999 (Unaudited)                                            223

The Johnson Matthey Building
   Report of Independent Public Accountants                                      225
   Statement of Revenues Over Certain Operating Expenses for the
     year ended December 31, 1998 (Audited) and for the six months
     ended June 30, 1999 (Unaudited)                                             226
   Notes to Statement of Revenues Over Certain Operating Expenses for
     the year ended December 31, 1998 (Audited) and for the six months
     ended June 30, 1999 (Unaudited)                                             227

The Videojet Building
   Report of Independent Public Accountants                                      229
   Statement of Revenues Over Certain Operating Expenses for the
     year ended December 31, 1998 (Audited) and for the six months
     ended June 30, 1999 (Unaudited)                                             230
   Notes to Statement of Revenues Over Certain Operating Expenses for
     the year ended December 31, 1998 (Audited) and for the six months
     ended June 30, 1999 (Unaudited)                                             231

The Gartner Building
   Report of Independent Public Accountants                                      233
   Statement of Revenues Over Certain Operating Expenses for the
     year ended December 31, 1998 (Audited) and for the six months
     ended June 30, 1999 (Unaudited)                                             234
   Notes to Statement of Revenues Over Certain Operating Expenses for
     the year ended December 31, 1998 (Audited) and for the six months
     ended June 30, 1999 (Unaudited)                                             235

Wells Real Estate Investment Trust, Inc.
   Summary of Unaudited Pro Forma Financial Statements                           237
   Pro Forma Statement of Income for the year ended December 31, 1998            238
   Pro Forma Statement of Income for the nine month period ended
     September 30, 1999                                                          240

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To Wells Real Estate Investment Trust, Inc.:

We have audited the accompanying consolidated balance sheets of WELLS REAL ESTATE INVESTMENT TRUST, INC. (a Maryland corporation) AND SUBSIDIARY as of December 31, 1998 and 1997 and the related consolidated statements of income, shareholders' equity, and cash flows for the year ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Wells Real Estate Investment Trust, Inc. and subsidiary as of December 31, 1998 and 1997 and the results of their operations and their cash flows for the year ended December 31, 1998 in conformity with generally accepted accounting principles.


/s/ Arthur Andersen LLP


Atlanta, Georgia
January 27, 1999

                    WELLS REAL ESTATE INVESTMENT TRUST, INC.

                                 AND SUBSIDIARY


                          CONSOLIDATED BALANCE SHEETS

                           DECEMBER 31, 1998 AND 1997

                                     ASSETS

                                                                                          1998              1997
                                                                                      -------------      -----------
REAL ESTATE ASSETS, at cost:
 Land                                                                                   $ 1,520,834         $      0
 Building                                                                                20,076,845                0
                                                                                      -------------      -----------
         Total real estate assets                                                        21,597,679                0

INVESTMENT IN JOINT VENTURES                                                             11,568,677                0

CASH AND CASH EQUIVALENTS                                                                 7,979,403          201,000

DEFERRED OFFERING COSTS                                                                     548,729          289,073

DEFERRED PROJECT COSTS                                                                      335,421                0

DUE FROM AFFILIATES                                                                         262,345                0

PREPAID EXPENSES AND OTHER ASSETS                                                           540,319                0
                                                                                      -------------      -----------
       Total assets                                                                     $42,832,573         $490,073
                                                                                      -------------      -----------

                      LIABILITIES AND SHAREHOLDERS' EQUITY

LIABILITIES:
 Accounts payable and accrued expenses                                                  $   187,827         $      0
 Note payable                                                                            14,059,930                0
 Shareholder distributions payable                                                          408,176                0
 Due to affiliate                                                                           554,953          289,073
                                                                                      -------------      -----------
       Total liabilities                                                                 15,210,886          289,073
                                                                                      -------------      -----------
MINORITY INTEREST OF UNIT HOLDER IN OPERATING PARTNERSHIP
                                                                                            200,000          200,000
                                                                                      -------------      -----------
SHAREHOLDERS' EQUITY:
 Common shares, $.01 par value; 16,500,000 shares authorized, 3,154,136 and
  100 shares issued and outstanding, respectively                                            31,541                1

 Additional paid-in capital                                                              27,056,112              999
 Retained earnings                                                                          334,034                0
                                                                                      -------------      -----------
       Total shareholders' equity                                                        27,421,687            1,000
                                                                                      -------------      -----------
       Total liabilities and shareholders' equity                                       $42,832,573         $490,073
                                                                                      -------------      -----------

   The accompanying notes are an integral part of these consolidated balance sheets.

                    WELLS REAL ESTATE INVESTMENT TRUST, INC.

                                 AND SUBSIDIARY


                        CONSOLIDATED STATEMENT OF INCOME

                      FOR THE YEAR ENDED DECEMBER 31, 1998

REVENUES:
 Rental income                                                                $ 20,994
 Equity in income of joint ventures                                            263,315
  Interest income                                                              110,869
                                                                              --------
                                                                               395,178
                                                                              --------
EXPENSES:
 Operating costs, net of reimbursements                                         11,033
 General and administrative                                                     29,943
 Legal and accounting                                                           19,552
 Computer costs                                                                    616
                                                                              --------
                                                                                61,144
                                                                              --------
NET INCOME                                                                    $334,034
                                                                              ========

EARNINGS PER SHARE:
 Basic and diluted                                                            $   0.40
                                                                              ========

  The accompanying notes are an integral part of this consolidated statement.

                   WELLS REAL ESTATE INVESTMENT TRUST, INC.

                                AND SUBSIDIARY


                CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY

                     FOR THE YEAR ENDED DECEMBER 31, 1998


                                                                Common Stock      Additional                   Total
                                                            --------------------   Paid-In      Retained   Shareholders'
                                                              Shares    Amount     Capital      Earnings       Equity
                                                            ---------- --------- ------------- ----------- --------------
 BALANCE, December 31, 1997                                        100  $     1   $       999    $      0     $     1,000

     Issuance of common stock                                3,154,036   31,540    31,508,820           0      31,540,360
     Net income                                                      0        0             0     334,034         334,034
     Distributions                                                   0        0      (511,163)          0        (511,163)
     Sales commissions                                               0        0    (2,996,334)          0      (2,996,334)
     Other offering expenses                                         0        0      (946,210)          0        (946,210)
                                                             ---------  --------  ------------   ---------    -----------
 BALANCE, December 31, 1998                                  3,154,136  $31,541   $27,056,112    $334,034     $27,421,687
                                                             =========  ========  ============   =========    ===========

  The accompanying notes are an integral part of this consolidated statement.

                   WELLS REAL ESTATE INVESTMENT TRUST, INC.

                                AND SUBSIDIARY


                     CONSOLIDATED STATEMENT OF CASH FLOWS

                     FOR THE YEAR ENDED DECEMBER 31, 1998

CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                                                                                           $    334,034
                                                                                                        ------------
   Adjustments to reconcile net income to net cash used in operating activities:
       Equity in income of joint ventures                                                                   (263,315)
       Changes in assets and liabilities:
           Prepaid expenses and other assets                                                                (540,319)
           Accounts payable and accrued expenses                                                             187,827
           Due to affiliates                                                                                   6,224
                                                                                                        ------------
             Total adjustments                                                                              (609,583)
                                                                                                        ------------
             Net cash used in operating activities                                                          (275,549)
                                                                                                        ------------
 CASH FLOWS FROM INVESTING ACTIVITIES:
   Investment in real estate                                                                             (21,299,071)
   Investment in joint ventures                                                                          (11,276,007)
   Deferred project costs paid                                                                            (1,103,913)
   Distributions received from joint ventures                                                                178,184
                                                                                                        ------------
             Net cash used in investing activities                                                       (33,500,807)
                                                                                                        ------------
 CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from note payable                                                                             14,059,930
   Distributions                                                                                            (102,987)
   Issuance of common stock                                                                               31,540,360
   Sales commission paid                                                                                  (2,996,334)
   Offering costs paid                                                                                      (946,210)
                                                                                                        ------------
             Net cash provided by financing activities                                                    41,554,759
                                                                                                        ------------
 NET INCREASE IN CASH AND CASH EQUIVALENTS                                                                 7,778,403

 CASH AND CASH EQUIVALENTS, beginning of year                                                                201,000
                                                                                                        ------------
 CASH AND CASH EQUIVALENTS, end of year                                                                 $  7,979,403
                                                                                                        ============

 SUPPLEMENTAL DISCLOSURES OF NONCASH INVESTING ACTIVITIES:
       Deferred project costs applied to real estate assets                                             $    298,608
                                                                                                        ============

       Deferred project costs contributed to joint ventures                                             $    469,884
                                                                                                        ============

  The accompanying notes are an integral part of this consolidated statement.

                   WELLS REAL ESTATE INVESTMENT TRUST, INC.

                                AND SUBSIDIARY


                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                          DECEMBER 31, 1998 AND 1997

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   Wells Real Estate Investment Trust, Inc. (the "Company") is a Maryland corporation that qualifies as a real estate investment trust ("REIT"). The Company is conducting an offering for the sale of a maximum of 15,000,000 (exclusive of 1,500,000 shares available pursuant to the Company's dividend reinvestment plan) shares of common stock, $.01 par value per share, at a price of $10 per share. During 1997, the Company sold 100 shares to Wells Capital, Inc. (the "Advisor") at the proposed initial public offering price of $10 per share. The Company will seek to acquire and operate commercial properties, including, but not limited to, office buildings, shopping centers, business and industrial parks, and other commercial and industrial properties, including properties which are under construction, are newly constructed, or have been constructed and have operating histories. All such properties may be acquired, developed, and operated by the Company alone or jointly with another party. The Company is likely to enter into one or more joint ventures with affiliated entities for the acquisition of properties.
   In connection with this, the Company may enter into joint ventures for the acquisition of properties with prior or future real estate limited partnership programs sponsored by the Advisor or its affiliates.

   Substantially all of the Company's business is conducted through Wells Operating Partnership, L.P. (the "Operating Partnership"), a Delaware limited partnership. During 1997, the Operating Partnership issued 20,000 limited partner units to the Advisor in exchange for $200,000. The Company is the sole general partner in the Operating Partnership and possesses full legal control and authority over the operations of the Operating Partnership; consequently, the accompanying consolidated financial statements of the Company include the amounts of the Operating Partnership.

   The Company owns interests in several properties through a joint venture among the Operating Partnership, Wells Real Estate Fund IX, L.P. ("Wells Fund IX"), Wells Real Estate Fund X, L.P. ("Wells Fund X"), and Wells Real Estate Fund XI, L.P. ("Wells Fund XI"). This joint venture is referred to as the Fund IX, Fund X, Fund XI, and REIT Joint Venture ("Fund IX, X, XI, and REIT Joint Venture"). In addition, the Company owns two properties through joint ventures between the Operating Partnership and a joint venture between Wells Fund X and Wells Fund XI, referred to as "Fund X and XI Associates." In addition, the Operating Partnership directly owns an office building in Tampa, Florida.

   Through its investment in the Fund IX, X, XI, and REIT Joint Venture, the Company owns interests in the following properties: (i) a three-story office building in Knoxville, Tennessee (the "ABB Building"), (ii) a two-story office building in Louisville, Colorado (the "Ohmeda Building"), (iii) a three-story office building in Broomfield, Colorado (the "360 Interlocken Building"), (iv) a one-story warehouse facility in Ogden, Utah (the "Iomega Building"), and (v) a one-story office building in Oklahoma City, Oklahoma (the "Lucent Technologies Building").

   The following properties are owned by the Operating Partnership through investments in joint ventures with Fund X and XI Associates: (i) a one-story office and warehouse building in Fountain Valley, California (the "Cort Furniture Building") owned by Wells/Orange County Associates and (ii) a warehouse and office building in Fremont, California (the "Fairchild Building") owned by Wells/Fremont Associates.

   Use of Estimates and Factors Affecting the Company

   The preparation of the consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

   The carrying values of real estate are based on management's current intent to hold the real estate assets as long-term investments. The success of the Company's future operations and the ability to realize the investment in its assets will be dependent on the Company's ability to maintain rental rates, occupancy, and an appropriate level of operating expenses in future years. Management believes that the steps it is taking will enable the Company to realize its investment in its assets.

   Real Estate Assets

   Real estate assets held by the Company and joint ventures are stated at cost less accumulated depreciation. Major improvements and betterments are capitalized when they extend the useful life of the related asset. All repair and maintenance are expensed as incurred.

   Management continually monitors events and changes in circumstances which could indicate that carrying amounts of real estate assets may not be recoverable. When events or changes in circumstances are present which indicate that the carrying amounts of real estate assets may not be recoverable, management assesses the recoverability of real estate assets by determining whether the carrying value of such real estate assets will be recovered through the future cash flows expected from the use of the asset and its eventual disposition. Management has determined that there has been no impairment in the carrying value of real estate assets held by the Company or the joint ventures as of December 31, 1998.

   Depreciation of building and improvements is calculated using the straight-line method over 25 years. Tenant improvements are amortized over the life of the related lease or the life of the asset, whichever is shorter.

   Investment in Joint Ventures

   The Operating Partnership does not have control over the operations of the joint ventures; however, it does exercise significant influence. Accordingly, the Operating Partnership's investment in the joint ventures is recorded using the equity method of accounting.

   Revenue Recognition

   All leases on real estate assets held by the Company or the joint ventures are classified as operating leases, and the related rental income is recognized on a straight-line basis over the terms of the respective leases.

   Deferred Lease Acquisition Costs

   Costs incurred to procure operating leases are capitalized and amortized on a straight-line basis over the terms of the related leases.

   Cash and Cash Equivalents

   For the purposes of the statement of cash flows, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Cash equivalents include cash and short-term investments. Short-term investments are stated at cost, which approximates fair value, and consist of investments in money market accounts.

2. DEFERRED PROJECT COSTS

   The Company paid a percentage of shareholder contributions to the Advisor for acquisition and advisory services. These payments, as stipulated in the prospectus, can be up to 3.5% of shareholder contributions, subject to certain overall limitations contained in the prospectus. Aggregate fees paid through December 31, 1998 were $1,103,913 and amounted to 3.5% of shareholders' contributions received. These fees are allocated to specific properties as they are purchased or developed and are included in capitalized assets of the joint ventures or real estate assets. Deferred project costs at December 31, 1998 represent fees not yet applied to properties.

3. DEFERRED OFFERING COSTS

   Organization and offering expenses, to the extent they exceed 3% of gross proceeds, will be paid by the Advisor and not by the Company. Organization and offering expenses do not include sales or underwriting commissions but do include such costs as legal and accounting fees, printing costs, and other offering expenses.

   As of December 31, 1998 and 1997, the Advisor had paid organization and offering expenses related to the Company of $946,211 and $0, respectively.

4. RELATED-PARTY TRANSACTIONS

   Due from affiliates at December 31, 1998 represents the Operating Partnership's share of the cash to be distributed for the fourth quarter of 1998 as follows:

       Fund IX, X, XI, and REIT Joint Venture                    $ 38,360
       Wells/Orange County Associates                              77,123
       Wells/Fremont Associates                                   146,862
                                                                 --------
                                                                 $262,345
                                                                 ========

   The Company entered into a property management agreement with Wells Management Company, Inc. ("Wells Management"), an affiliate of the Advisor. In consideration for supervising the management and leasing of the Operating Partnership's properties, the Operating Partnership will pay Wells Management management and leasing fees equal to the lesser of (a) fees that would be paid to a comparable outside firm, or (b) 4.5% of the gross revenues generally paid over the life of the lease plus a separate competitive fee for the one-time initial lease-up of newly constructed properties generally paid in conjunction with the receipt of the first month's rent. In the case of commercial properties which are leased on a long-term (ten or more years) net lease basis, the maximum property management fee from such leases shall be 1% of the gross revenues generally paid over the life of the leases except for a one-time initial leasing fee of 3% of the gross revenues on each lease payable over the first five full years of the original lease term.

   The Operating Partnership's portion of the management and leasing fees and lease acquisition costs paid to Wells Management by the joint ventures was $5,673 for the year ended December 31, 1998.

   The Advisor performs certain administrative services for the Operating Partnership, such as accounting and other partnership administration, and incurs the related expenses. Such expenses are allocated among the Operating Partnership and the various Wells Real Estate Funds based on time spent on each fund by individual administrative personnel. In the opinion of management, such allocation is a reasonable basis for allocating such expenses.

   The Advisor is a general partner in various Wells Real Estate Funds. As such, there may exist conflicts of interest where the Advisor, while serving in the capacity as general partner for Wells Real Estate Funds, may be in competition with the Operating Partnership for tenants in similar geographic markets.

5. INVESTMENT IN JOINT VENTURES

   The Operating Partnership's investment and percentage ownership in joint ventures at December 31, 1998 is summarized as follows:

                                                               Amount          Percent
                                                               ------          -------
       Fund IX, X, XI, and REIT Joint Venture               $ 1,443,378            4%
       Wells/Orange County Associates                         2,958,617           44
       Wells/Fremont Associates                               7,166,682           78
                                                            -----------
                                                            $11,568,677
                                                            ===========

   The following is a roll forward of the Operating Partnership's investment in joint ventures for the year ended December 31, 1998:

       Investment in joint ventures, beginning of year      $         0
       Equity in income of joint ventures                       263,315
       Contributions to joint ventures                       11,745,890
       Distributions from joint venture                        (440,528)
                                                            -----------
       Investment in joint ventures, end of year            $11,568,677
                                                            ===========

   Fund IX, X, XI, and REIT Joint Venture

   On March 20, 1997, Wells Fund IX and Wells Fund X entered into a joint venture agreement. The joint venture, Fund IX and X Associates, was formed to acquire, develop, operate, and sell real properties. On March 20, 1997, Wells Fund IX contributed a 5.62-acre tract of real property in Knoxville, Tennessee, and improvements thereon, known as the ABB Building, to the Fund IX and X Associates joint venture. A 83,885-square-foot, three-story building was constructed and commenced operations at the end of 1997.

   On February 13, 1998, the joint venture purchased a two-story office building, known as the Ohmeda Building, in Louisville, Colorado. On March 20, 1998, the joint venture purchased a three-story office building, known as the 360 Interlocken Building, in Broomfield, Colorado. On June 11, 1998, Fund IX and X Associates was amended and restated to admit Wells Fund XI and the Operating Partnership. The joint venture was renamed the Fund IX, X, XI, and REIT Joint Venture. On June 24, 1998, the new joint venture purchased a one-story office building, known as the Lucent Technologies Building, in Oklahoma City, Oklahoma. On April 1, 1998, Wells Fund X purchased a one-story warehouse facility, known as the Iomega Building, in Ogden, Utah. On July 1, 1998, Wells Fund X contributed the Iomega Building to the Fund IX, X, XI, and REIT Joint Venture.

Following are the financial statements for the Fund IX, X, XI, and REIT Joint
Venture:

                  The Fund IX, X, XI, and REIT Joint Venture

                           (A Georgia Joint Venture)
                                Balance Sheets
                          December 31, 1998 and 1997

                                    Assets

                                                                               1998              1997
                                                                            -----------       ----------
Real estate assets, at cost:
  Land                                                                      $ 6,454,213       $  607,930
  Building and improvements, less
   accumulated depreciation of $1,253,156 in
   1998 and $36,863 in 1997                                                  30,686,845        6,445,300
  Construction in progress                                                          990           35,622
                                                                            -----------       ----------
       Total real estate assets                                              37,142,048        7,088,852
 Cash and cash equivalents                                                    1,329,457          289,171
 Accounts receivable                                                            133,257           40,512
 Prepaid expenses and other assets                                              441,128          329,310
                                                                            -----------       ----------
       Total assets                                                         $39,045,890       $7,747,845
                                                                            ===========       ==========
                       Liabilities and Partners' Capital

Liabilities:
     Accounts payable                                                       $   409,737       $  379,770
     Due to affiliates                                                            4,406            2,479
     Partnership distributions payable                                        1,000,127                0
                                                                            -----------       ----------
               Total liabilities                                              1,414,270          382,249
                                                                            -----------       ----------
   Partners' capital:
     Wells Real Estate Fund IX                                               14,960,100        3,702,793
     Wells Real Estate Fund X                                                18,707,139        3,662,803
     Wells Real Estate Fund XI                                                2,521,003                0
     Wells Operating Partnership, L.P.                                        1,443,378                0
                                                                            -----------       ----------
               Total partners' capital                                       37,631,620        7,365,596
                                                                            -----------       ----------
               Total liabilities and partners' capital                      $39,045,890       $7,747,845
                                                                            ===========       ==========

                  The Fund IX, X, XI, and REIT Joint Venture

                  The Fund IX, X, XI, and REIT Joint Venture
                           (A Georgia Joint Venture)
                          Statements of Income (Loss)
                   for the Year Ended December 31, 1998 and
      for the Period from Inception (March 20, 1997) to December 31, 1997

                                                                                            1998              1997
                                                                                        -----------        ----------
Revenues:
   Rental income                                                                          $2,945,980         $ 28,512
   Interest income                                                                            20,438                0
                                                                                          ----------         --------
                                                                                           2,966,418           28,512
                                                                                          ----------         --------
 Expenses:
   Depreciation                                                                            1,216,293           36,863
   Management and leasing fees                                                               226,643            1,711
   Operating costs, net of reimbursements                                                   (140,506)          10,118
   Property administration                                                                    34,821                0
   Legal and accounting                                                                       15,351                0
                                                                                          ----------         --------
                                                                                           1,352,602           48,692
                                                                                          ----------         --------
 Net income (loss)                                                                        $1,613,816         $(20,180)
                                                                                          ==========         ========

 Net income (loss) allocated to Wells Real Estate                                         $  692,116         $(10,145)
   Fund IX                                                                                ==========         ========

 Net income (loss) allocated to Wells Real Estate                                         $  787,481         $(10,035)
   Fund X                                                                                 ==========         ========

 Net income allocated to Wells Real Estate Fund XI                                        $   85,352         $      0
                                                                                          ==========         ========

 Net income allocated to Wells Operating                                                  $   48,867         $      0
                                                                                          ==========         ========
   Partnership, L.P.


                  The Fund IX, X, XI, and REIT Joint Venture
                           (A Georgia Joint Venture)
                        Statements of Partners' Capital
                   for the Year Ended December 31, 1998 and
      for the Period from Inception (March 20, 1997) to December 31, 1997

                                           Wells Real    Wells Real   Wells Real         Wells            Total
                                             Estate        Estate       Estate         Operating        Partners'
                                            Fund IX        Fund X       Fund XI    Partnership, L.P.     Capital
                                         ------------   -----------   ----------   -----------------   -----------
 Balance, December 31, 1996               $         0   $         0   $        0       $        0      $         0
     Net loss                                 (10,145)      (10,035)           0                0          (20,180)
     Partnership contributions              3,712,938     3,672,838            0                0        7,385,776
                                          -----------   -----------   ----------       ----------      -----------
 Balance, December 31, 1997                 3,702,793     3,662,803            0                0        7,365,596
     Net income                               692,116       787,481       85,352           48,867        1,613,816
     Partnership contributions             11,771,312    15,613,477    2,586,262        1,480,741       31,451,792
     Partnership distributions             (1,206,121)   (1,356,622)    (150,611)         (86,230)      (2,799,584)
                                          -----------   -----------   ----------       ----------      -----------
      Balance, December 31, 1998          $14,960,100   $18,707,139   $2,521,003       $1,443,378      $37,631,620
                                          ===========   ===========   ==========       ==========      ===========

                  The Fund IX, X, XI, and REIT Joint Venture
                           (A Georgia Joint Venture)
                           Statements of Cash Flows
                   for the Year Ended December 31, 1998 and
      for the Period from Inception (March 20, 1997) to December 31, 1997

                                                                                    1998                1997
                                                                                ------------        -----------
Cash flows from operating activities:
   Net income (loss)                                                            $  1,613,816        $   (20,180)
                                                                                ------------        -----------
   Adjustments to reconcile net income (loss) to net cash provided by operating activities:
       Depreciation                                                                1,216,293             36,863
       Changes in assets and liabilities:
           Accounts receivable                                                       (92,745)           (40,512)
           Prepaid expenses and other assets                                        (111,818)          (329,310)
           Accounts payable                                                           29,967            379,770
           Due to affiliates                                                           1,927              2,479
                                                                                ------------        -----------
             Total adjustments                                                     1,043,624             49,290
                                                                                ------------        -----------
             Net cash provided by operating activities                             2,657,440             29,110
                                                                                ------------        -----------
 Cash flows from investing activities:
   Investment in real estate                                                     (24,788,070)        (5,715,847)
                                                                                ------------        -----------
 Cash flows from financing activities:
   Distributions to joint venture partners                                        (1,799,457)                 0
   Contributions received from partners                                           24,970,373          5,975,908
                                                                                ------------        -----------
             Net cash provided by financing activities                            23,170,916          5,975,908
                                                                                ------------        -----------
 Net increase in cash and cash equivalents                                         1,040,286            289,171
 Cash and cash equivalents, beginning of period                                      289,171                  0
                                                                                ------------        -----------
 Cash and cash equivalents, end of year                                         $  1,329,457        $   289,171
                                                                                ============        ===========

 Supplemental disclosure of noncash activities:
   Deferred project costs contributed                                           $  1,470,780        $   318,981

   Contribution of real estate assets                                           $  5,010,639        $ 1,090,887
                                                                                ============        ===========

   Wells/Orange County Associates

   On July 27, 1998, the Operating Partnership entered into a joint venture agreement with Wells Development Corporation, referred to as Wells/Orange County Associates. On July 31, 1998, Wells/Orange County Associates acquired a 52,000-square-foot warehouse and office building located in Fountain Valley, California, known as the Cort Furniture Building.

   On September 1, 1998, Fund X and XI Associates acquired Wells Development Corporation's interest in Wells/Orange County Associates which resulted in Fund X and XI Associates becoming a joint venture partner with the Operating Partnership in the ownership of the Cort Furniture Building.

   Following are the financial statements for Wells/Orange County Associates:

                        Wells/Orange County Associates
                           (A Georgia Joint Venture)
                                 Balance Sheet
                               December 31, 1998

                                    Assets

Real estate assets, at cost:
  Land                                                                                                 $2,187,501
  Building, less accumulated depreciation of $92,087                                                    4,572,028
                                                                                                       ----------
               Total real estate assets                                                                 6,759,529
  Cash and cash equivalents                                                                               180,895
  Accounts receivable                                                                                      13,123
                                                                                                       ----------
               Total assets                                                                            $6,953,547
                                                                                                       ==========

                                       Liabilities and Partners' Capital

Liabilities:
  Accounts payable                                                                                     $    1,550
  Partnership distributions payable                                                                       176,614
                                                                                                       ----------
               Total liabilities                                                                          178,164
                                                                                                       ----------
Partners' capital:
  Wells Operating Partnership, L.P.                                                                     2,958,617
  Fund X and XI Associates                                                                              3,816,766
                                                                                                       ----------
               Total partners' capital                                                                  6,775,383
                                                                                                       ----------
               Total liabilities and partners' capital                                                 $6,953,547
                                                                                                       ==========

                        Wells/Orange County Associates
                           (A Georgia Joint Venture)
                              Statement of Income
                 for the Period From Inception (July 27, 1998)
                             to December 31, 1998

Revenues:
 Rental income                                                                                             $331,477
 Interest income                                                                                                448
                                                                                                           --------
                                                                                                            331,925
                                                                                                           --------
Expenses:
 Depreciation                                                                                                92,087
 Management and leasing fees                                                                                 12,734
 Operating costs, net of reimbursements                                                                       2,288
 Interest                                                                                                    29,472
 Legal and accounting                                                                                         3,930
                                                                                                           --------
                                                                                                            140,511
                                                                                                           --------
Net income                                                                                                 $191,414
                                                                                                           ========

Net income allocated to Wells Operating Partnership, L.P.                                                  $ 91,978
                                                                                                           ========

Net income allocated to Fund X and XI Associates                                                           $ 99,436
                                                                                                           ========

                        Wells/Orange County Associates
                           (A Georgia Joint Venture)
                        Statement of Partners' Capital
                 for the Period From Inception (July 27, 1998)
                             to December 31, 1998

                                                                      Wells
                                                                    Operating             Fund X              Total
                                                                  Partnership,            and XI            Partners'
                                                                      L.P.              Associates           Capital
                                                               ------------------   -----------------   -----------------
 Balance, December 31, 1997                                            $        0          $        0          $        0
   Net income                                                              91,978              99,436             191,414
   Partnership contributions                                            2,991,074           3,863,272           6,854,346
   Partnership distributions                                             (124,435)           (145,942)           (270,377)
                                                               ------------------   -----------------   -----------------
 Balance, December 31, 1998                                            $2,958,617          $3,816,766          $6,775,383
                                                               ==================   =================   =================

                        Wells/Orange County Associates
                           (A Georgia Joint Venture)
                            Statement of Cash Flows
                 for the Period From Inception (July 27, 1998)
                             to December 31, 1998

Cash flows from operating activities:
 Net income                                                                                                        $   191,414
                                                                                                                   -----------
 Adjustments to reconcile net income to net cash provided by operating activities:
   Depreciation                                                                                                         92,087
   Changes in assets and liabilities:
     Accounts receivable                                                                                               (13,123)
     Accounts payable                                                                                                    1,550
                                                                                                                   -----------
       Total adjustments                                                                                                80,514
                                                                                                                   -----------
       Net cash provided by operating activities                                                                       271,928
                                                                                                                   -----------
Cash flows from investing activities:
 Investment in real estate                                                                                          (6,563,700)
                                                                                                                   -----------
Cash flows from financing activities:
 Issuance of note payable                                                                                            4,875,000
 Payment of note payable                                                                                            (4,875,000)
 Distributions to partners                                                                                             (93,763)
 Contributions received from partners                                                                                6,566,430
                                                                                                                   -----------
       Net cash provided by financing activities                                                                     6,472,667
                                                                                                                   -----------
Net increase in cash and cash equivalents                                                                              180,895
Cash and cash equivalents, beginning of period                                                                               0
                                                                                                                   -----------
Cash and cash equivalents, end of year                                                                             $   180,895
                                                                                                                   ===========

Supplemental disclosure of noncash investing activities:
 Deferred project costs contributed                                                                                $   287,916
                                                                                                                   ===========

   Wells/Fremont Associates


   On July 15, 1998, the Operating Partnership entered into a joint venture agreement with Wells Development Corporation, referred to as Wells/Fremont Associates. On July 21, 1998, Wells/Fremont Associates acquired a 58,424-square-foot warehouse and office building located in Fremont, California, known as the Fairchild Building.

   On October 8, 1998, Fund X and XI Associates acquired Wells Development Corporation's interest in Wells/Fremont Associates which resulted in Fund X and XI Associates becoming a joint venture partner with the Operating Partnership in the ownership of the Fairchild Building.

   Following are the financial statements for Wells/Fremont Associates:

                           Wells/Fremont Associates
                           (A Georgia Joint Venture)
                                Balance Sheet
                               December 31, 1998

                                    Assets

Real estate assets, at cost:
     Land                                                                                                $2,219,251
     Building, less accumulated depreciation of $142,720                                                  6,995,439
                                                                                                         ----------
               Total real estate assets                                                                   9,214,690
Cash and cash equivalents                                                                                   192,512
Accounts receivable                                                                                          34,742
                                                                                                         ----------
               Total assets                                                                              $9,441,944
                                                                                                         ==========


                       Liabilities and Partners' Capital

 Liabilities:
     Accounts payable                                                                                    $    3,565
     Due to affiliate                                                                                         2,052
     Partnership distributions payable                                                                      189,490
                                                                                                         ----------
               Total liabilities                                                                            195,107
                                                                                                         ----------
 Partners' capital:
     Wells Operating Partnership, L.P.                                                                    7,166,682
     Fund X and XI Associates                                                                             2,080,155
                                                                                                         ----------
               Total partners' capital                                                                    9,246,837
                                                                                                         ----------
               Total liabilities and partners' capital                                                   $9,441,944
                                                                                                         ==========

                           Wells/Fremont Associates
                           (A Georgia Joint Venture)
                              Statement of Income
                 for the Period From Inception (July 15, 1998)
                             to December 31, 1998

Revenues:
 Rental income                                                                                             $401,058
 Interest income                                                                                              3,896
                                                                                                           --------
                                                                                                            404,954
                                                                                                           --------
Expenses:
 Depreciation                                                                                               142,720
 Management and leasing fees                                                                                 16,726
 Operating costs, net of reimbursements                                                                       3,364
 Interest                                                                                                    73,919
 Legal and accounting                                                                                         6,306
                                                                                                           --------
                                                                                                            243,035
                                                                                                           --------
Net income                                                                                                 $161,919
                                                                                                           --------

Net income allocated to Wells Operating Partnership, L.P.                                                  $122,470
                                                                                                           --------

Net income allocated to Fund X and XI Associates                                                           $ 39,449
                                                                                                           --------

                           Wells/Fremont Associates
                           (A Georgia Joint Venture)
                        Statement of Partners' Capital
                 for the Period From Inception (July 15, 1998)
                             to December 31, 1998

                                                                      Wells
                                                                    Operating            Fund X              Total
                                                                  Partnership,           and XI            Partners'
                                                                      L.P.             Associates           Capital
                                                                 --------------       ------------        -----------
 Balance, December 31, 1997                                         $        0         $        0          $        0
     Net income                                                        122,470             39,449             161,919
     Partner contributions                                           7,274,075          2,083,334           9,357,409
     Partnership distributions                                        (229,863)           (42,628)           (272,491)
                                                                    -----------        -----------         ----------
 Balance, December 31, 1998                                         $7,166,682         $2,080,155          $9,246,837
                                                                    ===========        ===========         ==========

                            Wells/Fremont Associates
                           (A Georgia Joint Venture)
                            Statement of Cash Flows
                 for the Period From Inception (July 15, 1998)
                              to December 31, 1998

    Cash flows from operating activities:
     Net income                                                                                 $   161,919
                                                                                                ------------
     Adjustments to reconcile net income to net cash provided by operating activities:
         Depreciation                                                                               142,720
         Changes in assets and liabilities:
          Accounts receivable                                                                       (34,742)
          Accounts payable                                                                            3,565
          Due to affiliate                                                                            2,052
                                                                                                ------------
            Total adjustments                                                                       113,595
                                                                                                ------------
            Net cash provided by operating activities                                               275,514
                                                                                                ------------
    Cash flows from investing activities:
     Investment in real estate                                                                   (8,983,111)
                                                                                                ------------
    Cash flows from financing activities:
     Issuance of note payable                                                                     5,960,000
     Payment of note payable                                                                     (5,960,000)
     Distributions to partners                                                                      (83,001)
     Contributions received from partners                                                         8,983,110
                                                                                                ------------
            Net cash provided by financing activities                                             8,900,109
                                                                                                ------------
    Net increase in cash and cash equivalents                                                       192,512
    Cash and cash equivalents, beginning of period                                                        0
                                                                                                ------------
    Cash and cash equivalents, end of year                                                      $   192,512
                                                                                                ============
    Supplemental disclosure of noncash investing activities:
     Deferred project costs contributed                                                         $   374,299
                                                                                                ============

6.  INCOME TAX BASIS NET INCOME AND PARTNERS' CAPITAL

    The Operating Partnership's income tax basis net income for the year ended December 31, 1998 is calculated as follows:

          Financial statement net income                                                      $   334,034
          Increase (decrease) in net income resulting from:
           Depreciation expense for financial reporting purposes in excess of amounts
            for income tax purposes                                                                82,618
           Rental income accrued for financial reporting purposes in excess of amounts
            for income tax purposes                                                               (35,427)
           Expenses capitalized for income tax purposes, deducted for financial
            reporting purposes                                                                      1,634
                                                                                              -----------
                 Income tax basis net income                                                  $   382,859
                                                                                              ===========

    The Operating Partnership's income tax basis partners' capital at December
    31, 1998 is computed as follows:

          Financial statement partners' capital                                               $27,421,687
          Increase (decrease) in partners' capital resulting from:
           Depreciation expense for financial reporting purposes in excess of amounts
            for income tax purposes                                                                82,618
           Capitalization of syndication costs for income tax purposes, which are
            accounted for as cost of capital for financial reporting purposes                   3,942,545
           Accumulated rental income accrued for financial reporting purposes in
            excess of amounts for income tax purposes                                             (35,427)
            Accumulated expenses capitalized for income tax purposes, deducted for
            financial reporting purposes                                                            1,634
           Operating Partnership's distributions payable                                          408,176
                                                                                              -----------
          Income tax basis partners' capital                                                  $31,821,233
                                                                                              ============

7.  RENTAL INCOME

    The future minimum rental income due from the Operating Partnership's direct investment in real estate or its respective ownership interest in the joint ventures under noncancelable operating leases at December 31, 1998 is as follows:

          Year ended December 31:
            1999                                                                    $ 3,056,108
            2000                                                                      3,130,347
            2001                                                                      3,229,087
            2002                                                                      3,306,364
            2003                                                                      3,332,111
          Thereafter                                                                 12,865,333
                                                                                    -----------
                                                                                    $28,919,350
                                                                                    ===========

   Two tenants contributed 47% and 35% of rental income, which is included in equity in income of joint ventures for the year ended December 31, 1998. In addition, one tenant will contribute 77% of future minimum rental income.

   The future minimum rental income due the Fund IX, X, XI, and REIT Joint Venture under noncancealable operating leases at December 31, 1998 is as follows:

          Year ended December 31:
            1999                                                                    $ 3,689,498
            2000                                                                      3,615,011
            2001                                                                      3,542,714
            2002                                                                      3,137,241
            2003                                                                      3,196,100
          Thereafter                                                                  8,225,566
                                                                                    -----------
                                                                                    $25,406,130
                                                                                    ===========

   Three significant tenants contributed 31%, 26%, and 13% of rental income for the year ended December 31, 1998. In addition, four significant tenants will contribute 27%, 25%, 21%, and 15% of future minimum rental income.

   The future minimum rental income due Wells/Orange County Associates under noncancealable operating leases at December 31, 1998 is as follows:

          Year ended December 31:
            1999                                                                    $  758,964
            2000                                                                       758,964
            2001                                                                       809,580
            2002                                                                       834,888
            2003                                                                       695,740
                                                                                    ----------
                                                                                    $3,858,136
                                                                                    ==========

   One tenant contributed 100% of rental income for the year ended December 31, 1998 and will contribute 100% of future minimum rental income.

   The future minimum rental income due Wells/Fremont Associates under noncancelable operating leases at December 31, 1998 is as follows:

          Year ended December 31:
            1999                                                                    $  844,167
            2000                                                                       869,492
            2001                                                                       895,577
            2002                                                                       922,444
            2003                                                                       950,118
          Thereafter                                                                   894,832
                                                                                    ----------
                                                                                    $5,376,630
                                                                                    ==========

    One tenant contributed 100% of rental income for the year ended December 31, 1998 and will contribute 100% of future minimum rental income.

 8. COMMITMENTS AND CONTINGENCIES

    Management, after consultation with legal counsel, is not aware of any significant litigation or claims against the Company, the Operating Partnership, or the Advisor. In the normal course of business, the Company, the Operating Partnership, or the Advisor may become subject to such litigation or claims.

           WELLS REAL ESTATE INVESTMENT TRUST, INC. AND SUBSIDIARIES


                                BALANCE SHEETS



                                                                         September 30,         December 31,
                                                                             1999                 1998
                                                                         -------------         ------------
ASSETS:
 Real estate, at cost:
   Land                                                                 $ 12,984,155          $ 1,520,834
   Building improvements, less accumulated
    depreciation of $1,036,003 in 1999                                    66,019,334           20,076,845
                                                                        ------------          -----------
     Total real estate                                                    79,003,489           21,597,679
Investments in joint ventures (Note 2)                                    29,617,140           11,568,677
Due from affiliates                                                          546,602              262,345
Cash and cash equivalents                                                  2,850,263            7,979,403
Deferred project costs (Note 3)                                               19,431              335,421
Deferred offering costs (Note 4)                                             749,369              548,729
Prepaid expenses and other assets                                            946,847              540,319
                                                                        ------------          -----------
     Total assets                                                       $113,733,141          $42,832,573
                                                                        ------------          -----------

LIABILITIES AND SHAREHOLDERS' EQUITY:
 Liabilities:
   Accounts payable                                                     $    513,993          $   187,827
   Notes payable (Note 6)                                                 16,926,057           14,059,930
   Due to affiliates (Note 5)                                                838,493              554,953
   Dividends payable                                                       1,645,122              408,176
   Minority interest of unit holder in operating
    partnership                                                              200,000              200,000
                                                                        ------------          -----------
     Total liabilities                                                    20,123,665           15,410,886
                                                                        ------------          -----------
COMMITMENT AND CONTINGENT
 LIABILITIES (Note 7)
 Shareholders' equity:
    Common shares, $.01 par value;
       40,000,000 shares authorised,
       10,846,930 shares issued and
       outstanding at September 30,1999
       and 3,154,136 shares issued and
    outstanding at December 31, 1998                                         108,469               31,541
Additional paid-in capital                                                90,894,541           27,056,112
Retained earnings                                                          2,606,466              334,034
                                                                        ------------          -----------
         Total shareholders' equity                                       93,609,476           27,421,687
                                                                        ------------          -----------
         Total liabilities and shareholders'
              equity                                                    $113,733,141          $42,832,573
                                                                        ============          ===========



           See accompanying condensed notes to financial statements.

           WELLS REAL ESTATE INVESTMENT TRUST, INC. AND SUBSIDIARIES


                             STATEMENTS OF INCOME




                                                                                             Nine Months    Four Months
                                                                 Three Months Ended             Ended          Ended
                                                            -----------------------------   ----------------------------
                                                            September 30,   September 30,   September 30,  September 30,
                                                                 1999           1998            1999           1998
                                                            -------------   -------------   -------------  -------------
REVENUES:
     Rental income                                             $1,227,144         $     0     $2,806,158        $     0
     Equity in income of joint ventures                           384,887          68,683        783,065         75,314
     Interest income                                              191,321           4,609        407,067          8,895
                                                               ----------         -------     ----------        -------
                                                                1,803,352          73,292      3,996,290         84,209
                                                               ----------         -------     ----------        -------
  EXPENSES:
     Operating costs, net of reimbursements                       (11,632)              0        359,112              0
     Management and leasing fees                                   68,823               0        150,908              0
     Depreciation                                                 423,760               0      1,036,003              0
     Administrative costs                                          21,076          10,846         91,016         10,864
     Legal and accounting                                          22,187             318         78,637            318
     Computer costs                                                 2,119               0          8,182              0
                                                               ----------         -------     ----------        -------
                                                                  526,333          11,164      1,723,858         11,182
                                                               ----------         -------     ----------        -------
NET INCOME                                                     $1,277,019         $62,128     $2,272,432        $73,027
                                                               ----------         -------     ----------        -------
BASIC AND DILUTED EARNINGS PER
  SHARE                                                        $     0.18         $  0.06     $     0.37        $  0.06
                                                               ----------         -------     ----------        -------

           See accompanying condensed notes to financial statements.

           WELLS REAL ESTATE INVESTMENT TRUST, INC. AND SUBSIDIARIES


                      STATEMENTS OF SHAREHOLDERS' EQUITY

                   THE NINE MONTHS ENDED SEPTEMBER 30, 1999

                   AND FOR THE YEAR ENDED DECEMBER 31, 1998

                                                                                                                Total
                                                                             Additional Paid-    Retained   Shareholders'
                                                         Shares     Amounts     In Capital       Earnings       Equity
                                                      -----------  --------  ----------------   ----------  -------------
BALANCE, December 31, 1997                                    100  $      1       $       999   $        0    $     1,000

  Issuance of common stock                              3,154,036    31,540        31,508,820            0     31,540,360
  Net income                                                    0         0                 0      334,034        334,034
  Dividends                                                     0         0          (511,163)           0       (511,163)
  Sales commissions                                             0         0        (2,996,334)           0     (2,996,334)
  Other offering expenses                                       0         0          (946,210)           0       (946,210)
                                                      -----------  --------       -----------   ----------    -----------
BALANCE, December 31, 1998                              3,154,136    31,541        27,056,112      334,034     27,421,687

  Issuance of common stock                              7,692,794    76,928        76,851,016            0     76,927,944
  Net income                                                    0         0                 0    2,272,432      2,272,432
  Dividends                                                     0         0        (3,396,594)           0     (3,396,594)
  Sales commissions                                             0         0        (7,308,155)           0     (7,308,155)
  Other offering expenses                                       0         0        (2,307,838)           0     (2,307,838)
                                                      -----------  --------       -----------   ----------    -----------
BALANCE, September 30, 1999                            10,846,930  $108,469       $90,894,541   $2,606,466    $93,609,476
                                                      ===========  ========       ===========   ==========    ===========

           See accompanying condensed notes to financial statements.

           WELLS REAL ESTATE INVESTMENT TRUST, INC. AND SUBSIDIARIES


                           STATEMENTS OF CASH FLOWS

                                                                                        Nine Months     Four Months
                                                                                           Ended           Ended
                                                                                       September 30,   September 30,
                                                                                            1999            1998
                                                                                       -------------   -------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                                            $  2,272,432     $    73,027
  Adjustments to reconcile net income to net cash provided by operating activities:
     Depreciation                                                                          1,036,003               0
     Equity in income of joint ventures                                                     (783,065)        (75,314)
     Changes in assets and liabilities:
       Accounts payable                                                                      326,166               0
       Increase in prepaid expenses and other assets                                        (661,335)        (11,250)
       Increase due to affiliates                                                             82,901          33,544
                                                                                        ------------     -----------
         Net cash provided by operating activities                                         2,273,102          20,007
                                                                                        ------------     -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Investments in real estate                                                             (55,913,594)              0
  Investments in joint ventures                                                          (17,641,421)     (9,566,007)
  Deferred project costs                                                                  (2,692,478)       (409,217)
  Distributions received from joint ventures                                                 826,822          15,307
                                                                                        ------------     -----------
         Net cash used in investing activities                                           (75,420,671)     (9,959,917)
                                                                                        ------------     -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from note payable                                                              25,598,666               0
  Repayment of note                                                                      (22,732,539)              0
  Dividends paid                                                                          (2,159,649)              0
  Issuance of common stock                                                                76,927,944      11,691,923
  Sales commission paid                                                                   (7,308,155)     (1,011,133)
  Offering costs paid                                                                     (2,307,838)       (350,758)
                                                                                        ------------     -----------
         Net cash provided by financing activities                                        68,018,429      10,330,032
                                                                                        ------------     -----------
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS                                      (5,129,140)        390,122

CASH AND CASH EQUIVALENTS, beginning of year                                               7,979,403         201,000
                                                                                        ------------     -----------
CASH AND CASH EQUIVALENTS, end of period                                                $  2,850,263     $   591,122
                                                                                        ============     ===========
SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING ACTIVITIES:
  Deferred project costs applied to investing activities                                $  3,008,467     $   398,634
                                                                                        ============     ===========

           See accompanying condensed notes to financial statements.

           WELLS REAL ESTATE INVESTMENT TRUST, INC. AND SUBSIDIARIES

                    (A Georgia Public Limited Partnership)


                    CONDENSED NOTES TO FINANCIAL STATEMENTS

                              SEPTEMBER 30, 1999

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   (a) General

   Wells Real Estate Investment Trust, Inc. (the "Company") is a Maryland corporation formed on July 3, 1997. The Company is the sole general partner of Wells Operating Partnership, L.P. ("Wells OP"), a Delaware limited partnership organized for the purpose of acquiring, developing, owning, operating, improving, leasing, and otherwise managing for investment purposes income-producing commercial properties on behalf of the Company.

   On January 30, 1998, the Company commenced a public offering of up to 16,500,000 shares of common stock ($10 per share) pursuant to a registration statement on Form S-11 filed under the Securities Act of 1933. The Company commenced active operations on June 5, 1998, when it received and accepted subscriptions for 125,000 shares. As of September 30, 1999, the Company had sold 10,846,930 shares for total capital contributions of $108,469,304. After payment of $3,796,391 in acquisition and advisory fees and acquisition expenses, payment of $13,558,538 in selling commissions and organization and offering expenses, and investment by Wells OP of $89,919,734 in property acquisitions, as of September 30, 1999, the Company was holding net offering proceeds of $1,194,641 available for investment in properties.

   Wells OP owns interests in properties both directly and through equity ownership in the following joint ventures: (i) the Fund IX-X-XI-REIT Joint Venture, a joint venture among Wells OP and Wells Real Estate Fund IX, L.P., Wells Real Estate Fund X, L.P., and Wells Real Estate Fund XI, L.P. (the "Fund IX-X-XI-REIT Joint Venture"), (ii) Wells/Fremont Associates (the "Fremont Joint Venture"), a joint venture between Wells OP and Fund X and Fund XI Associates, which is a joint venture between Wells Real Estate Fund X, L.P. and Wells Real Estate Fund XI, L.P. (the "Fund X-XI Joint Venture"),
   (iii) Wells/Orange County Associates (the "Cort Joint Venture"), a joint venture between Wells OP and the Fund X-XI Joint Venture, and (iv) the Fund XI-XII-REIT Joint Venture, a joint venture among Wells OP, Wells Real Estate Fund XI, L.P., and Wells Real Estate Fund XII, L.P. (the "Fund XI-XII-REIT Joint Venture").

   As of September 30, 1999, Wells OP owned interests in the following properties: (i) a three story office building in Knoxville, Tennessee (the "ABB Building"), (ii) a two-story office building in Louisville, Colorado (the "Ohmeda Building"), (iii) a three-story office building in Broomfield, Colorado (the "360 Interlocken

   Building"), (iv) a one-story office building in Oklahoma City, Oklahoma (the "Lucent Technologies Building"), (v) a one-story warehouse and office building in Ogden, Utah (the "Iomega Building"), all five of which are owned by the Fund IX-X-XI-REIT Joint Venture, (vi) a two-story warehouse and office building in Fremont, California (the "Fairchild Building"), which is owned by the Fremont Joint Venture, (vii) a one-story warehouse and office building in Fountain Valley, California (the "Cort Building"), which is owned by the Cort Joint Venture, (viii) a four-story office building in Tampa, Florida (the "PWC Building"), (ix) a four-story office building in Harrisburg, Pennsylvania (the "AT&T Building"), which are owned directly by Wells OP, (x) a two-story manufacturing and office building located in Fountain Inn, South Carolina (the "EYBL CarTex Building"), (xi) a three-story office building located in Leawood, Kansas (the "Sprint Building"), (xii) a one-story office building and warehouse in Tredyffrin Township, Pennsylvania (the "Johnson Matthey Building"), (xiii) a two-story office building in Ft. Meyers, Florida (the "Gartner Building"), all four of which are owned by Fund XI-XII-REIT Joint Venture, (xiv) a two-story office building under construction located in Lake Forest, California ( the "Matsushita Project"), (xv) a four-story office building under construction in Richmond, Virginia (the "ABB Building"), and (xvi) a two-story office building and warehouse in Wood Dale, Illinois (the "Videojet Building"), all three of which are owned directly by Wells OP.

   (b) Employees

   The Company has no direct employees. The employees of Wells Capital, Inc., the Company's Advisor (the "Advisor"), perform a full range of real estate services including leasing and property management, accounting, asset management, and investor relations for the Company.

   (c) Insurance

   Wells Management Company, Inc., an affiliate of the Company and the Advisor, carries comprehensive liability and extended coverage with respect to all the properties owned directly or indirectly by the Company. In the opinion of management, the properties are adequately insured.

   (d) Competition

   The Company will experience competition for tenants from owners and managers of competing projects which may include its affiliates. As a result, the Company may be required to provide free rent, reduced charges for tenant improvements, and other inducements, all of which may have an adverse impact on results of operations. At the time the Company elects to dispose of its properties, the Company will also be in competition with sellers of similar properties to locate suitable purchasers for its properties.

   (e) Basis of Presentation

   Substantially all of the Company's business will be conducted through Wells OP. At December 31, 1997, Wells OP had issued 20,000 limited partner units to Wells Capital Inc., the Advisor, in exchange for a capital contribution of $200,000. The

   Company is the sole general partner in Wells OP and possesses full legal control and authority over the operations of Wells OP; consequently, the accompanying consolidated balance sheets of the Company include the amounts of the Company and Wells OP.

   The consolidated financial statements of the Company have been prepared in accordance with instructions to Form 10-Q and do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. These quarterly statements have not been examined by independent accountants, but in the opinion of the board of directors, the statements for the unaudited interim periods presented include all adjustments, which are of a normal and recurring nature, necessary to present a fair presentation of the results for such periods. For further information, refer to the financial statements and footnotes included in the Company's Form 10-K for the year ended December 31, 1998.

   (f) Distribution Policy

   The Company is required to make distributions each taxable year (not including a return of capital for federal income tax purposes) equal to at least 95% of its real estate investment trust taxable income. The Company intends to make regular quarterly dividend distributions to holders of the shares. Distributions will be made to those shareholders who are shareholders as of the record dates selected by the directors. Distributions will be paid on a quarterly basis.

   (g) Income Taxes

   The Company has made an election under Section 856(c) of the Internal Revenue Code of 1986, as amended (the "Code"), to be taxed as a real estate investment trust ("REIT") under the Code beginning with its taxable year ended December 31, 1998. As a REIT for federal income tax purposes, the Company generally will not be subject to federal income tax on income that it distributes to its shareholders. If the Company fails to qualify as a REIT in any taxable year, it will then be subject to federal income tax on its taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year during which qualification is lost. Such an event could materially adversely affect the Company's net income and net cash available to distribute to shareholders. However, the Company believes that it is organized and operates in such a manner as to qualify for treatment as a REIT and intends to continue to operate in the foreseeable future in such a manner so that the Company will remain qualified as a REIT for federal income tax purposes.

   (h) Statements of Cash Flows

   For the purpose of the statements of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents. Cash equivalents include cash and short-term investments.

2. INVESTMENTS IN JOINT VENTURES

   The Company owns interests in 14 office buildings and 2 office buildings under construction through its ownership in Wells OP which owns properties directly or through its interest in four joint ventures. The Company does not have control over the operations of these joint ventures; however, it does exercise significant influence. Accordingly, investments in joint ventures are recorded using the equity method.

   The following describes additional information about the properties in which the Company owns interests as of September 30, 1999:

        The Sprint Building

        On July 2, 1999, the Fund XI-XII-REIT Joint Venture acquired a three-story office building with approximately 68,900 rentable square feet on a 7.12-acre tract of land located in Leawood, Johnson County, Kansas (the "Sprint Building") from Bridge Information Systems America, Inc.

        The purchase price for the Sprint Building was $9,500,000. The Fund XI-XII-REIT Joint Venture also incurred additional acquisition expenses in connection with the purchase of the Sprint Building, including attorneys' fees, recording fees, and other closing costs, of approximately $46,210.

        The entire 68,900 rentable square feet of the Sprint Building are currently under a net lease agreement with Sprint Communications, Inc. ("Sprint") dated February 14, 1997 (the "Lease"). The landlord's interest in the Lease was assigned to the Fund XI-XII-REIT Joint Venture at the closing.

        The initial term of the Lease is ten years which commenced on May 19, 1997 and expires on May 18, 2007. Sprint has the right to extend the Lease for two additional five-year periods of time.

        The monthly base rent payable under the Lease is $83,254.17 ($14.50 per square foot) through May 18, 2002 and $91,866.67 ($16 per square foot) for the remainder of the lease term. The monthly base rent payable for each extended term of the Lease will be equal to 95% of the then "current market rate" which is calculated as a full-service rental rate less anticipated annual operating expenses on a rentable square foot basis charged for space of comparable location, size, and conditions in comparable office buildings in the suburban south Kansas City, Missouri, and south Johnson County, Kansas, areas.

        Under the Lease, Sprint is required to pay as additional rent all real estate taxes, special assessments, utilities, taxes, insurance, and other operating costs with respect to the Sprint Building during the term of the Lease. In addition, Sprint is responsible for all routine maintenance and repairs including the interior mechanical and electrical systems, the HVAC system, the parking lot, and the landscaping to the Sprint Building. The

        Fund XI-XII-REIT Joint Venture, as landlord, is responsible for repair and replacement of the exterior, roof, foundation, and structure.

        The Lease contains a termination option which may be exercised by Sprint effective as of May 18, 2004 provided that Sprint has not exercised either expansion option, as described below. Sprint must provide notice to the Fund XI-XII-REIT Joint Venture of its intent to exercise its termination option on or before August 21, 2003. If Sprint exercises its termination option, it will be required to pay the Fund XI-XII-REIT Joint Venture a termination payment equal to $6.53 per square foot, or $450,199.

        Sprint also has an expansion option for an additional 20,000 square feet of office space which may be exercised in two expansion phases.
        Sprint's expansion rights involve building on unfinished ground-level space that is currently used as covered parking within the existing building footprint and shell. At each exercise of an expansion option, the remaining lease term will be extended to be a minimum of an additional five years from the date of the completion of such expansion space.

        For additional information regarding the Sprint Building, refer to the Form 8-K of Wells Real Estate Investment Trust, Inc. dated July 2, 1999, which was filed with the Commission on July 16, 1999 (Commission File No. 0-25739).

        The Johnson Matthey Building

        On August 17, 1999, the Fund XI-XII-REIT Joint Venture acquired a research and development office and warehouse building located in Chester County, Pennsylvania, from Alliance Commercial Properties Ltd.

        Wells Capital, Inc., as original purchaser under the agreement, assigned its rights under the agreement to the Fund XI-XII-REIT Joint Venture at closing. The purchase price paid for the Johnson Matthey Building was $8,000,000. The Fund XI-XII-REIT Joint Venture also incurred additional acquisition expenses in connection with the purchase of the Johnson Matthey Building, including attorneys' fees, recording fees, and other closing costs, of approximately $50,000.

        The Johnson Matthey Building is a 130,000 square-foot research and development office and warehouse building that was first constructed in 1973 as a multitenant facility. It was subsequently converted into a single-tenant facility in 1998. The site consists of a ten-acre tract of land located at 434-436 Devon Park Drive in the Tredyffrin Township, Chester County, Pennsylvania.

        The entire 130,000 rentable square feet of the Johnson Matthey Building are currently leased to Johnson Matthey. The Johnson Matthey lease was assigned to the Fund XI-XII-REIT Joint Venture at the closing with the result that the joint venture is now the landlord under the lease. The annual base rent payable under the Johnson Matthey lease for the remainder of the lease term is as follows: year three-$789,750, year four-$809,250, year five-$828,750, year six-$854,750, year seven-
        $874,250, year eight-$897,000, year nine-$916,500, and year ten-
        $939,250.

        The current lease term expires in June 2007. Johnson Matthey has the right to extend the lease for two additional three-year periods of time.

        Under the lease, Johnson Matthey is required to pay as additional rent all real estate taxes, special assessments, utilities, taxes, insurance, and other operating costs with respect to the Johnson Matthey Building during the term of the lease. In addition, Johnson Matthey is responsible for all routine maintenance and repairs to the Johnson Matthey Building. The Fund XI-XII-REIT Joint Venture, as landlord, is responsible for maintenance of the footings and foundations and the structural steel columns and girders associated with the building.

        Johnson Matthey has a right of first refusal to purchase the Johnson Matthey Building in the event that the Fund XI-XII REIT Joint Venture desires to sell the building to an unrelated third party. The joint venture must give Johnson Matthey written notice of its intent to sell the Johnson Matthey Building, and Johnson Matthey will have ten days from the date of such notice to provide written notice of its intent to purchase the building. If Johnson Matthey exercises its right of first refusal, it must purchase the Johnson Matthey Building on the same terms contained in the offer.

        For additional information regarding the Johnson Matthey Building, refer to Supplement No. 10 dated October 10, 1999, to the Prospectus of Wells Real Estate Investment Trust, Inc. dated January 30, 1998, contained in Post-Effective Amendment No. 7 to Form S-11 Registration Statement of Wells Real Estate Investment Trust, Inc., which was filed with the Commission on October 14, 1999 (Commission File No. 333-32099).

        The Videojet Building

        On September 10, 1999, Wells OP acquired an office, assembly, and manufacturing building containing approximately 250,354 rentable square feet on a 15.3-acre tract of land located in Wood Dale, DuPage County, Illinois. Wells OP acquired the Videojet Building from Sun-Pla, a California limited partnership, pursuant to the agreement of purchase and sale (the "Contract"). The rights under the Contract were assigned by Wells Capital, Inc., the original purchaser under the Contract, to Wells OP at closing. The purchase price for the Videojet Building was $32,630,940. In addition, Wells OP paid brokerage commissions of $500,000 at closing. Wells OP incurred acquisition expenses in connection with the purchase of the Videojet Building, including attorneys' fees, appraisers' fees, environmental consultants' fees, and other closing costs, of approximately $27,925.

        The Videojet Building is a two-story corporate headquarters facility with 128,247 square feet of office space and 122,107 square feet of assembly and distribution space. The Videojet Building was completed in 1991 and is located at 1500 Mittel Boulevard in the Chancellory Business Park in Wood Dale, Illinois. The site is a 15.3-acre tract of land that is adjacent to the western entrance to O'Hare International Airport.

        The entire 250,354 rentable square feet of the Videojet Building are currently under a net lease agreement with Videojet dated May 31, 1991 (the "Videojet Lease"). The landlord's interest in the Videojet Lease was assigned to Wells OP at the closing. The initial term of the Videojet Lease is 20 years which commenced in November 1991 and expires in November 2011. Videojet has the right to extend the Videojet Lease for one additional five-year period of time. The extension option must be exercised by giving notice to the landlord at least 365 days prior to the expiration date of the current lease term.

        The base rent payable for the remainder of the Videojet Lease term is as follows:

             Lease Year           Yearly Base Rent         Monthly Base Rent
             ----------           ----------------         -----------------
              2000-2001             $2,838,952               $236,579.33
              2002-2011              3,376,746                281,395.50
           Extension Term            4,667,439                388,953.25

        Under its lease, Videojet is responsible for repairs and maintenance of the roof, walls, structure and foundation landscaping, and the heating, ventilating, air conditioning, mechanical, electrical, plumbing, and other systems, and all other operating costs, including, but not limited to, real estate taxes, special assessments, utilities, and insurance.

        For additional information regarding the Videojet Building, refer to the Form 8-K of Wells Real Estate Investment Trust, Inc. dated September 10, 1999, which was filed with the Commission on September 24, 1999 (Commission File No. 0-25739).

        The Gartner Building

        On September 20, 1999, the Fund XI-XII-REIT Joint Venture acquired a two-story office building with approximately 62,400 rentable square feet on a 4.9-acre tract of land located at 12600 Gateway Boulevard in Fort Myers, Lee County, Florida, from Hogan Triad Ft. Myers I, Ltd., a Florida limited partnership.

        The rights under the contract were assigned by Wells Capital, Inc, the original purchaser under the contract, to the Fund XI-XII-REIT Joint Venture at closing. The purchase price for the Gartner Building was $8,320,000. The Fund XI-XII-REIT Joint Venture also incurred additional acquisition expenses in connection with the purchase of the Gartner

        Building, including attorneys' fees, recording fees, and other closing costs, of approximately $27,600.

        The entire 62,400 rentable square feet of the Gartner Building are currently under a net lease agreement with Gartner dated July 30, 1997 (the "Gartner Lease"). The landlord's interest in the Gartner Lease was assigned to the Fund XI-XII-REIT Joint Venture at the closing.

        The initial term of the Gartner Lease is ten years which commenced on February 1, 1998 and expires on January 31, 2008. Gartner has the right to extend the Gartner Lease for two additional five-year periods of time. The yearly base rent payable for the remainder of the Gartner Lease term is $642,798 through January 2000, $790,642 through January 2001, and thereafter will increase by 2.5% through the remainder of the Gartner Lease.

        Under the Gartner Lease, Gartner is required to pay as additional rent all real estate taxes, special assessments, utilities, taxes, insurance, and other operating costs with respect to the Gartner Building during the term of the Gartner Lease. In addition, Gartner is responsible for all routine maintenance and repairs to the Gartner Building. The Fund XI-XII-REIT Joint Venture, as landlord, is responsible for repairs and replacement of the roof, structures, and paved parking areas.

        Gartner also has two expansion options for additional buildings under the Gartner Lease. The two option plans are described in the Gartner Lease as the "Small Option Building" and the "Large Option Building."

        The "Small Option Building" expansion option allows Gartner the ability to expand into a separate, free-standing facility on the property containing between 30,000 and 32,000 rentable square feet to be constructed by the Fund XI-XII-REIT Joint Venture. Gartner may exercise its expansion right for the "Small Option Building" by providing notice in writing to the Fund XI-XII-REIT Joint Venture on or before February 15, 2002.

        The "Large Option Building" expansion option allows Gartner the ability to expand into a separate, free-standing facility on the property containing between 60,000 and 75,000 rentable square feet to be constructed by the Fund XI-XII-REIT Joint Venture. Gartner may exercise its expansion right for the "Small Option Building" by providing notice in writing to the Fund XI-XII-REIT Joint Venture on or before February 15, 2002.

        For additional information regarding the Gartner Building, refer to the Form 8-K of Wells Real Estate Investment Trust, Inc. dated September 20, 1999, which was filed with the Commission on October 5, 1999 (Commission File No. 0-25739).

3. DEFERRED PROJECT COSTS

   The Company pays acquisition and advisory fees and acquisition expenses to Wells Capital, Inc., the Advisor, for acquisition and advisory services and as reimbursement for acquisition expenses. These payments may not exceed 3 1/2% of shareholders' capital contributions. Acquisition and advisory fees and acquisition expenses paid as of September 30, 1999 amounted to $3,796,391 and represented approximately 3 1/2% of shareholders' capital contributions received. These fees are allocated to specific properties as they are purchased.

4. DEFERRED OFFERING COSTS

   The Advisor pays all the offering expenses for the Company.   The Advisor may
   be reimbursed by the Company to the extent that such offering expenses do not exceed 3% of shareholders' capital contributions. As of September 30, 1999, the Company had reimbursed the Advisor for $3,254,048 in offering expenses, which amounted to approximately 3% of shareholders' capital contributions.

5. DUE TO AFFILIATES

   Due to Affiliates consists of acquisition and advisory fees, deferred offering costs, and other operating expenses paid by the Advisor on behalf of the Company.

6. NOTES PAYABLE

   Wells OP obtained a loan in the amount of $6,450,000 from Bank of America, N.A. (the "Bank of America"), formerly known as NationsBank, N.A., on February 4, 1999 with an outstanding balance of $203,504 at September 30, 1999. The Bank of America loan matures on January 4, 2002. The interest rate on the Bank of America loan is a fixed rate equal to the rate appearing on Telerate Page 3750 as the London InterBank Offered Rate plus 200 basis points over a six-month period. The interest rate is fixed for the initial six months of the loan at 7% per annum. Wells OP is required to make quarterly installments of principal in an amount to one-ninth of the outstanding principal balance as of October 1, 1999. The Bank of America loan is secured by a first mortgage against the AT&T Building.

   Wells OP also obtained a revolving credit facility loan in the amount of $15,500,000 on December 31, 1998 from SouthTrust Bank with an outstanding balance of $11,500,000 at September 30, 1999. The SouthTrust Loan matures on December 31, 2000. The interest rate on the SouthTrust Loan is a variable rate per annum equal to the London InterBank Offered Rate for a 30-day period, plus 185 basis points. The SouthTrust Loan is secured by a first mortgage against the PWC Building.

   Wells OP obtained a construction loan dated May 10, 1999 from Bank of America, N.A., formerly known as NationsBank, N.A., with a maximum principal amount of

   $15,375,000, the proceeds of the loan are being used to fund the development and construction of the Matsushita Project (the "Matsushita Loan"). At September 30, 1999, the balance on the Matsushita Loan was $5,222,553. The Matsushita Loan will mature 24 months from the date of the loan closing. The interest rate on the Matsushita Loan will be a variable rate equal to either
   (1) the Bank of America "prime rate" or (2) at the option of Wells OP, the rate per annum appearing on Telerate Page 3750 as the London InterBank Offered Rate for a 30-day period, plus 200 basis points. Wells OP will make monthly installments of interest, and commencing one year after the date of the loan closing, Wells OP will make monthly installments of principal in the amount of $10,703 until maturity. On the maturity date, the entire outstanding principal balance plus any accrued but unpaid interest shall be due and payable. At the closing, Wells OP paid a nonrefundable origination fee of $76,900 to Bank of America. The Matsushita Loan was secured by a first priority mortgage against the Matsushita Project. Leo F. Wells, III (an officer and director of the Company and the Advisor) and the Company will be coguarantors of the Matsushita Loan.

7. COMMITMENTS AND CONTINGENT LIABILITIES

   On March 15, 1999, Wells OP purchased an 8.8 tract of land in Lake Forest, Orange County, California, for a purchase price of $4,450,230. On February 18, 1999, Wells OP entered into an office lease with Matsushita Avionics Systems Corporation ("Matsushita Avionics") for the occupancy of a to be constructed two-story office building containing approximately 150,000 rentable square feet on this tract (the "Matsushita Project"). Matsushita Avionics currently occupies an existing building owned by Fund VIII and IX Joint Venture, a joint venture between Wells Real Estate Fund VIII, L.P. and Wells Real Estate Fund IX, L.P.--related parties to Wells OP.

   On February 18, 1999, Wells OP entered into a rental income guaranty agreement with Fund VIII and IX Joint Venture, whereby Wells OP guaranteed the Fund VIII-Fund IX Joint Venture that the joint venture would receive rental income on the existing building at least equal to the rent and building expenses that the Fund VIII-Fund IX Joint Venture would have received over the remaining term of the existing lease. Matsushita Avionics will vacate the existing building in December 1999, with the existing lease term ending in September 2003. Current rental and building expenses are approximately $90,000 per month.

   The Company's maximum liability to Fund VIII-Fund XI Joint Venture for rental income and building expenses for the existing building was included in the economic analysis for developing the Matsushita Project. The Company anticipates that the ultimate liability will be less than the maximum liability; however, management cannot determine at this time the ultimate liability under the rental income guaranty agreement. Any payment made to the Fund VIII-Fund IX Joint Venture for rental income and building expenses will be made from the Wells REIT operating cash flow and will reduce cash available for dividends.

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Fund IX and X Associates


We have audited the accompanying balance sheet of FUND IX AND X ASSOCIATES (a Georgia Joint Venture) as of December 31, 1997 and the related statements of loss, partners' capital, and cash flows for the period from inception (March 20, 1997) to December 31, 1997. These financial statements are the responsibility of the Joint Venture's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Fund IX and X Associates as of December 31, 1997 and the results of its operations and its cash flows for the period from inception (March 20, 1997) to December 31, 1997 in conformity with generally accepted accounting principles.


/s/ Arthur Andersen LLP


Atlanta, Georgia
January 9, 1998

                           FUND IX AND X ASSOCIATES

                           (A Georgia Joint Venture)


                                BALANCE SHEETS

                     MARCH 31, 1998 AND DECEMBER 31, 1997


                                    ASSETS

                                                                              1998              1997
                                                                          ------------       -----------
                                                                           (Unaudited)
REAL ESTATE ASSETS, AT COST:
  Land                                                                     $ 5,004,893        $  607,930
  Building and improvements, less accumulated depreciation of
     $205,915 in 1998 and $36,863 in 1997                                   22,005,710         6,445,300
  Construction in progress                                                       6,498            35,622
                                                                          ------------       -----------
        Total real estate assets                                            27,017,101         7,088,852

CASH AND CASH EQUIVALENTS                                                      390,276           289,171

ACCOUNTS RECEIVABLE                                                            150,402            40,512

PREPAID EXPENSES AND OTHER ASSETS                                              383,399           329,310
                                                                          ------------       -----------
        Total assets                                                       $27,941,178        $7,747,845
                                                                          ============       ===========

                       LIABILITIES AND PARTNERS' CAPITAL

LIABILITIES:
  Accounts payable                                                         $   385,072        $  379,770
  Due to affiliates                                                              2,281             2,479
                                                                          ------------       -----------
        Total liabilities                                                      387,353           382,249
                                                                          ------------       -----------
PARTNERS' CAPITAL:
  Wells Real Estate Fund IX                                                 14,569,085         3,702,793
  Wells Real Estate Fund X                                                  12,984,740         3,662,803
                                                                          ------------       -----------
        Total partners' capital                                             27,553,825         7,365,596
                                                                          ------------       -----------
        Total liabilities and partners' capital                            $27,941,178        $7,747,845
                                                                          ============       ===========

     The accompanying notes are an integral part of these balance sheets.

                           FUND IX AND X ASSOCIATES

                           (A Georgia Joint Venture)


                          STATEMENTS OF INCOME (LOSS)

                   FOR THE THREE MONTHS ENDED MARCH 31, 1998

                AND THE PERIOD FROM INCEPTION (MARCH 20, 1997)

                             TO DECEMBER 31, 1997

                                                                       1998            1997
                                                                    ----------       ---------
                                                                    (Unaudited)
REVENUES:
  Rental income                                                       $351,203       $ 28,512
                                                                      --------       --------
EXPENSES:
  Depreciation and amortization                                        178,881         36,863
  Management and leasing fees                                           22,838          1,711
  Operating costs, net of reimbursements                                24,052         10,118
  Property administration                                                5,632              0
                                                                      --------       --------
                                                                       231,403         48,692
                                                                      --------       --------
NET INCOME (LOSS)                                                     $119,800       $(20,180)
                                                                      ========       ========

NET INCOME (LOSS) ALLOCATED TO WELLS REAL ESTATE FUND IX              $ 57,858       $(10,145)
                                                                      ========       ========

NET INCOME (LOSS) ALLOCATED TO WELLS REAL ESTATE FUND X               $ 61,942       $(10,035)
                                                                      ========       ========


       The accompanying notes are an integral part of these  statements.

                           FUND IX AND X ASSOCIATES

                           (A Georgia Joint Venture)

                        STATEMENTS OF PARTNERS' CAPITAL

                   FOR THE THREE MONTHS ENDED MARCH 31, 1998

                AND THE PERIOD FROM INCEPTION (MARCH 20, 1997)

                             TO DECEMBER 31, 1997




                                                         Wells Real          Wells Real             Total
                                                          Estate               Estate             Partners'
                                                          Fund IX              Fund X              Capital
                                                       ------------         -------------        ------------
BALANCE, December 31, 1996                             $          0          $          0        $          0

  Net loss                                                  (10,145)              (10,035)            (20,180)
  Partnership contributions                               3,712,938             3,672,838           7,385,776
                                                       ------------         -------------        ------------
BALANCE, December 31, 1997                                3,702,793             3,662,803           7,365,596

  Partnership distributions                                (100,863)             (101,419)           (202,282)
  Net income                                                 57,858                61,942             119,800
  Partnership contributions                              10,909,297             9,361,414          20,270,711
                                                       ------------         -------------        ------------
BALANCE, March 31, 1998 (unaudited)                    $ 14,569,085         $  12,984,740        $ 27,553,825
                                                       ============         =============        ============



        The accompanying notes are an integral part of these statements.

                           FUND IX AND X ASSOCIATES

                           (A Georgia Joint Venture)


                           STATEMENTS OF CASH FLOWS

                   FOR THE THREE MONTHS ENDED MARCH 31, 1998

                AND THE PERIOD FROM INCEPTION (MARCH 20, 1997)

                             TO DECEMBER 31, 1997



                                                                                                      1998                 1997
                                                                                                 -------------       --------------
                                                                                                  (Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)                                                                               $    119,800        $   (20,180)
                                                                                                 -------------       --------------
  Adjustments to reconcile net income (loss) to net cash
     provided by operating activities:
        Depreciation                                                                                   178,881               36,863
        Changes in assets and liabilities:
          Accounts receivable                                                                         (109,890)             (40,512)
          Prepaid expenses and other assets                                                            (54,089)            (329,310)
          Accounts payable                                                                               5,302              379,770
          Due to affiliates                                                                               (198)               2,479
                                                                                                 -------------       --------------
            Total adjustments                                                                           20,006               49,290
                                                                                                 -------------       --------------
            Net cash provided by operating activities                                                  139,806               29,110
                                                                                                 -------------       --------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Investment in real estate from partners                                                          (19,123,419)          (5,715,847)
                                                                                                 -------------       --------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Distributions to joint venture partners                                                             (202,282)                   0
  Contributions received from partners                                                              19,287,000            5,975,908
                                                                                                 -------------       --------------
     Net cash provided by financing activities                                                      19,084,718
                                                                                                 -------------       --------------
NET INCREASE IN CASH AND CASH EQUIVALENTS                                                              101,105              289,171
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                                                         289,171                    0
                                                                                                 -------------       --------------
CASH AND CASH EQUIVALENTS, END OF PERIOD                                                          $    390,276        $     289,171
                                                                                                 =============       ==============
SUPPLEMENTAL DISCLOSURE OF NONCASH ACTIVITIES:
  Deferred project costs applied by partners, net of deferred project costs
    transferred                                                                                   $    983,711        $     318,981
                                                                                                 =============       ==============

Contribution of real estate assets                                                                $          0        $   1,090,887
                                                                                                 =============       ==============

       The accompanying notes are an integral part of these statements.

                           FUND IX AND X ASSOCIATES

                           (A Georgia Joint Venture)


                         NOTES TO FINANCIAL STATEMENTS

                     MARCH 31, 1998 AND DECEMBER 31, 1997

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   Organization and Business

   On March 20, 1997, Fund IX and X Associates (a joint venture between Wells Real Estate Fund IX, L.P. ("Fund IX") and Wells Real Estate Fund X, L.P. ("Fund X") was formed to acquire, develop, operate, and sell real properties. On March 20, 1997, Fund IX contributed a 5.62-acre tract of real property in Knoxville, Tennessee, and improvements thereon, known as the ABB Property, to Fund IX and X Associates (the "Joint Venture"). A 83,885-square-foot, three-story office building was constructed and commenced operations at the end of 1997.

   Cash and Cash Equivalents

   For the purposes of the statements of cash flows, the Joint Venture considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Cash equivalents include cash and short-term investments. Short-term investments are stated at cost, which approximates fair value, and consist of investments in money market accounts.

   Use of Estimates and Factors Affecting the Partnership

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

   The carrying values of the real estate assets are based on management's current intent to hold the real estate assets as long-term investments. The success of the Joint Venture's future operations and the ability to realize the investment in its assets will be dependent on the Joint Venture's ability to maintain an appropriate level of rental rates, occupancy, and operating expenses in future years. Management believes that the steps it is taking will enable the Joint Venture to realize its investment in its assets.

   Income Taxes

   The Joint Venture is not subject to federal or state income taxes, and therefore, none have been provided for in the accompanying financial statements. The partners of Fund IX and Fund X are required to include their respective shares of profits and losses in their individual income tax returns.

   Real Estate Assets

   Real estate assets held by the Joint Venture are stated at cost less accumulated depreciation. Major improvements and betterments are capitalized when they extend the useful life of the related asset. All ordinary repairs and maintenance are expensed as incurred.

   Management continually monitors events and changes in circumstances which could indicate that the carrying amounts of real estate assets may not be recoverable. When events or changes in circumstances are present that indicate the carrying amounts of real estate assets may not be recoverable, management assesses the recoverability of real estate assets under Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed of," by determining whether the carrying value of such real estate assets will be recovered through the future cash flows expected from the use of the asset and its eventual disposition. Management believes that there has been no impairment in the carrying value of real estate assets held by the Joint Venture.

   Depreciation of buildings and land improvements is calculated using the straight-line method over 25 years. Tenant improvements are amortized over the life of the related lease or the life of the asset, whichever is shorter.

   Revenue Recognition

   All leases on real estate assets held by the Joint Venture are classified as operating leases, and the related rental income is recognized on a straight-line basis over the terms of the respective leases.

   Partners' Distributions and Allocations of Profit and Loss

   Cash available for distribution and allocations of profit and loss to Fund IX and Fund X by the Joint Venture are made in accordance with the terms of the joint venture agreement. Generally, these items are allocated in proportion to the partners' respective ownership interests. Cash distributions are generally paid by the Joint Venture to Fund IX and Fund X quarterly.

   Deferred Lease Acquisition Costs

   Costs incurred to procure operating leases are capitalized and amortized on a straight-line basis over the terms of the related leases.

 2.  DEFERRED PROJECT COSTS

     The Wells Real Estate Funds pay a percentage of limited partner contributions to Wells Capital, Inc., an affiliate of the Joint Venture, for acquisition and advisory services. These payments, as stipulated by the partnership agreement, can be up to 5% of the limited partner contributions, subject to certain overall limitations contained in the partnership agreement. These fees are allocated to specific properties as they are purchased or developed and are included in capitalized assets of the Joint Venture.

 3.  FUTURE MINIMUM RENTAL INCOME

     The future minimum rental income due Fund IX and X Associates under noncancelable operating leases at December 31, 1997 is as follows:

               Year ending December 31:
                  1998                                      $  646,250
                  1999                                         646,250
                  2000                                         646,250
                  2001                                         646,250
                  2002                                         646,250
               Thereafter                                    3,583,021
                                                            ----------
                                                            $6,814,271
                                                            ==========

 4. COMMITMENTS AND CONTINGENCIES

    Management, after consultation with legal counsel, is not aware of any significant litigation or claims against the Joint Venture or its partners. In the normal course of business, the Joint Venture or its partners may become subject to such litigation or claims.

 5. SUBSEQUENT EVENTS (UNAUDITED)

    On February 13, 1998, the Joint Venture acquired a two-story office building, the Ohmeda Building, a 106,750-square-foot office building located in Louisville, Colorado, for a cash purchase price of $10,325,000 plus acquisition expenses of $6,644. The building is 100% occupied by one tenant with an original lease term of ten years that commenced February 1, 1988. The lease term was extended for an additional seven years commencing February 1, 1998.

    On March 20, 1998, the Joint Venture acquired the Interlocken Building, a 51,974-square-foot three-story multitenant office building located in Broomfield, Colorado, for a cash purchase price of $8,275,000 plus acquisition expenses of $18,000.

    On June 11, 1998, Wells Operating Partnership, L.P. (of which Wells Real Estate Investment Trust, Inc. is the sole general partner) and Wells Real Estate Fund XI, L.P. were admitted to the Joint Venture. The Joint Venture agreement was restated and amended as such and was renamed the Fund IX, Fund X, Fund XI, and REIT Joint Venture.

   On June 24, 1998, Fund IX, Fund X, Fund XI, and REIT Joint Venture acquired the Lucent Building, a one-story office building, from Wells Development Corporation, an affiliate of the Joint Venture, for a cash purchase price of $5,504,276 which equaled the book value of the building. The building is 100% occupied by one tenant with an original lease term of ten years that commenced January 1, 1998.

                                LUCENT BUILDING


                       STATEMENT OF REVENUES OVER CERTAIN

                               OPERATING EXPENSES

                   FOR THE THREE MONTHS ENDED MARCH 31, 1998

                                  (Unaudited)

REVENUES:
  Rental revenue                                        $137,817

OPERATING EXPENSES                                           675
                                                        --------
REVENUES OVER OPERATING EXPENSES                        $137,142
                                                        --------

        The accompanying notes are an integral part of this statement.

                                LUCENT BUILDING


                  NOTES TO STATEMENT OF REVENUES OVER CERTAIN

                               OPERATING EXPENSES

                   FOR THE THREE MONTHS ENDED MARCH 31, 1998

1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

   Description of Real Estate Property Acquired

   On June 24, 1998, Wells Real Estate Fund IX, L.P., Wells Real Estate Fund X, L.P., Wells Real Estate Fund XI, L.P., and Wells Real Estate Investment Trust, Inc., through Fund IX, Fund X, Fund XI, and REIT Joint Venture (a Georgia joint venture), acquired the Lucent Building, a 57,186-square-foot one-story office building located in Oklahoma City, Oklahoma, for a cash purchase price of $5,504,276. The building is 100% occupied by one tenant with an original lease term of 10 years that commenced January 1, 1998. The lease is a triple net lease, whereby the terms require the tenant to pay all operating expenses relating to the building.

   Rental Revenues

   Rental income from the lease is recognized on a straight-line basis over the life of the lease.

2. BASIS OF ACCOUNTING

   The accompanying statement of revenues over operating expenses are presented on the accrual basis. This statement has been prepared in accordance with the applicable rules and regulations of the Securities and Exchange Commission for real estate properties acquired. Accordingly, the statement excludes certain historical expenses, such as depreciation, interest, and management fees, not comparable to the operations of the Lucent Building after acquisition by Wells Real Estate Fund IX, L.P., Wells Real Estate Fund X, L.P, Wells Real Estate Fund XI, L.P., and Wells Real Estate Investment Trust, Inc.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To Wells Real Estate Fund XI, L.P. and
Wells Real Estate Investment Trust, Inc.:

We have audited the accompanying statement of revenues over certain operating expenses for the IOMEGA BUILDING for the year ended December 31, 1997. This financial statement is the responsibility of management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenues over certain operating expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues over certain operating expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

As described in Note 2, this financial statement excludes certain expenses that would not be comparable with those resulting from the operations of the Iomega Building after acquisition by Fund IX, X, XI, and REIT Joint Venture (a joint venture between Wells Real Estate Fund IX, L.P., Wells Real Estate Fund X, L.P., Wells Real Estate Fund XI, L.P. and Wells Operating Partnership, L.P.). The accompanying statement of revenues over certain operating expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and is not intended to be a complete presentation of the Iomega Building's revenues and expenses.

In our opinion, the statement of revenues over certain operating expenses presents fairly, in all material respects, the revenues over certain operating expenses of the Iomega Building for the year ended December 31, 1997 in conformity with generally accepted accounting principles.


                                                        /s/ Arthur Andersen LLP


Atlanta, Georgia
August 6, 1998

                                IOMEGA BUILDING


                      STATEMENTS OF REVENUES OVER CERTAIN

                               OPERATING EXPENSES

                      FOR THE YEAR ENDED DECEMBER 31, 1997

                   AND FOR THE SIX MONTHS ENDED JUNE 30, 1998




                                                     1997          1998
                                                  ----------    ----------
                                                                (Unaudited)
RENTAL REVENUES                                     $552,828      $276,414

OPERATING EXPENSES, net of reimbursements             (1,426)        9,750
                                                   ---------     ---------
REVENUES OVER CERTAIN OPERATING EXPENSES            $554,254      $266,664
                                                   =========     =========


        The accompanying notes are an integral part of these statements.

                                IOMEGA BUILDING


                        NOTES TO STATEMENTS OF REVENUES

                        OVER CERTAIN OPERATING EXPENSES

                      FOR THE YEAR ENDED DECEMBER 31, 1997

                   AND FOR THE SIX MONTHS ENDED JUNE 30, 1998

1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

   Description of Real Estate Property Acquired

   On July 1, 1998, Wells Real Estate Fund X, L.P. ("Fund X") contributed a single-story warehouse and office building with 108,000 rentable square feet (the "Iomega Building") to the Fund IX, Fund X, Fund XI, and REIT Joint Venture ("IX-X-XI-REIT Joint Venture") (a Georgia joint venture) as a capital contribution. Fund X was credited with making a capital contribution to the IX-X-XI-REIT Joint Venture in the amount of $5,050,425, which represents the purchase price of $5,025,000 plus acquisition expenses of $25,425 originally paid by Fund X for the Iomega Building on April 1, 1998. As of August 1, 1998, Fund X had made total capital contributions to the IX-X-XI-REIT Joint Venture of $18,410,965 and held an equity percentage interest in the IX-X-XI-REIT Joint Venture of 49.9%; Wells Real Estate Fund IX, L.P. had made total capital contributions to the IX-X-XI-REIT Joint Venture of $14,571,686 and held an equity percentage interest in the IX-X-XI-REIT Joint Venture of 39.5%; Wells Operating Partnership, L.P. had made total capital contributions to the IX-X-XI-REIT Joint Venture of $1,421,466 and held an equity percentage interest in the IX-X-XI-REIT Joint Venture of 3.9%; and Wells Real Estate Fund XI, L.P. had made total capital contributions to the IX-X-XI-REIT Joint Venture of $2,482,810 and held an equity percentage interest in the IX-X-XI-REIT Joint Venture of 6.7%.

   The building is 100% occupied by one tenant with a ten year lease term that expires on July 31, 2006. The monthly base rent payable under the lease is $40,000 through November 12, 1999. Beginning on the 40th and 80th months of the lease term, the monthly base rent payable under the lease will be increased to reflect an amount equal to 100% of the increase in the Consumer Price Index (as defined in the lease) during the preceding 40 months; provided however, that in no event shall the base rent be increased with respect to any one year by more than 6% or by less than 3% per annum, compounded annually, on a cumulative basis from the beginning of the lease term. The lease is a triple net lease, whereby the terms require the tenant to reimburse the IX-X-XI-REIT Joint Venture for certain operating expenses, as defined in the lease, related to the building.

   Rental Revenues

   Rental income from the lease is recognized on a straight-line basis over the life of the lease.

2. BASIS OF ACCOUNTING

   The accompanying statement of revenues over certain operating expenses is presented on the accrual basis. This statement has been prepared in accordance with the applicable rules and regulations of the Securities and Exchange Commission for real estate properties acquired. Accordingly, the statement excludes certain historical expenses, such as depreciation and management fees, not comparable to the operations of the Iomega Building after acquisition by the IX-X-XI-REIT Joint Venture.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To Wells Real Estate Fund XI, L.P. and
Wells Real Estate Investment Trust, Inc.:

We have audited the accompanying statement of revenues over certain operating expenses for the FAIRCHILD BUILDING for the year ended December 31, 1997. This financial statement is the responsibility of management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenues over certain operating expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues over certain operating expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

As described in Note 2, this financial statement excludes certain expenses that would not be comparable with those resulting from the operations of the Fairchild Building after acquisition by the Fremont Joint Venture (a joint venture between Wells Operating Partnership, L.P. and Wells Development Corporation). The accompanying statement of revenues over certain operating expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and is not intended to be a complete presentation of the Fairchild Building's revenues and expenses.

In our opinion, the statement of revenues over certain operating expenses presents fairly, in all material respects, the revenues over certain operating expenses of the Fairchild Building for the year ended December 31, 1997 in conformity with generally accepted accounting principles.


                                                      /s/ Arthur Andersen LLP


Atlanta, Georgia
August 6, 1998

                               FAIRCHILD BUILDING


                      STATEMENTS OF REVENUES OVER CERTAIN

                               OPERATING EXPENSES

                      FOR THE YEAR ENDED DECEMBER 31, 1997

                   AND FOR THE SIX MONTHS ENDED JUNE 30, 1998

                                                   1997           1998
                                                ---------      ----------
                                                               (Unaudited)
RENTAL REVENUES                                  $220,090        $440,178

OPERATING EXPENSES                                 67,573          10,420
                                                ---------       ---------
REVENUES OVER CERTAIN OPERATING EXPENSES         $152,517        $429,758
                                                =========       =========


        The accompanying notes are an integral part of these statements.

                               FAIRCHILD BUILDING


                        NOTES TO STATEMENTS OF REVENUES

                        OVER CERTAIN OPERATING EXPENSES

                      FOR THE YEAR ENDED DECEMBER 31, 1997

                   AND FOR THE SIX MONTHS ENDED JUNE 30, 1998

1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

   Description of Real Estate Property Acquired

   The Wells Operating Partnership, L.P. ("Wells OP"), a Delaware limited partnership organized to own and operate properties on behalf of the Wells Real Estate Investment Trust, Inc., entered into a Joint Venture Agreement known as Wells/Fremont Associates ("Fremont Joint Venture") with Wells Development Corporation. On July 21, 1998, the Fremont Joint Venture acquired the Fairchild Building, a 58,424-square-foot warehouse and office building located in Fremont, California, for a purchase price of $8,900,000 plus acquisition expenses of approximately $60,000. The Fremont Joint Venture used the $2,995,480 aggregate capital contributions described below to partially fund the purchase of the Fairchild Building. The Fremont Joint Venture obtained a loan in the amount of $5,960,000 from NationsBank, N.A., the proceeds of which were used to fund the remainder of the cost of the Fairchild Building (the "Fairchild Loan"). The Fairchild Loan matures on July 21, 1999 (the "Fairchild Maturity Date"), unless the Fremont Joint Venture exercises its option to extend the Fairchild Maturity Date to January 21, 2000. The interest rate on the Fairchild Loan is a variable rate per annum equal to the rate appearing on Telerate Page 3750 as the LIBOR Rate for a 30-day period plus 220 basis points.

   The building is 100% occupied by one tenant with a seven-year lease term that commenced on December 1, 1997 (with an early possession date of October 1, 1997) and expires on November 30, 2004. The monthly base rent payable under the lease is $68,128 with a 3% increase on each anniversary of the commencement date. The lease is a triple net lease, whereby the terms require the tenant to reimburse Wells/Fremont for certain operating expenses, as defined in the lease, related to the building. Prior to October 1, 1997, the building was unoccupied and all operating expenses were paid by the former owner of the Fairchild Building.

   Acquisition of the Fremont Joint Venture Interest

   Wells Real Estate Fund XI, L.P. ("Wells Fund XI") entered into a Joint Venture Agreement with Wells Real Estate Fund X, L.P. ("Wells Fund X") known as Fund X and Fund XI Associates ("Fund X-XI Joint Venture") for the purpose of the acquisition, ownership, leasing, operation, sale and management of real properties, and interests in real properties, including but not limited to, the acquisition of equity interests in the Fremont Joint Venture.

   On July 17, 1998, the Fund X-XI Joint Venture entered into an Agreement for the Purchase and Sale of Joint Venture Interest (the "Fremont JV Contract") with Wells Development. Pursuant to the Fremont JV Contract, the Fund X-XI Joint Venture contracted to acquire Wells Development's interest in the Fremont Joint Venture (the "Freemont JV Interest") which, at closing, will result in the Fund X-XI Joint Venture becoming a joint venture partner with Wells OP in the ownership of the Fairchild Building. Wells Fund X, Wells OP and Wells Development are all affiliates of Wells Fund XI.

   At the time of the entering into the Fremont JV Contract, the Fund X-XI Joint Venture delivered $2,000,000 to Wells Development as an earnest money deposit (the "Fremont Earnest Money"). Wells Fund XI contributed $1,000,000 of the Fremont Earnest Money as a capital contribution to the Fund X-XI Joint Venture and, as of July 21, 1998, held an equity percentage interest in the Fund X-XI Joint Venture of 50%; and Wells Fund X contributed $1,000,000 of the Fremont Earnest Money as a capital contribution to the Fund X-XI Joint Venture and, as of July 21, 1998, held an equity percentage interest in the Fund X-XI Joint Venture of 50%. Wells Development contributed the Fremont Earnest Money it received from the Fund X-XI Joint Venture to the Fremont Joint Venture as its initial capital contribution, and Wells OP simultaneously contributed $995,480 to the Fremont Joint Venture as its initial capital contribution.

   Cash flow distributions allocable by the Fremont Joint Venture to Wells Development will be credited as a purchase price adjustment or paid to the Fund X-XI Joint Venture at the closing of the acquisition of the Fremont JV Interest from Wells Development since Wells Development is prohibited from making any profit on the transaction during the holding period. The Fund X-XI Joint Venture will have no property rights in the Fairchild Building prior to closing nor any potential liability on the Fairchild Loan, which will be paid off prior to closing.

   Rental Revenues

   Rental income from the lease is recognized on a straight-line basis over the life of the lease.

2. BASIS OF ACCOUNTING

   The accompanying statement of revenues over certain operating expenses is presented on the accrual basis. This statement has been prepared in accordance with the applicable rules and regulations of the Securities and Exchange Commission for real estate properties acquired. Accordingly, the statement excludes certain historical expenses, such as interest, depreciation, and management fees, not comparable to the operations of the Fairchild Building after acquisition by Wells/Fremont.

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To Wells Real Estate Fund XI, L.P. and
Wells Real Estate Investment Trust, Inc.:

We have audited the accompanying statement of revenues over certain operating expenses for the CORT FURNITURE BUILDING for the year ended December 31, 1997. This financial statement is the responsibility of management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenues over certain operating expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues over certain operating expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

As described in Note 2, this financial statement excludes certain expenses that would not be comparable with those resulting from the operations of the Cort Furniture Building after acquisition by the Cort Joint Venture (a joint venture between Wells Operating Partnership, L.P. and Wells Development Corporation). The accompanying statement of revenues over certain operating expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and is not intended to be a complete presentation of the Cort Furniture Building's revenues and expenses.

In our opinion, the statement of revenues over certain operating expenses presents fairly, in all material respects, the revenues over certain operating expenses of the Cort Furniture Building for the year ended December 31, 1997 in conformity with generally accepted accounting principles.


                                                 /s/ Arthur Andersen LLP

Atlanta, Georgia
August 6, 1998

                            CORT FURNITURE BUILDING


                      STATEMENTS OF REVENUES OVER CERTAIN

                              OPERATING EXPENSES

                     FOR THE YEAR ENDED DECEMBER 31, 1997

                  AND FOR THE SIX MONTHS ENDED JUNE 30, 1998




                                                                                1997             1998
                                                                              --------        -----------
                                                                                              (Unaudited)
RENTAL REVENUES                                                               $771,618          $385,809

OPERATING EXPENSES                                                              16,408             4,104
                                                                              --------          --------
REVENUES OVER CERTAIN OPERATING EXPENSES                                      $755,210          $381,705
                                                                              --------          --------



       The accompanying notes are an integral part of these statements.

                            CORT FURNITURE BUILDING


                        NOTES TO STATEMENTS OF REVENUES

                        OVER CERTAIN OPERATING EXPENSES

                     FOR THE YEAR ENDED DECEMBER 31, 1997

                  AND FOR THE SIX MONTHS ENDED JUNE 30, 1998


1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

   Description of Real Estate Property Acquired

   The Wells Operating Partnership, L.P. ("Wells OP"), a Delaware limited partnership organized to own and operate properties on behalf of the Wells Real Estate Investment Trust, Inc, entered into a Joint Venture Agreement known as Wells/Orange County Associates ("Cort Joint Venture") with Wells Development Corporation. On July 31, 1998, the Cort Joint Venture acquired the Cort Furniture Building, a 52,000-square-foot warehouse and office building located in Fountain Valley, California, for a purchase price of $6,400,000 plus acquisition expenses of approximately $150,000. The Cort Joint Venture used the $1,668,000 aggregate capital contributions described below to partially fund the purchase of the Cort Furniture Building. The Cort Joint Venture obtained a loan in the amount of $4,875,000 from NationsBank, N.A., the proceeds of which were used to fund the remainder of the cost of the Cort Furniture Building (the "Cort Loan"). The Cort Loan matures on July 31, 1999 (the "Cort Maturity Date"), unless the Cort Joint Venture exercises its option to extend the Cort Maturity Date to January 31, 2000. The interest rate on the Cort Loan is a variable rate per annum equal to the rate appearing on Telerate Page 3750 as the LIBOR Rate for 30-day period plus 220 basis points.

   The building is 100% occupied by one tenant with a 15-year lease term that commenced on November 1, 1988 and expires on October 31, 2003. The monthly base rent payable under the lease is $63,247 through April 30, 2001 at which time the monthly base rent will be increased 10% to $69,574 for the remainder of the lease term. The lease is a triple net lease, whereby the terms require the tenant to reimburse the Cort Joint Venture for certain operating expenses, as defined in the lease, related to the building.

   Acquisition of the Cort Joint Venture Interest

   Wells Real Estate Fund XI, L.P. ("Wells Fund XI") entered into a Joint Venture Agreement with Wells Real Estate Fund X, L.P. ("Wells Fund X") known as Fund X and Fund XI Associates ("Fund X-XI Joint Venture") for the purpose of the acquisition, ownership, leasing, operation, sale and management of real properties, and interests in real properties, including but not limited to, the acquisition of equity interests in the Cort Joint Venture.

   On July 30, 1998, the Fund X-XI Joint Venture entered into an Agreement for the Purchase and Sale of Joint Venture Interest (the "Cort JV Contract") with Wells Development. Pursuant to the Cort JV Contract, the Fund X-XI Joint Venture contracted to acquire Wells Development's interest in the Cort Joint Venture (the "Cort JV Interest") which, at closing, will result in the Fund X-XI Joint Venture becoming a joint venture partner with Wells OP in the ownership of the Cort Furniture Building. Wells Fund X, Wells OP and Wells Development are all affiliates of Wells Fund XI.

   At the time of entering into the Cort JV Contract, the Fund X-XI Joint Venture delivered $1,500,000 to Wells Development as an earnest money deposit (the "Cort Earnest Money"). Wells Fund XI contributed $750,000 of the Cort Earnest Money as a capital contribution to the Fund X-XI Joint Venture and, as of July 31, 1998, held an equity percentage interest in the Fund X-XI Joint Venture of 50%; and Wells Fund X contributed $750,000 of the Cort Earnest Money as a capital contribution to the Fund X-XI Joint Venture and, as of July 31, 1998, held an equity percentage interest in the Fund X-XI Joint Venture of 50%. Wells Development contributed the Cort Earnest Money it received from the Fund X-XI Joint Venture to the Cort Joint Venture as its initial capital contribution, and Wells OP simultaneously contributed $168,000 to the Cort Joint Venture as its initial capital contribution.

   Cash flow distributions allocable by the Cort Joint Venture to Wells Development will be credited as a purchase price adjustment or paid to the Fund X-XI Joint Venture at the closing of the acquisition of the Cort JV Interest from Wells Development since Wells Development is prohibited from making any profit on the transaction during the holding period. The Fund X-XI Joint Venture will have no property rights in the Cort Building prior to closing nor any potential liability on the Cort Loan, which will be paid off prior to closing.

   Rental Revenues

   Rental income from the lease is recognized on a straight-line basis over the life of the lease.

2. BASIS OF ACCOUNTING

   The accompanying statement of revenues over certain operating expenses is presented on the accrual basis. This statement has been prepared in accordance with the applicable rules and regulations of the Securities and Exchange Commission for real estate properties acquired. Accordingly, the statement excludes certain historical expenses, such as interest, depreciation, and management fees, not comparable to the operations of the Cort Furniture Building after acquisition by the Cort Joint Venture.

                              Arthur Andersen LLP

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To Wells Real Estate Investment Trust, Inc.:

We have audited the accompanying statement of revenues over certain operating expenses for the VANGUARD CELLULAR BUILDING for the period from inception (November 16, 1998) to December 31, 1998. This financial statement is the responsibility of management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenues over certain operating expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues over certain operating expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

As described in Note 2, this financial statement excludes certain expenses that would not be comparable with those resulting from the operations of the Vanguard Cellular Building after acquisition by Wells Operating Partnership, L.P. (on behalf of Wells Real Estate Investment Trust, Inc.). The accompanying statement of revenues over certain operating expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and is not intended to be a complete presentation of the Vanguard Cellular Building's revenues and expenses.

In our opinion, the statement of revenues over certain operating expenses presents fairly, in all material respects, the revenues over certain operating expenses of the Vanguard Cellular Building for the period from inception (November 16, 1998) to December 31, 1998 in conformity with generally accepted accounting principles.


/s/ Arthur Andersen LLP


Atlanta, Georgia
February 26, 1999

                           VANGUARD CELLULAR BUILDING


                       STATEMENT OF REVENUES OVER CERTAIN

                               OPERATING EXPENSES

                         FOR THE PERIOD FROM INCEPTION

                    (NOVEMBER 16, 1998) TO DECEMBER 31, 1998

RENTAL REVENUES                                           $171,855

OPERATING EXPENSES, net of reimbursements                        0
                                                         ---------
REVENUES OVER CERTAIN OPERATING EXPENSES                  $171,855
                                                         =========

         The accompanying notes are an integral part of this statement.

                           VANGUARD CELLULAR BUILDING


                         NOTES TO STATEMENT OF REVENUES

                        OVER CERTAIN OPERATING EXPENSES

                         FOR THE PERIOD FROM INCEPTION

                    (NOVEMBER 16, 1998) TO DECEMBER 31, 1998

1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

   Description of Real Estate Property Acquired

   On February 4, 1999, Wells Operating Partnership, L.P. ("Wells OP"), a Delaware limited partnership, formed to acquire and hold real estate properties on behalf of Wells Real Estate Investment Trust, Inc. (the "Registrant"), acquired a four-story office building (the "Vanguard Cellular Building") containing approximately 81,859 rentable square feet, for the price of $12,291,200 plus acquisition expenses, including legal fees, of approximately $240,900. Wells OP paid $6,382,100 in cash and obtained a loan in the amount of $6,450,000 from NationsBank, N.A. (the "NationsBank Loan"). As of February 4, 1999, $6,150,000 was outstanding on the NationsBank Loan. The NationsBank Loan gives Wells OP the option of extending the term of the loan after the initial six months. The interest rate for the initial six months of the NationsBank Loan is fixed at 7%. On August 1, 1999, Wells OP may extend the NationsBank Loan at a rate of LIBOR plus 200 basis points for up to 29 additional months. During the term of the extension, Wells OP is required to make quarterly principal installments in an amount equal to one-ninth of the outstanding principal balance as of October 1, 1999. The NationsBank Loan is secured by a first mortgage against the Vanguard Cellular Building. Legal fees, loan origination costs, and appraisal fees incurred from obtaining the NationsBank Loan totaled approximately $29,000.

   The Vanguard Cellular Building is 100% occupied by one tenant with a ten-year lease term that commenced on November 16, 1998 and expires on November 15, 2008. Construction of the building was completed in November 1998. Under the terms of the lease agreement, monthly base rent payable is subject to escalations of 2% per annum and certain lease inception discounts. The lease is a triple net lease, whereby the terms require the tenant to reimburse Wells OP for certain operating expenses, as defined in the lease, related to the building. All of the operating expenses for the period from lease inception (November 16, 1998) to December 31, 1998 have been passed through to the tenant.

   Rental Revenues

   Rental income from the lease is recognized on a straight-line basis over the life of the lease.

2. BASIS OF ACCOUNTING

   The accompanying statement of revenues over certain operating expenses is presented on the accrual basis. This statement has been prepared in accordance with the applicable rules and regulations of the Securities and Exchange Commission for real estate properties acquired. Accordingly, the statement excludes certain historical expenses, such as interest, depreciation, and management fees, not comparable to the operations of the Vanguard Cellular Building after acquisition by Wells OP.

                              Arthur Andersen LLP


                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To Wells Real Estate Investment Trust, Inc. and Wells Real Estate Fund XII,
L.P.:

We have audited the accompanying statement of revenues over certain operating expenses for the EYBL CARTEX BUILDING for the year ended December 31, 1998.
This financial statement is the responsibility of management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenues over certain operating expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues over certain operating expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

As described in Note 2, this financial statement excludes certain expenses that would not be comparable with those resulting from the operations of the EYBL CarTex Building after acquisition by the Wells Fund XI-Fund XII-REIT Joint Venture (a joint venture between the Wells Operating Partnership, L.P. [on behalf of Wells Real Estate Investment Trust, Inc.], Wells Real Estate Fund XI, L.P., and Wells Real Estate Fund XII, L.P.). The accompanying statement of revenues over certain operating expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and is not intended to be a complete presentation of the EYBL CarTex Building's revenues and expenses.

In our opinion, the statement of revenues over certain operating expenses presents fairly, in all material respects, the revenues over certain operating expenses of the EYBL CarTex Building for the year ended December 31, 1998 in conformity with generally accepted accounting principles.


                                                      /s/ ARTHUR ANDERSEN LLP


Atlanta, Georgia
May 21, 1999

                             EYBL CARTEX BUILDING


                            STATEMENTS OF REVENUES

                        OVER CERTAIN OPERATING EXPENSES

                   FOR THE YEAR ENDED DECEMBER 31, 1998 AND

                   FOR THE THREE MONTHS ENDED MARCH 31, 1999


                                                    1998              1999
                                                 ---------         ----------
                                                                   (Unaudited)
RENTAL REVENUES                                   $213,330           $63,990

OPERATING EXPENSES, net of reimbursements           14,343                 0
                                                 ---------          --------
REVENUES OVER CERTAIN OPERATING EXPENSES          $198,987           $63,990
                                                 =========          ========

       The accompanying notes are an integral part of these statements.

                             EYBL CARTEX BUILDING


                        NOTES TO STATEMENTS OF REVENUES

                        OVER CERTAIN OPERATING EXPENSES

                   FOR THE YEAR ENDED DECEMBER 31, 1998 AND

                   FOR THE THREE MONTHS ENDED MARCH 31, 1999

 1.  ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

     Description of Real Estate Property Acquired

     The EYBL CarTex Building is an industrial building consisting of a total of 169,510 square feet. On May 18, 1999, Wells Real Estate, LLC - SC I ("Wells LLC"), a Georgia limited liability company wholly owned by the Wells Fund XI-REIT Joint Venture (the "Joint Venture"), acquired an industrial building located in Fountain Inn, unincorporated Greenville County, South Carolina (the "EYBL CarTex Building"). Wells LLC purchased the EYBL CarTex Building from Liberty Property Trust, a Pennsylvania limited partnership.

     The Joint Venture is a Georgia joint venture between Wells Real Estate Fund XI, L.P. ("Wells Fund XI"), a Georgia limited partnership, and Wells Operating Partnership, L.P. ("Wells OP"), a Delaware limited partnership formed to acquire, own, lease, operate, and manage real properties on behalf of Wells Real Estate Investment Trust, Inc. The Joint Venture was formed on May 1, 1999 for the purpose of the acquisition, ownership, development, leasing, operations, sale, and management of real properties. On June 21, 1999, Wells Real Estate Fund XII, L.P., a Georgia limited partnership, was admitted to the Joint Venture, and the Joint Venture was renamed the Wells Fund XI-Fund XII-REIT Joint Venture.

     The purchase price for the EYBL CarTex Building was $5,085,000. Wells LLC also incurred additional acquisition expenses in connection with the purchase of the EYBL CarTex Building, including attorneys' fees, recording fees, and other closing costs of $36,828. Wells Fund XI contributed $1,530,000 to the Joint Venture and Wells OP contributed $3,591,828 to the Joint Venture.

     Rental Revenues

     Rental income from the lease is recognized on a straight-line basis over the life of the lease.

 2.  BASIS OF ACCOUNTING

     The accompanying statements of revenues over certain operating expenses are presented on the accrual basis. These statements have been prepared in accordance with the applicable rules and regulations of the Securities and Exchange Commission for real estate properties acquired. Accordingly, the statements exclude certain historical expenses, such as depreciation and management fees, not comparable to the operations of the EYBL CarTex Building after acquisition by the Joint Venture.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To Wells Real Estate Fund XI, L.P.,
Wells Real Estate Fund XII, L.P., and
Wells Real Estate Investment Trust, Inc.:


We have audited the accompanying statement of revenues over certain operating expenses for the SPRINT BUILDING for the year ended December 31, 1998. This financial statement is the responsibility of management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenues over certain operating expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues over certain operating expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

As described in Note 2, this financial statement excludes certain expenses that would not be comparable with those resulting from the operations of the Sprint Building after acquisition by the Wells Fund XI-Fund XII-REIT Joint Venture (a joint venture between the Wells Operating Partnership, L.P. [on behalf of Wells Real Estate Investment Trust, Inc.], Wells Real Estate Fund XI, L.P., and Wells Real Estate Fund XII, L.P.). The accompanying statement of revenues over certain operating expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and is not intended to be a complete presentation of the Sprint Building's revenues and expenses.

In our opinion, the statement of revenues over certain operating expenses presents fairly, in all material respects, the revenues over certain operating expenses of the Sprint Building for the year ended December 31, 1998, in conformity with generally accepted accounting principles.


/s/ Arthur Andersen LLP


Atlanta, Georgia
July 12, 1999

                                SPRINT BUILDING


            STATEMENTS OF REVENUES OVER CERTAIN OPERATING EXPENSES

                   FOR THE YEAR ENDED DECEMBER 31, 1998 AND

                   FOR THE THREE MONTHS ENDED MARCH 31, 1999


                                                                            1998              1999
                                                                       --------------   -----------------
                                                                                             (Unaudited)
RENTAL REVENUES                                                         $1,050,725           $262,681

OPERATING EXPENSES, net of reimbursements                                   19,410              2,250
                                                                        ----------           --------
REVENUES OVER CERTAIN OPERATING EXPENSES                                $1,031,315           $260,431
                                                                        ----------           --------

        The accompanying notes are an integral part of these statements.

                                SPRINT BUILDING

                        NOTES TO STATEMENTS OF REVENUES

                        OVER CERTAIN OPERATING EXPENSES

                   FOR THE YEAR ENDED DECEMBER 31, 1998 AND

                   FOR THE THREE MONTHS ENDED MARCH 31, 1999

1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

   Description of Real Estate Property Acquired

   On July 2, 1999, the Wells Fund XI-XII-REIT Joint Venture (the "Joint Venture") acquired a three-story office building with approximately 68,900 rentable square feet located in Leawood, Johnson County, Kansas (the "Sprint Building"). The Joint Venture is a joint venture partnership between Wells Real Estate Fund XI, L.P. ("Wells Fund XI"), Wells Real Estate Fund XII, L.P. ("Wells Fund XII"), and Wells Operating Partnership, L.P. ("Wells OP"), a Delaware limited partnership formed to acquire, own, lease, operate and manage real properties on behalf of Wells Real Estate Investment Trust, Inc. (the "Wells REIT"). Wells Fund XI contributed $3,000,000, Wells Fund XII contributed $1,000,000 and Wells OP contributed $5,546,210 to the Joint Venture for their respective share of the purchase of the Sprint Building.

   The entire 68,900 rentable square feet of the Sprint Building is currently under a net lease agreement dated February 14, 1997 (the "Lease") with Sprint. The Lease was assigned to the Joint Venture at the closing. The initial term of the Lease is ten years which commenced on May 19, 1997 and expires on May 18, 2007. Sprint has the right to extend the Lease for 2 additional five-year periods. Each extension option must be exercised by giving notice to the landlord at least 270 days, but no earlier than 365 days, prior to the expiration date of the then current lease term. The monthly base rent payable under the Lease will be $83,254.17 through May 18, 2002 and $91,866.67 for the remainder of the Lease term. The monthly base rent payable for each extended term of the Lease will be equal to 95% of the then current market rate which is calculated as a full-service rental rate less anticipated annual operating expenses on a rentable square foot basis charged for space of comparable location, size, and conditions in comparable office buildings in the suburban south Kansas City, Missouri and south Johnson County, Kansas areas.

   Under the Lease, Sprint is required to pay as additional rent all real estate taxes, special assessments, utilities, taxes, insurance, and other operating costs with respect to the Sprint Building during the term of the Lease. In addition, Sprint is responsible for all routine maintenance and repairs including interior mechanical and electrical, HVAC, parking lot, and landscaping to the Sprint Building. The

   Joint Venture, as landlord, is responsible for repair and replacement of the exterior, roof, foundation, and structure.

   The Lease contains a termination option which may be exercised by Sprint effective as of May 18, 2004 provided Sprint has not exercised its expansion option, as described below. The early termination requires nine months' notice and a termination payment to the Joint Venture equal to $6.53 per square foot, or $450,199. Sprint also has an expansion option for an additional 20,000 square feet of office space which may be exercised in two phases, which involves building on unfinished ground level space that is currently used as covered parking within the existing building footprint and shell. At each exercise of an expansion option, the remaining lease term will be extended to be a minimum of an additional five years from the date of the completion of such expansion.

   Rental Revenues

   Rental income from the lease is recognized on a straight-line basis over the life of the lease.

2. BASIS OF ACCOUNTING

   The accompanying statements of revenues over certain operating expenses are presented on the accrual basis. These statements have been prepared in accordance with the applicable rules and regulations of the Securities and Exchange Commission for real estate properties acquired. Accordingly, the statements exclude certain historical expenses, such as depreciation and management fees, not comparable to the operations of the Sprint Building after acquisition by the Joint Venture.

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Wells Real Estate Investment Trust, Inc.,
Wells Real Estate Fund XI, L.P.,
and Wells Real Estate Fund XII, L.P.:

We have audited the accompanying statement of revenues over certain operating expenses for the JOHNSON MATTHEY BUILDING for the year ended December 31, 1998. This financial statement is the responsibility of management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenues over certain operating expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues over certain operating expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

As described in Note 2, this financial statement excludes certain expenses that would not be comparable with those resulting from the operations of the Johnson Matthey Building after acquisition by the Wells Fund XI-Fund XII-REIT Joint Venture (a joint venture between the Wells Operating Partnership, L.P. [on behalf of Wells Real Estate Investment Trust, Inc.], Wells Real Estate Fund XI, L.P., and Wells Real Estate Fund XII, L.P.). The accompanying statement of revenues over certain operating expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and is not intended to be a complete presentation of the Johnson Matthey Building's revenues and expenses.

In our opinion, the statement of revenues over certain operating expenses presents fairly, in all material respects, the revenues over certain operating expenses of the Johnson Matthey Building for the year ended December 31, 1998 in conformity with generally accepted accounting principles.


                                                      /s/ Arthur Andersen LLP


Atlanta, Georgia
August 30, 1999

                           JOHNSON MATTHEY BUILDING


            STATEMENTS OF REVENUES OVER CERTAIN OPERATING EXPENSES

                   FOR THE YEAR ENDED DECEMBER 31, 1998 AND

                    FOR THE SIX MONTHS ENDED JUNE 30, 1999




                                                      1998             1999
                                                    --------         ----------
                                                                     (Unaudited)

RENTAL REVENUES                                     $745,935          $424,724

OPERATING EXPENSES, net of reimbursements            100,314            59,398
                                                    --------          --------
REVENUES OVER CERTAIN OPERATING EXPENSES            $645,621          $365,326
                                                    --------          --------

        The accompanying notes are an integral part of these statements.

                           JOHNSON MATTHEY BUILDING


                        NOTES TO STATEMENTS OF REVENUES

                        OVER CERTAIN OPERATING EXPENSES

                   FOR THE YEAR ENDED DECEMBER 31, 1998 AND

                    FOR THE SIX MONTHS ENDED JUNE 30, 1999


 1.  ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

     Description of Real Estate Property Acquired

     On August 17, 1999, the Wells Fund XI-Fund XII-REIT Joint Venture (the "Joint Venture") acquired an office building with approximately 130,000 rentable square feet located in Tredyffrin Township, Chester County, Pennsylvania (the "Johnson Matthey Building"). The Joint Venture is a joint venture partnership between Wells Real Estate Fund XI, L.P. ("Wells Fund XI"), Wells Real Estate Fund XII, L.P. ("Wells Fund XII"), and Wells Operating Partnership, L.P. ("Wells OP"), a Delaware limited partnership formed to acquire, own, lease, operate, and manage real properties on behalf of Wells Real Estate Investment Trust, Inc. (the "Wells REIT"). Wells Fund XI contributed $3,494,797, Wells Fund XII contributed $1,500,000, and Wells OP contributed $3,055,694 to the Joint Venture for their respective share of the purchase of the Johnson Matthey Building.

     The entire 133,000 rentable square feet of the Johnson Matthey Building is currently under a net lease agreement (the "Lease") with Johnson Matthey. The Lease was assigned to the Joint Venture at the closing. The initial term of the Lease is ten years, which commenced on July 1, 1997 and expires on June 30, 2007. Johnson Matthey has the right to extend the Lease for two additional three-year periods. Each extension option must be exercised by giving notice to the landlord at least 12 months prior to the expiration date of the then current lease term. The monthly base rent payable for each extended term of the Lease will be equal to the fair market rent taking into consideration rental rates for comparable industrial and research and development properties in the local market area.

     Under the Lease, Johnson Matthey is required to pay as additional rent all real estate taxes, special assessments, utilities, taxes, insurance, and other operating costs with respect to the Johnson Matthey Building during the term of the Lease. In addition, Johnson Matthey is responsible for all routine maintenance and repairs including interior mechanical and electrical, HVAC, parking lot, and landscaping to the Johnson Matthey Building. The Joint Venture, as landlord, is responsible for repair and replacement of the exterior, roof, foundation, and structure.

     The Lease contains a purchase option, which may be exercised by Johnson Matthey in the event that the Joint Venture desires to sell the building to an unrelated third party. The Joint Venture must give Johnson Matthey written notice of its intent to sell the Johnson Matthey Building, and Johnson Matthey will have ten days from the date of such notice to provide written notice of its intent to purchase the building. If Johnson Matthey exercises the purchase option, it must purchase the Johnson Matthey Building on the same terms contained in the offer.

     Rental Revenues

     Rental income from the lease is recognized on a straight-line basis over the life of the lease.

 2.  BASIS OF ACCOUNTING

     The accompanying statements of revenues over certain operating expenses are presented on the accrual basis. These statements have been prepared in accordance with the applicable rules and regulations of the Securities and Exchange Commission for real estate properties acquired. Accordingly, the statements exclude certain historical expenses, such as depreciation, not comparable to the operations of the Johnson Matthey Building after acquisition by the Joint Venture.

                              ARTHUR ANDERSEN LLP


                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To Wells Real Estate Investment Trust, Inc.:

We have audited the accompanying statement of revenues over certain operating expenses for the VIDEOJET BUILDING for the year ended December 31, 1998. This financial statement is the responsibility of management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenues over certain operating expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues over certain operating expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

As described in Note 2, this financial statement excludes certain expenses that would not be comparable with those resulting from the operations of the Videojet Building after acquisition by the Wells Operating Partnership, L.P. (on behalf of Wells Real Estate Investment Trust, Inc.). The accompanying statement of revenues over certain operating expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and is not intended to be a complete presentation of the Videojet Building's revenues and expenses.

In our opinion, the statement of revenues over certain operating expenses presents fairly, in all material respects, the revenues over certain operating expenses of the Videojet Building for the year ended December 31, 1998, in conformity with generally accepted accounting principles.

                                                       /s/ Arthur Andersen LLP
Atlanta, Georgia
September 17, 1999

                               VIDEOJET BUILDING


            STATEMENTS OF REVENUES OVER CERTAIN OPERATING EXPENSES

                   FOR THE YEAR ENDED DECEMBER 31, 1998 AND

                    FOR THE SIX MONTHS ENDED JUNE 30, 1999




                                                                          December 31,         June 30,
                                                                              1998              1999
                                                                          ------------       -----------
                                                                                             (Unaudited)
RENTAL REVENUES                                                            $2,995,806         $1,497,903

OPERATING EXPENSES, net of reimbursements                                           0                  0
                                                                          ------------       -----------
REVENUES OVER CERTAIN OPERATING
  EXPENSES                                                                 $2,995,806         $1,497,903
                                                                          ------------       -----------



        The accompanying notes are an integral part of these statements.

                               VIDEOJET BUILDING


                        NOTES TO STATEMENTS OF REVENUES

                        OVER CERTAIN OPERATING EXPENSES

                   FOR THE YEAR ENDED DECEMBER 31, 1998 AND

                    FOR THE SIX MONTHS ENDED JUNE 30, 1999

1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

   Description of Real Estate Property Acquired

   On September 10, 1999, the Wells Operating Partnership L.P. ("Wells OP"), a Delaware Limited Partnership formed to acquire, own, lease, operate, and manage real properties on behalf of the Wells Real Estate Investment Trust, Inc., acquired a two-story corporate office building with a single story assembly and manufacturing space containing approximately 250,354 rentable square feet located in Wood Dale, DuPage County, Illinois (the "Videojet Building"). The purchase price of the Videojet Building was $33,158,865 which includes acquisition related expenses and $500,000 in selling commissions paid by Wells OP. Wells OP paid $26,130,940 in cash and obtained $7,000,000 in loan proceeds from a line of credit held by SouthTrust Bank, N.A. Additional acquisition fees of $27,925 were incurred related to attorneys' fees, environmental consultants fees, appraisers fees, and other costs.

   The entire 250,354 rentable square feet of the Videojet Building is currently under a net lease agreement dated November 1991 (the "Lease") with Videojet Systems International, Inc. ("Videojet"). The Lease was assigned to Wells OP at the closing. The initial term of the Lease is 20 years which commenced in November 1991 and expires in November 2011. Videojet has the right to extend the Lease for one additional five-year period. The extension option must be exercised by giving notice to the landlord at least 365 days prior to the expiration date of the then current lease term. The monthly base rent payable under the Lease is $236,579 through November 2001 and will be $281,396 for the remainder of the lease term. The monthly base rent payable for the extended term of the Lease will be $388,953, should Videojet choose to extend the lease.

   Under the Lease, Videojet is required to pay as additional rent all real estate taxes, special assessments, utilities, taxes, insurance, and other operating costs associated with the Videojet Building during the term of the Lease. In addition, Videojet is responsible for repair and maintenance of the roof, walls, structure and foundation, landscaping and the heating, ventilating, air conditioning, mechanical, electrical, plumbing, and other systems.

   Rental Revenues

   Rental income from the lease is recognized on a straight-line basis over the life of the lease.

 2. BASIS OF ACCOUNTING

   The accompanying statements of revenues over certain operating expenses are presented on the accrual basis. These statements have been prepared in accordance with the applicable rules and regulations of the Securities and Exchange Commission for real estate properties acquired. Accordingly, the statements exclude certain historical expenses, such as depreciation, interest, and management fees, not comparable to the operations of the Videojet Building after acquisition by Wells OP.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To Wells Real Estate Investment Trust, Inc., and Wells Real Estate Fund XII, L.P.:

We have audited the accompanying statement of revenues over certain operating expenses for the GARTNER BUILDING for the year ended December 31, 1998. This financial statement is the responsibility of management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenues over certain operating expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues over certain operating expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

As described in Note 2, this financial statement excludes certain expenses that would not be comparable with those resulting from the operations of the Gartner Building after acquisition by the Wells Fund XI-Fund XII-REIT Joint Venture (a joint venture between the Wells Operating Partnership, L.P. [on behalf of Wells Real Estate Investment Trust, Inc.], Wells Real Estate Fund XI, L.P., and Wells Real Estate Fund XII, L.P.). The accompanying statement of revenues over certain operating expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and is not intended to be a complete presentation of the Gartner Building's revenues and expenses.

In our opinion, the statement of revenues over certain operating expenses presents fairly, in all material respects, the revenues over certain operating expenses of the Gartner Building for the year ended December 31, 1998 in conformity with generally accepted accounting principles.



                                        /S/ Arthur Andersen LLP


Atlanta, Georgia
September 24, 1999

                                GARTNER BUILDING


             STATEMENTS OF REVENUES OVER CERTAIN OPERATING EXPENSES

                    FOR THE YEAR ENDED DECEMBER 31, 1998 AND

                     FOR THE SIX MONTHS ENDED JUNE 30, 1999




                                                           1998        1999
                                                       ----------   ----------
                                                                    (Unaudited)

RENTAL REVENUES                                        $738,074     $402,590

OPERATING EXPENSES, net of reimbursements                 8,505           75
                                                       ----------   ----------
REVENUES OVER CERTAIN OPERATING EXPENSES               $729,569     $402,515
                                                       ==========   ==========



        The accompanying notes are an integral part of these statements.

                                GARTNER BUILDING


                        NOTES TO STATEMENTS OF REVENUES

                        OVER CERTAIN OPERATING EXPENSES

                    FOR THE YEAR ENDED DECEMBER 31, 1998 AND

                     FOR THE SIX MONTHS ENDED JUNE 30, 1999


1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

   Description of Real Estate Property Acquired

   On September 20, 1999, the Wells Fund XI-Fund XII-REIT Joint Venture (the "Joint Venture") acquired a two story office building with approximately 62,400 rentable square feet located in Fort Myers, Lee County, Florida (the "Gartner Building").

   The Joint Venture is a partnership between Wells Real Estate Fund XII, L.P. ("Wells Fund XII"), Wells Real Estate Fund XI, L.P. ("Wells Fund XI"), and Wells Operating Partnership, L.P. ("Wells OP"), a Delaware limited partnership formed to acquire, own, lease, operate, and manage real properties on behalf of Wells Real Estate Investment Trust, Inc.

   The purchase price for the Gartner Building was $8,320,000. The Joint Venture also incurred additional acquisition expenses in connection with the purchase of the Gartner Building, including attorneys' fees, recording fees and other closing costs, of $27,600.

   The Wells Fund XII contributed $2,800,000, Wells Fund XI contributed $106,550, and Wells OP contributed $5,441,050 to the Joint Venture for their respective share of the acquisition costs for the Gartner Building.

   The entire 62,400 rentable square feet of the Gartner Building is currently under a net lease agreement with Gartner dated July 30, 1997 (the "Lease"). The Lease was assigned to the Joint Venture at the closing.

   The initial term of the Lease is ten years which commenced on February 1, 1998 and expires on January 31, 2008. Gartner has the right to extend the Lease for two additional five year periods of time. Each extension option must be exercised by giving at least one year's notice to the landlord prior to the expiration date of the then current lease term.

   Under the Lease, Gartner is required to pay as additional rent all real estate taxes, special assessments, utilities, taxes, insurance, and other operating costs with respect to the Gartner Building during the term of the Lease. In addition, Gartner is responsible for all routine maintenance and repairs to the Gartner Building. The Joint Venture, as landlord, is responsible for repair and replacement of the roof, structure, and paved parking areas.

    Rental Revenues

    Rental income from the lease is recognized on a straight-line basis over the life of the lease.

 2. BASIS OF ACCOUNTING

    The accompanying statements of revenues over certain operating expenses are presented on the accrual basis. These statements have been prepared in accordance with the applicable rules and regulations of the Securities and Exchange Commission for real estate properties acquired. Accordingly, the statements exclude certain historical expenses, such as depreciation and management and leasing fees, not comparable to the operations of the Gartner Building after acquisition by the Joint Venture.

                   WELLS REAL ESTATE INVESTMENT TRUST, INC.


                   UNAUDITED PRO FORMA FINANCIAL STATEMENTS

Wells Operating Partnership, L.P., ("Wells OP") is a Delaware limited partnership that was organized to own and operate properties on behalf of Wells Real Estate Investment Trust, Inc. ("Wells REIT"). Wells REIT is the general partner of Wells OP.

The following unaudited pro forma statements of income for the year ended December 31, 1998 and the nine-month period ended September 30, 1999 have been prepared to give effect to the following transactions as if each occurred on January 1, 1998: (i) Wells OP's acquisition of an equity interest in Fund IX, Fund X, Fund XI, and REIT Joint Venture (formerly Fund IX-Fund X Associates) (a joint venture between Wells Real Estate Fund IX, L.P., Wells Real Estate Fund X, L.P. ["Wells Fund X"], Wells Real Estate Fund XI, L.P. ["Wells Fund XI"], and Wells OP); (ii) acquisition of Lucent Building by Fund IX, Fund X, Fund XI, and REIT Joint Venture; (iii) Wells OP's adjusted equity interest in Fund IX, Fund X, Fund XI, and REIT Joint Venture after giving affect to the contribution by Wells Fund X of Iomega Building to Fund IX, Fund X, Fund XI, and REIT Joint Venture; (iv) acquisition of the Fairchild Building by Wells/Fremont Associates (a joint venture between Wells OP and Fund X and Fund XI Associates [a joint venture between Wells Fund X and Wells Fund XI]); (v) acquisition of the Cort Furniture Building by Wells/Orange County Associates (a joint venture between Wells OP and Fund X and Fund XI Associates); (vi) acquisition of the EYBL CarTex Building by Wells Fund XI-Fund XII-REIT Joint Venture (a joint venture between Wells Fund XI, Wells Real Estate Fund XII, L.P., and Wells OP); (vii) acquisition of the Sprint Building by Wells Fund XI-Fund XII-REIT Joint Venture;
(viii) acquisition of the Johnson Matthey Building by Wells Fund XI-Fund XI-REIT Joint Venture; and (ix) acquisition of the Gartner Building by Wells Fund XI-Fund XI-REIT Joint Venture.

The following unaudited pro forma statements of income for the year ended December 31, 1998 and the nine-month period ended September 30, 1999 have been prepared to give effect to the acquisition by Wells OP of the Vanguard Cellular Building and the Videojet Building as if the acquisitions had occurred on November 16, 1998 (Vanguard Cellular lease inception date) and on January 1, 1998, respectively.

No pro forma balance sheet as of September 30, 1999 has been prepared since no acquisitions have occurred since September 30, 1999, the date of Wells REIT's most recently issued historical balance sheet.

These unaudited pro forma financial statements are prepared for informational purposes only and are not necessarily indicative of future results or of actual results that would have been achieved had the acquisition been consummated at the beginning of the period presented.

                   WELLS REAL ESTATE INVESTMENT TRUST, INC.


                              STATEMENT OF INCOME

                     FOR THE YEAR ENDED DECEMBER 31, 1998

                                  (Unaudited)


                                                        Fund IX,
                                                        Fund X,
                                         Wells Real     Fund XI,
                                           Estate       and REIT
                                         Investment      Joint                                               Cort       Vanguard
                                         Trust, Inc.    Venture      Lucent       Iomega      Fairchild    Furniture    Cellular
                                         -----------  -----------   --------     --------    -----------  -----------  ----------
REVENUES:
  Rental income                           $ 20,994    $         0    $     0    $        0    $        0    $       0   $ 171,855(b)
  Equity in income (loss) of joint
   ventures                                263,315         17,909(a)   7,142(a)      6,158(a)     13,316(a)    11,489(a)        0
  Interest income                          110,869              0          0             0             0            0           0
                                          --------    -----------    -------    ----------    ----------    ---------   ---------
                                           395,178         17,909      7,142         6,158        13,316       11,489     171,855
                                          --------    -----------    -------    ----------    ----------    ---------   ---------
EXPENSES:
  Operating costs, net of
   reimbursements                           11,033              0          0             0             0            0           0
  General and administrative                29,943              0          0             0             0            0       2,384
  Depreciation                                   0              0          0             0             0            0      60,896(c)
  Interest                                       0              0          0             0             0            0      54,255(d)
  Legal and accounting                      19,552              0          0             0             0            0           0
  Computer costs                               616              0          0             0             0            0           0
                                          --------    -----------    -------    ----------    ----------    ---------   ---------
                                            61,144              0          0             0             0            0     117,535
                                          --------    -----------    -------    ----------    ----------    ---------   ---------
NET INCOME (LOSS)                         $334,034    $    17,909    $ 7,142    $    6,158    $   13,316    $  11,489   $  54,320
                                          ========    ===========    =======    ==========    ==========    =========   =========
HISTORICAL EARNINGS PER SHARE (BASIC AND
 DILUTED)                                 $   0.40
                                          ========

PRO FORMA EARNINGS PER SHARE (BASIC AND
 DILUTED)

                                                                                                                         Pro
                                                    EYBL                     Johnson                                    Forma
                                                   CarTex       Sprint       Matthey      Gartner      Videojet         Total
                                                  --------     --------     ---------    ---------    ----------     ----------
REVENUES:
  Rental income                                    $     0      $      0     $      0     $      0     $2,995,806(b)  $3,188,655
  Equity in income (loss) of joint ventures         (5,022)(a)   391,893(a)   235,468(a)   258,285(a)           0      1,199,953
  Interest income                                        0             0            0            0              0        110,869
                                                  --------      --------    ---------    ---------     ----------     ----------
                                                    (5,022)      391,893      235,468      258,285      2,995,806      4,499,477
                                                  --------      --------    ---------    ---------     ----------     ----------
EXPENSES:
  Operating costs, net of reimbursements                 0             0            0            0              0         11,033
  General and administrative                             0             0            0            0              0         32,327
  Depreciation                                           0             0            0            0      1,173,286(c)   1,234,182
  Interest                                               0             0            0            0        520,625(e)     574,880
  Legal and accounting                                   0             0            0            0              0         19,552
  Computer costs                                         0             0            0            0              0            616
                                                  --------      --------    ---------    ---------     ----------     ----------
                                                         0             0            0            0      1,693,911      1,872,590
                                                  --------      --------    ---------    ---------     ----------     ----------
NET INCOME (LOSS)                                  $(5,022)     $391,893     $235,468     $258,285     $1,301,895     $2,626,887
                                                  ========      ========    =========    =========     ==========     ==========
HISTORICAL EARNINGS PER SHARE (BASIC AND DILUTED)

PRO FORMA EARNINGS PER SHARE (BASIC AND DILUTED)                                                                      $     0.25(f)
                                                                                                                      ==========


(a) Reflects Wells Real Estate Investment Trust, Inc.'s equity in income (loss) of the joint venture which owns the respective property; the pro forma adjustments result from rental revenues less operating expenses, management and leasing fees, and depreciation of the respective property.
(b)  Rental income is recognized on a straight-line basis.
(c) Depreciation expense is based on the straight-line method and a 25-year life; depreciation expense commences when the property is placed in service.
(d) Interest expense is based on the $6,150,000 note payable which bears interest at 7%.
(e) Interest expense is based on the $7,000,000 note payable which bears interest at 7.4375%.
(f) As of the latest property acquisition date, September 20, 1999, Wells Real Estate Investment Trust, Inc. had 10,588,947 shares of common stock outstanding; the pro forma earnings per share amount is as if these shares were outstanding for the year ending December 31, 1998.

                   WELLS REAL ESTATE INVESTMENT TRUST, INC.


                              STATEMENT OF INCOME

               FOR THE NINE-MONTH PERIOD ENDED SEPTEMBER 30, 1999

                                  (Unaudited)

                                                          Wells Real Estate
                                                             Investment                       EYBL
                                                             Trust, Inc.      Vanguard       CarTex         Sprint
                                                          ----------------   ----------    ---------      ----------
REVENUES:
  Rental income                                             $2,806,158        $87,071(a)     $    0        $      0
  Equity in income of joint ventures                           783,065              0         9,428(d)      183,914(d)
  Interest income                                              407,067              0             0               0
                                                            ----------        -------        ------        --------
                                                             3,996,290         87,071         9,428         183,914
                                                            ----------        -------        ------        --------
EXPENSES:
  Operating costs, net of reimbursements                       359,112               0            0               0
  Management and leasing fees                                  150,908           1,710            0               0
  Depreciation                                               1,036,003          40,236(b)         0               0
  Interest                                                           0          33,866(c)         0               0
  Administrative costs                                          91,016               0            0               0
  Legal and accounting                                          78,637               0            0               0
  Computer costs                                                 8,182               0            0               0
                                                            ----------        --------       ------        --------
                                                             1,723,858          75,812            0               0
                                                            ----------        --------       ------        --------
NET INCOME                                                  $2,272,432        $ 11,259       $9,428        $183,914
                                                            ==========        ========       ======        ========

HISTORICAL EARNINGS PER SHARE (BASIC AND DILUTED)           $     0.37
                                                            ==========

PRO FORMA EARNINGS PER SHARE (BASIC AND DILUTED)

                                                               Johnson                                    Pro Forma
                                                               Matthey      Gartner       Videojet          Total
                                                              ---------   ----------   --------------   ------------
REVENUES:

  Rental income                                               $      0     $      0     $2,093,754(a)    $4,986,983
  Equity in income of joint ventures                           166,931(d)   194,078(d)           0        1,337,416
  Interest income                                                    0            0              0          407,067
                                                              --------    ---------    -----------      -----------
                                                               166,931      194,078      2,093,754        6,731,466
                                                              --------    ---------    -----------      -----------
EXPENSES:
  Operating costs, net of reimbursements                             0            0              0          359,112
  Management and leasing fees                                        0            0              0          152,618
  Depreciation                                                       0            0        820,004(b)     1,896,243
  Interest                                                           0            0        363,863(e)       397,729
  Administrative costs                                               0            0              0           91,016
  Legal and accounting                                               0            0              0           78,637
  Computer costs                                                     0            0              0            8,182
                                                              --------    ---------    -----------      -----------
                                                                     0            0      1,183,867        2,983,537
                                                              --------    ---------    -----------      -----------
NET INCOME                                                    $166,931     $194,078     $  909,887       $3,747,929
                                                              ========    =========    ===========      ===========

HISTORICAL EARNINGS PER SHARE (BASIC AND DILUTED)

PRO FORMA EARNINGS PER SHARE (BASIC AND DILUTED)                                                         $     0.35(f)
                                                                                                        ===========

(a)  Rental income is recognized on a straight-line basis.
(b) Depreciation expense is based on the straight-line method and a 25-year life; depreciation expense commences when the property is placed in service.
(c) Interest expense is based on the $6,150,000 note payable which bears interest at 7%.
(d) Reflects Wells Real Estate Investment Trust, Inc.'s equity in income of the joint venture which owns the respective property; the pro forma adjustments result from rental revenues less operating expenses, management and leasing fees, and depreciation of the respective property.
(e) Interest expense is based on the $7,000,000 note payable which bears interest at 7.4375%.
(f) As of the latest property acquisition date, September 20, 1999, Wells Real Estate Investment Trust, Inc. had 10,588,957 shares of common stock outstanding; the pro forma earnings per share amount is as if these shares were outstanding for the nine-month period ending September 30, 1999.

                           PRIOR PERFORMANCE TABLES

     The following prior performance tables (Tables) provide information relating to real estate investment programs sponsored by the advisor and its affiliates (Wells Public Programs) which have investment objectives substantially similar to the Wells REIT. (See "Investment Objectives and Criteria.") All of the Wells Public Programs, except for the Wells REIT, have used a substantial amount of capital, and no acquisition indebtedness, to acquire their properties.

     Prospective investors should read these Tables carefully together with the summary information concerning the Wells Public Programs as set forth in the "Prior Performance Summary" section of this prospectus.

     Investors in the Wells REIT will not own any interest in the other Wells Public Programs and should not assume that they will experience returns, if any, comparable to those experienced by investors in the Wells Public Programs.

     The advisor is responsible for the acquisition, operation, maintenance and resale of the real estate properties. The financial results of the Wells Public Programs thus provide an indication of the advisor's performance of its obligations during the periods covered. However, general economic conditions affecting the real estate industry and other factors contribute significantly to financial results.

     The following tables are included in this Supplement to the Prospectus:

     Table I - Experience in Raising and Investing Funds (As a Percentage of Investment)

     Table II - Compensation to Sponsor (in Dollars)

     Table III - Annual Operating Results of Wells Public Programs

     Table IV (Results of completed programs) and Table V (sales or disposals of property) have been omitted since none of the Wells Public Programs have sold any of their properties to date.

     Additional information relating to the acquisition of properties by the Wells Public Programs is contained in Table VI, which is included in Part II of the registration statement which the Wells REIT has filed with the Securities and Exchange Commission. As described above, no Wells Public Program has sold or disposed of any property held by it. Copies of any or all information will be provided to prospective investors at no charge upon request.

     The following are definitions of certain terms used in the Tables:

     "Acquisition Fees" shall mean fees and commissions paid by a Wells Public Program in connection with its purchase or development of a property, except development fees paid to a person not affiliated with the Wells Public Program or with a general partner or advisor of the Wells Public Program in connection with the actual development of a project after acquisition of the land by the Wells Public Program.

     "Organization Expenses" shall include legal fees, accounting fees, securities filing fees, printing and reproduction expenses and fees paid to the sponsor in connection with the planning and formation of the Wells Public Program.

     "Underwriting Fees" shall include selling commissions and wholesaling fees paid to broker-dealers for services provided by the broker-dealers during the offering.

                                    TABLE I
                                  (UNAUDITED)

                   EXPERIENCE IN RAISING AND INVESTING FUNDS

     This Table provides a summary of the experience of the sponsors of Wells Public Programs for which offerings have been completed since December 31, 1995. Information is provided with regard to the manner in which the proceeds of the offerings have been applied. Also set forth is information pertaining to the timing and length of these offerings and the time period over which the proceeds have been invested in the properties. All figures are as of December 31, 1998.

                                                      Wells Real         Wells Real          Wells Real          Wells Real
                                                      Estate Fund        Estate Fund        Estate Fund         Estate Fund
                                                      VIII, L.P.          IX, L.P.            X, L.P.             XI, L.P.
                                                   -----------------  -----------------  ------------------  ------------------
Dollar Amount Raised                               $32,042,689/(3)/   $35,000,000/(4)/    $27,128,912/(5)/    $16,532,802/(6)/
                                                   ================   ================    ================    ================
Percentage Amount Raised                                100.0%/(3)/        100.0%/(4)/           100%/(5)/           100%/(6)/
Less Offering Expenses
  Underwriting Fees                                      10.0%              10.0%               10.0%                9.5%
  Organizational Expenses                                 5.0%               5.0%                5.0%                3.0%
Reserves/(1)/                                             0.0%               0.0%                0.0%                0.0%
                                                       ------             ------               -----               ------
  Percent Available for Investment                       85.0%              85.0%               85.0%               87.5%
Acquisition and Development Costs
  Prepaid Items and Fees related to
   Purchase of Property                                    .1%               2.0%                2.4%
  Cash Down Payment                                      80.0%              66.4%               42.1%                0.0%
  Acquisition Fees/(2)/                                   4.5%               4.5%                4.5%               29.5%
  Development and Construction Costs                       .4%              10.1%               12.0%                3.5%

Reserve for Payment of Indebtedness                       0.0%               0.0%                0.0%                0.0%
                                                       ------             ------               -----               -----
Total Acquisition and Development Cost                   85.0%              83.0%               61.0%               33.0%
Percent Leveraged                                         0.0%               0.0%                0.0%                0.0%
                                                       ======             ======               =====               =====
Date Offering Began                                    01/06/95           01/05/96            12/31/96            12/31/97
Length of Offering                                       12 mo.             12 mo.              12 mo.               12mo.
Months to Invest 90% of Amount Available
 for Investment (Measured from Beginning                 17 mo.             14 mo.              19 mo.               /(7)/
 of Offering)

Number of Investors as of 12/31/98                      2,247              2,118               1,812               1,345

______________________
(1)  Does not include general partner contributions held as part of reserves.
(2) Includes acquisition fees, real estate commissions, general contractor fees and/or architectural fees paid to affiliates of the general partners.
(3) Total dollar amount registered and available to be offered was $35,000,000. Wells Real Estate Fund VIII, L.P. closed its offering on January 4, 1996, and the total dollar amount raised was $32,042,689.
(4) Total dollar amount registered and available to be offered was $35,000,000. Wells Real Estate Fund IX, L.P. closed its offering on December 30, 1996, and the total dollar amount raised was $35,000,000.

(5) Total dollar amount registered and available to be offered was $35,000,000. Wells Real Estate Fund X, L.P. closed its offering on December 30, 1997, and the total dollar amount raised was $27,128,912.
(6) Total dollar amount registered and available to be offered was $35,000,000. Wells Real Estate Fund XI, L.P. closed its offering on December 30, 1998, and the total dollar amount raised was $16,532,802.
(7) As of December 31, 1998, Wells Real Estate Fund XI, L.P. had not yet invested 90% of the amount available for investment. The amount invested in properties (including acquisition fees paid but not yet associated with a specific property) at December 31, 1998 was 33% of the total dollar amount raised.

                                   TABLE II
                                  (UNAUDITED)

                            COMPENSATION TO SPONSOR

     The following sets forth the compensation received by general partners or their affiliates, including compensation paid out of offering proceeds and compensation paid in connection with the ongoing operations of Wells Public Programs having similar or identical investment objectives the offerings of which have been completed since December 31, 1995. These partnerships have not sold or refinanced any of their properties to date. All figures are as of December 31, 1998.

                                                    Wells Real    Wells Real    Wells Real    Wells Real       Other
                                                   Estate Fund   Estate Fund   Estate Fund   Estate Fund      Public
                                                    VIII, L.P.     IX, L.P.      X, L.P.       XI, L.P.    Programs/(1)/
                                                   ------------  ------------  ------------  ------------  -------------
Date Offering Commenced                                01/06/95      01/05/96      12/31/96      12/31/97             --

Dollar Amount Raised                                $32,042,689   $35,000,000   $27,128,912   $16,532,802   $174,198,406
 to Sponsor from Proceeds of Offering:
  Underwriting Fees/(2)/                            $   174,295   $   309,556   $   260,748   $   151,911   $    749,861
  Acquisition Fees
   Real Estate Commissions                                   --            --            --                           --
   Acquisition and Advisory Fees/(3)/               $ 1,281,708   $ 1,400,000   $ 1,085,157   $   578,648   $  8,877,691

Dollar Amount of Cash Generated from Operations
 Before Deducting Payments to Sponsor/(4)/          $ 5,898,456   $ 4,472,419   $ 2,100,001   $    87,465   $ 31,156,353

Amount Paid to Sponsor from Operations:
 Property Management Fee/(1)/                       $   165,073   $    82,791   $    39,957   $     6,267   $  1,089,740
 Partnership Management Fee                                  --            --            --            --             --
 Reimbursements                                     $   171,240   $    72,803   $    41,659   $    14,623   $  1,300,327
 Leasing Commissions                                $   225,234   $   174,185   $   110,655   $    17,559   $  1,148,836
 General Partner Distributions                               --            --            --            --         15,205
 Other                                                       --            --            --            --             --

Dollar Amount of Property Sales and Refinancing
 Payments to Sponsors:
  Cash                                                       --            --            --            --             --
  Notes                                                      --            --            --            --             --

Amount Paid to Sponsor from Property Sales
 and Refinancing:
  Real Estate Commissions                                    --            --            --            --             --
  Incentive Fees                                             --            --            --            --             --
  Other                                                      --            --            --            --             --

------------------------------------------

(1) Includes compensation paid to general partners from Wells Real Estate Fund I, Wells Real Estate Fund II, Wells Real Estate Fund II-OW, Wells Real Estate Fund III, L.P., Wells Real Estate Fund IV, L.P., Wells Real Estate Fund V, L.P., Wells Real Estate Fund VI, L.P. and Wells Real Estate Fund VII, L.P. during the past three years. In addition to the amounts shown, affiliates of the general partners of Wells Real Estate Fund I are entitled to certain property management and leasing fees but have elected to defer the payment of such fees until a later year on properties owned by Wells Real Estate Fund I. At December 31, 1998, the amount of such fees due the general partners totaled $2,283,808.
(2) Includes net underwriting compensation and commissions paid to Wells Investment Securities, Inc. in connection with the offerings of Wells Real Estate Funds VIII, IX, X, and XI, which were not reallowed to participating broker-dealers.

(3) Fees paid to the general partners or their affiliates for acquisition and advisory services in connection with the review and evaluation of potential real property acquisitions.
(4) Includes $567,231 in net cash provided by operating activities, $4,769,678 in distributions to limited partners and $561,547 in payments to sponsor for Wells Real Estate Fund VIII, L.P.; $732,687 in net cash provided by operating activities, $3,409,953 in distributions to limited partners and $329,779 in payments to sponsor for Wells Real Estate Fund IX, L.P.; $500,687 in net cash provided by operating activities, $1,407,043 in distributions to limited partners and $192,271 in payments to sponsor for Wells Real Estate Fund X, L.P.; $50,858 in net cash used by operating activities, $99,874 in distributions to limited partners and $38,449 in payments to sponsor for Wells Restate Fund XI, L.P.; and $2,917,222 in net cash provided by operating activities, $24,700,228 in distributions to limited partners and $3,538,903 in payments to sponsor for other public programs.

                                   TABLE III
                                  (UNAUDITED)

          The following six tables set forth operating results of Wells Public Programs the offerings of which have been completed since December 31, 1993. The information relates only to public programs with investment objectives similar to those of the partnership. All figures are as of December 31 of the year indicated.

                             TABLE III (UNAUDITED)
                      OPERATING RESULTS OF WELLS PROGRAMS
                        WELLS REAL ESTATE FUND VI, L.P.

                                                                1998          1997          1996           1995           1994
                                                            ------------  ------------  ------------  --------------  -------------
Gross Revenues/(1)/                                          $  939,519    $  884,802    $  675,782   $   1,002,567    $   819,535
Profit on Sale of Properties                                         --            --            --              --             --
Less: Operating Expenses/(2)/                                    82,168        82,898        80,479          94,489        112,389
  Depreciation and Amortization/(3)/                              1,563         6,250         6,250           6,250          6,250
                                                             ----------    ----------    ----------   -------------    -----------
Net Income GAAP Basis/(4)/                                   $  855,788    $  795,654    $  589,053   $     901,828        700,896
                                                             ==========    ==========    ==========   =============    ===========
Taxable Income: Operations                                   $1,206,968    $1,091,770    $  809,389   $     916,531        667,682
                                                             ==========    ==========    ==========   =============    ===========
Cash Generated (Used By):
  Operations                                                    (70,649)      (57,206)       (2,716)        278,728        276,376
  Joint Ventures                                              1,829,428     1,500,023     1,044,891         766,212        203,543
                                                             ----------    ----------    ----------   -------------    -----------
                                                             $1,758,779    $1,442,817    $1,042,175   $   1,044,940    $   479,919
Less Cash Distributions to Investors:
  Operating Cash Flow                                         1,745,626     1,442,817     1,042,175       1,044,940        245,800
  Return of Capital                                                             9,986       125,314              --             --
  Undistributed Cash Flow from Prior Year Operations             13,153            --    $   18,027         216,092             --
                                                             ----------    ----------    ----------   -------------    -----------
Cash Generated (Deficiency) after Cash Distributions         $   13,153    $   (9,986)     (143,341)  $    (216,092)   $   234,119

Special Items (not including sales and financing):
  Source of Funds:
   General Partner Contributions                                     --            --            --              --             --
   Increase in Limited Partner Contributions                         --            --            --              --     12,163,461
                                                             ----------    ----------    ----------   -------------    -----------
                                                             $   13,153    $   (9,986)   $ (143,341)  $    (216,092)   $12,397,580
Use of Funds:
  Sales Commissions and Offering Expenses                            --            --            --              --      1,776,909
  Return of Original Limited Partner's Investment                    --            --            --              --             --
  Property Acquisitions and Deferred Project Costs              135,602       310,759       234,924      10,721,376      5,912,454
                                                             ----------    ----------    ----------   -------------    -----------
Cash Generated (Deficiency) after Cash Distributions
and                                                          $ (122,449)   $ (320,745)   $ (378,265)  $ (10,937,468)   $ 4,708,217
                                                             ==========    ==========    ==========   =============    ===========
  Special Items

Net Income and Distributions Data per $1,000 Invested:

  Net Income on GAAP Basis:
   Ordinary Income (Loss)
    - Operations Class A Units                                       81            78            59              57             43
    - Operations Class B Units                                     (280)         (247)         (160)            (60)           (12)
   Capital Gain (Loss)                                               --            --            --              --             --

Tax and Distributions Data per $1,000 Invested:
  Federal Income Tax Results:
   Ordinary Income (Loss)
   - Operations Class A Units                                        80            75            56              56             41
   - Operations Class B Units                                      (171)         (150)          (99)            (51)           (22)
   Capital Gain (Loss)                                               --            --            --              --             --

Cash Distributions to Investors:
 Source (on GAAP Basis)
 - Investment Income Class A Units                                   80            67            56              57             14
 - Return of Capital Class A Units                                   --            --            --               4             --
 - Return of Capital Class B Units                                   --            --            --              --             --
 Source (on Cash Basis)
 - Operations Class A Units                                          80            67            50              61             14
 - Return of Capital Class A Units                                    0             0             6              --             --
 - Operations Class B Units                                          --            --            --              --             --

Amount (in Percentage Terms) Remaining Invested in
Program Properties at the end of the Last Year Reported
in the Table                                                        100%

----------------------------------
(1) Includes $285,711 in equity in earnings of joint ventures and $533,824 from investment of reserve funds in 1994, $681,033 in equity in earnings of joint ventures and $321,534 from investment of reserve funds in 1995, $607,214 in equity in earnings of joint ventures and $68,568 from investment of reserve funds in 1996, $856,710 in equity in earnings of joint ventures and $28,092 from investment of reserve funds in 1997, and $928,000 in equity in earnings of joint ventures and $11,519 from investment of reserve funds in 1998. At December 31, 1998, the leasing status was 95%.
(2) Includes partnership administrative expenses.
(3) Included in equity in earnings of joint ventures in gross revenues is depreciation of $107,807 for 1994, $264,866 for 1995, $648,478 for 1996,
    $896,753 for 1997, and $917,224 for 1998.
(4) In accordance with the partnership agreement, net income or loss, depreciation and amortization are allocated $762,218 to Class A Limited Partners, $(62,731) to Class B Limited Partners and $1,409 to the General Partners for 1994; $1,172,944 to Class A Limited Partners, $(269,288) to Class B Limited Partners and $(1,828) to the General Partners for 1995; $1,234,717 to Class A Limited Partners, $(645,664) to Class B Limited Partners and $0 to the General Partners for 1996; $1,677,826 to Class A Limited Partners, $(882,172) to Class B Limited Partners and $0 to the General Partners for 1997; and $1,770,058 to Class A Limited Partners $(914,270) to Class B Limited Partners and $0 to the general partners for 1998.

                             TABLE III (UNAUDITED)
                      OPERATING RESULTS OF WELLS PROGRAMS
                        WELLS REAL ESTATE FUND VII, L.P.

                                                                   1998          1997         1996           1995         1994
                                                                   ----          ----         ----           ----         ----
Gross Revenues/(1)/                                             $  846,306    $  816,237    $ 543,291    $    925,246  $   286,371
Profit on Sale of Properties                                            --            --           --              --           --
Less: Operating Expenses/(2)/                                       85,722        76,838       84,265         114,953       78,420
  Depreciation and Amortization/(3)/                                 6,250         6,250        6,250           6,250        4,688
                                                                ----------    ----------    ---------    ------------  -----------
Net Income GAAP Basis/(4)/                                      $  754,334    $  733,149    $ 452,776    $    804,043  $   203,263
                                                                ==========    ==========    =========    ============  ===========
Taxable Income: Operations                                      $1,109,096    $1,008,368    $ 657,443    $    812,402  $   195,067
                                                                ==========    ==========    =========    ============  ===========
Cash Generated (Used By):
  Operations                                                       (72,194)      (43,250)      20,883         431,728       47,595
  Joint Ventures                                                 1,770,742     1,420,126      760,628         424,304       14,243
                                                                ----------    ----------    ---------    ------------  -----------
                                                                $1,698,548    $1,376,876    $ 781,511    $    856,032  $    61,838
Less Cash Distributions to Investors:
  Operating Cash Flow                                            1,636,158     1,376,876      781,511         856,032       52,195
  Return of Capital                                                     --         2,709       10,805          22,064           --
  Undistributed Cash Flow from Prior Year Operations                    --            --           --           9,643           --
                                                                ----------    ----------    ---------    ------------  -----------
Cash Generated (Deficiency) after Cash Distributions            $   62,390    $   (2,709)   $ (10,805)   $    (31,707) $     9,643


Special Items (not including sales and financing):
  Source of Funds:
   General Partner Contributions                                        --            --           --              --           --
   Increase in Limited Partner Contributions                    $       --    $       --    $      --    $    805,212  $23,374,961
                                                                ----------    ----------    ---------    ------------  -----------
                                                                $   62,390    $   (2,709)   $ (10,805)   $    773,505  $23,384,604
Use of Funds:
  Sales Commissions and Offering Expenses                               --            --           --    $    244,207  $ 3,351,569
  Return of Original Limited Partner's Investment                       --            --           --             100           --
  Property Acquisitions and Deferred Project Costs                 181,070       169,172      736,960      14,971,002    4,477,765
                                                                ----------    ----------    ---------    ------------  -----------
Cash Generated (Deficiency) after Cash Distributions and
  Special Items                                                 $ (118,680)   $ (171,881)   $(747,765)   $(14,441,804) $15,555,270
                                                                ==========    ==========    =========    ============  ===========
Net Income and Distributions Data per $1,000 Invested:
  Net Income on GAAP Basis:
   Ordinary Income (Loss)
    - Operations Class A Units                                          85            86           62              57           29
    - Operations Class B Units                                        (224)         (168)         (98)            (20)          (9)
   Capital Gain (Loss)                                                  --            --           --              --           --
Tax and Distributions Data per $1,000 Invested:
  Federal Income Tax Results:
   Ordinary Income (Loss)
    - Operations Class A Units                                          82            78           55              55           28
    - Operations Class B Units                                        (134)         (111)         (58)            (16)          17
   Capital Gain (Loss)                                                  --            --           --              --           --
Cash Distributions to Investors:
 Source (on GAAP Basis)
  - Investment Income Class A Units                                     81            70           43              52            7
  - Return of Capital Class A Units                                     --            --           --              --           --
  - Return of Capital Class B Units                                     --            --           --              --           --
 Source (on Cash Basis)
  - Operations Class A Units                                            81            70           42              51            7
  - Return of Capital Class A Units                                     --            --            1               1           --
  - Operations Class B Units                                            --            --           --              --           --
Source (on a Priority Distribution Basis)/(5)/
 - Investment income Class A Units                                      62            54           29              30            4
 - Return of Capital Class A Units                                      19            16           14              22            3
 - Return of Capital Class B Units                                      --            --           --              --           --

Amount (in Percentage Terms) Remaining Invested in
 Program Properties at the end of the Last Year Reported in
 the Table                                                            100%


_____________
(1) Includes $78,799 in equity in earnings of joint ventures and $207,572 from investment of reserve funds in 1994, $403,325 in equity in earnings of joint ventures and $521,921 from investment of reserve funds in 1995, $457,144 in equity in earnings of joint ventures and $86,147 from investment of reserve funds in 1996, $785,398 in equity in earnings of joint ventures and $30,839 from investment of reserve funds in 1997, and $839,037 in equity in earnings of joint ventures and $7,269 from investment of reserve funds in 1998. At December 31, 1998, the leasing status was 96% including developed property in initial lease up.
(2)    Includes partnership administrative expenses.
(3) Included in equity in earnings of joint ventures in gross revenues is depreciation of $25,468 for 1994, $140,533 for 1995, $605,247 for 1996,
       $877,869 for 1997, and $955,245 for 1998.
(4) In accordance with the partnership agreement, net income or loss, depreciation and amortization are allocated $233,337 to Class A Limited Partners, $(29,854) to Class B Limited Partners and $(220) to the General Partner for 1994; $950,826 to Class A Limited Partners, $(146,503) to Class B Limited Partners and $(280) to the General Partners for 1995; $1,062,605 to Class A Limited Partners, $(609,829) to Class B Limited Partners and $0 to the General Partners for 1996; $1,615,965 to class A Limited Partners, $(882,816) to Class B Limited Partners and $0 to the General Partners for 1997; and $1,704,213 to Class A Limited Partners, $(949,879) to Class B Limited Partners and $0 to the General Partners for 1998.
(5) Pursuant to the terms of the partnership agreement, an amount equal to the cash distributions paid to Class A Limited Partners is payable as priority distributions out of the first available net proceeds from the sale of partnership properties to Class B Limited Partners. The amount of cash distributions paid per unit to Class A Limited Partners is shown as a return of capital to the extent of such priority distributions payable to Class B Limited Partners. As of December 31, 1998, the aggregate amount of such priority distributions payable to Class B Limited Partners totalled $1,364,217.

                             TABLE III (UNAUDITED)
                      OPERATING RESULTS OF WELLS PROGRAMS
                       WELLS REAL ESTATE FUND VIII, L.P.

                                                                1998            1997           1996           1995      1994
                                                            -------------  --------------  -------------  ------------  ----
Gross Revenues/(1)/                                            1,362,513    $  1,204,018    $ 1,057,694   $   402,428   N/A
Profit on Sale of Properties                                          --              --             --            --
Less: Operating Expenses/(2)/                                     87,092          95,201        114,854       122,264
  Depreciation and Amortization/(3)/                               6,250           6,250          6,250         6,250
                                                             -----------    ------------    -----------   -----------
Net Income GAAP Basis/(4)/                                     1,269,171    $  1,102,567    $   936,590       273,914
                                                             ===========    ============    ===========   ===========
Taxable Income: Operations                                     1,683,192    $  1,213,524    $ 1,001,974       404,348
                                                             ===========    ============    ===========   ===========
Cash Generated (Used By):

  Operations                                                     (63,946)          7,909        623,268       204,790
  Joint Ventures                                               2,293,504       1,229,282        279,984        20,287
                                                             -----------    ------------    -----------   -----------
                                                             $ 2,229,558    $  1,237,191    $   903,252       225,077
Less Cash Distributions to Investors:
  Operating Cash Flow                                          2,218,400       1,237,191        903,252            --
  Return of Capital                                                   --         183,315          2,443            --
  Undistributed Cash Flow from Prior Year                             --              --        225,077            --
                                                             -----------    ------------    -----------   -----------
   Operations                                                $    11,158    $   (183,315)   $  (227,520)      225,077
Cash Generated (Deficiency) after Cash Distributions

Special Items (not including sales and financing):
  Source of Funds:
   General Partner Contributions                                      --              --             --            --
   Increase in Limited Partner Contributions/(5)/                     --              --      1,898,147    30,144,542
                                                             -----------    ------------    -----------   -----------
                                                                  11,158    $   (183,315)   $ 1,670,627    30,369,619
Use of Funds:
  Sales Commissions and Offering Expenses                             --              --        464,760     4,310,028
  Return of Limited Partner's Investment                              --           8,600             --            --
  Property Acquisitions and Deferred Project Costs             1,850,859      10,675,811      7,931,566     6,618,273
                                                             -----------    ------------    -----------   -----------
Cash Generated (Deficiency) after Cash Distributions
 and Special Items                                           $(1,839,701)   $(10,867,726)   $(6,725,699)   19,441,318
                                                             ===========    ============    ===========   ===========

Net Income and Distributions Data per $1,000
 Invested:
  Net Income on GAAP Basis:
   Ordinary Income (Loss)
    - Operations Class A Units                                        91              73             46            28
    - Operations Class B Units                                      (212)           (150)           (47)           (3)
   Capital Gain (Loss)                                                --              --             --            --

Tax and Distributions Data per $1,000 Invested:
  Federal Income Tax Results:
   Ordinary Income (Loss)
    - Operations Class A Units                                        89              65             46            17
    - Operations Class B Units                                      (131)            (95)           (33)           (3)
   Capital Gain (Loss)                                                --              --             --            --

Cash Distributions to Investors:
 Source (on GAAP Basis)
  - Investment Income Class A Units                                   83              54             43            --
  - Return of Capital Class A Units                                   --              --             --            --
  - Return of Capital Class B Units                                   --              --             --            --
 Source (on Cash Basis)
  - Operations Class A Units                                          83              47             43            --
  - Return of Capital Class A Units                                   --               7              0            --
  - Operations Class B Units                                          --              --             --            --
Source (on a Priority Distribution Basis)/(5)/
 - Investment Income Class A Units                                    67              42             33            --
 - Return of Capital Class A Units                                    16              12             10            --
 - Return of Capital Class B Units                                    --              --             --            --

Amount (in Percentage Terms) Remaining Invested in
 Program Properties at the end of the Last Year Reported
 in the Table                                                        100%

___________________
(1) Includes $28,377 in equity in earnings of joint ventures and $374,051 from investment of reserve funds in 1995, $241,819 in equity in earnings of joint ventures and $815,875 from investment of reserve funds in 1996, $1,034,907 in equity in earnings of joint ventures and $169,111 from investment of reserve funds in 1997, and $1,346,367 in equity in earnings of joint ventures and $16,146 from investment of reserve funds in 1998. At December 31, 1998, the leasing status was 99% including developed property in initial lease up.
(2) Includes partnership administrative expenses.
(3) Included in equity in earnings of joint ventures in gross revenues is depreciation of $14,058 for 1995, $265,259 for 1996, $841,666 for 1997, and
    $1,157,355 for 1998.
(4) In accordance with the partnership agreement, net income or loss, depreciation and amortization are allocated $294,221 to Class A Limited Partners, $(20,104) to Class B Limited Partners and $(203) to the General Partners for 1995; $1,207,540 to Class A Limited Partners, $(270,653) to Class B Limited Partners and $(297) to the General Partners for 1996; $1,947,536 to Class A Limited Partners, $(844,969) to Class B Limited Partners and $0 to the General Partners for 1997; and $2,431,246 to Class A Limited Partners, $(1,162,075) to Class B Limited Partners and $0 to the General Partners for 1998.
(5) Pursuant to the terms of the partnership agreement, an amount equal to the cash distributions paid to Class A Limited Partners is payable as priority distributions out of the first available net proceeds from the sale of partnership properties to Class B Limited Partners. The amount of cash distributions paid per unit to Class A Limited Partners is shown as a return of capital to the extent of such priority distributions payable to Class B Limited Partners. As of December 31, 1998, the aggregate amount of such priority distributions payable to Class B Limited Partners totalled $989,966.

                             TABLE III (UNAUDITED)
                      OPERATING RESULTS OF WELLS PROGRAMS
                        WELLS REAL ESTATE FUND IX, L.P.

                                                                   1998            1997           1996       1995  1994
                                                               -------------  --------------  -------------  ----  ----
Gross Revenues/(1)/                                             $ 1,561,456    $  1,199,300    $   406,891   N/A   N/A
Profit on Sale of Properties                                             --              --             --
Less: Operating Expenses/(2)/                                       105,251         101,284        101,885
  Depreciation and Amortization/(3)/                                  6,250           6,250          6,250
                                                                -----------    ------------    -----------
Net Income GAAP Basis/(4)/                                      $ 1,449,955    $  1,091,766    $   298,756
                                                                ===========    ============    ===========
Taxable Income: Operations                                      $ 1,906,011    $  1,083,824    $   304,552
                                                                ===========    ============    ===========
Cash Generated (Used By):
  Operations                                                    $    80,147    $    501,390    $   151,150
  Joint Ventures                                                  2,125,489         527,390             --
                                                                -----------    ------------    -----------
                                                                $ 2,205,636    $  1,028,780    $   151,150
Less Cash Distributions to Investors:
  Operating Cash Flow                                             2,188,189       1,028,780        149,425
  Return of Capital                                                      --    $     41,834   $         --
  Undistributed Cash Flow From Prior Year Operations                     --           1,725             --
                                                                -----------    ------------    -----------
Cash Generated (Deficiency) after Cash Distributions            $    17,447    $    (43,559)   $     1,725


Special Items (not including sales and financing):
  Source of Funds:
   General Partner Contributions                                         --              --             --
   Increase in Limited Partner Contributions                             --              --     35,000,000
                                                                -----------    ------------    -----------
                                                                     17,447    $    (43,559)   $35,001,725
Use of Funds:
  Sales Commissions and Offering Expenses                                --         323,039      4,900,321
  Return of Original Limited Partner's Investment                        --             100             --
  Property Acquisitions and Deferred Project Costs                9,455,554      13,427,158      6,544,019
                                                                -----------    ------------    -----------
Cash Generated (Deficiency) after Cash Distributions and
  Special Items                                                 $(9,438,107)   $(13,793,856)   $23,557,385
                                                                ===========    ============    ===========

Net Income and Distributions Data per $1,000 Invested:
  Net Income on GAAP Basis:
   Ordinary Income (Loss)
    - Operations Class A Units                                           88              53             28
    - Operations Class B Units                                         (218)            (77)           (11)
   Capital Gain (Loss)                                                   --              --             --
Tax and Distributions Data per $1,000 Invested:
  Federal Income Tax Results:
   Ordinary Income (Loss)
    - Operations Class A Units                                           85              46             26
    - Operations Class B Units                                         (123)            (47)           (48)
   Capital Gain (Loss)                                                   --              --             --

Cash Distributions to Investors:
 Source (on GAAP Basis)
  - Investment Income Class A Units                                      73              36             13
  - Return of Capital Class A Units                                      --              --             --
  - Return of Capital Class B Units                                      --              --             --
 Source (on Cash Basis)
  - Operations Class A Units                                             73              35             13
  - Return of Capital Class A Units                                      --               1             --
  - Operations Class B Units                                             --              --             --
Source (on a Priority Distribution Basis)/(5)/
 - Investment Income Class A Units                                       61              29             10
 - Return of Capital Class A Units                                       12               7              3
 - Return of Capital Class B Units                                       --              --             --

Amount (in Percentage Terms) Remaining Invested in
 Program Properties at the end of the Last Year Reported in
 the Table                                                              100%

_________________
(1) Includes $23,007 in equity in earnings of joint ventures and $383,884 from investment of reserve funds in 1996, and $593,914 in equity in earnings of joint ventures and $605,386 from investment of reserve funds in 1997, and $1,481,869 in equity in earnings of joint ventures and $79,587 from investment of reserve funds in 1998. At December 31, 1998, the leasing status was 99% including developed property in initial lease up.
(2) Includes partnership administrative expenses.
(3) Included in equity in earnings of joint ventures in gross revenues is depreciation of $25,286 for 1996, $469,126 for 1997, and $1,143,407 for
    1998.
(4) In accordance with the partnership agreement, net income or loss, depreciation and amortization are allocated $330,270 to Class A Limited Partners, $(31,220) to Class B Limited Partners and $(294) to the General Partners for 1996; $1,564,778 to Class A Limited Partners, $(472,806) to Class B Limited Partners and $(206) to the General Partners for 1997; and $2,597,938 to Class A Limited Partners, $(1,147,983) to Class B Limited Partners and $0 to the General Partners for 1998.
(5) Pursuant to the terms of the partnership agreement, an amount equal to the cash distributions paid to Class A Limited Partners is payable as priority distributions out of the first available net proceeds from the sale of partnership properties to Class B Limited Partners. The amount of cash distributions paid per unit to Class A Limited Partners is shown as a return of capital to the extent of such priority distributions payable to Class B Limited Partners. As of December 31, 1998, the aggregate amount of such priority distributions payable to Class B Limited Partners totalled $609,724.

                             TABLE III (UNAUDITED)
                      OPERATING RESULTS OF WELLS PROGRAMS
                        WELLS REAL ESTATE FUND X, L.P.

                                                                    1998           1997        1996    1995    1994
                                                               --------------  -------------   ----    ----    ----
Gross Revenues/(1)/                                             $  1,204,597    $   372,507    N/A     N/A     N/A
Profit on Sale of Properties                                              --             --
Less: Operating Expenses/(2)/                                         99,034         88,232
  Depreciation and Amortization/(3)/                                  55,234          6,250
                                                                ------------    -----------
Net Income GAAP Basis/(4)/                                      $  1,050,329    $   278,025
                                                                ============    ===========
Taxable Income: Operations                                      $  1,277,016    $   382,543
                                                                ============    ===========
Cash Generated (Used By):
  Operations                                                         300,019    $   200,668
  Joint Ventures                                                     886,846             --
                                                                ------------    -----------
                                                                   1,186,865    $   200,668
Less Cash Distributions to Investors:
  Operating Cash Flow                                              1,186,865             --
  Return of Capital                                                   19,510             --
  Undistributed Cash Flow From Prior Year Operations                 200,668             --
                                                                ------------    -----------
Cash Generated (Deficiency) after Cash Distributions            $   (220,178)   $   200,668


Special Items (not including sales and financing):
  Source of Funds:
   General Partner Contributions                                          --             --
   Increase in Limited Partner Contributions                              --     27,128,912
                                                                ------------    -----------
                                                                $   (220,178)   $27,329,580
Use of Funds:
  Sales Commissions and Offering Expenses                            300,725      3,737,363
  Return of Original Limited Partner's Investment                         --            100
  Property Acquisitions and Deferred Project Costs                17,613,067      5,188,485
                                                                ------------    -----------
Cash Generated (Deficiency) after Cash Distributions and
  Special Items                                                 $(18,133,970)   $18,403,632
                                                                ============    ===========

Net Income and Distributions Data per $1,000 Invested:
  Net Income on GAAP Basis:
   Ordinary Income (Loss)
    - Operations Class A Units                                            85             28
    - Operations Class B Units                                          (123)            (9)
   Capital Gain (Loss)                                                    --             --

Tax and Distributions Data per $1,000 Invested:
  Federal Income Tax Results:
   Ordinary Income (Loss)
    - Operations Class A Units                                            78             35
    - Operations Class B Units                                           (64)             0
   Capital Gain (Loss)                                                    --             --

Cash Distributions to Investors:
 Source (on GAAP Basis)
  - Investment Income Class A Units                                       66             --
  - Return of Capital Class A Units                                       --             --
  - Return of Capital Class B Units                                       --             --
 Source (on Cash Basis)
  - Operations Class A Units                                              56             --
  - Return of Capital Class A Units                                       10             --
  - Operations Class B Units                                              --             --
Source (on a Priority Distribution Basis)/(5)/
 - Investment Income Class A Units                                        48             --
 - Return of Capital Class A Units                                        18             --
 - Return of Capital Class B Units                                        --             --

Amount (in Percentage Terms) Remaining Invested in
 Program Properties at the end of the Last Year Reported in
 the Table                                                               100%

_______________________
(1) Includes $(10,035) in equity in earnings of joint ventures and $382,542 from investment of reserve funds in 1997, and $869,555 in equity in earnings of joint ventures, $120,000 in rental income and $215,042 from investment of reserve funds in 1998. At December 31, 1998, the leasing status was 99% including developed property in initial lease up.
(2) Includes partnership administrative expenses.
(3) Included in equity in earnings of joint ventures in gross revenues is depreciation of $18,675 for 1997, and $674,986 for 1998.
(4) In accordance with the partnership agreement, net income or loss, depreciation and amortization are allocated $302,862 to Class A Limited Partners, $(24,675) to Class B Limited Partners and $(162) to the General Partners for 1997, and $1,779,191 to Class A Limited Partners, $(728,524) to Class B Limited Partners and $(338) to General Partners for 1998.
(5) Pursuant to the terms of the partnership agreement, an amount equal to the cash distributions paid to Class A Limited Partners is payable as priority distributions out of the first available net proceeds from the sale of partnership properties to Class B Limited Partners. The amount of cash distributions paid per unit to Class A Limited Partners is shown as a return of capital to the extent of such priority distributions payable to Class B Limited Partners. As of December 31, 1998, the aggregate amount of such priority distributions payable to Class B Limited Partners totalled $388,585.

                             TABLE III (UNAUDITED)
                      OPERATING RESULTS OF WELLS PROGRAMS
                        WELLS REAL ESTATE FUND XI, L.P.

                                                                     1998      1997  1996  1995  1994
                                                                 ------------  ----  ----  ----  ----
Gross Revenues/(1)/                                                  262,729    N/A  N/A   N/A   N/A
Profit on Sale of Properties                                              --
Less: Operating Expenses/(2)/                                        113,184
  Depreciation and Amortization/(3)/                                   6,250
                                                                 -----------
Net Income GAAP Basis/(4)/                                       $   143,295
                                                                 ===========
Taxable Income: Operations                                       $   177,692
                                                                 ===========
Cash Generated (Used By):
  Operations                                                         (50,858)
  Joint Ventures                                                     102,662
                                                                 -----------
                                                                      51,804
Less Cash Distributions to Investors:
  Operating Cash Flow                                                 51,804
  Return of Capital                                                   48,070
  Undistributed Cash Flow From Prior Year Operations                      --
                                                                 -----------
Cash Generated (Deficiency) after Cash Distributions                 (48,070)

Special Items (not including sales and financing):
  Source of Funds:
   General Partner Contributions                                          --
   Increase in Limited Partner Contributions                      16,532,801
                                                                 -----------
                                                                  16,484,731
Use of Funds:
  Sales Commissions and Offering Expenses                          1,779,661
  Return of Original Limited Partner's Investment                         --
  Property Acquisitions and Deferred Project Costs                 5,412,870
                                                                 -----------
Cash Generated (Deficiency) after Cash Distributions and
  Special Items                                                  $ 9,292,200
                                                                 ===========
Net Income and Distributions Data per $1,000 Invested:
  Net Income on GAAP Basis:
   Ordinary Income (Loss)
   - Operations Class A Units                                             50
   - Operations Class B Units                                            (77)
   Capital Gain (Loss)                                                    --

Tax and Distributions Data per $1,000 Invested:
  Federal Income Tax Results:
   Ordinary Income (Loss)
   - Operations Class A Units                                             18
   - Operations Class B Units                                            (17)
   Capital Gain (Loss)                                                    --

Cash Distributions to Investors:
 Source (on GAAP Basis)
 - Investment Income Class A Units                                        14
 - Return of Capital Class A Units                                        --
 - Return of Capital Class B Units                                        --
 Source (on Cash Basis)
 - Operations Class A Units                                                7
 - Return of Capital Class A Units                                         7
 - Operations Class B Units                                               --
 Source (on a Priority Distribution Basis)/(5)/
 - Investment Income Class A Units                                        11
 - Return of Capital Class A Units                                         3
 - Return of Capital Class B Units                                        --

Amount (in Percentage Terms) Remaining Invested in Program
Properties at the end of the Last Year Reported in the Table             100%

---------------------------------
(1) Includes $142,163 in equity in earnings of joint ventures and $120,566 from investment of reserve funds in 1998. At December 31, 1998, the leasing status was 99% including developed property in initial lease up.
(2) Includes partnership administrative expenses.
(3) Included in equity in earnings of joint ventures in gross revenues is depreciation of $105,458 for 1998.
(4) In accordance with the partnership agreement, net income or loss, depreciation and amortization are allocated $254,862 to Class A Limited Partners, $(111,067) to Class B Limited Partners and $(500) to General Partners for 1998.
(5) Pursuant to the terms of the partnership agreement, an amount equal to the cash distributions paid to Class A Limited Partners is payable as priority distributions out of the first available net proceeds from the sale of partnership properties to Class B Limited Partners. The amount of cash distributions paid per unit to Class A Limited Partners is shown as a return of capital to the extent of such priority distributions payable to Class B Limited Partners. As of December 31, 1998, the aggregate amount of such priority distributions payable to Class B Limited Partners totalled $24,621.

                                  EXHIBIT "A"

                            SUBSCRIPTION AGREEMENT



To:  WELLS REAL ESTATE INVESTMENT TRUST, INC.
     Suite 250
     6200 The Corners Parkway
     Norcross, Georgia 30092


Ladies and Gentlemen:

     The undersigned, by signing and delivering a copy of the attached Subscription Agreement Signature Page, hereby tenders this subscription and applies for the purchase of the number of shares of common stock ("Shares") of Wells Real Estate Investment Trust, Inc., a Maryland corporation (the "Company"), set forth on such Subscription Agreement Signature Page. Payment for the Shares is hereby made by check payable to "Bank of America, N.A., as Escrow Agent."

     I hereby acknowledge receipt of the Prospectus of the Company dated December 20, 1999 (the "Prospectus").

     I agree that if this subscription is accepted, it will be held, together with the accompanying payment, on the terms described in the Prospectus. Subscriptions may be rejected in whole or in part by the Company in its sole and absolute discretion.

     Prospective investors are hereby advised of the following:

     (a) The assignability and transferability of the Shares is restricted and will be governed by the Company's Articles of Incorporation and Bylaws and all applicable laws as described in the Prospectus.

     (b) Prospective investors should not invest in Shares unless they have an adequate means of providing for their current needs and personal contingencies and have no need for liquidity in this investment.

     (c) There will be no public market for the Shares, and accordingly, it may not be possible to readily liquidate an investment in the Company.

                 SPECIAL NOTICE FOR CALIFORNIA RESIDENTS ONLY
                   CONDITIONS RESTRICTING TRANSFER OF SHARES


     260.141.11 RESTRICTIONS ON TRANSFER.
                ------------------------

     (a) The issuer of any security upon which a restriction on transfer has been imposed pursuant to Sections 260.102.6, 260.141.10 or 260.534 of the Rules (the "Rules") adopted under the California Corporate Securities Law (the "Code") shall cause a copy of this section to be delivered to each issuee or transferee of such security at the time the certificate evidencing the security is delivered to the issuee or transferee.

     (b) It is unlawful for the holder of any such security to consummate a sale or transfer of such security, or any interest therein, without the prior written consent of the Commissioner (until this condition is removed pursuant to Section 260.141.12 of the Rules), except:

          (1)  to the issuer;

          (2)  pursuant to the order or process of any court;

          (3) to any person described in subdivision (i) of Section 25102 of the Code or Section 260.105.14 of the Rules;

          (4) to the transferor's ancestors, descendants or spouse, or any custodian or trustee for the account of the transferor or the transferor's ancestors, descendants or spouse; or to a transferee by a trustee or custodian for the account of the transferee or the transferee's ancestors, descendants or spouse;

          (5)  to holders of securities of the same class of the same issuer;

          (6)  by way of gift or donation inter vivos or on death;

          (7) by or through a broker-dealer licensed under the Code (either acting as such or as a finder) to a resident of a foreign state, territory or country who is neither domiciled in this state to the knowledge of the broker-dealer, nor actually present in this state if the sale of such securities is not in violation of any securities laws of the foreign state, territory or country concerned;

          (8) to a broker-dealer licensed under the Code in a principal transaction, or as an underwriter or member of an underwriting syndicate or selling group;

          (9) if the interest sold or transferred is a pledge or other lien given by the purchaser to the seller upon a sale of the security for which the Commissioner's written consent is obtained or under this rule not required;

          (10) by way of a sale qualified under Sections 25111, 25112, 25113 or 25121 of the Code, of the securities to be transferred, provided that no order under Section 25140 or subdivision (a) of Section 25143 is in effect with respect to such qualification;

          (11) by a corporation to a wholly owned subsidiary of such corporation, or by a wholly owned subsidiary of a corporation to such corporation;

          (12) by way of an exchange qualified under Section 25111, 25112 or 25113 of the Code provided that no order under Section 25140 or subdivision (a) of Section 25143 is in effect with respect to such qualification;

          (13) between residents of foreign states, territories or countries who are neither domiciled or actually present in this state;

          (14) to the State Controller pursuant to the Unclaimed Property Law or to the administrator of the unclaimed property law of another state;

          (15) by the State Controller pursuant to the Unclaimed Property Law or by the administrator of the unclaimed property law of another state if, in either such case, such person (i) discloses to potential purchasers at the sale that transfer of the securities is restricted under this rule, (ii) delivers to each purchaser a copy of this rule, and (iii) advises the Commissioner of the name of each purchaser;

          (16) by a trustee to a successor trustee when such transfer does not involve a change in the beneficial ownership of the securities;

          (17) by way of an offer and sale of outstanding securities in an issuer transaction that is subject to the qualification requirement of Section 25110 of the Code but exempt from that qualification requirement by subdivision
(f) of Section 25102; provided that any such transfer is on the condition that any certificate evidencing the security issued to such transferee shall contain the legend required by this section.

     (c) The certificates representing all such securities subject to such a restriction on transfer, whether upon initial issuance or upon any transfer thereof, shall bear on their face a legend, prominently stamped or printed thereon in capital letters of not less than 10-point size, reading as follows:

     "IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS
     SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY
     CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES."

[Last amended effective January 21, 1988.]


         SPECIAL NOTICE FOR MAINE, MASSACHUSETTS, MINNESOTA, MISSOURI
                          AND NEBRASKA RESIDENTS ONLY

     In no event may a subscription for Shares be accepted until at least five business days after the date the subscriber receives the Prospectus. Residents of the States of Maine, Massachusetts, Minnesota, Missouri and Nebraska who first received the Prospectus only at the time of subscription may receive a refund of the subscription amount upon request to the Company within five days of the date of subscription.

                      STANDARD REGISTRATION REQUIREMENTS


     The following requirements have been established for the various forms of registration. Accordingly, complete Subscription Agreements and such supporting material as may be necessary must be provided.

TYPE OF OWNERSHIP AND SIGNATURE(S) REQUIRED

1.   INDIVIDUAL:  One signature required.

2.   JOINT TENANTS WITH RIGHT OF SURVIVORSHIP:  All parties must sign.

3.   TENANTS IN COMMON:  All parties must sign.

4.   COMMUNITY PROPERTY:  Only one investor signature required.

5.   PENSION OR PROFIT SHARING PLANS:  The trustee signs the Signature Page.

6. TRUST: The trustee signs the Signature Page. Provide the name of the trust, the name of the trustee and the name of the beneficiary.

7. COMPANY: Identify whether the entity is a general or limited partnership. The general partners must be identified and their signatures obtained on the Signature Page. In the case of an investment by a general partnership, all partners must sign (unless a "managing partner" has been designated for the partnership, in which case he may sign on behalf of the partnership if a certified copy of the document granting him authority to invest on behalf of the partnership is submitted).

8. CORPORATION: The Subscription Agreement must be accompanied by (1) a certified copy of the resolution of the Board of Directors designating the officer(s) of the corporation authorized to sign on behalf of the corporation and (2) a certified copy of the Board's resolution authorizing the investment.

9. IRA AND IRA ROLLOVERS: Requires signature of authorized signer (e.g., an officer) of the bank, trust company, or other fiduciary. The address of the trustee must be provided in order for the trustee to receive checks and other pertinent information regarding the investment.

10.  KEOGH (HR 10):  Same rules as those applicable to IRAs.

11.  UNIFORM GIFT TO MINORS ACT (UGMA) or UNIFORM TRANSFERS TO MINORS ACT
     (UTMA): The required signature is that of the custodian, not of the parent (unless the parent has been designated as the custodian). Only one child is permitted in each investment under UGMA or UTMA. In addition, designate the state under which the gift is being made.

             INSTRUCTIONS TO SUBSCRIPTION AGREEMENT SIGNATURE PAGE
      TO WELLS REAL ESTATE INVESTMENT TRUST, INC. SUBSCRIPTION AGREEMENT

--------------------------------------------------------------------------------
INVESTOR                 Please follow these instructions carefully.
INSTRUCTIONS             Failure to do so may result in the rejection
                         of your subscription.  All information on the
                         Subscription Agreement Signature Page should
                         be completed as follows:
--------------------------------------------------------------------------------
1.   INVESTMENT          a.   GENERAL: A minimum investment of $1,000 (100
                              Shares) is required, except for certain states which require a higher minimum investment. A CHECK
                              FOR THE FULL PURCHASE PRICE OF THE SHARES
                              SUBSCRIBED FOR SHOULD BE MADE PAYABLE TO THE ORDER
                              OF "BANK OF AMERICA, N.A., AS ESCROW AGENT."
                              Investors who have satisfied the minimum purchase requirements in Wells Real Estate Fund I, Wells
                              Real Estate Fund II, Wells Real Estate Fund II-OW,
                              Wells Real Estate Fund III, L.P., Wells Real
                              Estate Fund IV, L.P., Wells Real Estate Fund V,
                              L.P., Wells Real Estate Fund VI, L.P., Wells Real
                              Estate Fund VII, L.P., Wells Real Estate Fund
                              VIII, L.P., Wells Real Estate Fund IX, L.P., Wells
                              Real Estate Fund X, L.P., Wells Real Estate Fund
                              XI, L.P. or Wells Real Estate Fund XII, L.P. or in any other public real estate program may invest as little as $25 (2.5 Shares) except for residents of Maine, Minnesota, Nebraska or Washington. Shares may be purchased only by persons meeting the standards set forth under the Section of the Prospectus entitled "Investor Suitability
                              Standards." Please indicate the state in which the sale was made.

                         b. DEFERRED COMMISSION OPTION: Please check the box if you have agreed with your Broker-Dealer to elect the Deferred Commission Option, as described in the Prospectus, as supplemented to date. By electing the Deferred Commission Option, you are required to pay only $9.40 per Share purchased upon subscription. For the next six years following the year of subscription, you will have a 1% sales commission ($.10 per Share) per year deducted from and paid out of dividends or other cash distributions otherwise distributable to you. Election of the Deferred Commission Option shall authorize the Company to withhold such amounts from dividends or other cash distributions otherwise payable to you as is set forth in the "Plan of Distribution" section of the Prospectus.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
2.  Additional Investments    Please check if you plan to make one or more
                              additional investments in the Company. All
                              additional investments must be in increments of at
                              least $25. Additional investments by residents of
                              Maine must be for the minimum amounts stated under
                              "Suitability Standards" in the Prospectus, and
                              residents of Maine must execute a new Subscription
                              Agreement Signature Page to make additional
                              investments in the Company. If additional
                              investments in the Company are made, the investor
                              agrees to notify the Company and the Broker-Dealer
                              named on the Subscription Agreement Signature Page
                              in writing if at any time he fails to meet the
                              applicable suitability standards or he is unable
                              to make any other representations or warranties
                              set forth in the Prospectus or the Subscription
                              Agreement. The investor acknowledges that the
                              Broker-Dealer named in the Subscription Agreement
                              Signature Page may receive a commission not to
                              exceed 7% of any such additional investments in
                              the Company.
--------------------------------------------------------------------------------
3.  TYPE OF OWNERSHIP         Please check the appropriate box to indicate the
                              type of entity or type of individuals subscribing.
--------------------------------------------------------------------------------
4.  REGISTRATION NAME AND     Please enter the exact name in which the Shares
    ADDRESS                   are to be held. For joint tenants with right of
                              survivorship or tenants in common, include the
                              names of both investors. In the case of
                              partnerships or corporations, include the name of
                              an individual to whom correspondence will be
                              addressed. Trusts should include the name of the
                              trustee. All investors must complete the space
                              provided for taxpayer identification number or
                              social security number. By signing in Section 6,
                              the investor is certifying that this number is
                              correct. Enter the mailing address and telephone
                              numbers of the registered owner of this
                              investment. In the case of a Qualified Plan or
                              trust, this will be the address of the trustee.
                              Indicate the birthdate and occupation of the
                              registered owner unless the registered owner is a
                              partnership, corporation or trust.
--------------------------------------------------------------------------------
5.  INVESTOR NAME             Complete this Section only if the investor's name
    AND ADDRESS               and address is different from the registration
                              name and address provided in Section 4. If the
                              Shares are registered in the name of a trust,
                              enter the name, address, telephone number, social
                              security number, birthdate and occupation of the
                              beneficial owner of the trust.
--------------------------------------------------------------------------------
6.  SUBSCRIBER SIGNATURES     Please separately initial each representation made
                              by the investor where indicated. Except in the
                              case of fiduciary accounts, the investor may not
                              grant any person a power of attorney to make such
                              representations on his or her behalf. Each
                              investor must sign and date this Section. If title
                              is to be held jointly, all parties must sign. If
                              the registered owner is a partnership, corporation
                              or trust, a general partner, officer or trustee of
                              the entity must sign. PLEASE NOTE THAT THESE
                              SIGNATURES DO NOT HAVE TO BE NOTARIZED.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
7.  DIVIDENDS            a.   DIVIDEND REINVESTMENT PLAN: By electing the
                              Dividend Reinvestment Plan, the investor elects to reinvest all dividends otherwise payable to such investor in Shares of the Company. The investor agrees to notify the Company and the Broker-Dealer named on the Subscription Agreement Signature Page in writing if at any time he fails to meet the applicable suitability standards or he is unable to make any other representations and warranties as set forth in the Prospectus or Subscription
                              Agreement or in the prospectus and subscription agreement of any future limited partnerships sponsored by the Advisor or its affiliates. The investor acknowledges that the Broker-Dealer named in the Subscription Agreement Signature Page may receive a commission not to exceed 7% of any reinvested dividends.

                         b.   DIVIDEND ADDRESS: If cash dividends are to be sent
                              to an address other than that provided in Section 4 (i.e., a bank, brokerage firm or savings and loan, etc.), please provide the name, account number and address.
--------------------------------------------------------------------------------
8.  BROKER-DEALER        This Section is to be completed by the Registered
                         Representative. Please complete all BROKER-DEALER
                         information contained in Section 8 including
                         suitability certification. SIGNATURE PAGE MUST BE
                         SIGNED BY AN AUTHORIZED REPRESENTATIVE.
--------------------------------------------------------------------------------

     The Subscription Agreement Signature Page, which has been delivered with this Prospectus, together with a check for the full purchase price, should be delivered or mailed to your Broker-Dealer. Only original, completed copies of Subscription Agreements can be accepted. Photocopied or otherwise duplicated Subscription Agreements cannot be accepted by the Company.

               IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THIS
                    SUBSCRIPTION AGREEMENT SIGNATURE PAGE,
                          PLEASE CALL 1-800-448-1010

                                     -------------------------------------------
SEE PRECEDING PAGE                     Special Instructions:
FOR INSTRUCTIONS
                                     -------------------------------------------

                   WELLS REAL ESTATE INVESTMENT TRUST, INC.
                     SUBSCRIPTION AGREEMENT SIGNATURE PAGE

1.   =====INVESTMENT================================================================================================================

     --------------------------------------------------------
                                                                              Make Investment Check Payable to:
       ______________________    _________________________                        Bank of America, N.A.
             # of Shares             Total $ Invested                                  as Escrow Agent
                                                                      --------------------------------------------------------------
                   (# Shares x $10 = $ Invested)                         [ ] Initial Investment (Minimum $1,000)
                                                                         [ ] Additional Investment (Minimum $25)
       Minimum purchase $1,000 or 100 Shares                                 State in which sale was made________________________
     --------------------------------------------------------         --------------------------------------------------------------

        Check the following box to elect the Deferred Commission Option:             [ ]
                                (This election must be agreed to by the Broker-Dealer listed below)

2.   ===== ADDITIONAL INVESTMENTS ==================================================================================================

     Please check if you plan to make additional investments in the Company:  [ ]
     [If additional investments are made, please include social security number or other taxpayer identification number on your check.]
     [All additional investments must be made in increments of at least $25.]

3.   ===== TYPE OF OWNERSHIP =======================================================================================================

        [ ]  IRA (06)                                                 [ ]  Individual (01)
        [ ]  Keogh (10)                                               [ ]  Joint Tenants With Right of Survivorship (02)
        [ ]  Qualified Pension Plan (11)                              [ ]  Community Property (03)
        [ ]  Qualified Profit Sharing Plan (12)                       [ ]  Tenants in Common (04)
        [ ]  Other Trust_______________________                       [ ]  Custodian:  A Custodian for_________________under
             For the Benefit of________________                            the Uniform Gift to Minors Act or the Uniform Transfers
        [ ]  Company (15)                                                  to Minors Act of the State of______________________(08)
                                                                      [ ]  Other___________________________________

4.  ===== REGISTRATION NAME AND ADDRESS=============================================================================================
        Please print name(s) in which Shares are to be registered.  Include trust name if applicable.
        [ ] Mr  [ ] Mrs  [ ] Ms  [ ] MD  [ ] PhD  [ ] DDS  [ ] Other_____________
        ________________________________________________________
        |                                                      |      Taxpayer Identification Number
        ________________________________________________________      [ ]  [ ] - [ ]  [ ]  [ ]  [ ]  [ ]  [ ]  [ ]
        |                                                      |      Social Security Number
        ________________________________________________________      [ ]  [ ]  [ ] - [ ]  [ ] - [ ]  [ ]  [ ]  [ ]


                        ----------------------------------------------------------------------------------------------------------
     Street Address
     or P.O. Box        ----------------------------------------------------------------------------------------------------------
     City                                              State                   Zip Code
                        ----------------------------          ---------------            -----------------------------------------
                        ----------------------------                     ---------------------------------------------------------
     Home                                              Business
     Telephone No.        (        )                   Telephone No.      (        )
                        ----------------------------                     ---------------------------------------------------------
                        ----------------------------                     ---------------------------------------------------------
     Birthdate                                         Occupation
                        ----------------------------                     ---------------------------------------------------------

5.  ===== INVESTOR NAME AND ADDRESS ================================================================================================
                            (COMPLETE ONLY IF DIFFERENT FROM REGISTRATION NAME AND ADDRESS)
     [ ] Mr  [ ] Mrs   [ ] Ms   [ ] MD   [ ] PhD   [ ] DDS   [ ] Other__________

     Name                                                             Social Security Number
     -------------------------------------------------------
                                                                      [ ] [ ] [ ]-[ ] [ ]-[ ] [ ] [ ] [ ]
     -------------------------------------------------------
                        ----------------------------------------------------------------------------------------------------------
     Street Address
     or P.O. Box        ----------------------------------------------------------------------------------------------------------
     City                                              State                   Zip Code
                        ----------------------------          ---------------            -----------------------------------------
                        ----------------------------                     ---------------------------------------------------------
     Home                                              Business
     Telephone No.        (        )                   Telephone No.      (        )
                        ----------------------------                     ---------------------------------------------------------
                        ----------------------------                     ---------------------------------------------------------
     Birthdate                                         Occupation
                        ----------------------------                     ---------------------------------------------------------
==================================================================================================================================
                                                 (REVERSE SIDE MUST BE COMPLETED)

6.  ===== SUBSCRIBER SIGNATURES ====================================================================================================

     Please separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf. In order to induce the Company to accept this subscription, I hereby represent and warrant to you as follows:

        (a)  I have received the Prospectus.                                                        ____________  ___________
                                                                                                      Initials     Initials
        (b)  I accept and agree to be bound by the terms and conditions of the Articles
             of Incorporation.                                                                      ____________   ____________
                                                                                                      Initials      Initials

        (c)  I have (i) a net worth (exclusive of home, home furnishings and automobiles)
             of $150,000 or more; or (ii) a net worth (as described above) of at least
             $45,000 and had during the last tax year or estimate that I will have during the current tax year a minimum of $45,000 annual gross income, or that I meet the higher suitability requirements imposed by my state of primary residence
             as set forth in the Prospectus under "Suitability Standards."                          ____________   ____________
                                                                                                      Initials      Initials

        (d)  If I am a California resident or if the Person to whom I subsequently propose to assign or transfer any Shares is a California resident, I may not consummate a sale or transfer of my Shares, or any interest therein, or receive any consideration therefor, without the prior written consent of the Commissioner of the  Department of Corporations of the State of California, except as permitted in the Commissioner's
             Rules, and I understand that my Shares, or any document evidencing my Shares, will
             bear a legend reflecting the substance of the foregoing understanding.                ____________   ____________
                                                                                                      Initials      Initials

        (e)  ARKANSAS, NEW MEXICO AND TEXAS RESIDENTS ONLY: I am purchasing the Shares for my own
             account and acknowledge that the investment is not liquid.                            ____________   ____________
                                                                                                      Initials      Initials

     I declare that the information supplied above is true and correct and may be relied upon by the Company in connection with my investment in the Company. Under penalties of perjury, by signing this Signature Page, I hereby certify that (a) I have provided herein my correct Taxpayer Identification Number, and (b) I am not subject to back-up withholding as a result of a failure to report all interest or dividends, or the Internal Revenue Service has notified me that I am no longer subject to back-up withholding.
     -------------------------------------       ---------------------------------------------       ---------------------------
     -------------------------------------       ---------------------------------------------       ---------------------------
       Signature of Investor or Trustee            Signature of Joint Owner, if applicable             Date
                                  (MUST BE SIGNED BY TRUSTEE(S) IF IRA, KEOGH OR QUALIFIED PLAN.)

7.  =====  DISTRIBUTIONS ===========================================================================================================

     7a.  Check the following box to participate in the Dividend Reinvestment Plan:  []

     7b.  Complete the following section only to direct dividends to a party other than registered owner:
                                     _______________________________________________________________________________________________
      Name
                                     _______________________________________________________________________________________________
      Account Number
                                     _______________________________________________________________________________________________
      Street Address or P.O. Box
                                     _______________________________________________________________________________________________
      City                                                                       State               Zip Code
                                     _______________________________________             _________             _____________________
8.  =====  BROKER-DEALER ===========================================================================================================
                                          (TO BE COMPLETED BY REGISTERED REPRESENTATIVE)

     The Broker-Dealer or authorized representative must sign below to complete order. Broker-Dealer warrants that it is a duly licensed Broker-Dealer and may lawfully offer Shares in the state designated as the investor's address or the state in which the sale was made, if different. The Broker-Dealer or authorized representative warrants that he has reasonable grounds to believe this investment is suitable for the subscriber as defined in Section 3(b) of the Rules of Fair Practice of the NASD
     Manual and that he has informed subscriber of all aspects of liquidity and marketability of this investment as required by
     Section 4 of such Rules of Fair Practice.

                                ---------------------------------------------------------------                    -----------------
       Broker-Dealer Name                                                                        Telephone No.(   )
                                ----------------------------------------------------------------------------------------------------
       Broker-Dealer Street
       Address or P.O. Box
                                ----------------------------------------------------------------------------------------------------
       City                                                    State                                  Zip Code
                                ---------------------------             -----------------------                    -----------------

                                ---------------------------------------------------------------                    -----------------
       Registered
       Representative Name                                                                       Telephone No.(   )
                                ----------------------------------------------------------------------------------------------------
       Broker-Dealer Street
       Address or P.O. Box
                                ----------------------------------------------------------------------------------------------------
       City                                                    State                                  Zip Code
       -----------------------------------------------------            -----------------------                    -----------------

       -----------------------------------------------------             -----------------------------------------------------------
         Broker-Dealer Name Signature, if required                           Registered Representative Name Signature

Please mail completed Subscription Agreement (with all signatures) and check(s)
                                made payable to
                  Bank of America, N.A., as Escrow Agent to:
                       WELLS INVESTMENT SECURITIES, INC.
                                  Suite 250
                           6200 The Corners Parkway
                           Norcross, Georgia  30092
                         800-448-1010  or 770-449-7800

       Overnight address:                                              Mailing address:
       6200 The Corners Parkway, Suite 250                              P.O. Box 926040
       Norcross, Georgia 30092                             Norcross, Georgia 30092-9209
       FOR COMPANY USE ONLY:
       -----------------------------------------------------------------------------------------------------------------------------
         ACCEPTANCE BY COMPANY               Amount_______________    Date ______________________________________________
         Received and Subscription Accepted:        Check No. ____________________   Certificate No. ______________________________
         By: ___________________________________    Wells Real Estate Investment Trust, Inc.

         ______________________________      ___________________________________________________________      ______________________
                 Broker-Dealer #                              Registered Representative #                            Account #
       -----------------------------------------------------------------------------------------------------------------------------

                                  EXHIBIT "B"

                             AMENDED AND RESTATED
                          DIVIDEND REINVESTMENT PLAN
                            As of December 20, 1999


          Wells Real Estate Investment Trust, Inc., a Maryland corporation (the "Company"), pursuant to its Amended and Restated Articles of Incorporation, adopted a Dividend Reinvestment Plan (the "DRP"), which is hereby amended and restated in its entirety as set forth below. Capitalized terms shall have the same meaning as set forth in the Articles unless otherwise defined herein.

          1.  Dividend Reinvestment.  As agent for the shareholders
              ---------------------
("Shareholders") of the Company who (a) purchased shares of the Company's common stock (the "Shares") pursuant to the Company's initial public offering (the "Initial Offering"), which commenced on January 30, 1998 and will terminate on or before January 30, 2000, (b) purchase Shares pursuant to the Company's second public offering (the "Second Offering"), which will commence immediately upon the termination of the Initial Offering, or (c) purchase Shares pursuant to any future offering of the Company ("Future Offering"), and who elect to participate in the DRP (the "Participants"), the Company will apply all dividends and other distributions declared and paid in respect of the Shares held by each Participant (the "Dividends"), including Dividends paid with respect to any full or fractional Shares acquired under the DRP, to the purchase of the Shares for such Participants directly, if permitted under state securities laws and, if not, through the Dealer Manager or Soliciting Dealers registered in the Participant's state of residence.

          2.  Effective Date.  The effective date of this Amended and Restated
              --------------
Dividend Reinvestment Plan (the "DRP") shall be the date that the Second Offering becomes effective with the Securities and Exchange Commission (the "Commission").

          3.  Procedure for Participation.  Any Shareholder who purchased Shares
              ---------------------------
pursuant to the Initial Offering, the Second Offering or any Future Offering and who has received a prospectus, as contained in the Company's registration statement filed with the Commission, may elect to become a Participant by completing and executing the Subscription Agreement, an enrollment form or any other appropriate authorization form as may be available from the Company, the Dealer Manager or Soliciting Dealer. Participation in the DRP will begin with the next Dividend payable after receipt of a Participant's subscription, enrollment or authorization. Shares will be purchased under the DRP on the date that Dividends are paid by the Company. Dividends of the Company are currently paid quarterly. Each Participant agrees that if, at any time prior to the listing of the Shares on a national stock exchange or inclusion of the Shares for quotation on the National Association of Securities Dealers, Inc. Automated Quotation System ("Nasdaq"), he or she fails to meet the suitability requirements for making an investment in the Company or cannot make the other representations or warranties set forth in the Subscription Agreement, he or she will promptly so notify the Company in writing.

          4.  Purchase of Shares.  Participants will acquire DRP Shares from the
              ------------------
Company at a fixed price of $10 per Share until (i) all 2,200,000 of the DRP Shares registered in the Second Offering are issued or (ii) the Second Offering terminates and the Company elects to deregister with the Commission the unsold DRP Shares. Participants in the DRP may also purchase fractional Shares so that 100% of the Dividends will be used to acquire Shares. However, a Participant will not be able to acquire DRP Shares to the extent that any such purchase would cause such Participant to exceed the Ownership Limit as set forth in the Articles.

          Shares to be distributed by the Company in connection with the DRP may (but are not required to) be supplied from: (a) the DRP Shares which will be registered with the Commission in connection with the Company's Second Offering,
(b) Shares to be registered with the Commission in a Future Offering for use in the DRP (a "Future Registration"), or (c) Shares of the Company's common stock purchased by the Company for the DRP in a secondary market (if available) or on a stock exchange or Nasdaq (if listed) (collectively, the "Secondary Market").

          Shares purchased on the Secondary Market as set forth in (c) above will be purchased at the then-prevailing market price, which price will be utilized for purposes of purchases of Shares in the DRP. Shares acquired by the Company on the Secondary Market or registered in a Future Registration for use in the DRP may be at prices lower or higher than the $10 per Share price which will be paid for the DRP Shares pursuant to the Initial Offering and the Second Offering.

          If the Company acquires Shares in the Secondary Market for use in the DRP, the Company shall use reasonable efforts to acquire Shares for use in the DRP at the lowest price then reasonably available. However, the Company does not in any respect guarantee or warrant that the Shares so acquired and purchased by the Participant in the DRP will be at the lowest possible price. Further, irrespective of the Company's ability to acquire Shares in the Secondary Market or to complete a Future Registration for shares to be used in the DRP, the Company is in no way obligated to do either, in its sole discretion.

          It is understood that reinvestment of Dividends does not relieve a Participant of any income tax liability which may be payable on the Dividends.

          5.  Share Certificates.  The ownership of the Shares purchased through
              ------------------
the DRP will be in book-entry form only until the Company begins to issue certificates for its outstanding common stock.

          6.  Reports.  Within 90 days after the end of the Company's fiscal
              -------
year, the Company shall provide each Shareholder with an individualized report on his or her investment, including the purchase date(s), purchase price and number of Shares owned, as well as the dates of Dividend distributions and amounts of Dividends paid during the prior fiscal year. In addition, the Company shall provide to each Participant an individualized quarterly report at the time of each Dividend payment showing the number of Shares owned prior to the current Dividend, the amount of the current Dividend and the number of Shares owned after the current Dividend.

          7.  Commissions and Other Charges.  In connection with Shares sold
              -----------------------------
pursuant to the DRP, the Company will pay selling commissions of 7%; a dealer manager fee of 2.5%; and, in the event that proceeds from the sale of DRP Shares are used to acquire properties, acquisition and advisory fees and expenses of 3.5%, of the purchase price of the DRP Shares.

          8.  Termination by Participant.  A Participant may terminate
              --------------------------
participation in the DRP at any time, without penalty by delivering to the Company a written notice. Prior to listing of the Shares on a national stock exchange or Nasdaq, any transfer of Shares by a Participant to a non-Participant will terminate participation in the DRP with respect to the transferred Shares. If a Participant terminates DRP participation, the Company will ensure that the terminating Participant's account will reflect the whole number of shares in his or her account and provide a check for the cash value of any fractional share in such account. Upon termination of DRP participation, Dividends will be distributed to the Shareholder in cash.

          9.  Amendment or Termination of DRP by the Company.  The Board of
              ----------------------------------------------
Directors of the Company may by majority vote (including a majority of the Independent Directors) amend or terminate the DRP for any reason upon 10 days' written notice to the Participants.

          10. Liability of the Company.  The Company shall not be liable for
              ------------------------
any act done in good faith, or for any good faith omission to act, including, without limitation, any claims or liability; (a) arising out of failure to terminate a Participant's account upon such Participant's death prior to receipt of notice in writing of such death; and (b) with respect to the time and the prices at which Shares are purchased or sold for a Participant's account. To the extent that indemnification may apply to liabilities arising under the Securities Act of 1933, as amended, or the securities act of a sate, the Company has been advised that, in the opinion of the Commission and certain state securities commissioners, such indemnification is contrary to public policy and, therefore, unenforceable.

ALPHABETICAL INDEX                                                          Page
                                                                            ----
Additional Information....................................................   150
Conflicts of Interest.....................................................    48
Description of Properties.................................................    62
Description of Shares.....................................................   131
ERISA Considerations......................................................   126
Estimated Use of Proceeds.................................................    27
Experts...................................................................   149
Federal Income Tax Considerations.........................................   110
Financial Statements......................................................   151
Glossary..................................................................   150
Investment Objectives and Criteria........................................    52
Legal Opinions............................................................   148
Management................................................................    28
Management Compensation...................................................    44
Management's Discussion and Analysis of Financial Condition
 And Results of Operations................................................    96
Plan of Distribution......................................................   142
Prior Performance Summary.................................................   100
Prior Performance Tables..................................................   242
Prospectus Summary........................................................     9
Questions and Answers About This Offering.................................     1
Risk Factors..............................................................    16
Suitability Standards.....................................................    25
Supplemental Sales Material...............................................   148
The Operating Partnership Agreement.......................................   140


     Until March 19, 2000 (90 days after the date of this prospectus), all dealers that affect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as soliciting dealers.

     We have not authorized any dealer, salesperson or other individual to give any information or to make any representations that are not contained in this prospectus. If any such information or statements are given or made, you should not rely upon such information or representation. This prospectus does not constitute an offer to sell any securities other than those to which this prospectus relates, or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus creates an implication that the information contained in this prospectus will remain fully accurate and correct as of any time subsequent to the date of this prospectus.

                               ________________

                               WELLS REAL ESTATE
                            INVESTMENT TRUST, INC.
                            Up to 20,000,000 Shares
                                Of Common Stock
                            Offered to the Public

                               ________________

                                  PROSPECTUS

                               ________________

                               WELLS INVESTMENT
                               SECURITIES, INC.

                             December 20, 1999

                   WELLS REAL ESTATE INVESTMENT TRUST, INC.
            SUPPLEMENT NO. 2 DATED MARCH 15, 2000 TO THE PROSPECTUS
                            DATED DECEMBER 20, 1999


     This document supplements, and should be read in conjunction with, the prospectus of Wells Real Estate Investment Trust, Inc. dated December 20, 1999. This Supplement includes the information in and supersedes Supplement No. 1 dated January 5, 2000. When we refer to the "prospectus" in this supplement, we are also referring to any and all supplements to the prospectus. Unless otherwise defined in this supplement, capitalized terms used in this supplement shall have the same meanings as set forth in the prospectus.

     The purpose of this supplement is to describe the following:

     (1) The status of the offering of shares of common stock of Wells Real Estate Investment Trust, Inc. (Wells REIT);

     (2) The acquisition of an office building in Plano, Texas (Cinemark Building);

     (3) The acquisition of an office building in Tulsa, Oklahoma (Metris Building);

     (4)  The increase in the credit limit of the Bank of America loan;

     (5)  The status of the Matsushita project;

     (6)  The status of the ABB Richmond project;

     (7) Revisions to the "Description of Shares - Share Redemption Program" section of the prospectus;

     (8)  Revisions to the "Plan of Distribution" section of the prospectus;

     (9) Revisions to the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section of the prospectus; and

     (10) Unaudited pro forma financial statements of the Wells REIT relating to the Cinemark Building and the Metris Building.


Status of the Offering

     We commenced our initial public offering of common stock on January 30, 1998. Our initial public offering was terminated on December 20, 1999. We received approximately $132,181,919 in gross offering proceeds from the sale of 13,218,192 shares in our initial public offering.

     Pursuant to the prospectus, we commenced a second offering of common stock on December 20, 1999. As of March 10, 2000, we had received an additional $25,512,223 in gross offering proceeds from the sale of 2,551,222 shares in the second offering. Accordingly, as of March 10, 2000, we had received in the aggregate approximately $157,633,352 in gross offering proceeds from the sale of 15,763,335 shares of our common stock.

The Cinemark Building

Purchase of the Cinemark Building.  On December 21, 1999, Wells Operating
---------------------------------
Partnership, L.P. (Wells OP), our operating partnership, purchased a five story office building with approximately 118,108 rentable square feet located in Plano, Collin County, Texas from CNMRK HQ Investors, L.P., a Texas limited partnership (CNMRK), pursuant to that certain Agreement of Purchase and Sale of Property between CNMRK and Wells OP. CNMRK is not in any way affiliated with the Wells REIT or its advisor.

     The purchase price paid for the Cinemark Building was $21,800,000. Wells OP also incurred additional acquisition expenses in connection with the purchase of the Cinemark Building, including attorneys' fees, appraisal fees and other closing costs, of approximately $26,900. The $21,826,900 required to close the Cinemark Building consisted of $13,626,900 in cash funded from a capital contribution by the Wells REIT and $8,200,000 in loan proceeds obtained from a revolving credit facility established with SouthTrust Bank, N.A. (SouthTrust
Loan) whereby SouthTrust has agreed to loan up to $15,200,000 to Wells OP for acquisitions of real property.

Description of the SouthTrust Loan.  The SouthTrust Loan requires monthly
----------------------------------
payments of interest only and matures on December 31, 2000. The interest rate on the SouthTrust Loan is an annual variable rate equal to the London InterBank Offered Rate for a thirty day period plus 200 basis points. The current interest rate under the SouthTrust Loan is 8.00%. The SouthTrust Loan is secured by a first mortgage against the PWC Building, which was purchased by Wells OP on December 31, 1998. As of March 10, 2000, the outstanding principal balance of the SouthTrust Loan was $2,320,000.

Description of the Building and the Site.  The Cinemark Building is a five story
----------------------------------------
office building containing approximately 118,108 rentable square feet. The Cinemark Building, which was completed in September 1999, has a brick exterior and the interior is a high quality design with use of marble and glass in the lobby areas.

     The entire 118,108 rentable square feet of the Cinemark Building is currently leased to two tenants. Cinemark USA, Inc. (Cinemark) occupies 66,024 rentable square feet of the Cinemark Building and The Coca-Cola Company (Coca-
Cola) occupies the remaining 52,084 rentable square feet of the Cinemark Building. The landlord's interest in these two leases were assigned to Wells OP at closing.

     An independent appraisal of the Cinemark Building was prepared by CB Richard Ellis, Inc., real estate appraisers, as of December 2, 1999, pursuant to which the market value of the land and the leased fee interest subject to the Cinemark and Coca-Cola leases was estimated to be $21,900,000. This value estimate was based upon a number of assumptions, including that the Cinemark Building will continue operating at a stabilized level with Cinemark and Coca-Cola occupying 100% of the rentable area, and is not necessarily an accurate reflection of the fair market value of the property or the net proceeds which would result from an immediate sale of this property. Wells OP also obtained an environmental report prior to closing evidencing that the environmental condition of the land and the Cinemark Building were satisfactory.

     The Cinemark Building is located on a 3.52 acre tract of land located at 3900 Dallas Parkway in Plano, Texas. The site is in a good location with quick access to and visibility from the North Dallas Tollway.

     The City of Plano is located approximately 20 miles north of downtown Dallas and is the largest city in Collin County with a population of nearly 200,000 people. Collin County has experienced significant growth during the 1990s with 20% of its growth occurring in 1997. Plano is the nation's fifth fastest growing city among those cities with a population of 100,000 or more. Corporate relocations, new business start-ups, good schools and affordable new housing are a few of the qualities that are attracting residents to Plano.

The Cinemark Lease.  Cinemark occupies 66,024 square feet of the 118,108 total
------------------
rentable square feet of the Cinemark Building pursuant to a lease agreement dated December 21, 1999. The initial term of the Cinemark lease is ten years which commenced on December 21, 1999 and expires on December 20, 2009. Cinemark has the right to renew the lease for two additional periods of time upon 180 days notice. The first renewal term shall be for five years and the second renewal term shall be for ten years.

     Cinemark, a privately-owned company, is one of the largest motion picture exhibitors in North and South America. Cinemark currently operates in excess of 2,575 screens in 32 states within the United States and internationally in countries such as Argentina, Brazil, Canada, Chile, Costa Rica, Ecuador, El Salvador, Honduras, Nicaragua, Mexico and Peru. During fiscal year 1998, Cinemark had net income of $11 million on revenues of over $571 million and a net worth of nearly $76 million.

     The base rent payable for the Cinemark lease and first renewal term is as follows:

                Lease Year             Yearly Base Rent          Monthly Base Rent
                -------------------------------------------------------------------
                    1-7                  $1,366,491.25               $113,874.27
                -------------------------------------------------------------------
                    8-10                 $1,481,737.50               $123,478.13
                -------------------------------------------------------------------
                   11-15                 $1,567,349.00               $130,612.42
                -------------------------------------------------------------------

     The monthly base rent payable for the second renewal term of the Cinemark lease shall be equal to 95% of the then current market rate based on the then existing rates for comparable space of equivalent quality in Plano, Texas taking into account location, quality, age of the office building, size of premises and any other relevant term or condition in making such fair market value rental rate determination. If the parties are unable to agree upon the market rate within 15 business days after receipt of the renewal notice, each party shall appoint a real estate appraiser to determine the market rate. If the two appraisers cannot agree upon the market rate within 15 days of the commencement of their deliberation, they shall appoint a third appraiser. The market rate shall then be determined by the agreement of any two of the appraisers or the average of the two closest rates if two appraisers cannot agree.

     Under the Cinemark lease, Cinemark is required to pay as additional monthly rent its pro-rata share of all electricity costs and all operating costs, including, but not limited to, garbage and waste disposal, janitorial service, security, insurance premiums, real estate taxes, assessments and other governmental levies and such other operating costs with respect to the Cinemark Building as are consistent with other owners of first-class office buildings in Plano, Texas. In addition, Cinemark is responsible for all routine maintenance and repairs to its portion of the Cinemark Building. Wells OP, as landlord, is responsible for maintaining the common and service areas of the Cinemark Building and the repair and replacement of the roof, foundation, exterior windows, load bearing items, exterior surface walls, plumbing, pipes and conduits located in the common and service areas, central heating, ventilation and air conditioning systems, and electrical, mechanical and plumbing systems of the Cinemark Building.

     Cinemark shall have a right of first refusal to lease any of the remaining rentable area of the Cinemark Building which subsequently becomes vacant and in which Wells OP receives or makes an acceptable offer or proposal to lease such vacant space to a bona fide third party. Wells OP shall offer to Cinemark in writing the right to include the vacant space under its lease at the rental rate set forth in the third party offer. Cinemark shall then have 15 days to exercise this right of first refusal.

The Coca-Cola Lease.  Coca-Cola occupies the remaining 52,084 square feet of the
-------------------
118,108 total rentable square feet of the Cinemark Building pursuant to a lease agreement dated April 27, 1999. The initial term of the Coca-Cola lease is seven years which commenced on December 1, 1999 and expires on November 30, 2006. Coca-Cola has the right to renew the lease for one additional five year period of time. Coca-Cola must give written notice of its intention to exercise the renewal option at least 240 days before the expiration of the lease term.

     Coca-Cola is the global soft-drink industry leader with world headquarters in Atlanta, Georgia. Coca-Cola manufactures and sells syrups, concentrates and beverage bases for Coca-Cola, the company's flagship brand, and over 160 other soft-drink brands in nearly 200 countries around the world. Approximately 70% of Coca-Cola's volume and 80% of its profits come from outside the United States. The company and its subsidiaries employ nearly 30,000 people around the world. During the fiscal year 1998, Coca-Cola reported net income of in excess of $3.5 billion on revenues in excess of $18.8 billion and a net worth of in excess of $8.4 billion.

     The base rent payable for the Coca-Cola lease term is as follows:

                Lease Year      Yearly Base Rent        Monthly Base Rent
                ---------------------------------------------------------
                    1             $1,250,016               $104,168.00
                ---------------------------------------------------------
                    2             $1,302,100               $108,508.33
                ---------------------------------------------------------
                    3             $1,354,184               $112,848.66
                ---------------------------------------------------------
                    4             $1,406,268               $117,189.00
                ---------------------------------------------------------
                    5             $1,458,352               $121,529.33
                ---------------------------------------------------------
                    6             $1,510,436               $125,869.66
                ---------------------------------------------------------
                    7             $1,562,520               $130,210.00
                ---------------------------------------------------------

Within 30 days of the delivery of the renewal notice by Coca-Cola, Wells OP shall notify Coca-Cola of the base rent payable during the renewal term, which base rent shall be based upon the prevailing rental rates for space of similar quality, size, utility, location, length of renewal term and credit standing of the tenant. Coca-Cola must notify Wells OP of its intent to renew the lease within 30 days of delivery of the rental notice by Wells OP.

     Under the Coca-Cola lease, Coca-Cola is required to pay as additional monthly rent its pro-rata share of all electricity costs and all operating costs, including, but not limited to, garbage and waste disposal, janitorial service, security, insurance premiums, real estate taxes, assessments and other governmental levies and such other operating costs with respect to the Cinemark Building as are consistent with other owners of first-class office buildings in Plano, Texas. In addition, Coca-Cola is responsible for all routine maintenance and repairs to its portion of the Cinemark Building. Wells OP, as landlord, is responsible for maintaining the common and service areas of the Cinemark Building and the repair and replacement of the roof, foundation, exterior windows, load bearing items, exterior surface walls, plumbing, pipes and conduits located in the common and service areas, central heating, ventilation and air conditioning systems, and electrical, mechanical and plumbing systems of the Cinemark Building.

Property Management Fees.  Wells Management Company, Inc. (Wells Management), an
------------------------
affiliate of the advisor, has been retained to manage and lease the Cinemark Building. Wells OP will pay management and leasing fees to Wells Management in the amount of 4.5% of gross revenues from the Cinemark Building.

The Metris Building

Purchase of the Metris Building.  On February 11, 2000, Wells OP purchased a
-------------------------------
three story office building with approximately 101,100 rentable square feet located in Tulsa, Tulsa County, Oklahoma from Meridian Tulsa, L.L.C., an Oklahoma limited liability company (Meridian), pursuant to that certain Agreement of Purchase and Sale of Property between Meridian and Wells Capital, Inc., an affiliate of Wells OP. At the closing, Wells Capital, Inc. assigned the contract to Wells OP. Meridian is not in any way affiliated with the Wells REIT or its advisor.

     The purchase price paid for the Metris Building was $12,700,000. Wells OP also incurred additional acquisition expenses in connection with the purchase of the Metris Building, including loan closing fees, attorneys' fees, appraisal fees and other closing costs, of approximately $40,000. The $12,740,000 required to close the Metris Building consisted of $4,740,000 in cash funded from a capital contribution by the Wells REIT and $8,000,000 in loan proceeds from an existing revolving credit facility (Metris Loan).

Description of the Metris Loan.  The Metris Loan was originally established by
------------------------------
Meridian with Richter-Schroeder Company, Inc., the predecessor in interest to M&I Marshall Ilsley, a Wisconsin banking corporation (M&I), in connection with Meridian's purchase of the Metris Building on April 8, 1999. Wells OP assumed and extended the original three-year term loan entered into by Meridian. The Metris Loan requires monthly payments of interest only and matures on February 11, 2003. The interest rate on the Metris Loan is an annual variable rate equal to the London InterBank Offered Rate for a thirty day period plus 175 basis points. The current interest rate under the Metris Loan is 7.75% per annum.
The Metris Loan is secured by a first mortgage against the Metris Building, which was granted in connection with Meridian's original purchase of the Metris Building, and assumed by Wells OP on the date of closing.

Description of the Building and the Site.  The Metris Building is a three story
----------------------------------------
office building containing approximately 101,100 rentable square feet. The Metris Building, which was completed on January 14, 2000, utilizes a blend of 70% tinted glass and 30% masonry. The first floor features a two story atrium, daycare, cafeteria and conference facilities.

     An independent appraisal of the Metris Building was prepared by Gray-Lawrence-Ard and Associates, Incorporated, real estate appraisers, as of March 11, 1999, pursuant to which the market value of the land and the leased fee interest subject to the Metris lease (as described below) was estimated to be $12,900,000. This value estimate was based upon a number of assumptions, including that the Metris Building will continue operating at a stabilized level with Metris Direct, Inc. (Metris) occupying 100% of the rentable area, and is not necessarily an accurate reflection of the fair market value of the property or the net proceeds which would result from an immediate sale of this property. Wells OP also obtained an environmental report from A&M Engineering and Environmental Services, Inc. prior to closing evidencing that the environmental condition of the land and the Metris Building were satisfactory.

     The Metris Building is located on a 14.6 acre tract of land located at 4848 South 129th East Avenue in the Silos Corporate Center, a prominent 126 acre mixed-use park owned by State Farm Insurance Companies. The site is about 11 miles southeast of the Tulsa Commercial Business District and is bordered by the Broken Arrow Expressway, the primary east-west thoroughfare linking the suburb of Broken Arrow to downtown Tulsa. State Farm has a 250,000 square foot facility within the development and the remaining land is being marketed as sites for office, hotel and retail uses. Adjacent to the Silos Corporate Center are offices for MetLife, the County of Tulsa and light industrial buildings occupied by UPS and Ford Motor Company.

     Tulsa's central location within the United States makes it well suited for the rapidly expanding telecommunications and fiber optics industry, as well as major operations of regional companies. In 1998, the population in Tulsa was approximately 775,000 people. Tulsa's economy has continued to grow since the collapse of the oil industry in the mid-1980s due to the ability of Tulsa's government and business sectors to attract and promote new industry and to expand existing industry.

The Metris Lease.  Metris occupies all 101,100 square feet of the Metris
----------------
Building pursuant to a lease agreement dated March 3, 1999, as amended on January 21, 2000. The initial term of the Metris lease is ten years which commenced on February 1, 2000 and expires on January 31, 2010. Metris has the right to renew the lease for two additional five year periods upon one year's advance notice.

     Metris is a principal subsidiary of Metris Companies Inc. (Metris Companies), a publicly traded company on the New York Stock Exchange and guarantor of the Metris lease. Metris Companies is an information-based direct marketer of consumer credit products and fee-based services primarily to moderate income consumers. Metris Companies' consumer credit products are primarily unsecured credit cards issued by its subsidiary, Direct Merchants Credit Card Bank. The company's customers and prospects include individuals for whom credit bureau information is available and existing customers of a former affiliate, Fingerhut Corporation. Metris Companies markets its fee-based services, including debt waiver programs (credit insurance for death or disability), membership clubs, extended service plans, and third party insurance, to its credit card customers.

     On December 31, 1998, Metris Companies had approximately $3.0 million in credit card accounts with over $5.3 billion in managed credit card loans. As of December 31, 1998, Metris Companies had net income of $56 million on revenues of approximately $313 million and a net worth of approximately $433 million.

     The base rent payable for the Metris lease is as follows:

           Lease Year              Yearly Base Rent       Monthly Base Rent
           ----------------------------------------------------------------
               1-5                  $1,187,925.00            $ 98,993.75
           ----------------------------------------------------------------
              6-10                  $1,306,717.50            $108,893.13
           ----------------------------------------------------------------

     The monthly base rent payable for the renewal terms of the Metris lease shall be equal to the then current market rate based on the then existing rates for comparable space of equivalent quality in suburban Tulsa, Oklahoma taking into account location, quality, age of the office building, size of premises and any other relevant term or condition in making such fair market value rental rate determination as of twelve (12) months prior to commencement of the renewal term. If the parties are unable to agree upon the market rate within eleven (11) months prior to commencement of the renewal term, the market rate shall then be determined by arbitration.

     Under the Metris lease, Metris is required to pay as additional monthly rent all electricity costs and all operating costs, including, but not limited to, garbage and waste disposal, janitorial service, security, insurance premiums, ad valorem real estate taxes, assessments and other governmental levies and such other operating costs with respect to the Metris Building. In addition, Metris is responsible for all routine maintenance and repairs to the Metris Building. Metris is responsible for maintaining the common and service areas of the Metris Building and the repair and replacement of the roof, foundation, exterior windows, load bearing items, exterior surface walls, plumbing, pipes and conduits located in the common and service areas, central heating, ventilation and air conditioning systems, and electrical, mechanical and plumbing systems of the Metris Building.

Property Management Fees.  Wells Management, an affiliate of the advisor, has
------------------------
also been retained to manage and lease the Metris Building. Wells OP will pay management and leasing fees to Wells Management in the amount of 4.5% of gross revenues from the Metris Building.

The Increase in the Credit Limit of the BOA Loan

     On February 4, 1999, Wells OP obtained a loan in the amount of $6,425,000 from Bank of America, N.A. (BOA Loan), the net proceeds of which were used to fund a portion of the purchase price of the AT&T Building (formerly the Vanguard Cellular Building). On November 23, 1999, the BOA Loan was converted to a revolving credit loan in the maximum principal amount of $9,825,000 for the acquisition of real properties by Wells OP. On February 24, 2000, the credit limit of the BOA Loan was increased further to $26,725,000. The BOA Loan requires monthly payments of interest only and matures on February 1, 2001. The interest rate on the BOA Loan is a variable rate per annum equal to the London InterBank Offered Rate for a thirty day period plus 200 basis points. The current interest rate under the BOA Loan is 8.00% per annum. The BOA Loan is secured by first mortgages against both the AT&T Building and the Videojet Building.

The Status of the Matsushita Project

     As of March 10, 2000, Wells OP had spent approximately $18,100,000 towards the construction of the approximately 130,000 square foot office building in Lake Forest, California. The Matsushita project is substantially complete, and the aggregate of all costs and expenses to be incurred by Wells OP with respect to the acquisition and construction of the Matsushita project is not expected to exceed the budget of $18,400,000.

The Status of the ABB Richmond Project

     As of March 10, 2000, Wells REIT, LLC - VA I (Wells LLC), a limited liability company wholly owned by Wells OP, had spent approximately $5,775,000 towards the construction of the approximately 100,000 square foot office building in Richmond, Virginia. The ABB Richmond project is approximately 50% complete and is expected to be completed in June 2000. We estimate that the aggregate costs and expenses to be incurred by Wells LLC with respect to the acquisition and construction of the ABB Richmond project will total approximately $11,560,000.

Description of Shares - Share Redemption Program

     The second full paragraph on page 136 in the "Description of Shares - Share Redemption Program" section of the prospectus is revised by substituting the following paragraph in lieu thereof:

          If you have held your shares for the required one-year period, you may redeem your shares for a purchase price equal to the lesser of (1) $10 per share, or (2) the purchase price per share that you actually paid for your shares of the Wells REIT. In the event that you are redeeming all of your shares, shares purchased pursuant to our dividend reinvestment plan may be excluded from the foregoing one-year holding period requirement, in the discretion of the board of directors. In addition, the board of directors reserves the right to reject any request for redemption and to change the purchase price or amend the terms of our share redemption program in its sole discretion at any time and from time to time as it deems appropriate.

Plan of Distribution

     The information on page 148 in the "Plan of Distribution" section of the prospectus is revised by the addition of the following paragraph prior to the first full paragraph on that page:

          In the event that a shareholder electing the deferred commission option sells his shares pursuant to our share redemption program or otherwise prior to the satisfaction of the remaining commission obligations, the obligation of the Wells REIT and such selling shareholder to make any further payments of deferred commissions under the deferred commission option shall terminate, and participating broker-dealers will not be entitled to receive any further portion of their deferred commissions following any such sale.

Management's Discussion and Analysis of Financial Condition and Results of Operation

     The information contained on page 97 in the "Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources" section of the prospectus is revised as of the date of this supplement by the deletion of the first paragraph of that section and the insertion of the following paragraph in lieu thereof:

          We received approximately $132,181,919 in gross offering proceeds from the sale of 13,218,192 shares of common stock in our initial public offering, which commenced on January 30, 1998 and was terminated on December 20, 1999. Of the $132,181,919 raised in the initial offering, we invested a total of $111,032,812 in properties.

          Pursuant to the prospectus, we commenced this second offering of shares of our common stock on December 20, 1999. As of March 10, 2000, we had received an additional $25,512,223 in gross offering proceeds from the sale of 2,551,222 shares in the second offering.

          As of March 10, 2000, we had received in the aggregate approximately $157,633,352 in gross offering proceeds from the sale of 15,763,335 shares of our common stock. Out of this amount, we paid $5,517,167 in acquisition and advisory fees and expenses, paid $19,704,169 in selling commissions and organizational and offering expenses, invested $126,672,631 in properties and were holding net offering proceeds of $5,741,385 available for investment in additional properties.

Financial Statements and Exhibits

     The pro forma balance sheet of the Wells REIT as of September 30, 1999 relating to the Cinemark Building and the Metris Building, which is included as part of this supplement, has not been audited.

                         INDEX TO FINANCIAL STATEMENTS

                                                              Page
                                                              ----
Wells Real Estate Investment Trust, Inc.
     Summary of Unaudited Pro Forma Balance Sheet             11
     Pro Forma Balance Sheet as of September 30, 1999         12

                   WELLS REAL ESTATE INVESTMENT TRUST, INC.

                       UNAUDITED PRO FORMA BALANCE SHEET

On December 21, 1999, pursuant to the Agreement of Purchase and Sale of Property between CNMRK, the seller, and Wells Operating Partnership, L.P. ("Wells OP"), Wells OP purchased the Cinemark Building. Wells OP is a Delaware limited partnership that was organized to own and operate properties on behalf of the Wells Real Estate Investment Trust, Inc. Wells Real Estate Investment Trust, Inc. is the general partner of Wells OP. CNMRK is not in any way affiliated with Wells OP or its advisor, Wells Capital, Inc., an affiliate of Wells OP.

The Cinemark Building is located in Plano, Texas, and is a five-story office building containing approximately 118,108 rentable square feet. The Cinemark Building was completed in September 1999. The purchase price of the Cinemark Building was $21,800,000. Wells OP also incurred additional acquisition expenses in connection with the purchase of the Cinemark Building, including attorneys' fees, appraisal fees, and other closing costs, of approximately $26,900. In order to finance a portion of the purchase price, Wells OP borrowed $8,200,000 from a revolving credit facility established with SouthTrust Bank, N.A. ("SouthTrust"). The SouthTrust loan requires monthly payments of interest only and matures on December 31, 2000. The interest on the SouthTrust loan is an annual variable rate equal to the London InterBank Offered Rate for a 30-day period plus 200 basis points. The current interest rate on the SouthTrust loan is 8%.

On February 11, 2000, Wells OP purchased a three-story office building with approximately 101,100 rentable square feet located in Tulsa, Tulsa County, Oklahoma, from Meridian Tulsa, L.L.C. ("Meridian"), an Oklahoma limited liability company, pursuant to that certain Agreement of Purchase and Sale of Property. Meridian is not in any way affiliated with Wells OP or its advisor. The Metris Building was completed on January 14, 2000. The purchase price paid for the Metris Building was $12,700,000. Wells OP also incurred additional acquisition expenses in connection with the purchase of the Metris Building, including loan closing fees, attorneys' fees, and other closing costs of approximately $40,000. In order to finance a portion of the purchase price, Wells OP assumed and extended the original three-year term loan entered into by Meridian in the amount of $8,000,000 from a revolving credit facility ("Metris Loan") established with Richter-Schroeder Company, Inc., the predecessor in interest to M&I Marshall Ilsley, a Wisconsin banking corporation. The Metris Loan requires monthly payments of interest only and matures on February 11, 2003. The interest rate on the Metris Loan is an annual variable rate equal to the London InterBank Offered Rate for a 30-day period plus 175 basis points. The current interest rate under the Metris Loan is 7.75%. The Metris Loan is secured by a first mortgage against the Metris Building.
As of September 30, 1999, the date of the accompanying pro forma balance sheet, Wells OP held cash of approximately $2,850,000. The additional proceeds used to purchase the Cinemark Building and the Metris Building were raised through the issuance of additional shares subsequent to September 30, 1999 but prior to the acquisition of the Cinemark Building and the Metris Building. This balance is reflected in due to affiliates in the accompanying pro forma balance sheet.

The following unaudited pro forma balance sheet as of September 30, 1999 has been prepared to give effect to the acquisition of the Cinemark Building and the Metris Building by Wells OP as if the acquisitions occurred on September 30, 1999.

                   WELLS REAL ESTATE INVESTMENT TRUST, INC.

                            PRO FORMA BALANCE SHEET

                              SEPTEMBER 30, 1999

                                  (Unaudited)

                                    ASSETS

                                                                   Wells Real          Pro Forma Adjustments
                                                                     Estate
                                                                   Investment      Cinemark           Metris           Pro Forma
                                                                  Trust, Inc.      Building          Building            Total
                                                                  ------------  --------------    --------------      -------------
REAL ESTATE, at cost:
 Land                                                             $ 12,984,155  $  1,456,000 (a)    $  1,150,000 (a)  $ 15,698,739
                                                                                      60,667 (b)          47,917 (b)
 Building and improvements, less accumulated                        66,019,334    20,370,900 (a)      11,590,333 (a)    99,307,628
  depreciation of $1,036,033                                                         845,807 (b)         481,254 (b)
                                                                  ------------  ------------        ------------      ------------
      Total real estate                                             79,003,489    22,733,374          13,269,504       115,006,367

INVESTMENTS IN JOINT VENTURES                                       29,617,140             0                   0        29,617,140

DUE FROM AFFILIATES                                                    546,602             0                   0           546,602

CASH AND CASH EQUIVALENTS                                            2,850,263    (2,850,263)(a)               0                 0

DEFERRED PROJECT COSTS                                                  19,431       (19,431)(b)               0                 0

DEFERRED OFFERING COSTS                                                749,369             0                   0           749,369

PREPAID EXPENSES AND OTHER ASSETS                                      946,847             0            (250,000)(a)       696,847
                                                                  ------------  ------------        ------------      ------------
      Total assets                                                $113,733,141   $19,863,680         $13,019,504      $146,616,325
                                                                  ============  ============        ============      ============

                      LIABILITIES AND SHAREHOLDERS' EQUITY

ACCOUNTS PAYABLE                                                  $    513,993   $         0         $         0      $    513,993

NOTES PAYABLE                                                       16,926,057     8,200,000 (a)       8,000,000 (a)    33,126,057

DUE TO AFFILIATES                                                      838,493    10,776,637 (a)       4,490,333 (a)    17,521,677
                                                                                     887,043 (b)         529,171 (b)

DIVIDENDS PAYABLE                                                    1,645,122             0                   0         1,645,122

MINORITY INTEREST OF UNIT HOLDER IN OPERATING PARTNERSHIP              200,000             0                   0           200,000
                                                                  ------------  ------------        ------------      ------------
      Total liabilities                                             20,123,665    19,863,680          13,019,504        53,006,849
                                                                  ------------  ------------        ------------      ------------
COMMON SHARES, $.01 par value; 40,000,000 shares authorized,           108,469             0                   0           108,469
 10,846,930 shares issued and outstanding

ADDITIONAL PAID-IN CAPITAL                                          90,894,541             0                   0        90,894,541

RETAINED EARNINGS                                                    2,606,466             0                   0         2,606,466
                                                                  ------------  ------------        ------------      ------------
      Total shareholders' equity                                    93,609,476             0                   0        93,609,476
                                                                  ------------  ------------        ------------      ------------
      Total liabilities and shareholders' equity                  $113,733,141   $19,863,680         $13,019,504      $146,616,325
                                                                  ============  ============        ============      ============

  (a) Reflects Wells Real Estate Investment Trust, Inc.'s purchase price related to the building.

  (b) Reflects deferred project costs allocated to the building at approximately 4.17% of the purchase price.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Items 31 through 35 and Item 37 of Part II are incorporated by reference to the Registrant's Registration Statement, as amended to date, Commission File No. 333-83933.

Item 36   Financial Statements and Exhibits.
          ---------------------------------

          (a)  Financial Statements:
               --------------------

               The following financial statements of Wells Real Estate Investment Trust, Inc. are filed as part of this Registration Statement and included in the Prospectus:

                    Audited Financial Statements
                    ----------------------------

                    (1)  Report of Independent Public Accountants,
                    (2) Consolidated Balance Sheets as of December 31, 1998 and December 31, 1997,
                    (3) Consolidated Statement of Income for the year ended December 31, 1998,
                    (4) Consolidated Statement of Stockholders' Equity for the year ended December 31, 1998,
                    (5) Consolidated Statement of Cash Flows for the year ended December 31, 1998, and
                    (6)  Notes to Consolidated Financial Statements.

                    Interim (Unaudited) Financial Statements
                    ----------------------------------------

                    (1) Balance Sheets as of September 30, 1999 and December 31, 1998,
                    (2) Statements of Income for the three months ended September 30, 1999 and 1998, the nine months ended September 30, 1999 and the four months ended September 30, 1998,
                    (3) Statements of Shareholders' Equity for the nine months ended September 30, 1999 and the year ended December 31, 1998,
                    (4) Statements of Cash Flows for the nine months ended September 30, 1999 and the four months ended September 30, 1998, and
                    (5)  Condensed Notes to Financial Statements.

               The following financial statements of Fund IX and X Associates are filed as part of this Registration Statement and are included in the Prospectus:

                    (1)  Report of Independent Public Accountants,
                    (2) Balance Sheets as of March 31, 1998 (Unaudited) and December 31, 1997 (Audited),
                    (3) Statements of Income (Loss) for the three months ended March 31, 1998 (Unaudited) and the period from inception (March 20, 1997) to December 31, 1997 (Audited),

                    (4) Statements of Partners' Capital for the three months ended March 31, 1998 (Unaudited) and the period from inception (March 20, 1997) to December 31, 1997 (Audited),
                    (5) Statements of Cash Flows for the three months ended March 31, 1998 (Unaudited) and the period from inception (March 20, 1997) to December 31, 1997 (Audited), and
                    (6)  Notes to Financial Statements.

               The following financial statements relating to the acquisition of the Lucent Building by the Fund IX-X-XI-REIT Joint Venture are filed as part of this Registration Statement and are included in the Prospectus:

                    (1) Statement of Revenues Over Certain Operating Expenses for the three months ended March 31, 1998 (Unaudited), and
                    (2) Notes to Statement of Revenues Over Certain Operating Expenses for the three months ended March 31, 1998 (Unaudited).

               The following financial statements relating to the acquisition of the Iomega Building by the Fund IX-X-XI-REIT Joint Venture are filed as part of this Registration Statement and are included in the Prospectus:

                    (1)  Report of Independent Public Accountants,
                    (2) Statement of Revenues Over Certain Operating Expenses for the year ended December 31, 1997 (Audited) and for the six months ended June 30, 1998 (Unaudited), and
                    (3) Notes to Statement of Revenues Over Certain Operating Expenses for the year ended December 31, 1997 (Audited) and for the six months ended June 30, 1998 (Unaudited).

               The following financial statements relating to the acquisition of the Fairchild Building by Wells/Fremont Associates are filed as part of this Registration Statement and are included in the
               Prospectus:

                    (1)  Report of Independent Public Accountants,
                    (2) Statement of Revenues Over Certain Operating Expenses for the year ended December 31, 1997 (Audited) and for the six months ended June 30, 1998 (Unaudited), and
                    (3) Notes to Statement of Revenues Over Certain Operating Expenses for the year ended December 31, 1997 (Audited) and for the six months ended June 30, 1998 (Unaudited).

               The following financial statements relating to the acquisition of the Cort Furniture Building by Wells/Orange County Associates are filed as part of this Registration Statement and are included in the Prospectus:

                    (1)  Report of Independent Public Accountants,
                    (2) Statement of Revenues Over Certain Operating Expenses for the year ended December 31, 1997 (Audited) and for the six months ended June 30, 1998 (Unaudited), and
                    (3) Notes to Statement of Revenues Over Certain Operating Expenses for the year ended December 31, 1997 (Audited) and for the six months ended June 30, 1998 (Unaudited).

               The following financial statements relating to the acquisition of the Vanguard Cellular Building by Wells Operating Partnership, L.P. are filed as part of this Registration Statement and are included in the Prospectus:

                    (1)  Report of Independent Public Accountants,
                    (2) Statement of Revenues Over Certain Operating Expenses for the period from inception (November 16, 1998) to December 31, 1998, and
                    (3) Notes to Statement of Revenues Over Certain Operating Expenses for the period from inception (November 16, 1998) to December 31, 1998.

               The following financial statements relating to the acquisition of the EYBL CarTex Building by the Fund XI-FundXII-REIT Joint Venture are filed as part of this Registration Statement and are included in the Prospectus:

                    (1)  Report of Independent Public Accountants,
                    (2) Statement of Revenues Over Certain Operating Expenses for the year ended December 31, 1998 (Audited) and for the three months ended March 31, 1999 (Unaudited), and
                    (3) Notes to Statement of Revenues Over Certain Operating Expenses for the year ended December 31, 1998 (Audited) and for the three months ended March 31, 1999 (Unaudited).

               The following financial statements relating to the acquisition of the Sprint Building by the Fund XI-FundXII-REIT Joint Venture are filed as part of this Registration Statement and are included in the Prospectus:

                    (1)  Report of Independent Public Accountants,
                    (2) Statement of Revenues Over Certain Operating Expenses for the year ended December 31, 1998 (Audited) and for the three months ended March 31, 1999 (Unaudited), and
                    (3) Notes to Statement of Revenues Over Certain Operating Expenses for the year ended December 31, 1998 (Audited) and for the three months ended March 31, 1999 (Unaudited).

               The following financial statements relating to the acquisition of the Johnson Matthey Building by the Fund XI-FundXII-REIT Joint Venture are filed as part of this Registration Statement and are included in the Prospectus:

                    (1)  Report of Independent Public Accountants,
                    (2) Statement of Revenues Over Certain Operating Expenses for the year ended December 31, 1998 (Audited) and for the six months ended June 30, 1999 (Unaudited), and
                    (3) Notes to Statement of Revenues Over Certain Operating Expenses for the year ended December 31, 1998 (Audited) and for the six months ended June 30, 1999 (Unaudited).

               The following financial statements relating to the acquisition of the Videojet Building by Wells OP are filed as part of this Registration Statement and are included in the Prospectus:

                    (1)  Report of Independent Public Accountants,
                    (2) Statement of Revenues Over Certain Operating Expenses for the year ended December 31, 1998 (Audited) and for the six months ended June 30, 1999 (Unaudited), and
                    (3) Notes to Statement of Revenues Over Certain Operating Expenses for the year ended December 31, 1998 (Audited) and for the six months ended June 30, 1999 (Unaudited).

               The following financial statements relating to the acquisition of the Gartner Building by the Fund XI-FundXII-REIT Joint Venture are filed as part of this Registration Statement and are included in the Prospectus:

                    (1)  Report of Independent Public Accountants,
                    (2) Statement of Revenues Over Certain Operating Expenses for the year ended December 31, 1998 (Audited) and for the six months ended June 30, 1999 (Unaudited), and
                    (3) Notes to Statement of Revenues Over Certain Operating Expenses for the year ended December 31, 1998 (Audited) and for the six months ended June 30, 1999 (Unaudited).

               The following unaudited pro forma financial statements of Wells Real Estate Investment Trust, Inc. are filed as part of this Registration Statement and are included in the Prospectus:

                    (1)  Summary of Unaudited Pro Forma Financial Statements,
                    (2)  Pro Forma Balance Sheet as of September 30, 1999,
                    (3) Pro Forma Statement of Income for the year ended December 31, 1998, and
                    (4) Pro Forma Statement of Income for the nine month period ended September 30, 1999.

                    The following unaudited pro forma financial statements of Wells Real Estate Investment Trust, Inc. relating to the Cinemark Building and the Metris Building are filed as part of this Registration Statement and are included in Supplement No. 2 to the Prospectus:

                         (1)  Summary of Unaudited Pro Forma Balance Sheet, and
                         (2)  Pro Forma Balance Sheet as of September 30, 1999.

               (b)  Exhibits (See Exhibit Index):
                    ----------------------------

Exhibit No.    Description
-----------    -----------

1.1 Form of Dealer Manager Agreement (previously filed in and incorporated by reference to Amendment No. 1 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-83933, filed on November 3, 1999)

1.2 Form of Warrant Purchase Agreement (previously filed in and incorporated by reference to Amendment No. 1 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-83933, filed on November 3, 1999)

3.1 Amended and Restated Articles of Incorporation (previously filed in and incorporated by reference to the Registrant's Registration Statement on Form S-11, Commission File No. 333-83933, filed on July 28, 1999)

3.2 Form of Bylaws (previously filed in and incorporated by reference to Amendment No. 4 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-32099, filed on January 23,
               1998)

3.3 Amendment No. 1 to Bylaws (previously filed in and incorporated by reference to Post-Effective Amendment No. 5 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-32099, filed on April 15, 1999)

4.1 Form of Subscription Agreement and Subscription Agreement Signature Page (included as Exhibit A to Prospectus)

4.2 Amended and Restated Dividend Reinvestment Plan (included as Exhibit B to Prospectus)

5.1 Opinion of Holland & Knight LLP as to legality of securities (previously filed in and incorporated by reference to Amendment No. 1 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-83933, filed on November 3, 1999)

8.1 Opinion of Holland & Knight LLP as to tax matters (previously filed in and incorporated by reference to Amendment No. 1 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-83933, filed on November 3, 1999)

8.2 Opinion of Holland & Knight LLP as to ERISA matters (previously filed in and incorporated by reference to Amendment No. 1 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-83933, filed on November 3, 1999)

 10.1 Agreement of Limited Partnership of Wells Operating Partnership, L.P. (previously filed in and incorporated by reference to Amendment No. 4 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-32099, filed on January 23,
               1998)

 10.2          Escrow Agreement between Registrant and Bank of America, N.A.
               (previously filed in and incorporated by reference to Amendment No. 1 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-83933, filed on November 3, 1999)

 10.3 Advisory Agreement dated January 30, 1999 (previously filed in and incorporated by reference to Post-Effective Amendment No. 5 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-32099, filed on April 15, 1999)

 10.4 Management Agreement between Registrant and Wells Management Company, Inc. (previously filed in and incorporated by reference to Registrant's Registration Statement on Form S-11, Commission File No. 333-83933, filed on July 28, 1999)

 10.5 Leasing and Tenant Coordinating Agreement between Registrant and Wells Management Company, Inc. (previously filed in and incorporated by reference to Registrant's Registration Statement on Form S-11, Commission File No. 333-83933, filed on July 28,
               1999)

 10.6 Amended and Restated Joint Venture Agreement of The Fund IX, Fund X, Fund XI and REIT Joint Venture (previously filed in and incorporated by reference to Post-Effective Amendment No. 2 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-32099, filed on July 9, 1998)

 10.7 Lease Agreement for the ABB Building (previously filed as Exhibit 10(kk) and incorporated by reference to Post-Effective Amendment No. 13 to Form S-11 Registration Statement of Wells Real Estate Fund VIII, L.P. and Wells Real Estate Fund IX, L.P., Commission File No. 33-83852, filed on December 27, 1996)

 10.8          Net Lease Agreement for the Lucent Building (previously filed as
               Exhibit 10(l) and incorporated by reference to Post-Effective Amendment No. 2 to Form S-11 Registration Statement of Wells Real Estate Fund X, L.P. and Wells Real Estate Fund XI, L.P., Commission File No. 333-7979, filed on June 17, 1997)

 10.9 First Amendment to Net Lease Agreement for the Lucent Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 2 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-32099, filed on July 9, 1998)

10.10 Lease Agreement for the Iomega Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 3 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-32099, filed on August 14, 1998)

10.11 Joint Venture Agreement of Wells/Fremont Associates (previously filed in and incorporated by reference to Post-Effective Amendment No. 3 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-32099, filed on August 14,
               1998)

10.12 Lease Agreement for the Fairchild Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 3 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-32099, filed on August 14, 1998)

10.13 Joint Venture Agreement of Wells/Orange County Associates (previously filed in and incorporated by reference to Post-Effective Amendment No. 3 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-32099, filed on August 14, 1998)

10.14 Amended and Restated Promissory Note for $15,500,000 relating to the PWC Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 4 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-32099, filed on January 15, 1999)

10.15 Amendment No. 1 to Mortgage and Security Agreement and other Loan Documents securing the PWC Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 4 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-32099, filed on January 15, 1999)

10.16 Lease Agreement for the PWC Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 4 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-32099, filed on January 15, 1999)

10.17 Promissory Note for $6,425,000 to Bank of America, N.A. relating to the AT&T Building (formerly the Vanguard Cellular Building) (previously filed in and incorporated by reference to Post-Effective Amendment No. 5 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-32099, filed on April 15, 1999)

10.18 Open-End Mortgage, Assignment of Leases and Rents, Security Agreement and Financing Statement securing the AT&T Building (formerly the Vanguard Cellular Building) (previously filed in and incorporated by reference to Post-Effective Amendment No. 5 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-32099, filed on April 15, 1999)

10.19 Build-To-Suit Office Lease Agreement for the AT&T Building (formerly the Vanguard Cellular Building) (previously filed in and incorporated by reference to Post-Effective Amendment No. 5 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-32099, filed on April 15, 1999)

10.20 Amendment No. 1 to Build-To-Suit Office Lease Agreement for the AT&T Building (formerly the Vanguard Cellular Building) (previously filed in and incorporated by reference to Post-Effective Amendment No. 5 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-32099, filed on April 15, 1999)

10.21 Amendment No. 2 to Build-To-Suit Office Lease Agreement for the AT&T Building (formerly the Vanguard Cellular Building) (previously filed in and incorporated by reference to Post-Effective Amendment No. 5 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-32099, filed on April 15, 1999)

10.22 Build-To-Suit Office Lease Agreement Guaranty Payment and Performance for the AT&T Building (formerly the Vanguard Cellular Building) (previously filed in and incorporated by reference to Post-Effective Amendment No. 5 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-32099, filed on April 15, 1999)

10.23 Development Agreement for the Matsushita Project (previously filed in and incorporated by reference to Post-Effective Amendment No. 5 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-32099, filed on April 15,
               1999)

10.24 Office Lease for the Matsushita Project (previously filed in and incorporated by reference to Post-Effective Amendment No. 5 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-32099, filed on April 15, 1999)

10.25 Guaranty of Lease for the Matsushita Project (previously filed in and incorporated by reference to Post-Effective Amendment No. 5 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-32099, filed on April 15, 1999)

10.26 Rental Income Guaranty Agreement relating to the Bake Parkway Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 5 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-32099, filed on April 15, 1999)

10.27 Agreement of Sale and Purchase relating to the EYBL CarTex Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 6 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-32099, filed on July 15, 1999)

10.28 Amended and Restated Joint Venture Partnership Agreement of The Wells Fund XI - Fund XII - REIT Joint Venture (previously filed in and incorporated by reference to Amendment No. 1 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-83933, filed on November 17, 1999)

10.29 Fifth Amendment to Lease for the Johnson Matthey Building (previously filed as Exhibit 10.7 and incorporated by reference to Post-Effective Amendment No. 1 to the Registration Statement of Wells Real Estate Fund XII, L.P. on Form S-11, Commission File No. 33-66657, filed on September 1, 1999)

10.30 Agreement for the Purchase and Sale of Real Property for the ABB Richmond Property (previously filed in and incorporated by reference to Post-Effective Amendment No. 7 to Registrant's Registration Statement on Form S-11, Commission File No. 333-32099, filed on October 14, 1999)

10.31 Development Agreement for the ABB Richmond Project (previously filed in and incorporated by reference to Post-Effective Amendment No. 7 to Registrant's Registration Statement on Form S-11, Commission File No. 333-32099, filed on October 14, 1999)

10.32 Owner-Contractor Agreement for the ABB Richmond Project (previously filed in and incorporated by reference to Post-Effective Amendment No. 7 to Registrant's

               Registration Statement on Form S-11, Commission File No. 333-32099, filed on October 14, 1999)

10.33 Lease Agreement for the ABB Richmond Project (previously filed in and incorporated by reference to Post-Effective Amendment No. 7 to Registrant's Registration Statement on Form S-11, Commission File No. 333-32099, filed on October 14, 1999)

10.34 Second Amendment to Lease Agreement for the ABB Richmond Project (previously filed in and incorporated by reference to Amendment No. 1 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-83933, filed on November 17, 1999)

10.35 Agreement for Purchase and Sale for the Videojet Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 7 to Registrant's Registration Statement on Form S-11, Commission File No. 333-32099, filed on October 14,
               1999)

10.36 Lease Agreement for the Gartner Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 7 to Registrant's Registration Statement on Form S-11, Commission File No. 333-32099, filed on October 14, 1999)

10.37          Advisory Agreement dated January 30, 2000

10.38          Agreement for the Purchase and Sale of Property for the Cinemark
               Building

10.39 Lease Agreement with Cinemark USA, Inc. for a portion of the Cinemark Building

10.40 Lease Agreement with The Coca-Cola Company for a portion of the Cinemark Building

10.41          Agreement for the Purchase and Sale of Property for the Metris
               Building

10.42          Assumption and Modification Agreement for the Metris Loan

10.43          Lease Agreement for the Metris Building

10.44          Promissory Note for $26,725,000 for the Bank of America Loan

10.45 Mortgage, Assignment and Security Agreement for the Videojet Building securing the Bank of America Loan

 23.1          Consent of Holland & Knight LLP (included in exhibits 5.1, 8.1 and 8.2)

 23.2          Consent of Arthur Andersen LLP

 24.1          Power of Attorney

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-11 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norcross, and State of Georgia, on the 8th day of March, 2000.

                                   WELLS REAL ESTATE INVESTMENT TRUST, INC.
                                   A Maryland corporation
                                   (Registrant)


                                    By:  /s/ Leo F. Wells, III
                                        --------------------------------------
                                        Leo F. Wells, III, President

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed below on March 8, 2000 by the following persons in the capacities indicated.

Name                                         Title
----                                         -----

/s/ Leo F. Wells, III                        President and Director
--------------------------------------
Leo F. Wells, III                            (Principal Executive Officer)

/s/ Douglas P. Williams                      Executive Vice President (Principal
--------------------------------------
Douglas P. Williams                          Financial and Accounting Officer)

/s/ John L. Bell                       *     Director
--------------------------------------
John L. Bell (By Douglas P. Williams,
 as Attorney-in-Fact)

/s/ Richard W. Carpenter               *     Director
--------------------------------------
Richard W. Carpenter (By Douglas P.
 Williams, as Attorney-in-Fact)

/s/ Bud Carter                         *     Director
--------------------------------------
Bud Carter (By Douglas P. Williams,
 as Attorney-in-Fact)

/s/ William H. Keogler, Jr.            *     Director
--------------------------------------
William H. Keogler, Jr. (By Douglas P.
 Williams, as Attorney-in-Fact)

/s/ Donald S. Moss                     *     Director
--------------------------------------
Donald S. Moss (By Douglas P. Williams,
 as Attorney-in-Fact)

/s/ Walter W. Sessoms                  *     Director
--------------------------------------
Walter W. Sessoms (By Douglas P. Williams,
 as Attorney-in-Fact)

/s/ Neil H. Strickland                 *     Director
--------------------------------------
Neil H. Strickland (By Douglas P. Williams,
 as Attorney-in-Fact)

* By Douglas P. Williams, as Attorney-in-fact, pursuant to Power of Attorney dated July 30, 1999 and included as Exhibit 24.1 herein.

                                 EXHIBIT INDEX

Exhibit No.    Description
-----------    -----------

 1.1 Form of Dealer Manager Agreement (previously filed in and incorporated by reference to Amendment No. 1 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-83933, filed on November 3, 1999)

 1.2 Form of Warrant Purchase Agreement (previously filed in and incorporated by reference to Amendment No. 1 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-83933, filed on November 3, 1999)

 3.1 Amended and Restated Articles of Incorporation (previously filed in and incorporated by reference to Registrant's Registration Statement on Form S-11, Commission File No. 333-83933, filed on July 28, 1999)

 3.2 Form of Bylaws (previously filed in and incorporated by reference to Amendment No. 4 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-32099, filed on January 23,
               1998)

 3.3 Amendment No. 1 to Bylaws (previously filed in and incorporated by reference to Post-Effective Amendment No. 5 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-32099, filed on April 15, 1999)

 4.1 Form of Subscription Agreement and Subscription Agreement Signature Page (included as Exhibit A to Prospectus)

 4.2 Amended and Restated Dividend Reinvestment Plan (included as Exhibit B to Prospectus)

 5.1 Opinion of Holland & Knight LLP as to legality of securities (previously filed in and incorporated by reference to Amendment No. 1 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-83933, filed on November 3, 1999)

 8.1 Opinion of Holland & Knight LLP as to tax matters (previously filed in and incorporated by reference to Amendment No. 1 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-83933, filed on November 3, 1999)

 8.2 Opinion of Holland & Knight LLP as to ERISA matters (previously filed in and incorporated by reference to Amendment No. 1 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-83933, filed on November 3, 1999)

10.1 Agreement of Limited Partnership of Wells Operating Partnership, L.P. (previously filed in and incorporated by reference to Amendment No. 4 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-32099, filed on January 23,
               1998)

10.2           Escrow Agreement between Registrant and Bank of America, N.A.
               (previously filed in and incorporated by reference to Amendment No. 1 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-83933, filed on November 3, 1999)

10.3 Advisory Agreement dated January 30, 1999 (previously filed in and incorporated by reference to Post-Effective Amendment No. 5 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-32099, filed on April 15, 1999)

10.4 Management Agreement between Registrant and Wells Management Company, Inc. (previously filed in and incorporated by reference to Registrant's Registration Statement on Form S-11, Commission File No. 333-83933, filed on July 28, 1999)

10.5 Leasing and Tenant Coordinating Agreement between Registrant and Wells Management Company, Inc. (previously filed in and incorporated by reference to Registrant's Registration Statement on Form S-11, Commission File No. 333-83933, filed on July 28,
               1999)

10.6 Amended and Restated Joint Venture Agreement of The Fund IX, Fund X, Fund XI and REIT Joint Venture (previously filed in and incorporated by reference to Post-Effective Amendment No. 2 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-32099, filed on July 9, 1998)

10.7 Lease Agreement for the ABB Building (previously filed as Exhibit 10(kk) and incorporated by reference to Post-Effective Amendment No. 13 to Form S-11 Registration Statement of Wells Real Estate Fund VIII, L.P. and Wells Real Estate Fund IX, L.P., Commission File No. 33-83852, filed on December 27, 1996)

10.8           Net Lease Agreement for the Lucent Building (previously filed as
               Exhibit 10(l) and incorporated by reference to Post-Effective Amendment No. 2 to Form S-11 Registration Statement of Wells Real Estate Fund X, L.P. and Wells Real Estate Fund XI, L.P., Commission File No. 333-7979, filed on June 17, 1997)

10.9 First Amendment to Net Lease Agreement for the Lucent Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 2 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-32099, filed on July 9, 1998)

10.10 Lease Agreement for the Iomega Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 3 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-32099, filed on August 14, 1998)

10.11 Joint Venture Agreement of Wells/Fremont Associates (previously filed in and incorporated by reference to Post-Effective Amendment No. 3 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-32099, filed on August 14,
               1998)

10.12 Lease Agreement for the Fairchild Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 3 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-32099, filed on August 14, 1998)

10.13 Joint Venture Agreement of Wells/Orange County Associates (previously filed in and incorporated by reference to Post-Effective Amendment No. 3 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-32099, filed on August 14, 1998)

10.14 Amended and Restated Promissory Note for $15,500,000 relating to the PWC Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 4 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-32099, filed on January 15, 1999)

10.15 Amendment No. 1 to Mortgage and Security Agreement and other Loan Documents securing the PWC Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 4 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-32099, filed on January 15, 1999)

10.16 Lease Agreement for the PWC Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 4 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-32099, filed on January 15, 1999)

10.17 Promissory Note for $6,425,000 to Bank of America, N.A. relating to the AT&T Building (formerly the Vanguard Cellular Building) (previously filed in and incorporated by reference to Post-Effective Amendment No. 5 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-32099, filed on April 15, 1999)

10.18 Open-End Mortgage, Assignment of Leases and Rents, Security Agreement and Financing Statement securing the AT&T Building (formerly the Vanguard Cellular Building) (previously filed in and incorporated by reference to Post-Effective Amendment No. 5 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-32099, filed on April 15, 1999)

10.19 Build-To-Suit Office Lease Agreement for the AT&T Building (formerly the Vanguard Cellular Building) (previously filed in and incorporated by reference to Post-Effective Amendment No. 5 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-32099, filed on April 15, 1999)

10.20 Amendment No. 1 to Build-To-Suit Office Lease Agreement for the AT&T Building (formerly the Vanguard Cellular Building) (previously filed in and incorporated by reference to Post-Effective Amendment No. 5 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-32099, filed on April 15, 1999)

10.21 Amendment No. 2 to Build-To-Suit Office Lease Agreement for the AT&T Building (formerly the Vanguard Cellular Building) (previously filed in and incorporated by reference to Post-Effective Amendment No. 5 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-32099, filed on April 15, 1999)

10.22 Build-To-Suit Office Lease Agreement Guaranty Payment and Performance for the AT&T Building (formerly the Vanguard Cellular Building) (previously filed in and incorporated by reference to Post-Effective Amendment No. 5 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-32099, filed on April 15, 1999)

10.23 Development Agreement for the Matsushita Project (previously filed in and incorporated by reference to Post-Effective Amendment No. 5 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-32099, filed on April 15,
               1999)

10.24 Office Lease for the Matsushita Project (previously filed in and incorporated by reference to Post-Effective Amendment No. 5 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-32099, filed on April 15, 1999)

10.25 Guaranty of Lease for the Matsushita Project (previously filed in and incorporated by reference to Post-Effective Amendment No. 5 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-32099, filed on April 15, 1999)

10.26 Rental Income Guaranty Agreement relating to the Bake Parkway Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 5 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-32099, filed on April 15, 1999)

10.27 Agreement of Sale and Purchase relating to the EYBL CarTex Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 6 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-32099, filed on July 15, 1999)

10.28 Amended and Restated Joint Venture Partnership Agreement of The Wells Fund XI - Fund XII - REIT Joint Venture (previously filed in and incorporated by reference to Amendment No. 1 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-83933, filed on November 3, 1999)

10.29 Fifth Amendment to Lease for the Johnson Matthey Building (previously filed as Exhibit 10.7 and incorporated by reference to Post-Effective Amendment No. 1 to the Registration Statement of Wells Real Estate Fund XII, L.P. on Form S-11, Commission File No. 33-66657, filed on September 1, 1999)

10.30 Agreement for the Purchase and Sale of Real Property for the ABB Richmond Property (previously filed in and incorporated by reference to Post-Effective Amendment No. 7 to Registrant's Registration Statement on Form S-11, Commission File No. 333-32099, filed on October 14, 1999)

10.31 Development Agreement for the ABB Richmond Project (previously filed in and incorporated by reference to Post-Effective Amendment No. 7 to Registrant's Registration Statement on Form S-11, Commission File No. 333-32099, filed on October 14, 1999)

10.32 Owner-Contractor Agreement for the ABB Richmond Project (previously filed in and incorporated by reference to Post-Effective Amendment No. 7 to Registrant's Registration Statement on Form S-11, Commission File No. 333-32099, filed on October 14,
               1999)

10.33 Lease Agreement for the ABB Richmond Project (previously filed in and incorporated by reference to Post-Effective Amendment No. 7 to Registrant's Registration Statement on Form S-11, Commission File No. 333-32099, filed on October 14, 1999)

10.34 Second Amendment to Lease Agreement for the ABB Richmond Project (previously filed in and incorporated by reference to Amendment No. 1 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-83933, filed on November 3, 1999)

10.35 Agreement for Purchase and Sale for the Videojet Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 7 to Registrant's Registration Statement on Form S-11, Commission File No. 333-32099, filed on October 14,
               1999)

10.36 Lease Agreement for the Gartner Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 7 to Registrant's Registration Statement on Form S-11, Commission File No. 333-32099, filed on October 14, 1999)

10.37          Advisory Agreement dated January 30, 2000, filed herewith

10.38 Agreement for the Purchase and Sale of Property for the Cinemark Building, filed herewith

10.39 Lease Agreement with Cinemark USA, Inc. for a portion of the Cinemark Building, filed herewith

10.40 Lease Agreement with The Coca-Cola Company for a portion of the Cinemark Building, filed herewith

10.41 Agreement for the Purchase and Sale of Property for the Metris Building, filed herewith

10.42 Assumption and Modification Agreement for the Metris Loan, filed herewith

10.43          Lease Agreement for the Metris Building, filed herewith

10.44 Promissory Note for $26,725,000 for the Bank of America Loan, filed herewith

10.45 Mortgage, Assignment and Security Agreement for the Videojet Building securing the Bank of America Loan, filed herewith

 23.1          Consent of Holland & Knight LLP (included in exhibits 5.1, 8.1 and 8.2)

 23.2          Consent of Arthur Andersen LLP, filed herewith

 24.1          Power of Attorney, filed herewith